Registration No. 333-251059

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Transportation and Logistics Systems, Inc.

(Name of Issuer in Its Charter)

Nevada	4215	26-3106763
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

5500 Military Trail, Suite 22-357

Jupiter, Florida 33458

Telephone: (833) 764-1443

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John Mercadante

5500 Military Trail, Suite 22-357

Jupiter, Florida 33458

Telephone: (833) 764-1443

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Akabas & Sproule

11th Floor

488 Madison Avenue

New York, NY 10022

Attn: Seth A. Akabas, Esq.

Telephone: (212) 308-8505

Approximate date of commencement of proposed sale to the public

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging Growth Company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(4)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.001 per share, underlying Series E Convertible Preferred Stock	1,431,913,000	(2)(4)	$0.03	(5)	$42,957,390.00	(5)	$4,686.65
Common Stock, par value $0.001 per share, underlying warrants	630,239,717	(3)(4)	$0.03	(5)(6)	$18,907,191.51	(5)(6)	$2,062.77
Total	2,062,152,717	(1)(2)(3)(4)			$61,864,581.51		$6,749.42

(1)	The shares of common stock being registered hereunder are being registered for resale by the selling stockholders named in the accompanying prospectus.

(2)	Represents shares of common stock issuable upon conversion of Series E Convertible Preferred Stock assuming a Triggering Event (as defined in the Series E Certificate of Designation, Preferences, Rights and Limitations of Series E Convertible Preferred Stock) has occurred and is continuing, resulting in the selling stockholders having the right to convert each share of Series E Convertible Preferred Stock into shares of common stock having a value equal to 125% of the stated value of $13.34 per share of Series E Convertible Preferred Stock at a conversion price equal to $0.006 per share of common stock.

(3)	Represents shares of common stock issuable upon the exercise of warrants to purchase 630,239,717 shares of common stock, offered by the selling stockholders.

(4)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional shares of common stock as may from time to time become issuable by reason of anti-dilution provisions, stock splits, stock dividends, recapitalizations or other similar transactions.

(5)	The maximum price at which the Selling Shareholders will sell the shares offered by this prospectus.

(6)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(g) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 21, 2021

Transportation and Logistics Systems, Inc.

2,062,152,717 Shares of Common Stock

This prospectus relates to the sale or other disposition from time to time of up to 2,062,152,717 shares (“Shares”) of our common stock, par value $0.001 per share (“Common Stock”), which consists of (i) 1,431,913,000 shares issuable upon the conversion of 448,495 shares of outstanding Series E Convertible Preferred Stock, par value $0.001 per share (the “Series E Stock”) currently outstanding assuming a Triggering Event (as defined in the Series E Certificate of Designation, Preferences, Rights and Limitations of Series E Convertible Preferred Stock) has occurred and is continuing, resulting in the selling stockholders having the right to convert each share of Series E Convertible Preferred Stock into shares of common stock having a value equal to 125% of the stated value of $13.34 per share of Series E Convertible Preferred Stock at a conversion price equal to $0.006 per share of common stock and (ii) 630,239,717 shares issuable upon the exercise of outstanding warrants exercisable at $0.01 per share (collectively, “Warrants”)). Unless and until a Triggering Event (as defined in the Series E Certificate of Designation, Preferences, Rights and Limitations of Series E Convertible Preferred Stock) has occurred and is continuing, only 723,933,731 shares of our Common Stock are issuable upon conversion of the outstanding Series E Stock. All of the shares of common stock being registered in this prospectus are being offered for resale by the selling stockholders named in this prospectus (the “Selling Stockholders”).

We are registering the offer and sale of the Shares by the Selling Stockholders to satisfy registration rights we have granted pursuant to registration rights agreements dated as of October 8, 2020, December 28, 2020, December 31, 2020, January 7, 2021, January 27, 2021, March 22, 2021, and April 9, 2021 (the “Registration Rights Agreements”). We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The Selling Stockholders will pay or assume brokerage commission and similar charges, if any, incurred in the sale of the Shares.

We are not selling any shares under this prospectus and will not receive any proceeds from the sale of the shares by the Selling Stockholders. However, we will receive proceeds for any exercise of Warrants, but not for the subsequent sale of the shares underlying the Warrants. The shares to which this prospectus relates may be offered and sold from time to time directly by the Selling Stockholders or alternatively through underwriters, broker dealers or agents. The Selling Stockholders will sell the shares offered by this prospectus at prices from $0.015 to $0.03 per share (and, within such range, will determine at what price they may sell the shares) until the company’s shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time they will sell the shares offered by this prospectus at prevailing market prices or privately negotiated prices. For additional information on the methods of sale that may be used by the Selling Stockholders, see the section entitled “Plan of Distribution.” For a list of the Selling Stockholders, see the section entitled “Principal and Selling Stockholders.”

Our common stock is quoted on the OTC Pink Tier of the OTC Markets Group, Inc. under the symbol “TLSS”. On April 19, 2021, the last reported sale price of our common stock was $0.024 per share. Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. As of the date of this prospectus, our common stock is subject to only limited quotation on the OTC Pink, and it is not otherwise regularly quoted on any other over-the-counter market.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 62 of this prospectus before making a decision to purchase our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 22, 2021.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) and incorporated by reference herein, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: we have not, and the Selling Stockholders have not, taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offer and sale of the shares of Common Stock and the distribution of this prospectus outside the United States.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements.”

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the Registration Statement under the Securities Act to register with the SEC the Shares being offered in this prospectus. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed with it. For further information about us and the Shares, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. We file annual, quarterly and current reports, proxy and registration statements and other information with the SEC. You may read and copy any reports, statements or other information that we file, including the registration statement, of which this prospectus forms a part, and the exhibits and schedules filed with it, without charge at the Public Reference Room maintained by the SEC, located at 100 F Street NE, Washington D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room, including information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Our filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and exhibits incorporated in and amendments to those reports, are available free of charge on our website (https://tlss-inc.com/regulatory-filings/) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights certain selected information about us, this offering and the securities offered hereby. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read the entire prospectus, including the information presented under the section entitled “Risk Factors” and the financial data and related notes. Unless we specify otherwise, all references in this prospectus to “TLSS,” “we,” “our,” “us,” and “our company,” refer to Transportation and Logistics Systems, Inc. and its wholly-owned subsidiaries, Prime EFS, LLC, Shypdirect LLC, Shyp FX, Inc., TLSS Acquisition, Inc., Shyp CX, Inc., and Cougar Express, Inc.

OUR COMPANY

Our principal executive offices are located in the United States at 5500 Military Trail, Suite 22-357, Jupiter, Florida 33458, and our telephone number is (833) 764-1443. References below to the “Company” are to TLSS and its wholly-owned subsidiaries, Prime EFS, LLC, Shypdirect LLC, Shyp FX, Inc., TLSS Acquisition, Inc., Shyp CX, Inc. and Cougar Express, Inc.

Overview

Subsequent to the termination of our Delivery Service Provider Agreement with Amazon Logistics, Inc, a subsidiary of Amazon.com, Inc. (“Amazon”), on September 30, 2020, as discussed below, we focus primarily on the transportation of packages, on pallets, which, through Shypdirect, we pick up at an Amazon distribution center or other locations, in box trucks, for a single customer, Amazon, which are delivered to post offices or, less frequently, to another distribution center. This is our box-truck or “mid-mile business.” For the same customer, Amazon, we also pick up packages, on pallets, in tractor trailers, from on-line retailers who market through Amazon, and deliver those packages to Amazon for sale to the public (our tractor-trailer or “long-haul” business). Amazon is the largest E-commerce retailer in the United States.

Through our subsidiary, Shypdirect LLC (“Shypdirect”), we also do a limited amount of last-mile delivery (our minivan or “last mile” business) for a different customer.

Subsequent to the termination of our Delivery Service Provider Agreement with Amazon on September 30, 2020, as discussed below, our mid-mile business currently accounts for approximately 80% of our revenues and our long-haul business accounts for approximately 18-19% of our revenues. These percentages will fall slightly, if we are able to grow our last-mile business.

Historically, approximately 58% to 65% of our business consisted of last-mile services — transporting goods from a manufacturer or fulfillment center to a delivery station, from a fulfillment center to a post office, or from the delivery station to an end user or retail customer. We conducted that business through Prime EFS, a company which is currently not generating revenues or conducting new business. Today, as noted, last-mile accounts for not more than 1-2% of our monthly revenues.

At present, we are providing tractor-trailer and box truck deliveries of packages on the east coast of the United States, primarily in and from New Jersey, Georgia, Florida, Ohio and Tennessee, primarily for Amazon and its customers, and for other customers.

We also offer a number of logistics services to Amazon and storage solutions for Amazon’s customers with limited storage facilities, in order to help manage such customer’s goods efficiently.

We are primarily an asset-based point-to-point delivery company. An asset-based delivery company, as compared to a non-asset-based delivery company, owns or leases its own transportation equipment. We employ our own drivers and use the services of independent contractors who may use their own vehicles.

Between June 18, 2018 and September 30, 2020, we operated through two New Jersey-based subsidiaries. Those subsidiaries were Prime EFS, LLC, which conducted the last-mile business focused on deliveries to the retail consumer for our primary customer in New York, New Jersey and Pennsylvania (“Prime EFS”), and Shypdirect, which formed in July 2018 and focused on, and which is still conducting, our long-haul and mid-mile delivery businesses.

The great bulk of Prime EFS’s business prior to September 30, 2020 was conducted pursuant to the Delivery Service Provider program (the “Prime EFS DSP Program”) of Amazon Logistics, Inc., a subsidiary of Amazon.com, Inc. (“Amazon”). Shypdirect conducts its business as a carrier under a relay program service agreement with Amazon Logistics, Inc., last amended on August 24, 2020 (the “Amazon Relay Carrier Terms of Service Agreement”). Under that agreement, Shypdirect provides transportation services, including receiving, loading, storing, transporting, delivering, unloading and related services for Amazon and its customers, with such contract currently set to expire on May 14, 2021.

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Revenues under the Prime EFS DSP Program agreement were approximately 54.0% and 67.8% of total revenues in 2020 and 2019, respectively. Revenues for Shypdirect under the Amazon Relay Carrier Terms of Service Agreement were approximately 42.7% and 30.9% of total revenues in 2020 and 2019, respectively. Revenues under the Prime EFS DSP Program for the year ended December 31, 2020 were $13,944,991, or approximately 54.0% of total Company revenues. Revenues for Shypdirect under the Amazon Relay Carrier Terms of Service Agreement were $11,027,594, or approximately 42.7% of total Company revenues for the year ended December 31, 2020.

In June 2020, Amazon gave notice to Prime EFS that Amazon would not be renewing Prime EFS’s DSP Program agreement when that agreement terminated effective September 30, 2020. Amazon made clear to Prime EFS that Amazon’s decision not to renew the DSP agreement was part of a well-publicized initiative by Amazon to restructure how it would be delivering its last-mile services, and did not reflect the quality of the services provided by Prime EFS.

As a result of the termination of Prime EFS’s involvement with Amazon’s DSP Program, on or about October 20, 2020, Prime EFS gave notice to its vendors and other creditors that Prime had ceased business operations effective September 30, 2020. As a result of this action, effective October 1, 2020, and unless and until the Company, whether by acquisition or otherwise, augments its current business and/or enters into new line(s) of business, the Company’s Shypdirect subsidiary will be the major source of Company revenues through May 14, 2021, the date that the Amazon Relay Carrier Terms of Service is currently set to expire. For last five (5) reported fiscal quarters, those revenues have been as follows: quarter ended December 31, 2020 - $1,851,825, quarter ended September 30, 2020 - $2,400,597, quarter ended June 30, 2020 - $3,209,314, quarter ended March 31, 2020 - $3,565,858 and quarter ended December 31, 2019 - $3,435,317.

At present, the overwhelming source of Shypdirect’s revenues is as a carrier under the Amazon Relay Carrier Terms of Service. Under that agreement, Shypdirect provides transportation services, including receiving, loading, storing, transporting, delivering, unloading and related services, for Amazon and its customers.

At present, Shypdirect primarily serves Amazon distribution centers located in the following five (5) cities: Carteret, New Jersey (serving the Tri-State area); Jacksonville, Florida; Jefferson, Georgia; Cleveland, Ohio; and Nashville, Tennessee. Each of the last four (4) distribution centers mentioned serves a perimeter of approximately three (3) hours’ one-way drive time.

While Shypdirect is attempting the grow its business in these other markets, there can be no assurance that Shypdirect will be successful in doing so.

Although Amazon extended the term of the Amazon Relay Carrier Terms of Service in 2020, at present, the contract expires May 14, 2021. While the Company may extend the term of the Amazon Relay Carrier Terms of Service beyond May 14, 2021, there can be no assurance that Shypdirect will, in fact, seek to do so or if it does so, that it will be successful in doing so.

On November 13, 2020, we formed a wholly owned subsidiary, Shyp FX, Inc., a company incorporated under the laws of the State of New Jersey (“Shyp FX”). On January 15, 2021, through Shyp FX, we simultaneously executed an asset purchase agreement (“APA”) and closed a transaction to acquire substantially all of the assets and certain liabilities of Double D Trucking, Inc., a northern New Jersey-based logistics provider specializing in servicing Federal Express over the past 25 years (“DDTI”). The purchase price is $100,000 of cash and a promissory note of $400,000. The principal assets involved in the acquisition are vehicles for cargo transport, system equipment for vehicle tracking and navigation of vehicles, and delivery route rights together with assumption of associated customer relationships.

The Company has a highly experienced and dedicated senior management team, which, with the assistance of a highly experienced restructuring consultant, is currently evaluating various opportunities, whether by acquisition or otherwise, for the Company to augment its current business and/or enter into new line(s) of business. While the Company is hopeful that it will be able to announce a plan in this regard shortly, there can be no assurance that the Company will in fact be able to augment its current business and/or enter into new line(s) of business or to do so profitably.

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As of December 31, 2019, we owned or leased an aggregate of approximately 256 trucks or delivery vehicles and employed 588 drivers, who worked in shifts that allowed us to utilize most of our transportation equipment on a 24/7 basis. We also utilized the services of independent contractors to provide our delivery services. As of December 31, 2019, 47 independent contractors provided services to us on a full-time basis.

With the termination of Prime EFS’s last-mile delivery business effective which terminated on September 30, 2020, through Shypdirect, we employ approximately 50 drivers, who work in shifts that allow us to utilize most of our transportation equipment on a 24/7 basis. As of December 31, 2020, through Shypdirect, we owned or leased an aggregate approximately 18 vehicles – approximately 5 box trucks, 8 tractor-trailers and 5 vans. These vehicles are driven by our employees. At present, we are returning the box trucks to our lessor, Ryder. These box trucks are not included in the above transportation equipment totals.

We also continue to utilize the services of independent contractors to provide our delivery services. At present, with the termination of Prime EFS’s last-mile delivery business effective September 30, 2020, approximately 17 independent contractors, with access to approximately 50 of their own trucks, provide services to us on a full-time basis.

Corporate History

We were incorporated under the name “PetroTerra Corp.” in the State of Nevada on July 25, 2008. Prior to March 2017, we were an independent oil or gas exploration and development company focused on the acquisition or lease of properties that potentially contained extractable oil or gas. However, at that time, we had not generated any revenues and, due to a decline of the oil and gas markets, elected to seek other business opportunities.

On March 30, 2017, we entered into a Share Exchange Agreement, dated as of the same date, with Save on Transport Inc., a Florida-based non-asset provider of integrated transportation management solutions, including brokerage and logistics services related to the transportation of automobiles and other freight (“Save on Transport”), pursuant to which we acquired Save on Transport as a wholly-owned subsidiary. Our acquisition of Save on Transport was treated as a reverse merger and recapitalization of Save on Transport for financial reporting purposes because the Save on Transport shareholders retained an approximate 80% controlling interest in our consolidated company. Save on Transport was considered the acquirer for accounting purposes, and our historical financial statements before the acquisition transaction were replaced with the historical financial statements of Save on Transport before such acquisition. The balance sheets at their historical cost basis of both entities were combined at the acquisition date and the results of operations from the acquisition date forward included the historical results of Save on Transport and our combined results of operations from the acquisition date forward. On May 1, 2019, we entered into a Share Exchange Agreement with Save On and Steven Yariv, whereby the Company returned all of the stock of Save On to Steven Yariv in exchange for Mr. Yariv conveying 1,000,000 shares of common stock of the Company back to the Company. Pursuant to Accounting Standard Codification (“ASC”) 205-20-45, the financial statement in which net income or loss of a business entity is reported shall report the results of operations of the discontinued operation in the period in which a discontinued operation either has been disposed of or is classified as held for sale. Accordingly, beginning in the second quarter of 2019, the period that Save On was disposed of, we reflect Save On as a discontinued operation and such presentation is retroactively applied to all periods presented in the accompanying consolidated financial statements.

On June 18, 2018, we completed the acquisition of 100% of the issued and outstanding membership interests of Prime EFS from its members.

On July 24, 2018, we formed Shypdirect LLC, a company organized under the laws of New Jersey. Shypdirect is a transportation company with a focus on tractor trailer and box truck deliveries of product on the east coast of the United States from one distributor’s warehouse to another warehouse or from a distributor’s warehouse to the post office.

On November 13, 2020, we formed a wholly owned subsidiary, Shyp FX, Inc., under the laws of the State of New Jersey (“Shyp FX”).

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On November 16, 2020, we formed a wholly owned subsidiary, TLSS Acquisition, Inc., under the laws of the State of Delaware (“TLSS Acquisition”).

On February 21, 2021, we formed a wholly owned subsidiary, Shyp CX, Inc., under the laws of the State of New York (“Shyp CX”).

Unless the context otherwise requires, TLSS and its wholly-owned subsidiaries, Prime EFS, Shypdirect, Shyp FX, TLSS Acquisition, Shyp CX, and and Cougar Express are hereafter referred to as the “Company”. Our principal executive offices are located in the United States at 5500 Military Trail, Suite 22-357, Jupiter, Florida 33458, and our telephone number is (833) 764-1443.

Company Overview

Prior to September 30, 2020, we generated our revenues through two subsidiaries, Prime EFS and Shypdirect. Effective October 1, 2020, we are generating our revenues through Shypdirect only.

For the period from January 1, 2018 to June 18, 2018, we operated in one reportable business segment consisting of brokerage and logistic services such as transportation scheduling, routing and other value-added services related to the transportation of automobiles and other freight.

From June 18, 2018 to May 1, 2019, we operated in two reportable business segments - (1) the transportation of automobiles and other freight (the “Save On” segment), and (2) a segment which concentrates on deliveries for online retailers in New York, New Jersey and Pennsylvania and also concentrates on tractor trailer and box truck deliveries of product on the east coast of the United States from one distributor’s warehouse to another warehouse or from a distributor’s warehouse to the post office. On May 1, 2019, we entered into a share exchange agreement with Save On and Steven Yariv, whereby we returned all of the stock of Save On to Steven Yariv in exchange for Mr. Yariv conveying 1,000,000 shares of common stock of the Company back to the Company.

Prior to September 30, 2020, Prime EFS provided multiple services involving movement of goods through e-commerce. It focused primarily on the transportation of packages that are ultimately to be delivered to the business or retail consumer, with transportation services going from the manufacturer or fulfillment center to the delivery station and from the delivery station to the end user (known as “last mile” deliveries). We are currently looking to offer the expertise and knowledge we have in this area to customers other than Amazon.

Our current services are priced based on whether a route is a mid-mile route, served by a box truck, or a long-haul route, served by a tractor-trailer. Mid-mile services are priced either at a fixed rate or a variable rate, depending on length of route. All our long-haul business is fixed fee, based solely on where we pick up a trailer and where we drop it off, not on the time it takes for us to complete the delivery and return the trailer to our customer. The number of packages is not a factor in pricing either mid-mile or long-haul.

E-Commerce Fulfillment Solutions

The rapid growth of e-commerce and the online retailing segment of e-commerce is well documented. Online retail companies have logistics needs that differ from those of traditional businesses. Unlike traditional inventory management, e-commerce companies need to ship items directly to customers, who expect their orders to arrive on time and as described. We have built our delivery services to perform effectively in the “on demand” shipping environment that is part of the e-commerce fulfillment solutions system. We are currently looking to offer the expertise and knowledge we have in this area to new customers.

We have built a network operations center (“NOC”) in Carlstadt, New Jersey that allows us to track the location of each of our vehicles and address any on-road disruptions. Our NOC is designed to grow with our business as we add more vehicles for additional routes and expand geographically. Presently, we utilize our NOC solely for our own business. We anticipate that as our revenues grow and the reach and scope of our transportation activities expand (both geographically and within the tristate area in which we currently operate) that we will also generate revenues from services provided via our NOC to other logistics providers.

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Our Strategy and Competitive Strengths

As a result of the termination of Prime EFS’s involvement with Amazon’s DSP Program, we will seek to diversify and grow our business primarily through acquisition of profitable businesses without the previous concentration risk that Prime and Shypdirect had with Amazon. Our strategy is to be a leader in the transportation industry by providing on-time, high-quality pick-up, transportation and long-haul and mid-mile delivery services. We will also attempt to regrow our last-mile business. We attribute our growth and success to date to the following competitive strengths.

Market Knowledge and Understanding. While we have been operating our current business for only a few years, our senior management personnel collectively have more than 40 years of experience in the transportation industry and broad knowledge in providing transportation services. These solutions are in high demand, and we hope to resume the growth we experienced prior to December 31, 2020. Members of our senior management team have e-commerce experience with online retailers and understand the dynamics of e-commerce growth, demands and logistics since all or the vast majority of their careers have been in e-commerce businesses. We believe we understand the various segments of the end-to-end solutions required to deliver goods rapidly and accurately between the various pick-up and delivery points in the delivery chain.

Unwavering Focus on Relationships and Superior Service. We aim to be the premier platform and partner of choice for our customers. We believe we offer superior services and solutions due to our company-wide commitment to customer service.

Experienced and Proven Management Team. We believe our management team is among the most experienced in the industry. Our senior management team brings experience in transportation and logistics, mergers and acquisitions, information technology, e-commerce retailing and fulfillment, and understands the cultural nuances of the e-commerce sectors we serve.

We hope to leverage our competitive strengths to increase shareholder value through the following core strategies.

Build Upon Strong Customer Relationships to Expand Organically. Prior to September 30, 2020, we built a strong relationship with Amazon that allowed us to expand the size of our service area and add higher margin services to our service offerings. We are continuing to build upon that relationship in the mid-mile and long-haul markets through Shypdirect.

During 2019, due to a decrease in “last mile” routes serviced related to our exit from certain areas in New York and Pennsylvania, we decreased the number of “last mile” local routes we served for Amazon from approximately 200 routes on December 31, 2018 to approximately 150 routes on December 31, 2019. However, we were able to expand the type of transportation services we render to Amazon to include “mid-mile” and long-haul transportation services in which we deliver packages from one distribution center to another or from the distribution center to the U.S. post office. We hope to maintain our relationship with Amazon through Shypdirect. However, even if that business also terminates in May 2021, we intend to utilize the experience gained from that relationship to help us diversify and perform similar services for other customers and delivery service providers.

Expand Our Operations to Other Regions of the U.S. Our mid-mile and long-haul delivery services are currently provided in the eastern United States. As we continue to expand our marketing and customer relationships, we anticipate expanding our geographic footprint to provide such services, and to capture market share, in other regions of the U.S. by opening our own operations centers and warehouses, acquiring existing regional transportation and logistics companies operating in other areas and partnering with local operators in other regions. We believe the expansion of our business in other regions of the U.S. will also allow us to expand our relationships with existing customers who operate in those regions.

Pursue Value-Enhancing Strategic Acquisitions. We intend to pursue strategic acquisitions as a means of adding new markets in the United States, expanding our transportation and logistics service offerings, adding talented management and operational employees, expanding and upgrading our technology platform and developing operational best practices. We are currently at various stages of reviewing several potential acquisition targets and believe we have significant opportunities to grow our business through our knowledge of our industry and possible acquisition targets.

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Enhance Our Operating Margins. We hope to enhance our operating margins through a combination of increased operational efficiencies, leveraging our existing assets and distribution facilities and increasing our usage of technology to help us better plan, execute and monitor the performance of our services and transportation assets.

Technology

An integral part of our operating philosophy is the utilization of technology to support our transportation services and provide our employees with real time information on the status of our operations. We believe our focus on technology as a support to our operations allows our employees to focus on performing at high levels for the benefit of our customers.

Each of our vehicles contain mobile communications devices. By being “always-connected”, we can monitor the real time location, performance and effectiveness of our drivers as well as the operating condition of the vehicle. The advancements in what is referred to as the telematic space allow us to develop more detailed and actionable solutions in the performance of our pick-up, transport and deliver operations – all an integral part of our e-commerce fulfillment solutions.

We regularly collect data, generate automatic reporting and measure that information against key performance indicators such as routes taken, travel time, destination arrival and departure time. Just as the e-commerce retailer instantaneously and continuously tracks what has been sold, our vehicles are tracked in parallel with the packages being tracked by our customer. Our NOC is designed to be scalable and will be expanded in reach and performance capability as our revenues grow and our assets increase in number.

Customers and Markets

Prior to the fourth quarter of 2019, our package delivery services were provided primarily in New York, New Jersey and Pennsylvania; however, during the fourth quarter of 2019, we expanded operations in four (4) new markets in Georgia, Florida, Ohio and Tennessee.

Prior to September 30, 2020, we continued to operate in the foregoing markets. However, effective September 30, 2020, Prime’s participation in Amazon’s Delivery Service Provider program terminated. As a result, as of October 1, 2020, our sole markets are the long-haul and mid-mile markets, and currently our major customer for these services is Amazon.

As a result, we continue to have customer concentration risk, which we hope to address by expanding our organic growth through the addition of new customers and through the acquisition of businesses that provide transportation services for new customer bases.

We also hope to make our delivery and fulfillment solutions available to retailers besides Amazon.

Acquisitions

Double D Trucking, Inc.

On January 15, 2021, through a newly-formed, wholly-owned, subsidiary, Shyp FX, Inc., we simultaneously executed an asset purchase agreement (“APA”) and closed a transaction to acquire substantially all of the assets and certain liabilities of Double D Trucking, Inc., a northern New Jersey-based logistics provider specializing in servicing Federal Express (“FedEx”) over the past 25 years (“DDTI”). DDTI’s annual revenues in 2020 exceeded $1 million. The purchase price is $100,000 of cash and a promissory note of $400,000. The principal assets involved in the acquisition are vehicles for cargo transport, system equipment for vehicle tracking and navigation of vehicles, and delivery route rights together with assumption of associated customer relationships.

The acquisition of DDTI will make the Company an approved contracted service provider of FedEx, which, we believe, fits in well with our current geographic coverage area and may lead to additional expansion opportunities within the FedEx network. The Company believes that the acquisition of DDTI, along with the proposed acquisition of Cougar Express, as discussed below, demonstrates that the Company is beginning to resume its growth strategy.

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Cougar Express, Inc.

On March 24, 2021, our wholly owned subsidiary, TLSS Acquisition (the “Acquisition Sub”), acquired all of the issued and outstanding shares of capital stock of Cougar Express, Inc., a New York-based full-service logistics provider specializing in pickup, warehousing and delivery services in the tri-state area (“Cougar Express”). The purchase price was $2,000,000 of cash, a cash payment equal to 50% of the difference between cash and accounts receivable acquired and accounts payable assumed, and a promissory note of $350,000. The previous owner of Cougar Express is barred from competing with the Cougar Express business for five years.

Cougar Express is a family-owned full-service transportation business that has been in operation for more than 30 years providing one-to-four person deliveries and offering white glove services. It utilizes its own fleet of trucks, warehouse/driver/office personnel and on-call subcontractors from its convenient and secure New York JFK airport area location, allowing it to pick-up and deliver throughout the New York tri-state area. Cougar Express serves a diverse base of 50 commercial accounts, which are freight forwarders that work with some of the most notable retail businesses in the country. Some of Cougar Express’s accounts have been customers of Cougar Express for more than 20 years. Cougar Express’s annual revenues have averaged approximately $4.0 million a year from 2018 to 2020. The SPA provided for the acquisition of Cougar Express’s capital stock.

We believe that the acquisition of Cougar Express fits our current business plan, given Cougar Express’s demographic location, services offered, and diversified customer base, and given that it would provide us with a long-standing, well-run profitable operation as a first step to begin replacing the revenue we lost as a result of Amazon’s terminating its delivery service provider business. Furthermore, we believe that, because Cougar Express is strategically based in New York and serves the tri-state area, organic growth opportunities will be available for expanding its footprint into our primary base of operations in New Jersey, as well as efficiencies that could be derived by leveraging Shypdirect operational capabilities.

Potential Acquisitions

Consistent with our primary strategy to become a leader in the transportation industry in providing on-time, high-quality pick-up, transportation and delivery services, we expect to accomplish this goal, in part, by pursuing strategic acquisitions as a means of adding new markets in the United States, expanding our transportation and logistics service offerings, adding talented management and operational employees, expanding and upgrading our technology platform and developing operational best practices. Moreover, one factor in assessing acquisition opportunities is the potential for subsequent organic growth post-acquisition.

Competition

Transportation services is highly competitive and composed of fragmented marketplaces, with multiple companies competing in the geographic region in which we provide services. We compete on service, reliability, scope and scale of operations, technological capabilities and price. Our competitors include local, regional and national companies that offer the same services we provide — some with larger customer bases, significantly more resources and more experience than we have. Additionally, some of our customers have internal resources that can perform services we offer. Due in part to the fragmented nature of the industry, we must strive daily to retain existing business relationships and forge new relationships.

The health of the transportation industry will continue to be a function of domestic economic growth, particularly in the e-commerce marketplace. We believe that we have positioned the Company to grow with and benefit from the e-commerce expansion. Together with our scale, technology and company-specific initiatives, we believe that our positioning should keep us growing faster than the macro environment.

Seasonality

None.

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Regulation

Our operations are regulated and licensed by various governmental agencies. These regulations impact us directly and indirectly by regulating third-party transportation providers we use to transport freight for our customers.

Regulation Affecting Motor Carriers, Owner-Operators and Transportation Brokers. In the United States, our subsidiaries that operate as motor carriers have motor carrier licenses issued by the Federal Motor Carrier Safety Administration (“FMCSA”) of the U.S. Department of Transportation (“DOT”). In addition, our subsidiaries acting as property brokers have property broker licenses issued by the FMCSA. Our motor carrier subsidiaries and the third-party motor carriers must comply with the safety and fitness regulations of the DOT, including those related to drug-testing, alcohol-testing, hours-of-service, records retention, vehicle inspection, driver qualification and minimum insurance requirements. Weight and equipment dimensions also are subject to government regulations. We also may become subject to new or more restrictive regulations relating to emissions, drivers’ hours-of-service, independent contractor eligibility requirements, onboard reporting of operations, air cargo security and other matters affecting safety or operating methods. Other agencies, such as the U.S. Environmental Protection Agency (“EPA”), the Food and Drug Administration (“FDA”), and the U.S. Department of Homeland Security (“DHS”), also regulate our equipment, operations and independent contractor drivers. Like our third-party support carriers, we are subject to a variety of vehicle registration and licensing requirements in certain states and local jurisdictions where we operate. In foreign jurisdictions where we operate, our operations are regulated by the appropriate governmental authorities.

In 2010, the FMCSA introduced the Compliance Safety Accountability program (“CSA”), which uses a Safety Management System (“SMS”) to rank motor carriers on seven categories of safety-related data, known as Behavioral Analysis and Safety Improvement Categories, or “BASICs.”

Although the CSA scores are not currently publicly available, we believe such scores will be made public in the future. Our fleet could be ranked worse or better than our competitors, and the safety ratings of our motor carrier operations could be impacted. Our network of third-party transportation providers may experience a similar result. A reduction in safety and fitness ratings may result in difficulty attracting and retaining qualified independent contractors and could cause our customers to direct their business away from the Company and to carriers with more favorable CSA scores, which would adversely affect our results of operations.

Classification of Independent Contractors. Tax and other federal and state regulatory authorities, as well as private litigants, continue to assert that independent contractor drivers in the trucking industry are employees rather than independent contractors. Federal legislators have introduced legislation in the past to make it easier for tax and other authorities to reclassify independent contractors as employees, including legislation to increase the recordkeeping requirements and heighten the penalties for companies who misclassify workers and are found to have violated overtime and/or wage requirements. Additionally, federal legislators have sought to abolish the current safe harbor allowing taxpayers that meet certain criteria to treat individuals as independent contractors if they are following a longstanding, recognized practice. Federal legislators also sought to expand the Fair Labor Standards Act to cover “non-employees” who perform labor or services for businesses, even if said non-employees are properly classified as independent contractors; require taxpayers to provide written notice to workers based upon their classification as either an employee or a non-employee; and impose penalties and fines for violations of the notice requirement and/or for misclassifications. Some states have launched initiatives to increase revenues from items such as unemployment, workers’ compensation and income taxes, and the reclassification of independent contractors as employees could help states with those initiatives. Taxing and other regulatory authorities and courts apply a variety of standards in their determinations of independent contractor status. If our independent contractor drivers are determined to be employees, we would incur additional exposure under some or all of the following: federal and state tax, workers’ compensation, unemployment benefits, and labor, employment and tort laws, including for prior periods, as well as potential liability for employee benefits and tax withholdings.

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Environmental Regulations. Our facilities and operations and our independent contractors are subject to various environmental laws and regulations dealing with the hauling, handling and disposal of hazardous materials, emissions from vehicles, engine-idling, fuel tanks and related fuel spillage and seepage, discharge and retention of storm water, and other environmental matters that involve inherent environmental risks. Similar laws and regulations may apply in many of the foreign jurisdictions in which we operate. We have instituted programs to monitor and control environmental risks and maintain compliance with applicable environmental laws and regulations. We may be responsible for the cleanup of any spill or other incident involving hazardous materials caused by our operations or business. In the past, we have been responsible for the costs of cleanup of diesel fuel spills caused by traffic accidents or other events, and none of these incidents materially affected our business or operations. We generally transport only hazardous materials rated as low-to-medium-risk, and a small percentage of our total shipments contain hazardous materials. We believe that our operations are in substantial compliance with current laws and regulations and we do not know of any existing environmental condition that reasonably would be expected to have a material adverse effect on our business or operating results. Future changes in environmental regulations or liabilities from newly discovered environmental conditions or violations (and any associated fines and penalties) could have a material adverse effect on our business, competitive position, results of operations, financial condition or cash flows. U.S. federal and state governments, as well as governments in certain foreign jurisdictions where we operate, have also proposed environmental legislation that could, among other things, potentially limit carbon, exhaust and greenhouse gas emissions. If enacted, such legislation could result in higher costs for new tractors and trailers, reduced productivity and efficiency, and increased operating expenses, all of which could adversely affect our results of operations.

Employees

As of the date of this prospectus, the only employed individuals providing services to Transportation and Logistics Systems, Inc. are its chief executive officer and, on a part-time basis, its chief development officer. Other professional and executive services are procured by TLSS through independent contractors.

As of the date of this prospectus, Shypdirect. Shyp FX and Cougar Express have approximately 79 employees, all of whom are full-time.

In addition to our chief executive officer, we have retained the services of a consultant, Ascentaur, LLC (“Ascentaur”), pursuant to a Consulting Agreement between the Company and Ascentaur dated February 21, 2020, as amended (the “Consulting Agreement”). Under the Consulting Agreement, Sebastian Giordano, the CEO and principal of Ascentaur, provides management services to the Company in the role of restructuring consultant under direction of the Board. Mr. Giordano devotes the majority of his business attention to the Company, but he may spend time on other business ventures. The Consulting Agreement runs until January 31, 2023 (“Termination Date”), unless earlier terminated by an employment agreement between Mr. Giordano and the Company.

As consideration for Mr. Giordano’s services, Ascentaur receives a base consulting fee of $300,000 annually, payable in installments of $12,500 twice a month and is eligible for bonuses based on certain Company revenue, EBITDA, market capitalization or capital raise milestones. In addition, upon approval by the Board, Ascentaur received nonqualified stock options to purchase up to 25,000,000 shares of Common Stock of the Company at an exercise price of $0.06 per share. Mr. Giordano is also eligible for the Company’s standard medical and dental plans. Upon any termination of the Consulting Agreement by the Company without “Cause,” by Mr. Giordano for “Good Reason,” or by expiration and non-renewal of the Consulting Agreement as of the Termination, Mr. Giordano will receive (i) a separation payment equal to one year’s worth of the base consulting fee, (ii) all accrued and unpaid bonuses and (iii) accelerated vesting of all unvested options he received.

The Company and Mr. Giordano have also, as permitted by Nevada Revised Statutes Section 78.751, entered into an Indemnity Agreement (the “Indemnity Agreement”) whereby the Company indemnifies Mr. Giordano and Ascentaur, to the fullest extent as provided by Nevada corporate law, for all fees, costs and charges (including attorneys’ fees) for any actual or threatened claims against him, except to the extent that Mr. Giordano’s actions constituted gross negligence; criminal, fraudulent or reckless misconduct; or, with respect to any criminal actions, Mr. Giordano had reasonable cause to believe his actions were unlawful.

Information Systems

Prime EFS will use, if it resumes operations, Shypdirect and Shyp FX uses a suite of non-proprietary software programs and other technologies to manage dispatching of vehicles, employees, DOT compliance, vehicle maintenance, and scheduling.

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Properties

Our principal executive offices are located in the United States at 5500 Military Trail, Suite 22-357, Jupiter, Florida 33458.

In December 2018, we entered into a lease agreement for the lease of office and warehouse space and parking spaces under a non-cancelable operating lease through December 2023. From the lease commencement date until the last day of the 29th month, monthly rent is $14,000. At the beginning of the 30th month following the commencement date and through the end of the term, minimum rent will be $14,420 per month. We have one option to renew the term of this lease for an additional five years. We currently sublease this property.

In July 2019, we entered into a 4.5-year lease agreement for the lease of office and warehouse space and parking spaces in New Jersey under a non-cancelable operating lease through February 2024. From the lease commencement date until the last day of the second lease year, monthly rent is $10,000. At the beginning of the 25th month following the commencement date and through the end of the term, minimum rent will be $10,500 per month. We have one option to renew the term of this lease for an additional five years. In July 2019, we paid a security deposit of $20,000. We currently sublease a portion this property through April 20, 2021.

In July 2019, we entered into a five-year lease agreement for the lease of office and warehouse space and parking spaces under a non-cancelable operating lease through August 2024. During the first year on the lease term, the base monthly rent is $18,000 and shall increase by 3% each lease year. Additionally, we pay the leased premises’ portion of operating expenses. We have one option to renew the term of this lease for an additional five years. In 2019, we paid a security deposit of $18,000. We currently sublease a portion of this property on a month-to-month basis.

Market For Registrant’s Common Equity and Related Stockholder Matters and Issuer Purchases of Equity Securities

Our Common Stock has been quoted on OTC Pink market under the symbol “PTRA” through August 13, 2018 and “TLSS” beginning on August 14, 2018. Trading in OTC Pink stocks can be volatile, sporadic, and risky, as thinly traded stocks tend to move more rapidly in price than more liquid securities. Such trading may also depress the market price of our common stock and make it difficult for our stockholders to resell their common stock. Our common stock does not have an established public trading market. The following table reflects the high and low bid price for our common stock for the period indicated. The bid information was obtained from the OTC Markets Group, Inc. and reflects inter-dealer prices, without retail mark-up, markdown, or commission, and may not necessarily represent actual transactions.

	Quarter	High	Low
Fiscal year ended December 31, 2020	First	$8.00	$0.02
	Second	$0.27	$0.01
	Third	$0.07	$0.01
	Fourth	$0.03	$0.01

	Quarter	High	Low
Fiscal year ended December 31, 2019	First	$4.00	$1.00
	Second	$16.25	$4.25
	Third	$13.00	$8.58
	Fourth	$8.58	$3.55

Our common stock is considered to be penny stock under rules promulgated by the Securities and Exchange Commission. Under these rules, broker-dealers participating in transactions in these securities must first deliver a risk disclosure document which describes risks associated with these stocks, broker-dealers’ duties, customers’ rights and remedies, market and other information, and make suitability determinations approving the customers for these stock transactions based on financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing, provide monthly account statements to customers, and obtain specific written consent of each customer. With these restrictions, the likely effect of designation as a penny stock is to decrease the willingness of broker- dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of these stocks compared to other securities.

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Holders

As of April 1, 2021, there were 94 record holders of our common stock, and there were 1,749,302,040 shares of our common stock outstanding.

Dividends

We have not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors that our board of directors may deem relevant. We are not under any contractual restriction as to our present or future ability to pay dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company does not currently have any equity compensation plans.

Recent Sales of Unregistered Securities

During the three months ended December 31, 2020, the Company issued 124,376,000 shares of its common stock in connection with the conversion of 124,376 shares of Series D. The conversion ratio was 1,000 shares of common stock for each share of Series D based on the Series D COD. As of December 31, 2020, no shares of Series D were outstanding.

In October 2020, we issued 53,255,583 shares of its common stock in connection with the conversion of a convertible note payable and default interest of $293,150 and accrued interest of $26,383.

In October and December 2020, we issued 9,606,099 shares of its common stock in connection with the conversion of accrued interest of $58,317.

On December 17, 2020, 55,000,000 shares Common Stock were issued to Prashant Aji for conversion of debt to equity, at a value of $0.01 per share of Common Stock, pursuant to the effective debt instrument between the Company and Prashant Aji.

On December 17, 2020, we issued 18,685,477 common shares to certain August 2019 equity and debt purchasers as settlement related to the difference between $2.50, the purchase price, and $0.40. These shares were valued at $545,616, or $0.029 per share, based on the quoted trading price on the date of grant. In connection with these shares, we recorded settlement expense of $545,616.

On January 13, 2021, 15,454,546 shares of Common Stock were issued to Jeff Anderson for conversion of debt to equity, at a value of $0.01 per share of Common Stock, pursuant to the effective debt instrument between the Company and Jeff Anderson.

On October 8, 2020, December 28, 2020, December 30, 2020, January 5, 2021, and January 27, 2021, the Company entered into a Securities Purchase Agreement with the Selling Stockholders pursuant to which the Selling Stockholders agreed to purchase, severally and not jointly, an aggregate of (i) 219,325 shares of Series E Stock and (ii) the Warrants to purchase 252,559,929 shares of common stock, $0.001 par value per share. The securities issued in this transaction were issued pursuant to Section 4(a)(2) of the Securities Act.

During the period from December 28, 2020 to April 9, 2021, the Company issued common stock purchase warrants to the placement agents who provided services in connection with the sale of the Company’s Series E Preferred to purchase up to 118,077,785 shares of Common Stock at an initial exercise price of $0.01 per share, subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction. These warrants have five-year terms.

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The securities described in this section were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Directors, Executive Officers, Promoters and Control Persons

Directors and Executive Officers

Below are the names of and certain information regarding the Company’s current executive officers and directors:

Name	Age	Position	Date Named to Board of Directors/as Executive Officer
John Mercadante	76	Chief Executive Officer, President, Chief Financial Officer, and Chairman of the Board of Directors	April 16, 2019
Doug Cerny	62	Chief Development Officer and Director	April 16, 2019

Directors are elected to serve until their successors are elected and qualified. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action. Executive officers are appointed by the Board of Directors and serve at its pleasure.

The principal occupation and business experience during at least the past five years for our executive officers and directors is as follows:

John Mercadante - Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer

John Mercadante, age 76. John Mercadante has been the President, Chief Executive Officer and a director of our company since April 16, 2019. For more than the past five years, John has been a consultant and a manager of his personal investments. John co-founded Leisure Line, Inc., a motor coach company serving New York City and Atlantic City, New Jersey, in 1970 and served as its Chief Executive Officer for a ten-year period through the sale of the company to Golden Nugget in 1980. At the time of the sale, Leisure Line was generating approximately $11 million in annual revenues. In 1988, John cofounded Cape Transit, Inc., a motor coach company servicing Atlantic City, Philadelphia and South New Jersey. Under John Mercadante’s leadership as CEO, annual revenues at Cape Transit grew from $2 million to more than $11 million. In May 1996, Cape Transit became one of the founding companies of Coach USA, Inc. and John Mercadante became Coach USA’s president and Chief Operating Officer. John was an integral part of growing Coach’s annual revenues from $100 million to over $1 billion in revenues in just three years. The board of directors has concluded that Mr. Mercadante should serve as a director of the Company because of his extensive management and leadership skills and experience.

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Doug Cerny - Director and Chief Development Officer

Doug Cerny, age 62. Doug Cerny has been the Chief Development Officer and a director of our company since April 16, 2019. For more than the past five years, Doug has been engaged in the practice of law with the Law Offices of Douglas M. Cerny located in Houston, Texas. Doug was the Senior Vice President and General Counsel of Coach USA, Inc. A major portion of the acquisitions completed by Coach USA were through the teamwork of Doug and John Mercadante in conjunction with personnel experienced in financial, integration and human capital management. Doug has extensive experience in mergers and acquisitions and business transactions. Doug earned a Bachelor’s of Science Civil Engineering from Valparaiso University, and his law degree and his Masters of Business Administration from the University of Houston, Houston, Texas. The board of directors has concluded that Mr. Cerny should serve as a director of the Company because of his extensive management and leadership skills and experience.

Family Relationships

There are no family relationships among our directors and executive officers.

Code of Ethics

We have not yet adopted a Code of Ethics although we expect to do so as we develop our infrastructure and business. Our board of directors and executive officers have focused on identifying and hiring the personnel required to manage the growth of the Company and will be adopting a Code of Ethics that will be implemented in conjunction with completing the hiring of additional personnel.

Audit Committee

We do not have an audit committee and as a result our entire board of directors performs the duties of an audit committee. The board of directors has determined that it does not have an independent “audit committee financial expert” as such term is defined under applicable SEC rules because the board of directors does not have any independent directors. Our board of directors evaluates the scope and cost of the engagement of an auditor before the auditor renders audit and non-audit services.

Options/SAR Grants and Fiscal Year End Option Exercises and Values

We have not had a stock option plan or other similar incentive compensation plan for officers, directors and employees, and no stock options, other than as is discussed in this prospectus.

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Executive Compensation.

Summary Compensation Table

The following table sets forth information concerning the total compensation paid or accrued by us during the last two fiscal years indicated to the named executive officers, John Mercadante, Douglas Cerny and Steven Yariv:

Name & Principal Position	Fiscal Year ended Dec. 31,	Salary ($)	Bonus ($)	Stock Awards (2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John Mercadante,	2020	4,000	0	0	0	0	0	0	4,000
Chief Executive Officer	2019	15,000	0	1,442,000	0	0	0	80,000	1,537,000

Doug Cerny,	2020	4,000	0	0	0	0	0	0	4,000
Vice President	2019	30,000	0	1,030,000	0	0	0	105,000	1,165,000

Steven Yariv (1), former Chief Executive Officer	2019	204,000	0	44,484	0	0	0	0	248,484

(1) Reflects compensation received from Save on Transport. Mr. Yariv resigned as an officer and employee of our company on April 16, 2019. Mr. Yariv resigned as a director of our company on May 1, 2019 in connection with our disposition of our former Save on Transport subsidiary.

(2) Reflects grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718.

Employment Agreements

The Company has no executive officer employment agreements in place as of April 22, 2021.

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans. The Company also does not currently offer or have any benefits, such as health or life insurance, available to its employees.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2020, we did not have any outstanding equity awards to our officers.

Director Compensation

Our directors received no compensation for their service as directors, however, Mr. Mercadante and Mr. Cerny were paid compensation in their roles as executive officers during the 2020 and 2019 period.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Subject to community property laws, where applicable, and except as otherwise noted, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our Common Stock indicated as beneficially owned by them.

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of March 17, 2021, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only class of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge, by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change of control of the Company.

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Unless otherwise indicated in the following table, the address for each person named in the table is 5500 Military Trail, Suite 22-357, Jupiter, FL 33458.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class (1)

Directors and Executive Officers
John Mercadante	1,300,000 shares	*
Douglas Cerny	800,000 shares	*

All directors and executive officers as a group	2,100,000 shares	*

●	less than 1%.

(1) Applicable percentage ownership is based on 1,749,302,040 shares of Common Stock outstanding as of April 1, 2021.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company does not currently have any securities authorized for issuance under any equity compensation plans.

Certain Relationships and Related Transactions, and Director Independence. Director Independence

Director Independence

We are not currently subject to the listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our board of directors comprised of a majority of “independent directors.” We have assessed the independence of our directors using the independence definition of the Nasdaq Stock Market. We do not have any independent directors under such definition.

Related Party Transactions

Due to related parties

In connection with the acquisition of Prime EFS, the Company acquired a balance of $14,019 that was due from the former majority owner of Prime EFS, Rosemary Mazzola. Pursuant to the terms of the SPA, the Company agreed to pay $489,174 in cash to Mrs. Mazzola who then advanced back the $489,174 to Prime EFS. During the period from Acquisition Date of Prime EFS (June 18, 2018) to December 31, 2018, the Company repaid $216,155 of this advance. During the year ended December 31, 2019, the Company repaid $130,000 of this advance. During the year ended December 31, 2020, the Company repaid $35,000 of this advance. This advance is non-interest bearing and is due on demand, subject to Prime’s counterclaims against Mrs. Mazzola. On December 31, 2020 and 2019, amount due to Mrs. Mazzola amounted to $94,000 and $129,000, respectively, and have been included in due to related parties on the accompanying consolidated balance sheets.

During the year ended December 31, 2019, a former employee of Prime EFS who exerted significant influence over the business of Prime EFS and Shypdirect, Frank Mazzola, advanced the Company $88,000. Additionally, during the year ended December 31, 2020, Mr. Mazzola advanced the Company $75,000 and was repaid $163,000. During the year ended December 31, 2020, the Company paid Mr. Mazzola interest of $57,200 related to these working capital advances. On December 31, 2020 and 2019, amounts due to Mr. Mazzola amounted to $0 and $88,000, respectively, and have been included in due to related parties on the accompanying consolidated balance sheets.

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During the year ended December 31, 2019, an entity which is controlled by Mr. Mazzola advanced the Company $25,000. In January 2020, this advance was repaid. During the year ended December 31, 2020, the Company paid this entity interest expense of $27,500 related to 2019 working capital advances made. On December 31, 2020 and December 31, 2019, amounts due to this former related party entity amounted to $0 and $25,000, and has been included in due to related parties on the accompanying consolidated balance sheets, respectively. Between June 18, 2018 and July 24, 2020, Mr. Mazzola was Vice President, Sales, of Prime but was in day to charge of Prime and Shypdirect. Mr. Mazzola advised the Company that Rosemary Mazzola is his mother.

On December 22, 2020, the Company’s chief executive officer advanced the Company $30,000. The advance is non-interest bearing and payable on demand. On December 31, 2020, amount due to the chief executive officer amounted to $30,000 and has been included in due to related parties on the accompanying consolidated balance sheet. On January 29, 2021, the Company repaid this advance.

During the year ended December 31, 2020 and 2019, interest expense related to these advances amounted to $84,700 and $30,000 and is included in interest expense – related parties on the accompanying consolidated statement of operations, respectively.

Convertible note payable – related parties

On March 13, 2019, we entered into a convertible note agreement with Wendy Cabral, the Company’s chief executive officer’s significant other, in the amount of $500,000. Commencing on April 11, 2019 and continuing on the eleventh day of each month thereafter, payments of interest only on the outstanding principal balance of this note of $7,500 were due and payable. Commencing on October 11, 2019 and continuing on the eleventh day of each month thereafter through April 11, 2021, payments of principal and interest of $31,902 were due and payable, if the note was not sooner converted as provided in the note agreement. All or any portion of the principal and accrued interest was permitted to be paid prior to the April 11, 2021. Interest was to accrue with respect to the unpaid principal sum identified above until such principal is paid or converted as provided below at a rate equal to 18% per annum compounded annually. All past due principal and interest on this note was to bear interest from maturity of such principal or interest (in whatever manner same may be brought about) until paid at the lesser of (i) 20% per annum, or (ii) the highest non-usurious rate allowed by applicable law. This note was convertible by the holder at any time in principal amounts of $100,000 in accordance with its terms by delivery of written notice to the Company, into that number of shares of common stock equal to the amount obtained by dividing the portion of the aggregate principal amount of the note that is being converted by $1.37. In connection with the issuance of the note, we determined that the note contains terms that are fixed monetary amounts at inception. Since the conversion price of $1.37 was equal to the quoted closing of the Company’s common shares on the note date, no beneficial feature conversion was recorded. On July 12, 2019, we entered into a Note Conversion Agreement with Ms. Cabral. In connection with this Note Conversion Agreement, we issued 203,000 shares of our common stock at $2.50 per share for the full conversion of convertible note payable of $500,000 and accrued interest payable of $7,500. In connection with the conversion of this convertible note, we also issued warrants to Ms. Cabral to purchase 203,000 shares of the Company’s common stock at an exercise price of $1.81 per share for a period of five years. During the years ended December 31, 2020 and 2019, interest expense related to this note amounted to $0 and $30,329 and is included in interest expense – related parties on the accompanying consolidated statement of operations.

On April 11, 2019, we entered into a convertible note agreement with Westmount Financial Limited Partnership, an entity affiliated with Ms. Cabral, in the amount of $2,000,000. Commencing on May 11, 2019 and continuing on the eleventh day of each month thereafter, payments of interest only on the outstanding principal balance of this note of $30,000 were due and payable. Commencing on November 11, 2019 and continuing on the eleventh day of each month thereafter through April 11, 2021, payments of principal and interest of $117,611 were due, if the note was not sooner converted as provided in the convertible note agreement. All or any portion of the principal and accrued interest could be prepaid prior to April 11, 2021. Interest was to accrue with respect to the unpaid principal sum identified above until such principal is paid or converted as provided below at a rate equal to 18% per annum compounded annually. All past due principal and interest on this note was to bear interest from maturity of such principal or interest until paid at the lesser of (i) 20% per annum, or (ii) the highest non-usurious rate allowed by applicable law. This note was convertible by the holder at any time in principal amounts of $100,000 in accordance with its terms by delivery of written notice to the Company, into that number of shares of common stock equal to the amount obtained by dividing the portion of the aggregate principal amount of the note that is being converted by $11.81. Since the conversion price of $11.81 was equal to the quoted closing of the Company’s common shares on the note date, no beneficial feature conversion was recorded. On July 12, 2019, we entered into a Note Conversion Agreement with Westmount Financial Limited Partnership. In connection with this Note Conversion Agreement, we issued 812,000 shares of our common stock at $2.50 per share for the full conversion of convertible note payable of $2,000,000 and accrued interest payable of $30,000. In connection with the conversion of this convertible notes, we also issued warrants to Westmount Financial Limited Partnership to purchase 812,000 shares of the Company’s common stock at an exercise price of $2.50 per share for a period of five years. During the years ended December 31, 2020 and 2019, interest expense related to this note amounted to $90,247 and $165,616 and is included in interest expense – related parties on the accompanying consolidated statement of operations, respectively.

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In connection with the modification of the related convertible notes pursuant to the respective Note Conversion Agreements, we changed the conversion price of the notes to $2.50 per share and issued an aggregate of 1,015,000 warrants as discussed above.

During the year ended December 31, 2020 and 2019, interest expense related to these notes amounted to $90,247 and $195,945 and is included in interest expense – related parties on the accompanying consolidated statement of operations, respectively.

Notes payable – related parties

From July 25, 2018 through December 31, 2018, we entered into Promissory Notes with Steve Yariv, the Company’s former chief executive officer, and his spouse. Pursuant to these promissory notes, the Company borrowed an aggregate of $1,150,000 and received net proceeds of $1,050,000, net of original issue discounts of $100,000. Additionally, in October 2018, we issued 50,000 shares of its common stock to this related party in connection with loans made between July and October 2018. The shares were valued at $100,000, or $2.00 per share, based on the quoted trading price on the date of grant. In connection with these shares, the Company recorded interest expense – related party of $100,000. From July 25, 2018 through December 31, 2018, $930,000 of these loans were repaid. On December 31, 2018, notes payable – related party amounted to $213,617, which consisted of a note payable of $220,000 and is net of unamortized debt discount of $6,383. During January 2019, we repaid the remaining existing promissory note totaling $220,000 with the spouse of the Company’s former chief executive officer. In addition, during February 2019, the Company entered into another promissory note with the spouse of the former chief executive officer totaling $220,000, net of an original issue discount of $20,000. In April 2019, the Company repaid this promissory note. During the year ended December 31, 2020 and 2019, amortization of debt discount related to these notes amounted to $0 and $26,383 and is included in interest expense – related parties on the accompanying consolidated statement of operations.

On July 3, 2019, we entered into a note agreement with Westmount Financial Limited Partnership, in the amount of $500,000. Westmount Financial Limited Partnership is controlled by Wendy Cabral, who is the significant other of the Company’s CEO. Commencing on September 3, 2019 and continuing on the third day of each month thereafter, payments of interest only on the outstanding principal balance of this Note shall be due and payable. Commencing on January 3, 2020 and continuing on the third day of each month thereafter through January 3, 2021, equal payments of principal and interest shall made. The principal amount of this note and all accrued, but unpaid interest hereunder was due and payable on the earlier to occur of (i) January 3, 2021, or (ii) an event of default. The payment of all or any portion of the principal and accrued interest may be paid prior to the maturity date. Interest shall accrue with respect to the unpaid principal sum identified above until such principal is paid at a rate equal to 18% per annum. All past due principal and interest on this note will bear interest from maturity of such principal or interest until paid at the lesser of (i) 20% per annum, or (ii) the highest rate allowed by applicable law. To date, no repayments have been made on this related party note. On December 31, 2020 and 2019, interest payable to related parties amounted to $173,692 and $83,445 and is included in due to related parties on the accompanying consolidated balance sheets, respectively. On March 17, 2021, the Company and the noteholder entered into a forbearance agreement whereby the Holder agreed to forbear from prosecuting any enforcement efforts in respect of the Note and extended the payment of the note until December 31, 2021.

In August 2019, the Company’s chief executive officer advanced to the Company and was repaid $50,000, The advance was non-interest bearing and payable on demand.

On December 31, 2020 and 2019, notes payable – related party amounted to $500,000 and $500,000, respectively.

There are not currently any conflicts of interest by or among the Company’s current officers, directors, key employees or advisors. The Company has not yet formulated a policy for handling conflicts of interest; however, it intends to do so prior to hiring any additional employees.

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MANAGEMENTS DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD LOOKING STATEMENTS

Statements made in this prospectus that are not historical or current facts are “forward-looking statements” made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements often can be identified by the use of terms such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “approximate” or “continue,” or the negative thereof. We intend that such forward-looking statements be subject to the safe harbors for such statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Any forward-looking statements represent management’s best judgment as to what may occur in the future. However, forward-looking statements are subject to risks, uncertainties and important factors beyond our control that could cause actual results and events to differ materially from historical results of operations and events and those presently anticipated or projected. Factors that may affect the results of our operations include, among others: whether the OTC Markets Group approves our application to OTCQB; our ability to successfully execute our business strategies, including integration of acquisitions and the future acquisition of other businesses to grow our Company; customers’ cancellation on short notice of master service agreements from which we derive a significant portion of our revenue or our failure to renew such master service agreements on favorable terms or at all; our ability to attract and retain key personnel and skilled labor to meet the requirements of our labor-intensive business or labor difficulties which could have an effect on our ability to bid for and successfully complete contracts; the ultimate geographic spread, duration and severity of the coronavirus outbreak and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or ameliorate its effects; our failure to compete effectively in our highly competitive industry, which could reduce the number of new contracts awarded to us or adversely affect our market share and harm our financial performance; our ability to adopt and master new technologies and adjust certain fixed costs and expenses to adapt to our industry’s and customers’ evolving demands; our history of losses, deficiency in working capital and a stockholders’ deficit and our inability to achieve sustained profitability; material weaknesses in our internal control over financial reporting and our ability to maintain effective controls over financial reporting in the future; our substantial indebtedness, which could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations; the impact of new or changed laws, regulations or other industry standards that could adversely affect our ability to conduct our business; and changes in general market, economic, social and political conditions in the United States and global economies or financial markets, including those resulting from natural or man-made disasters.

Other important factors which could cause our actual results to differ materially from the forward-looking statements in this document include, but are not limited to, those discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as those discussed elsewhere in this prospectus and as set forth from time to time in our other public filings and public statements. You should not assume that material events subsequent to the date of this prospectus have or have not occurred. In addition to the other information included in this prospectus and our other public filings and releases, a discussion of factors affecting our business is included in this prospectus under the heading “Risk Factors” and should be considered while evaluating our business, financial condition, results of operations and prospects.

You should read this prospectus in its entirety and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even in the event that our situation changes in the future, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Our consolidated financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue our operation.

We expect we will require additional capital to meet our long-term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020 vs. 2019

Effects of COVID-19

The COVID-19 pandemic and resulting global disruptions have affected our businesses, as well as those of our customers and their third-party suppliers and sellers. To serve our customers while also providing for the safety of our employees and service providers, we have adapted numerous aspects of our logistics and transportation processes. We continue to monitor the rapidly evolving situation and expect to continue to adapt our operations to address federal, state, and local standards as well as to implement standards or processes that we determine to be in the best interests of our employees, customers, and communities.

As reflected in the discussion below, the impact of the pandemic and actions taken in response to it had minimal effects on our results of operations. We are experiencing higher net sales, which reflect increased demand, particularly as more people are staying at home, for household staples and other essential products, partially offset by decreased demand for discretionary consumer products, delayed procurement and shipment of non-priority products, and supply chain interruptions. Other effects include increased fulfillment costs and cost of sales, primarily due to investments in employee hiring, pay, and benefits, as well as costs to maintain safe workplaces, and higher shipping costs. We expect to continue to be affected by possible procurement and shipping delays, supply chain interruptions, higher product demand in certain categories, lower product demand in other categories, and increased fulfillment costs and cost of sales as a percentage of net sales through at least Q4 2020, although it is not possible to determine the duration and spread of the pandemic or such actions, the ultimate impact on our results of operations during 2020, or whether other currently unanticipated consequences of the pandemic are reasonably likely to materially affect our results of operations.

Termination of agreement with Amazon

On June 19, 2020, Amazon Logistics, Inc. (“Amazon”) notified Prime EFS in writing (the “Prime EFS Termination Notice”), that Amazon did not intend to renew its Delivery Service Partner (DSP) Agreement with Prime EFS when that agreement (the “In-Force Agreement”) expired. In the Prime EFS Termination Notice, Amazon stated that the In-Force Agreement expired on September 30, 2020.

Additionally, on July 17, 2020, Amazon notified Shypdirect that Amazon had elected to terminate the Amazon Relay Carrier Terms of Service (the “Program Agreement”) between Amazon and Shypdirect effective as of November 14, 2020 (the “Shypdirect Termination Notice”). However, on August 3, 2020, Amazon offered to withdraw the Shypdirect Termination Notice and extend the term of the Program Agreement to and including May 14, 2021, conditioned on Prime EFS executing, for nominal consideration, a separation agreement with Amazon under which Prime EFS would agree to cooperate in an orderly transition of its Amazon last-mile delivery business to other service providers, release any and all claims it may have had against Amazon, and covenant not to sue Amazon (the “Aug. 3 Proposal”). On August 4, 2020, the Company, Prime EFS and Shypdirect accepted the Aug. 3 Proposal.

Approximately 54.0% and 42.7% (for a total of 96.7%) of the Company’s revenue of $25,826,632 for the year ended December 31, 2020 were attributable to Prime EFS’s last-mile DSP business and Shypdirect’s mid-mile and long-haul business with Amazon, respectively. The termination of the Amazon last-mile business had a material adverse impact on the Company’s business in the 4th fiscal quarter of 2020 and will have a material adverse impact thereafter. If the Amazon mid-mile and long-haul business is discontinued after May 14, 2021 it would have a material adverse impact on the Company’s business in 2nd fiscal quarter of 2021 and thereafter.

The Company will continue to: (i) seek to replace its last-mile DSP Amazon business and supplement its mid-mile and long-haul Amazon business with other, non-Amazon, customers; (ii) explore other strategic relationships; and (iii) identify potential acquisition opportunities, while continuing to execute our restructuring plan, commenced in February 2020.

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On January 15, 2021, the Company, through its newly formed, wholly-owned, subsidiary, Shyp FX, simultaneously executed an asset purchase agreement (“APA”) and closed a transaction to acquire substantially all of the assets and certain liabilities of Double D Trucking, Inc., a northern New Jersey-based logistics provider specializing in servicing Federal Express (“FedEx”) over the past 25 years (“DDTI”). The purchase price is $100,000 of cash and a promissory note of $400,000. The principal assets involved in the acquisition are vehicles for cargo transport, system equipment for vehicle tracking and navigation of vehicles, and delivery route rights together with assumption of associated customer relationships.

On November 6, 2020, our wholly owned subsidiary, TLSS Acquisition (the “Acquisition Sub”), entered into an asset purchase agreement dated as of November 6, 2020 (“APA”), to acquire substantially all of the assets and certain liabilities of Cougar Express, Inc., a New York-based full service logistics provider specializing in pickup, warehousing and delivery services in the tri-state area (“Cougar Express”).

Cougar Express is a family-owned full-service transportation business that has been in operation for more than 30 years providing one-to-four person deliveries and offering white glove services. It utilizes its own fleet of trucks, warehouse/driver/office personnel and on-call subcontractors from its convenient and secure New York JFK airport area location, allowing it to pick-up and deliver throughout the New York tri-state area. Cougar Express serves a diverse base of 50 commercial accounts, which are freight forwarders that work with some of the most notable retail businesses in the country. Some of Cougar Express’s accounts have been customers of Cougar Express for more than 20 years.

The APA provides for a purchase price equal to $2,350,000 plus 50% of the difference between the accounts receivable acquired by the Acquisition Sub and the accounts payable assumed by the Acquisition Sub. The Acquisition Sub will also assume indebtedness on certain truck leases and other equipment and service plans for equipment and services that are used by Cougar Express and which will continue to be used by the Acquisition Sub post-closing. After closing, the Acquisition Sub plans to change its name to Cougar Express, Inc., and the seller (the current Cougar Express, Inc. corporation) and its owner would be barred from competing with the Cougar Express business for five years.

The transaction was scheduled to close no later than January 15, 2021, subject to the completion of satisfactory due diligence by us to confirm the accuracy of all of Cougar Express’s representations and warranties in the APA and that Cougar Express has not suffered a material adverse change in its business, and also subject to Cougar Express’s procuring an acceptable landlord’s consent to Cougar Express’s assignment of the lease for its operating facility to the Acquisition Sub, and also subject to our securing financing for the acquisition.

On January 15, 2021, the Company and Cougar Express entered into Amendment No. 1 to the APA (“Amendment No. 1”) which extended the scheduled closing date to February 16, 2021. In connection with the signing of Amendment No. 1, the Company paid a refundable deposit of $25,000. On February 17, 2021, the Company and Cougar Express entered into Amendment No. 2 to the APA (“Amendment No. 2”) which extended the scheduled closing date to March 1, 2021. In connection with the signing of Amendment No. 2, the Company paid an additional refundable deposit of $25,000.

On March 24, 2021, our wholly owned subsidiary, TLSS Acquisition entered into a stock purchase agreement dated as of March 24, 2021 (“SPA”), to acquire all of the issued and outstanding shares of capital stock of Cougar Express. Cougar Express’s annual revenues have averaged approximately $4.0 million a year from 2018 to 2020. The SPA provided for the acquisition of Cougar Express’s capital stock. The purchase closed on March 24, 2021, simultaneously to the signing to the SPA. The purchase price was $2,000,000 of cash, a cash payment equal to 50% of the difference between cash and accounts receivable acquired and accounts payable assumed, and a promissory note of $350,000.

By the terms of the SPA, the Asset Purchase Agreement, between the Acquisition Sub and Cougar Express, dated November 6, 2020 and subsequently amended, was cancelled in favor of acquisition of Cougar Express’s capital stock under the SPA.

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Overview

Transportation and Logistics Systems, Inc. (“TLSS” or the “Company”) was incorporated under the laws of the State of Nevada, on July 25, 2008. The Company operates through its subsidiaries as a logistics and transportation company specializing in ecommerce fulfillment, last mile deliveries, two-person home delivery, mid-mile, and long-haul services for predominantly online retailers.

On March 30, 2017 (the “Closing Date”), TLSS and Save On Transport Inc. (“Save On”) entered into a Share Exchange Agreement, dated as of the same date (the “Share Exchange Agreement”). Pursuant to the terms of the Share Exchange Agreement, on the Closing Date, Save On became a wholly-owned subsidiary of TLSS (the “Reverse Merger”). Save On was incorporated in the state of Florida and started business on July 12, 2016. This transaction was treated as a reverse merger and recapitalization of Save On for financial reporting purposes because the Save On shareholders retained an approximate 80% controlling interest in the post-merger consolidated entity. Save On was considered the acquirer for accounting purposes, and the Company’s historical financial statements before the Reverse Merger were replaced with the historical financial statements of Save On before the Reverse Merger. The balance sheets at their historical cost basis of both entities were combined at the Closing Date and the results of operations from the Closing Date forward include the historical results of Save On and results of TLSS from the Closing Date forward. On May 1, 2019, the Company entered into a share exchange agreement with Save On and Steven Yariv, whereby the Company returned all of the stock of Save On to Steven Yariv in exchange for Mr. Yariv conveying 1,000,000 shares of common stock of the Company back to the Company. In addition, the Company granted an aggregate of 80,000 options to certain employees of Save On. On April 16, 2019, Mr. Yariv ceased to be an officer or director of the Company.

On June 18, 2018 (the “Acquisition Date”), the Company completed the acquisition of 100% of the issued and outstanding membership interests of Prime EFS, LLC, a New Jersey limited liability company (“Prime EFS”), from its members pursuant to the terms and conditions of a Stock Purchase Agreement entered into among the Company and the Prime EFS members on the Acquisition Date (the “SPA”). Prime EFS is a New Jersey based transportation company with a focus on deliveries for on-line retailers in New York, New Jersey, and Pennsylvania.

On July 24, 2018, we formed Shypdirect LLC (“Shypdirect”), a company organized under the laws of New Jersey. Shypdirect is a transportation company with a focus on tractor trailer and box truck deliveries of product on the east coast of the United States from one distributor’s warehouse to another warehouse or from a distributor’s warehouse to the post office.

The following discussion highlights the results of our operations and the principal factors that have affected the Company’s consolidated financial condition as well as its liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the consolidated financial condition and results of operations presented herein. The following discussion and analysis are based on the consolidated financial statements contained in this prospectus, which have been prepared in accordance with generally accepted accounting principles in the United States. You should read the discussion and analysis together with such consolidated financial statements and the related notes thereto.

Basis of Presentation

The consolidated financial statements for the years ended December 31, 2020 and 2019 include a summary of our significant accounting policies and should be read in conjunction with the discussion below.

Critical Accounting Policies and Significant Accounting Estimates

The methods, estimates, and judgments that we use in applying our accounting policies have a significant impact on the results that we report in our consolidated financial statements. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates regarding matters that are inherently uncertain. Significant estimates included in the accompanying consolidated financial statements and footnotes include the valuation of accounts receivable, the useful life of property and equipment, the valuation of intangible assets, the valuation of right of use assets and related liabilities, assumptions used in assessing impairment of long-lived assets, estimates of current and deferred income taxes and deferred tax valuation allowances, the fair value of non-cash equity transactions, the valuation of derivative liabilities, and the value of claims against the Company.

We have identified the accounting policies below as critical to our business operation:

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Accounts receivable

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, a customer’s historical payment history, its current credit worthiness, and current economic trends. Accounts are written off after exhaustive efforts at collection.

Impairment of long-lived assets

In accordance with ASC Topic 360, we review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. We recognize an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Derivative financial instruments

We have certain financial instruments that are embedded derivatives associated with capital raises. We evaluate all our financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 810-10-05-4 and 815-40. This accounting treatment requires that the carrying amount of any embedded derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on extinguishment.

In July 2017, FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features. These amendments simplify the accounting for certain financial instruments with down-round features. The amendments require companies to disregard the down-round feature when assessing whether the instrument is indexed to its own stock, for purposes of determining liability or equity classification. The guidance was adopted as of January 1, 2019 and we elected to record the effect of this adoption retrospectively to outstanding financial instruments with a down round feature by means of a cumulative-effect adjustment to the consolidated balance sheet as of the beginning of 2019, the period which the amendment is effective. In accordance with the guidance presented in ASU 2017-11, the fair value of derivative liabilities associated with certain convertible notes as of December 31, 2018 of $838,471 and the offsetting effect of reclassifying such debt to stock-settled debt for which we recorded a put premium liability of $385,385 was reclassified by means of a cumulative-effect adjustment to opening accumulated deficit as of January 1, 2019 in the amount of $453,086.

Leases

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The updated guidance requires lessees to recognize lease assets and lease liabilities for most operating leases. In addition, the updated guidance requires that lessors separate lease and non-lease components in a contract in accordance with the new revenue guidance in ASC 606. The updated guidance is effective for interim and annual periods beginning after December 15, 2018.

On January 1, 2019, we adopted ASU No. 2016-02, applying the package of practical expedients to leases that commenced before the effective date whereby the Company elected to not reassess the following: (i) whether any expired or existing contracts contain leases and; (ii) initial direct costs for any existing leases. For contracts entered into on or after the effective date, at the inception of a contract the Company assessed whether the contract is, or contains, a lease. The Company’s assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether it has the right to direct the use of the asset. We will allocate the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. We have elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a term of 12 months or less.

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Operating lease ROU assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. As most leases do not provide an implicit rate, we use an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses in the consolidated statements of operations.

Revenue recognition and cost of revenue

The Company adopted ASC 606, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition. This ASC is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASC also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer service orders, including significant judgments.

For the Company’s Prime EFS and Shypdirect business activities, we recognize revenues and the related direct costs of such revenue which generally include compensation and related benefits, gas costs, insurance, parking and tolls, truck rental fees, and maintenance fees as of the date the freight is delivered which is when the performance obligation is satisfied. In accordance with ASC Topic 606, we recognize revenue on a gross basis. Our payment terms are net seven days from acceptance of delivery. We do not incur incremental costs obtaining service orders from our Prime EFS and Shypdirect customers, however, if we did, because all of Prime EFS and Shypdirect’s customer contracts are less than a year in duration, any contract costs incurred would be expensed rather than capitalized. The revenue that we recognize arises from deliveries of packages on behalf of the Company’s customers. Primarily, our performance obligations under these service orders correspond to each delivery of packages that we make under the service agreements. Control of the delivery transfers to the recipient upon delivery. Once this occurs, we have satisfied our performance obligation and we recognize revenue.

Management has reviewed the revenue disaggregation disclosure requirements pursuant to ASC 606 and determined that no further disaggregation disclosure is required to be presented.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation”, which requires recognition in the financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the employee, director, or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee, director, and non-employee services received in exchange for an award based on the grant-date fair value of the award. We have elected to recognize forfeitures as they occur as permitted under ASU 2016-09 Improvements to Employee Share-Based Payment.

RESULTS OF OPERATIONS

Our consolidated financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue our operation.

We expect we will require additional capital to meet our long-term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

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For the year ended December 31, 2020 compared with the year ended December 31, 2019

The following table sets forth our revenues, expenses and net loss for the year ended December 31, 2020 and 2019. The financial information below is derived from our consolidated financial statements included in this prospectus.

	For the Year Ended December 31,
	2020	2019
Revenues	$25,826,632	$31,356,251
Cost of revenues	23,284,240	28,752,889
Gross profit	2,542,392	2,603,362
Operating expenses	10,757,943	22,893,963
Loss from operations	(8,215,551)	(20,290,601)
Other expenses, net	(34,566,407)	(23,892,435)
Loss from discontinued operations	-	(681,426)
Net loss	(42,781,958)	(44,864,462)
Deemed dividend related to ratchet adjustment and beneficial conversion features	(19,223,242)	(981,548)
Net loss attributable to common shareholders	$(62,005,200)	$(45,846,010)

Results of Operations

Revenues

For the year ended December 31, 2020, our revenues from continuing operations were $25,826,632 as compared to $31,356,251 for the year ended December 31, 2019, a decrease of $5,529,619, or 17.6%. This decrease was primarily a result of a decrease in revenue attributable to Prime EFS’s last-mile DSP business of $7,306,507 offset by an increase in revenue from Shypdirect’s mid-mile and long-haul business with Amazon of $1,335,230 and an increase in revenue from other customers of $441,658.

As discussed above, approximately 54.0% and 42.7% of our revenue of $25,826,632 for the year ended December 31, 2020 were attributable to Prime EFS’s last-mile DSP business and Shypdirect’s mid-mile and long-haul business with Amazon, respectively. The termination of the Amazon last-mile business had a material adverse impact on our business in the 4th fiscal quarter of 2020 and will have a material adverse impact thereafter. If the Amazon mid-mile and long-haul business is discontinued after May 14, 2021, it would have a material adverse impact on the Company’s business in 2nd fiscal quarter of 2021 and thereafter. The Company will continue to: (i) seek to replace its last-mile DSP Amazon business and supplement its mid-mile and long-haul Amazon business with other, non-Amazon, customers; (ii) explore other strategic relationships; and (iii) identify potential acquisition opportunities, while continuing to execute our restructuring plan, commenced in February 2020. In connection thereto, in January 2021, we completed the asset acquisition of DDTI and on March 24, 2021, we completed the acquisition of the capital stock of Cougar Express, as discussed elsewhere.

Cost of Revenues

For the year ended December 31, 2020, our cost of revenues from continuing operations was $23,284,240 compared to $28,752,889 for the year ended December 31, 2019, a decrease of $5,468,649, or 19.0%. Cost of revenues relating to our Prime EFS and Shypdirect segments consists of truck and van rental fees, insurance, gas, maintenance, parking and tolls, and compensation and related benefits.

Gross Profit

For the year ended December 31, 2020, our gross profit was $2,542,392, or 9.8% of revenues, as compared to $2,603,362, or 8.3% of revenues, for the year ended December 31, 2019, a decrease of $60,970, or 2.3%. The decrease in gross profit for the year ended December 31, 2020 as compared to the year ended December 31, 2019 primarily resulted from a decrease in revenues and a decrease in operational efficiencies in Prime EFS due to the termination of the Amazon last-mile business. Additionally, during the year ended December 31, 2020, we received a reduction in workers’ compensation balances due of approximately $155,000 resulting from positive results from a prior period workers’ compensation premium audit.

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Operating Expenses

For the year ended December 31, 2020, total operating expenses amounted to $10,757,943 as compared to $22,893,963 for the year ended December 31, 2019, a decrease of $12,136,020, or 53.0%. For the years ended December 31, 2020 and 2019, operating expenses consisted of the following:

	For the Year Ended December 31,
	2020	2019
Compensation and related benefits	$2,335,388	$13,158,040
Legal and professional Fees	3,920,606	2,096,359
Rent	651,806	419,249
General and administrative expenses	814,306	2,791,272
Contingency loss	3,035,837	586,784
Impairment loss	-	3,842,259
Total Operating Expenses	$10,757,943	$22,893,963

Compensation and related benefits

For the year ended December 31, 2020, compensation and related benefits amounted to $2,335,388 as compared to $13,158,040 for the year ended December 31, 2019, a decrease of $10,822,652, or 82.3%. Compensation and related benefits for the year ended December 31, 2020 and 2019 included stock-based compensation of $0 and $8,200,809, respectively, a decrease of $8,200,809, from the granting of shares of our common stock to employees, our former chief executive officer, and our current chief executive officer for services rendered. Additionally, during the year ended December 31, 2020, the overall decrease in compensation and related benefits was attributable to a decrease in compensation paid to significant employees and the reduction of staff.

Legal and professional fees

For the year ended December 31, 2020, legal and professional fees were $3,920,606 as compared to $2,096,359 for the year ended December 31, 2019, an increase of $1,824,247, or 87.0%. During the year ended December 31, 2020 and 2019, we incurred stock-based consulting fees of $1,999,749 and $325,395, respectively, from the issuance of our common shares and warrants to consultants for business development services rendered, an increase of $1,674,354. Additionally, we had an increase in legal fees related to an increase in ongoing legal matters.

Rent expense

For the year ended December 31, 2020, rent expense was $651,806 as compared to $419,249 for the year ended December 31, 2019, an increase of $232,557, or 55.5%. These increases were attributable to a significant expansion in office, warehouse, and parking spaces pursuant to short and long-term operating leases related to the Prime EFS and Shypdirect businesses.

General and administrative expenses

For the year ended December 31, 2020, general and administrative expenses were $814,306 as compared to $2,791,272 for the year ended December 31, 2019, a decrease of $1,976,966, or 70.8%. This decrease is primarily attributable to a decrease in general administrative expenses of $1,109,182 and a decrease in depreciation and amortization of $867,784. The decrease in depreciation and amortization expense was related to a decrease in amortization of intangible assets of $826,075 due to impairment of the intangible in 2019, and a decrease in depreciation expense of $41,709. In 2020, we cut our overall general and administrative expenses due to cost-cutting measures taken.

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Contingency loss

For the year ended December 31, 2020, contingency loss amounted to $3,035,837 as compared to $586,784 for the year ended December 31, 2020, an increase of $2,449,053. For the year ended December 31, 2020, contingency loss consisted of the write off of securities deposits of $164,565 and the recording of a contingent liability of $2,871,272 which are related to the default on truck leases for non-payment of monthly lease payments and the lessors demand for payment of lease termination fees. For the year ended December 31, 2019, contingency loss amounted to $586,784. On or about January 10, 2020, we were named as sole defendant in a civil action captioned Elrac LLC v. Prime EFS, filed in the United States District Court for the Eastern District of New York, assigned Case No. 1 :20-cv-00211 (the “Elrac Action”). The complaint in the Elrac Action alleged that Prime EFS failed to pay in full for repairs allegedly required by reason of property damage to delivery vehicles leased by Prime EFS from Elrac to conduct its business. In connection with this dispute, in 2019, we wrote off all remaining deposits held by Elrac and accrued any additional potential amount due to Elrac in the aggregate amount of $586,784.

Impairment expense

During the year ended December 31, 2019, management tested the intangible asset for impairment. Based on our analysis, we recorded intangible asset impairment expense of $3,842,259 in the consolidated statement of operations for the year ended December 31, 2019. Such analysis considered future cash flows and other industry factors. No impairment expense was recorded during the year ended December 31, 2020.

Loss from operations

For the year ended December 31, 2020, loss from operations amounted to $8,215,551 as compared to $20,290,601 for the year ended December 31, 2019, a decrease of $12,075,050, or 59.5%.

Other expenses (income)

Total other expenses (income) include interest expense, derivative expense, loan fees, gain on debt extinguishment, and other income. For the years ended December 31, 2020 and 2019, other expenses (income) consisted of the following:

	For the Year Ended December 31,
	2020	2019
Interest expense	$7,377,164	$6,318,122
Interest expense – related parties	174,947	222,328
Loan fees	-	601,121
Gain on debt extinguishment	(7,847,073)	(39,090,168)
Settlement expense	545,616	-
Other income	(376,750)	-
Derivative expense	34,692,503	55,841,032
Total Other Expenses, net	$34,566,407	$23,892,435

For the year ended December 31, 2020 and 2019, aggregate interest expense was $7,552,111 and $6,540,450, respectively, an increase of $1.011,661, or 4.5%. During the year ended December 31, 2020, we incurred a 30% default interest penalty of $1,531,335, which was included in interest expense. We did not incur this expense during the 2019 period. This increase in interest expense was offset by a decrease in interest expense attributable to a decrease in interest-bearing loans due to the conversion of debt to equity and a decrease in the amortization of original issue discount.

For the year ended December 31, 2019, loan fees were $601,121. In connection with previous promissory notes payable, on June 11, 2019, we issued 55,000 warrants to purchase 55,000 shares of common stock an exercise price of $1.00 per share. On June 11, 2019, we calculated the fair value of these warrants of $601,121, which was expensed and included in loan fees on the accompanying consolidated statement of operations. We did not incur such expense during the 2020 period.

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For the year ended December 31, 2020 and 2019, the net gain on extinguishment of debt was $7,847,073 and $39,090,168, respectively, a decrease of $31,243,095. The gains on debt extinguishment were attributable to the settlement of convertible debt and warrants, the settlement of secured merchant loans, the conversion of convertible debt, and the settlement of other payables.

On December 17, 2020, we issued 18,685,477 common shares to certain August 2019 equity and debt purchasers as settlement related to the difference between $2.50, the purchase price, and $0.40. These shares were valued at $545,616, or $0.029 per share, based on the quoted trading price on the date of grant. In connection with these shares, we recorded settlement expense of $545,616.

During the year ended December 31, 2020, we recorded other income of $376,750 which primarily related to the collection of rental income from the sublease of excess office, warehouse, and parking spaces.

For the year ended December 31, 2020 and 2019, derivative expense was $34,692,503 and $55,841,032, respectively, a decrease of $21,148,529. During the year ended December 31, 2020 and 2019, we recorded a derivative expense related to the calculated initial derivative fair value of conversion options and warrants. Additionally, we adjusted our derivative liabilities to fair value and recorded derivative expense or income.

Loss from Continuing Operations

For the year ended December 31, 2020, loss from continuing operations amounted to $42,781,958 as compared to $44,183,036 for the year ended December 31, 2019, a decrease of $1,401,078, or 3.2%.

Discontinued Operations

On May 1, 2019, the Company entered into a Share Exchange Agreement with Save On and Steven Yariv, whereby the Company returned all of the stock of Save On to Steven Yariv in exchange for Mr. Yariv conveying 1,000,000 shares of common stock of the Company back to the Company. In addition, the Company granted an aggregate of 80,000 options to certain employees of Save On. Accordingly, we reflected Save On as a discontinued operations beginning in the second quarter of 2019, the period that Save On was disposed of, and retroactively for all periods presented in the accompanying consolidated financial statements. The businesses of Save On are considered discontinued operations because: (a) the operations and cash flows of Save On were eliminated from the Company’s operations; and (b) the Company has no interest in the divested operations. For the year ended December 31, 2019, loss from discontinued operations amounted to $681,426. We did not have discontinued operations during the 2020 period.

Net Loss

Due to factors discussed above, for the year ended December 31, 2020 and 2019, net loss amounted to $42,781,958 and $44,864,462, respectively. For the year ended December 31, 2020 and 2019, net loss attributable to common shareholders, which included a deemed dividend related to price protection and beneficial conversion features on preferred stock of $19,223,242 and $981,548, amounted to $62,005,200, or $(0.08) per basic and diluted common share, and $45,846,010, or $(4.80) per basic and diluted common share, respectively.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. On December 31, 2020, we had a cash balance of $579,283. Our working capital deficit was $16,611,286 on December 31, 2020. We reported a net increase in cash for the year ended December 31, 2020 as compared to December 31, 2019 of $529,257 primarily as a result of net cash proceeds received from payroll protection loans and convertible debt, offset by the use of cash in operations.

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We do not believe that our existing working capital and our future cash flows from operating activities will provide sufficient cash to enable us to meet our operating needs and debt requirements for the next twelve months. Our cash flows decreased significantly in the fourth quarter of 2020 due to the termination of the Amazon last-mile business. Additionally, as discussed elsewhere, on May 14, 2021, upon termination of the Amazon Relay Carrier Terms of Service between Amazon and Shypdirect, there will be a significant decrease in cash flows from operations. We are seeking to (i) replace its last-mile DSP business and supplement its mid-mile and long-haul business with other, non-Amazon, customers; (ii) explore other strategic relationships; and (iii) identify potential acquisition opportunities, while continuing to execute our restructuring plan, commenced in February 2020. In connection thereto, in January 2021, we completed the asset acquisition of DDTI and on March 24, 2021, we completed the acquisition of the capital stock of Cougar Express, as discussed elsewhere.

Additionally, we are seeking to raise capital through additional debt and/or equity financings to fund our operations in the future. Although we have historically raised capital from sales of shares of common stock and from the issuance of convertible promissory notes and notes payable, there is no assurance that we will be able to continue to do so. If we are unable to raise additional capital or secure additional lending in the near future, management expects that we will need to curtail our operations.

Recent Financing Activities

Red Diamond Partners LLC and RDW Capital, LLC

On April 9, 2019, the Company entered into agreements (the “RedDiamond Amendments”) with RedDiamond Partners LLC and RDW Capital, LLC, the holders of prior convertible notes representing an aggregate principal amount of $510,000, and agreed with such holders to:

●	extend the maturity date of the notes to December 31, 2020;
●	remove all convertibility features of the notes; and
●	repay not less than half of the obligations then outstanding pursuant to the notes if the Company completes an offering of equity or equity linked securities (including warrants, convertible preferred stock, convertible debentures, or convertible promissory notes) which results in gross proceeds to the Company of at least $4,000,000, using a portion of the proceeds thereof.

Pursuant to the RedDiamond Amendments, the conversion provisions contained in the convertible promissory notes held by RedDiamond and RDW Capital, LLC were suspended and ceased to be exercisable beginning as of April 9, 2019. However, under the RedDiamond Amendments, the conversion provisions contained in the convertible promissory notes held by Red Diamond and RDW Capital, LLC were subject to reinstatement upon the occurrence of an event of default. The parties agreed that it would be considered an event of default under the convertible promissory notes if the Company consummated any new offering of equity or equity linked securities containing a conversion or exercise price which is variable based upon the market trading price of the Company’s securities. On August 30, 2019, the Company entered into a new offering of equity or equity linked securities containing a conversion or exercise price which is variable based upon the market trading price of the Company’s securities. Accordingly, the conversion terms were reinstated and the Company recorded a put premium of $385,385 and recorded interest expense of $385,385.

During the year ended December 31, 2020, we issued 96,661,102 shares of our common stock upon the conversion of debt of $510,000 and accrued interest of $158,141, and as of December 31, 2020, the note payable balances amounted to $0.

Bellridge Capital, LLC

On June 18, 2018, the Company entered into a securities purchase agreement (the “Bellridge Purchase Agreement”), whereby it issued to Bellridge Capital, LLC (“Bellridge”) a senior secured convertible note in the aggregate principal amount of $2,497,503 (the “Bellridge Note”), for an aggregate purchase price of $1,665,000, net of an original issue discount of $832,503. In addition, the Company paid issue costs of $177,212. The original issue discount and issue costs were recorded as a debt discount to be amortized over the term of the Bellridge Note. The principal due under the Bellridge Note initially accrued interest at a rate of 10% per annum. Principal and interest payments of $232,940 were payable monthly beginning on December 18, 2018 and were due monthly over the term of the Bellridge Note in cash or common stock of the Company, at Bellridge’s discretion.

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In connection with the Bellridge Purchase Agreement, Bellridge was issued a warrant, with a term of two years, to purchase up to 4.75% of the fully-diluted outstanding common stock of the Company, for an aggregate purchase price of $100 (the “First Bellridge Warrant”). Additionally, the placement agent for the Bellridge Note was issued a warrant, with a term of two years, to purchase up to 4.75% of the fully-diluted outstanding common stock of the Company, for an aggregate purchase price of $100 (the “Bellridge Note PA Warrant”).

In August 2018, the Company defaulted on the Bellridge Note due to (i) default on the payment of monthly interest payments due, (ii) default caused by the late filing of the Company’s reports on Form 10-Q for the periods ended June 30, 2018 and September 30, 2018 and (iii) default due to failure to file a registration statement. Upon an event of default, all principal, accrued interest, and liquidated damages and penalties were due upon request of Bellridge at 125% of such amounts.

On December 27, 2018, Bellridge waived any and all defaults in existence on the Bellridge Note and the Company agreed to issue a warrant that is convertible into 2% of the issued and outstanding shares existing at the time the Company files a registration statement or makes an application to up list to a national stock exchange (the “Second Bellridge Warrant” and together with the First Bellridge Warrant and the Bellridge Note PA Warrant, the “Bellridge Warrants”). Pursuant to the Second Bellridge Warrant, at any time on or before the date that the Company files a registration statement on Form S-l or applies for up-listing to a National Exchange (as defined in the Second Bellridge Warrant), and on or prior to the close of business on the early of the first year anniversary of the issuance of December 27, 2018, Bellridge could have chosen to subscribe for and purchase from the Company up to 2% of the outstanding shares of common stock for an aggregate exercise price of $100. Additionally, the principal interest amount due under the Bellridge Note was modified with a monthly payment of principal and interest due beginning on January 18, 2019 of $156,219 with all remaining principal and interest amounts on the Bellridge Note due on December 18, 2019. This modification was not considered a debt extinguishment.

On April 9, 2019, the Company entered into a new agreement with Bellridge that modified the Bellridge Note and cancelled these warrants (see below).

Through April 9, 2019, all principal and accrued interest under the Bellridge Note was convertible into shares of the Company’s common stock, at a conversion price equal to the lower of $1.50 and 65% of the lowest traded price during the fifteen trading days immediately prior to the conversion date. The Bellridge Note included anti-dilution protection, as well as customary events of default, including, but not limited to, non-payment of the principal or accrued interest due on the Bellridge Note and cross default provisions on other Company obligations or contracts. Upon an event of default, all obligations under the Bellridge Note become immediately due and payable and the Company is required to make certain payments to Bellridge.

On April 9, 2019 (the “Bellridge Modification Date”), the Company entered into an agreement with Bellridge (the “Bellridge Modification Agreement”) that modified its existing obligations to Bellridge as follows:

●	the overall principal amount of the Bellridge Note was reduced from the original principal amount of $2,497,502 (principal amount was $2,223,918 at April 9, 2019) to $1,800,000, in exchange for the issuance to Bellridge of 800,000 shares of restricted common stock, to be delivered to Bellridge, either in whole or in part, at such time or times as when the beneficial ownership of such shares by Bellridge will not result in Bellridge’s beneficial ownership of more than the Beneficial Ownership Limitation and such shares are to be issued within three business days of the date the Bellridge has represented to the Company that it is below the Beneficial Ownership Limitation. Such issuances will occur in increments of no fewer than the lesser of (i) 50,000 shares and (ii) the balance of the 800,000 shares owed. The “Beneficial Ownership Limitation” is 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable pursuant to the Bellridge Modification Agreement. In connection with these shares, the Company recorded a loss on debt extinguishment of $10,248,000 in April 2019. As of August 19, 2019, 100,000 of these shares have been issued and on August 16, 2019, the Company issued 700,000 shares of Series B Preferred shares upon settlement of 700,000 shares of issuable common stock;

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●	the maturity date of the Bellridge Note was extended to August 31, 2020;

●	the interest rate was reduced from 10% to 5% per annum;

●	if the Company completes an offering of equity or equity linked securities (including warrants, convertible preferred stock, convertible debentures or convertible promissory note) which results in gross proceeds to the Company of at least $4,000,000, then the Company will use a portion of the proceeds thereof to repay not less than half of the obligations then outstanding pursuant to the Bellridge Note;

●	if the Company completes an offering of debt which results in gross proceeds to the Company of at least $3,000,000, then the Company will use a portion of the proceeds thereof to repay any remaining obligations then outstanding pursuant to the Bellridge Note;

●	the convertibility of the Bellridge Note was amended such that the Bellridge Note is only convertible at a conversion price to be mutually agreed upon between the Company and the holder. As of the date of this prospectus, the Company and holder have agreed that the conversion price is $0.02 per share. (see below);

●	the registration rights previously granted to Bellridge were eliminated; and

●	The First Bellridge Warrant and the Second Bellridge Warrant were cancelled and of no further force or effect as of the Bellridge Modification Date. In exchange, the Company issued Bellridge 360,000 shares of restricted common stock.

In addition, on April 9, 2019, the holders of the Bellridge Note PA Warrants that were exercisable into an aggregate of 4.75% of the outstanding common stock of the Company all agreed to exercise such warrants for an aggregate of 240,000 shares of common stock of the Company.

In an agreement dated August 3, 2020, Bellridge and the Company resolved many of the disputes between them. Among other things, Bellridge and the Company agreed upon the balance of all indebtedness owed to Bellridge as of August 3, 2020 ($2,150,000), a new maturity date on the indebtedness (April 30, 2021), and a price of $0.02 for the conversion of all Bellridge indebtedness into shares of Company common stock.

On July 20, 2020, in connection with the parties’ recent settlement, the Company issued 10,281,018 shares to Bellridge to settle certain claims of Bellridge (see legal matters). During the three months ended September 30, 2020, we issued 107,500,001 shares of our common stock upon the conversion of debt of $1,813,402 and accrued interest of $70,671. As of December 31, 2020, the Bellridge Note payable amounted to $0.

Related Party Convertible Note

On March 13, 2019, we entered into a convertible note agreement with Ms. Wendy Cabral, the Company’s chief executive officer significant other, in the amount of $500,000. Commencing on April 11, 2019 and continuing on the eleventh day of each month thereafter, payments of interest-only on the outstanding principal balance of this note of $7,500 was due and payable. Interest was to accrue with respect to the unpaid principal sum identified above until such principal was paid or converted as provided below at a rate equal to 18% per annum compounded annually. This note was convertible by the holder at any time, in principal amounts of $100,000 in accordance with its terms by delivery of written notice to the Company, into that number of shares of common stock equal to the amount obtained by dividing the portion of the aggregate principal amount that is being converted by $1.37. On July 12, 2019, we entered into a Note Conversion Agreement with Ms. Cabral. In connection with this Note Conversion Agreement, we issued 203,000 shares of our common stock at $2.50 per share for the full conversion of convertible note payable of $500,000 and accrued interest payable of $7,500, and we also issued Ms. Cabral warrants to purchase 203,000 shares of the Company’s common stock at an exercise price of $1.81 per share for a period of five years. As of December 31, 2020, this convertible note payable amounted to $0.

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Westmount Financial

On April 11, 2019, we entered into a convertible note agreement with Westmount Financial Limited Partnership, an entity controlled by Ms. Cabral, in the amount of $2,000,000. Commencing on May 11, 2019 and continuing on the eleventh day of each month thereafter, payment of interest only in the amount of $30,000 on the outstanding principal balance of this note was due and payable. Interest was to accrue with respect to the unpaid principal sum identified above until such principal is paid or converted as provided below at a rate equal to 18% per annum compounded annually. This note was convertible by the holder at any time in principal amounts of $100,000 in accordance with the terms by delivery of written notice to the Company, into that number of shares of common stock equal to the amount obtained by dividing the portion of the aggregate principal amount of this note that is being converted by $11.81. On July 12, 2019, we entered into a Note Conversion Agreement with Westmount Financial Limited Partnership. In connection with this Note Conversion Agreement, we issued 812,000 shares of our common stock at $2.50 per share for the full conversion of convertible note payable of $2,000,000 and accrued interest payable of $30,000. In connection with the conversion of this convertible note, we also issued to Westmount Financial Limited Partnership warrants to purchase 812,000 shares of the Company’s common stock at an exercise price of $2.50 per share for a period of five years. As of December 31, 2020, this convertible note payable amounted to $0.

August 30, 2019 Equity Offering

On August 30, 2019, we entered into a Securities Purchase Agreement with the investor parties thereto (collectively, the “Equity Investors”), pursuant to which the Equity Investors agreed to purchase, severally and not jointly, 585,000 units of the Company, each unit comprised of one share of common stock, and a warrant to purchase one (1) share of common stock (the “Equity Offering”) at an exercise price of $2.50 per share of common stock. The warrants include down-round provisions under which the warrant exercise price could be affected by future equity offerings undertaken by the Company. During the year ended December 31, 2020, down-round provisions were triggered. As of December 31, 2020, the exercise price of these warrants was lowered to $0.006 per share.

Including the Equity Offering, from August 2019 to October 2019, we issued 619,000 shares of our common stock and 619,000 five-year warrants to purchase common shares for an exercise price of $2.50 per common share to investors for cash proceeds of $1,547,500, or $2.50 per share, pursuant to unit subscription agreements.

August 30, 2019 convertible debt and related warrants

On August 30, 2019, we issued and sold to investors convertible promissory notes in the aggregate principal amount of $2,469,840 (the “August 2019 Notes”), and warrants to purchase up to 987,940 shares of our common stock (the “August 2019 Warrants”) pursuant to a Securities Purchase Agreement (the “August 2019 Debt Purchase Agreement”) with accredited investors. We received net proceeds of $295,534, which is net of 10% original issue discounts of $246,984 and origination fees of $61,101 and is net of $1,643,367 for the repayment of notes payable, and net of $222,854 related to the conversion of existing notes payable already outstanding to these lenders into these August 2019 Notes. The August 2019 Notes initially bore interest at 10% per annum and became due and payable on November 30, 2020. During the existence of an Event of Default (as defined in the August 2019 Notes), interest accrues at the lesser of (i) the rate of 18% per annum, or (ii) the maximum amount permitted by law. Commencing on the four-month anniversary of these August 2019 Notes, monthly payments of interest and monthly principal payments, based on a 12-month amortization schedule (each, an “August 2019 Note Amortization Payment”), were due and payable, until November 30, 2020, at which time all outstanding principal, accrued and unpaid interest and all other amounts due and payable under the August 2019 Notes were immediately due and payable. The August 2019 Note Amortization Payments are made in cash unless the investor requests payment in our common stock in lieu of a cash payment (each, an “August 2019 Note Stock Payment”). If the investor requests an August 2019 Note Stock Payment, the number of shares of common stock issued is based on the amount of the applicable August 2019 Note Amortization Payment divided by 80% of the lowest VWAP (as defined in the August 2019 Notes) during the five Trading Day (as defined in the August 2019 Notes) period prior to the due date of the August 2019 Note Amortization Payment.

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The August 2019 Notes may be prepaid, provided that certain Equity Conditions, as defined in the August 2019 Notes, have been met (or any such failure to meet the Equity Conditions has been waived): (i) from August 30, 2019 until and through November 30, 2019 at an amount equal to 105% of the aggregate of the outstanding principal balance of the August 2019 Notes and accrued and unpaid interest, and (ii) after August 30, 2019 at an amount equal to 115% of the aggregate of the outstanding principal balance of the August 2019 Notes and accrued and unpaid interest. In the event that the Company closes a registered public offering of securities for its own account (a “Public Offering”), the holders may elect to: (x) have their principal and accrued interest prepaid directly from the proceeds of the Public Offering at the prices set forth above, (y) exchange their August 2019 Notes at the closing of the Public Offering for the securities being issued in the Public Offering at the Public Offering prices based upon the outstanding principal, accrued interest and other charges, or (z) continue to hold their August 2019 Notes. Except for a Public Offering and August 2019 Amortization Payments, in order to prepay the August 2019 Notes, the Company must provide at least 20 days’ prior written notice to the holders, during which time the holders may convert their August 2019 Notes in whole or in part at the then-applicable conversion price. For avoidance of doubt, the August 2019 Amortization Payments are prepayments and are subject to prepayment penalties equal to 115% of the August 2019 Amortization Payment. In the event the Company consummates a Public Offering while the August 2019 Notes are outstanding, then 25% of the net proceeds of such offering will, within two business days of the closing of such Public Offering, be applied to reduce the outstanding obligations pursuant to the August 2019 Notes.

From the original issue date until the August 2019 Notes are no longer outstanding, the August 2019 Notes are convertible, in whole or in part, at any time, and from time to time, into shares of common stock at the option of the investor. The initial conversion price of the August 2019 Notes was the lower of: (i) $3.50 per share and (ii) the price per share paid by investors in the contemplated equity offering of up to $1,000,000. If an Event of Default (as defined in the August 2019 Notes) has occurred, regardless of whether it has been cured or remains ongoing, the August 2019 Notes were initially convertible at the lower of: (i) $3.50 and (ii) 70% of the second lowest closing price of the common stock as reported on the Trading Market (as defined in the August 2019 Notes) during the 20 consecutive Trading Day (as defined in the August 2019 Notes) period ending and including the Trading Day (as defined in the August 2019 Notes) immediately preceding the delivery or deemed delivery of the applicable notice of conversion (the “August 2019 Note Default Conversion Price”).

In January 2020, we defaulted on our August 30, 2019 convertible debt due to non-payment of the required amortization payment due. Accordingly, the outstanding principal balance on date of default increased by 30% amounting to approximately $724,000, default interest accrues at 18%, and the default conversion terms now apply as described above. All such Conversion Price determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the common stock. These August 2019 Notes and related August 2019 Warrants include a down-round provision under which the August 2019 Note conversion price and August 2019 Warrant exercise price were reduced, on a full-ratchet basis, to $0.006 due to the default on the August 2019 Notes triggering the default conversion price. See Note 6 to the consolidated financial statements for additional details.

During the six months ended June 30, 2020, we repaid principal of $257,139, settled $128,674 of debt, and we issued 293,677,788 shares of our common stock upon the conversion of principal and default interest of $2,118,311, accrued interest of $48,685 and fees of $1,000. Additionally, accrued interest payable of $84,416 was reclassified to principal balance. During the three months ended September 30, 2020, we issued 39,885,602 shares of our common stock upon the conversion of principal and default interest of $284,249, accrued interest of $8,450 and fees of $900.

Additionally, on July 20, 2020 and July 22, 2020, we entered Exchange Agreements (the “Exchange Agreements”) with two Investors to exchange outstanding August 2019 Notes and August 2019 Warrants for a newly created series of preferred stock designated the Series D Convertible Preferred Stock (the “Series D”) (See below).

On December 31, 2020, convertible notes payable related to August 30, 2019 convertible debt amounted to $22,064, which consists of $22,064 of principal balance and default interest due. On December 31, 2019, convertible notes payable related to August 30, 2019 convertible debt amounted to $658,623, which consists of $2,469,840 of principal balance due and is net of unamortized debt discount of $1,811,217.

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Series D Exchange

On July 20, 2020, the Company entered an Exchange Agreement (the “Cavalry Exchange Agreement”) with one of the investors in the August 2019 Notes and August 2019 Warrants, Cavalry Fund I, LP, (“Cavalry”) to exchange outstanding August 2019 Notes and August 2019 Warrants for a newly created series of preferred stock designated the Series D Convertible Preferred Stock (the “Series D”). Pursuant to the Cavalry Exchange Agreement, Cavalry exchanged August 2019 Notes with an aggregate remaining principal and accrued interest amounts outstanding of $559,846.31 and August 2019 Warrants to purchase 228,713,916 shares of common stock for 301,457 shares of Series D (the “Cavalry Exchange”).

On July 22, 2020, the Company entered an Exchange Agreement (the “Puritan Exchange Agreement”) with another investor, Puritan Partners LLC (“Puritan”) to exchange outstanding August 2019 Notes and August 2019 Warrants for Series D. Pursuant to the Puritan Exchange Agreement, Puritan exchanged August 2019 Notes with an aggregate remaining principal amount outstanding of $265,843.79 and August 2019 Warrants to purchase 194,445,377 shares of common stock for 221,269 shares of Series D (the “Puritan Exchange” and together with the Cavalry Exchange, the “Series D Exchanges”).

In connection with Cavalry Exchange, the Company and Cavalry entered into a leak-out agreement, dated as of July 20, 2020 (the “Cavalry Leak-Out Agreement”), whereby Cavalry agreed that, until the earliest to occur of (a) 120 days from July 20, 2020, (b) the common stock trading at an average reported volume of at least 100,000,001 shares for three consecutive trading days, (c) the price per share of the common stock exceeding $0.10 in a transaction, (d) the time of release (whether by termination of an applicable leak-out agreement or otherwise), in whole or in part, of any leak-out agreement with any other holder of securities, or (e) any breach by the Company of any term of the Cavalry Leak-Out Agreement that is not cured within five trading days following delivery of written notice of such breach by Cavalry to the Company, neither Cavalry, nor any of its Affiliates (as defined in the Cavalry Leak-Out Agreement), collectively, shall sell, on any trading day, more than 10% of the common stock sold on such trading day.

In connection with the Puritan Exchange, the Company and Puritan entered into a Leak-Out Agreement, dated as of July 22, 2020 (the “Puritan Leak-Out Agreement”), whereby Puritan agreed that, until the earliest to occur of (a) 120 days from July 22, 2020, (b) the common stock trading at an average reported volume of at least 100,000,001 shares for three consecutive trading days, (c) the price per share of the common stock exceeding $0.10 in a transaction, (d) the time of release (whether by termination of an applicable leak-out agreement or otherwise), in whole or in part, of any leak-out agreement with any other holder of securities, or (e) any breach by the Company of any term of the Puritan Leak-Out Agreement that is not cured within five trading days following delivery of written notice of such breach by Puritan to the Company, neither Puritan, nor any of its Affiliates (as defined in the Puritan Leak-Out Agreement), collectively, shall sell, on any trading day, more than 10% of the common stock sold on such trading day.

In connection with the Series D Exchanges, the Board of Directors (the “Board”) created the Series D pursuant to the authority vested in the Board by the Company’s Amended and Restated Articles of Incorporation to issue up to 10,000,0000 shares of preferred stock, $0.001 par value per share. The Company’s Amended and Restated Articles of Incorporation explicitly authorize the Board to issue any or all of such shares of preferred stock in one (1) or more classes or series and to fix the designations, powers, preferences and rights, the qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

On July 20, 2020, the Board filed the Certificate of Designation of Preferences, Rights and Limitations of Series D Preferred Stock (the “Series D COD”) with the Secretary of State of the State of Nevada designating 1,250,000 shares of preferred stock as Series D. The Series D does not have the right to vote. The Series D has a stated value of $6.00 per share (the “Stated Value”). Subject only to the liquidation rights of the holders of Series B Preferred Stock that is currently issued and outstanding, upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, the Series D is entitled to receive an amount per share equal to the Stated Value and then receive a pro-rata portion of the remaining assets available for distribution to the holders of common stock on an as-converted to common stock basis. Until July 20, 2021, the holders of Series D have the right to participate, pro rata, in each subsequent financing in an amount up to 25% of the total proceeds of such financing on the same terms, conditions and price otherwise available in such subsequent financing.

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Subject to a beneficial ownership limitation and customary adjustments for stock dividends and stock splits, each share of Series D is convertible into 1,000 shares of common stock. A holder of Series D may not convert any shares of Series D into common stock if the holder (together with the holder’s affiliates and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Series D COD. However, upon notice from the holder to the Company, the holder may decrease or increase the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series D COD, provided that any such increase or decrease in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

Approval of at least a majority of the outstanding Series D is required to: (a) amend or repeal any provision of, or add any provision to, the Company’s Articles of Incorporation or bylaws, or file any Certificate of Designation (however such document is named) or articles of amendment to create any class or any series of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series D, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or bylaws or by merger, consolidation or otherwise or filing any Certificate of Designation, it being understood that the creation of a new security having rights, preferences or privileges senior to or on parity with the Series D in a future financing will not constitute an amendment, addition, alteration, filing, waiver or repeal for these purposes; (b) increase or decrease (other than by conversion) the authorized number of Series D; (c) issue any Series D, other than to the Investors; or (d) without limiting any provision hereunder, whether or not prohibited by the terms of the Series D, circumvent a right of the Series D.

During the period from July 1, 2020 to December 31, 2020, we issued 522,726,000 shares of our common stock in connection with the conversion of 522,726 shares of Series D. The conversion ratio was 1,000 shares of common stock for each share of Series D based on the Series D COD. Accordingly, as of December 31, 2020, no shares of Series D were outstanding.

October 3, 2019 convertible debt and related warrants

On October 3, 2019, the Company issued and sold to an investor a convertible promissory note in the principal amount of $166,667 (the “October 3 Note”), and warrants to purchase up to 66,401 shares of the Company’s common stock (the “October 3 Warrant”). The Company received net proceeds of $150,000, which is net of a 10% original issue discounts of $16,667. The October 3 Note initially bore interest at 10% per annum and becomes due and payable on January 3, 2021. During the existence of an Event of Default, interest accrues at the lesser of (i) the rate of 18% per annum, or (ii) the maximum amount permitted by law. Commencing on the four-month anniversary of the October 3 Note, monthly payments of interest and monthly principal payments, based on a 12-month amortization schedule (each, an “October 3 Note Amortization Payment”), are due and payable, until the Maturity Date, at which time all outstanding principal, accrued and unpaid interest and all other amounts due and payable under the October 3 Note will be immediately due and payable. The October 3 Note Amortization Payments are made in cash unless the investor requests payment in the Company’s common stock in lieu of a cash payment (each, an “October 3 Note Stock Payment”). If the investor requests an October 3 Note Stock Payment, the number of shares of common stock issued is based on the amount of the applicable October 3 Note Amortization Payment divided by 80% of the lowest VWAP (as defined in the October 3 Note) during the five Trading Day (as defined in the October 3 Note) period prior to the due date of the October 3 Note Amortization Payment.

The October 3 Note may be prepaid, provided that certain Equity Conditions, as defined in the October 3 Note, have been met (or any such failure to meet the Equity Conditions has been waived): (i) from October 3, 2019 until and through January 3, 2020, at an amount equal to 105% of the aggregate of the outstanding principal balance of the October 3 Note and accrued and unpaid interest, and (ii) after January 3, 2020, at an amount equal to 115% of the aggregate of the outstanding principal balance of the October 3 Note and accrued and unpaid interest. In the event that the Company closes a Public Offering, the holder may elect to: (x) have its principal and accrued interest prepaid directly from the proceeds of the Public Offering at the prices set forth above, (y) exchange its October 3 Note at the closing of the Public Offering for the securities being issued in the Public Offering at the Public Offering prices based upon the outstanding principal, accrued interest and other charges, or (z) continue to hold the October 3 Note. Except for a Public Offering and October 3 Note Amortization Payments, in order to prepay the October 3 Note, the Company must provide at least 20 days’ prior written notice to the holder, during which time the holder may convert the October 3 Note in whole or in part at the conversion price. For avoidance of doubt, the October 3 Note Amortization Payments are prepayments and are subject to prepayment penalties equal to 115% of the October 3 Note Amortization Payment. In the event the Company consummates a Public Offering while the October 3 Note is outstanding, then 25% of the net proceeds of such offering will, within two business days of the closing of such Public Offering, be applied to reduce the outstanding obligations pursuant to the October 3 Note.

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On the original issue date until the October 3 Note is no longer outstanding, the October 3 Note is convertible, in whole or in part, at any time, and from time to time, into shares of common stock at the option of the investor. The “Conversion Price” in effect on any Conversion Date means, as of any Conversion Date (as defined in the October 3 Note) or other date of determination, the lower of: (i) $2.51 per share and (ii) the price per share paid by investors in the contemplated equity offering of up to $1,000,000. If an Event of Default (as defined in the October 3 Note) has occurred, regardless of whether such Event of Default (as defined in the October 3 Note) has been cured or remains ongoing, the October 3 Note is convertible at the lower of: (i) $2.51 and (ii) 70% of the second lowest closing price of the common stock as reported on the Trading Market (as defined in the October 3 Note) during the 20 consecutive Trading Day (as defined in the October 3 Note) period ending and including the Trading Day (as defined in the October 3 Note) immediately preceding the delivery or deemed delivery of the applicable Notice of Conversion (the “October 3 Note Default Conversion Price”). All such conversion price determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the common stock.

This October 3 Note and the related October 3 Warrant include down-round provisions under which the October 3 Note conversion price and October 3 Warrant exercise price were reduced on a full-ratchet basis to $0.006 due to the adjusted conversion price of certain other convertible notes issued by the Company. See Note 6 to the consolidated financial statements for additional details.

The October 3 Warrant is exercisable at any time on or after the date of the issuance and entitles the investor to purchase shares of the Company’s common stock for a period of five years from the initial date the October 3 Warrant became exercisable. Under the terms of the October 3 Warrant, the investor is entitled to exercise the October 3 Warrant to purchase up to 66,401 shares of the Company’s common stock at an initial exercise price of $3.51, subject to adjustment as detailed in the October 3 Warrant and described above.

In February 2020, due to the default of the February 2020 October 3 Note Amortization Payment, the October 3 Note was deemed in default. Accordingly, the outstanding principal balance on date of default increased by 30% which amounted to approximately $50,000, default interest accrues at 18%, and the default conversion terms apply as described above. See Note 6 to the consolidated financial statements for additional details.

During the year ended December 31, 2020, the Company issued 27,525,109 shares of its common stock upon the conversion of principal and default interest of $216,667, accrued interest of $11,774, fees of $5,000, and additional interest expense of $2,180.

On December 31, 2020, convertible notes payable related to the October 3, 2019 convertible debt amounted to $0. On December 31, 2019, convertible notes payable related to the October 3, 2019 convertible debt amounted to $33,334, which consists of $166,667 of principal balance due and is net of unamortized debt discount of $133,333.

Fall 2019 notes

On October 14, 2019 and November 7, 2019, we entered into convertible note agreements with an accredited investor. Pursuant to the terms of these convertible note agreements, we issued and sold to an investor convertible promissory notes in the aggregate principal amount of $500,000 (the “Fall 2019 Notes”) and we received cash proceeds of $500,000. The Fall 2019 Notes bear interest at 10% per annum. The October 14, 2019 convertible promissory note of $300,000 became due and payable on October 14, 2020 and the November 7, 2019 convertible promissory note of $200,000 became due and payable on November 7, 2020. Commencing on the respective seven-month anniversaries of issuance and continuing each month thereafter through the respective maturity date, payments of principal and interest was to be made in accordance with the respective amortization schedule. During the existence of an Event of Default (as defined in the Fall 2019 Notes), interest accrued at the lesser of (i) the rate of 18% per annum, or (ii) the maximum amount permitted by law. Commencing on the seventh month anniversary of each respective note, monthly payments of interest and monthly principal payments are due and payable, until the respective maturity dates, at which time all outstanding principal, accrued and unpaid interest and all other amounts due and payable under such Fall 2019 Note will be immediately due and payable.

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Each Fall 2019 Note was convertible, in whole or in part, at any time, and from time to time, into shares of common stock at the option of the investor. The “Conversion Price” in effect on any Conversion Date means, as of any date of determination, the lower of: (i) $2.50 per share and (ii) the twenty day per share closing trading price of the Company’s common stock during the twenty trading days that close with the last previous trading day ended three days prior to the date of exercise. The Fall 2019 Notes do not contain anti-dilutive provisions. In May 2020, due to the default of a May 2020 Amortization Payment, the October 14, 2019 convertible note was deemed in default. Accordingly, default interest accrued at 18% and the October 14, 2019 convertible note became due on the date of default.

On December 17, 2020, the Company issued 55,000,000 shares of its common stock upon the conversion of principal of $500,000 and accrued interest of $81,616.

On December 31, 2020, convertible notes payable related to the Fall 2019 Notes amounted to $0. On December 31, 2019, convertible notes payable related to the Fall 2019 Notes amounted to $233,600, which consists of $500,000 of principal balance due and is net of unamortized debt discount of $266,400.

Secured Merchant Loans

From November 22, 2019 to December 31, 2019, we entered into several secured merchant loans in the aggregate amount of $2,283,540. We received net proceeds of $1,355,986, net of original issue discounts and origination fees of $927,554. Pursuant to these several secured merchant loans, we were required to pay the noteholders by making daily and/or weekly payments on each business day or week until the loan amounts were paid in full. Each payment was deducted from the Company’s bank account. During the year ended December 31, 2019, we repaid an aggregate of $464,344 of the loans. On December 31, 2019, notes payable related to these secured merchant loans amounted to $1,057,074, which consists of $1,819,196 of principal balance due and is net of unamortized debt discount of $762,122. Subsequent to December 31, 2019, we settled and repaid all of these notes.

Q1/Q2 2020 convertible debt and related warrants

Beginning in January 2020 and continuing through April 1, 2020 we have issued and sold to investors convertible promissory notes in the aggregate principal amount of $2,068,000 (the “Q1/Q2 2020 Notes”), and warrants to purchase up to 827,200 shares of the Company’s common stock (the “Q1/Q2 2020 Warrants”). We received net proceeds of $1,880,000, which is net of 10% original issue discounts of $188,000. The Q1/Q2 2020 Notes initially bore interest at 6% per annum and become due and payable on the date that is the 24-month anniversary of the original issue date of the respective Q1/Q2 2020 Note. During the existence of an Event of Default (as defined in the applicable Q1/Q2 2020 Note), interest accrues at the lesser of (i) the rate of 18% per annum, or (ii) the maximum amount permitted by law. Commencing on the thirteenth month anniversary of each 2020 Note, monthly payments of interest and monthly principal payments, based on a 12-month amortization schedule (each, a “2020 Note Amortization Payment”), will be due and payable, until the Maturity Date (as defined in the applicable 2020 Note), at which time all outstanding principal, accrued and unpaid interest and all other amounts due and payable under such 2020 Note will be immediately due and payable. The 2020 Note Amortization Payments will be made in cash unless the investor requests payment in the Company’s common stock in lieu of a cash payment (each, a “2020 Note Stock Payment”). If a holder of a 2020 Note requests a 2020 Note Stock Payment, the number of shares of common stock issued will be based on the amount of the applicable 2020 Note Amortization Payment divided by 80% of the lowest VWAP (as defined in the applicable 2020 Note) during the five Trading Day (as defined in the applicable 2020 Note) period prior to the due date of such 2020 Note Amortization Payment.

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The Q1/Q2 2020 Notes may be prepaid, provided that certain Equity Conditions, as defined in the Q1/Q2 2020 Notes, have been met (or any such failure to meet the Equity Conditions has been waived): (i) from each Q1/Q2 2020 Note’s respective original issuance date until and through the day that falls on the third month anniversary of such original issue date (each a “Q1/Q2 2020 Note 3 Month Anniversary”) at an amount equal to 105% of the aggregate of the outstanding principal balance of the Q1/Q2 2020 Note and accrued and unpaid interest, and (ii) after the applicable Q1/Q2 2020 Note 3 Month Anniversary at an amount equal to 115% of the aggregate of the outstanding principal balance of the Q1/Q2 2020 Note and accrued and unpaid interest. In the event that the Company closes a Public Offering, each holder may elect to: (x) have its principal and accrued interest prepaid directly from the proceeds of the Public Offering at the prices set forth above, or (y) exchange its Q1/Q2 2020 Note at the closing of the Public Offering for the securities being issued in the Public Offering at the Public Offering prices based upon the outstanding principal, accrued interest and other charges, or (z) continue to hold its Q1/Q2 2020 Note(s). Except for a Public Offering and Q1/Q2 2020 Note Amortization Payments, in order to prepay a Q1/Q2 2020 Note, the Company must provide at least 30 days’ prior written notice to the holder thereof, during which time the holder may convert its Q1/Q2 2020 Note in whole or in part at the applicable conversion price. The Q1/Q2 2020 Note Amortization Payments are prepayments and are subject to prepayment penalties equal to 115% of the Q1/Q2 2020 Note Amortization Payment. In the event the Company consummates a Public Offering while the Q1/Q2 2020 Notes are outstanding, then 25% of the net proceeds of such offering will, within two business days of the closing of such Public Offering, be applied to reduce the outstanding obligations pursuant to the Q1/Q2 2020 Notes.

After the original issue date of a Q1/Q2 2020 Note until such Q1/Q2 2020 Note is no longer outstanding, such Q1/Q2 2020 Note is convertible, in whole or in part, at any time, and from time to time, into shares of common stock at the option of the holder. The “Conversion Price” in effect on any Conversion Date (as defined in the applicable Q1/Q2 2020 Note) means, as of any date of determination, $0.40 per share, subject to adjustment as provided therein and summarized in this prospectus. If an Event of Default (as defined in the Q1/Q2 2020 Notes) has occurred, regardless of whether it has been cured or remains ongoing, the Q1/Q2 2020 Notes are convertible at the lower of: (i) $0.40 and (ii) 70% of the second lowest closing price of the common stock as reported on the Trading Market (as defined in the applicable Q1/Q2 2020 Note) during the 20 consecutive Trading Day (as defined in the applicable Q1/Q2 2020 Note) period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable notice of conversion. All such Conversion Price determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the common stock. The Q1/Q2 2020 Notes contain down-round protection under which the Q1/Q2 2020 Note conversion price was reduced on a full-ratchet basis, to $0.006 due to the adjusted conversion price of certain other convertible notes issued by the Company.

The Q1/Q2 2020 Warrants are exercisable at any time on or after the date of the issuance and entitle the investors to purchase shares of the Company’s common stock for a period of five years from the initial date the 2020 Warrants become exercisable. Under the terms of the Q1/Q2 2020 Warrants, the investors are entitled to exercise the Q1/Q2 2020 Warrants to purchase up to 827,200 shares of the Company’s common stock at an initial exercise price of $0.40, subject to adjustment as detailed in the respective Q1/Q2 2020 Warrants.

Due to the default of August 2019 Amortization Payments due on our August 2019 Notes and other notes, these convertible notes were deemed in default. Accordingly, the outstanding principal balance on date of default increased by 30% which amounted to approximately $620,400, default interest accrues at 18%, and the default conversion terms apply.

During the three months ended September 30, 2020, we issued 291,796,804 shares of our common stock upon the conversion of principal and default interest of $1,887,000 and accrued interest of $3,731.

On December 31, 2020, convertible notes payable and default interest due related to the Q1/Q2 2020 Notes amounted to $717,852, which consists of $801,400 of principal balance due and is net of unamortized debt discount of $83,548.

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April 20, 2020 convertible debt

On April 20, 2020, we issued to an investor a convertible promissory note in the principal amount of $456,500 (the “April 20 Note”). The April 20 Note contained a 10% original issue discount amounting to $41,500 for a purchase price of $415,000. The Company did not receive any proceeds from the April 20 Note because the investor converted previous notes and accrued interest due to him in the amount of $195,000 into the April 20 Note. In connection with the conversion of notes payable to the April 20 Note, we recorded a loss from debt extinguishment of $220,000. The April 20 Note bore interest at 6% per annum and becomes due and payable on April 20, 2022 (the “April 20 Note Maturity Date”). During the existence of an Event of Default (as defined in the April 20 Note), which includes, amongst other events, any default in the payment of principal and interest payment (including any April 20 Note Amortization Payments) under any note or any other indebtedness, interest accrues at the lesser of (i) the rate of 18% per annum, or (ii) the maximum amount permitted by law. Commencing on the thirteenth month anniversary of the April 20 Note, monthly payments of interest and monthly principal payments, based on a 12-month amortization schedule, will be due and payable (each, an “April 20 Note Amortization Payment”), until the April 20 Note Maturity Date, at which time all outstanding principal, accrued and unpaid interest and all other amounts due and payable under the April 20 Note will be immediately due and payable. The April 20 Note Amortization Payments will be made in cash unless the investor requests payment in the Company’s common stock in lieu of a cash payment (each, an “April 20 Note Stock Payment”). If the investor requests an April 20 Note Stock Payment, the number of shares of common stock issued will be based on the amount of the applicable April 20 Note Amortization Payment divided by 80% of the lowest VWAP (as defined in the April 20 Note) during the five Trading Day (as defined in the April 20 Note) period prior to the due date of the April 20 Note Amortization Payment.

The April 20 Note may be prepaid, provided that certain Equity Conditions, as defined in the April 20 Note, have been met (or any such failure to meet the Equity Conditions has been waived): (i) from April 20, 2020 until and through July 20, 2020 at an amount equal to 105% of the aggregate of the outstanding principal balance of the April 20 Note and accrued and unpaid interest, and (ii) after July 20, 2020 at an amount equal to 115% of the aggregate of the outstanding principal balance of the April 20 Note and accrued and unpaid interest. In the event that the Company closes a Public Offering, the holder may elect to: (x) have its principal and accrued interest prepaid directly from the proceeds of the Public Offering at the prices set forth above, (y) exchange its April 20 Note at the closing of the Public Offering for the securities being issued in the Public Offering at the Public Offering prices based upon the outstanding principal, accrued interest and other charges, or (z) continue to hold the April 20 Note. Except for a Public Offering and April 20 Note Amortization Payments, in order to prepay the April 20 Note, the Company must provide at least 30 days’ prior written notice to the holder, during which time the holder may convert the April 20 Note in whole or in part at the then applicable conversion price. For avoidance of doubt, the April 20 Note Amortization Payments will be prepayments and are subject to prepayment penalties equal to 115% of the April 20 Note Amortization Payment. In the event the Company consummates a Public Offering while the April 20 Note is outstanding, then 25% of the net proceeds of such offering will, within two business days of the closing of such Public Offering, be applied to reduce the outstanding obligations pursuant to the April 20 Note.

Until the April 20 Note is no longer outstanding, it is convertible, in whole or in part, at any time, and from time to time, into shares of common stock at the option of the investor. The “Conversion Price” in effect on any Conversion Date (as defined in the April 20 Note) means, as of any Conversion Date or other date of determination, the lower of: (i) $0.40 and (ii) 70% of the second lowest closing price of the common stock as reported on the Trading Market (as defined in the April 20 Note) during the 20 consecutive Trading Day (as defined in the April 20 Note) period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable notice of conversion. All such Conversion Price determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the common stock.

Due to the default of August 2019 Note Amortization Payments due on our August 2019 Notes and other notes, the April 20 Note was deemed in default. Accordingly, the outstanding principal balance on date of default increased by 30% which amounted to approximately $136,950, default interest accrues at 18%, and the default conversion terms apply.

During the three months ended September 30, 2020, we issued 38,500,000 shares of our common stock upon the conversion of principal and default interest of $231,000. On October 7, 2020, the Company issued 53,255,583 shares of its common stock upon the conversion of principal and default interest of $293,150 and accrued interest of $26,383.

On December 31, 2020, convertible notes payable related to the April 20 Note amounted to $69,300, which consists of $69,300 of principal balance and default interest due.

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Conversions of Convertible Notes, Warrants and Convertible Preferred Stock

The Company’s trading price quoted on the OTC Pink market fell from $3.50 per share on January 8, 2020 to $0.03 on December 31, 2020. This drop, together with anti-dilution protection features contained in the August 2019 Notes and August 2019 Warrants that were triggered upon the issuance of convertible debt beginning in January 2020, caused the conversion prices of most of the Company’s outstanding notes and the exercise price of many of the Company’s outstanding warrants, to fall to $0.006. Beginning in February 2020, note holders began converting the outstanding principal of their notes into substantial quantities of shares of the Company’s common stock. During the period from February 25, 2020 to December 31, 2020, we issued 1,013,408,088 shares of our common stock in connection with the conversion of convertible notes payable and default interest of $8,353,965, accrued interest of $553,596, and fees of $9,080. The conversion price was based on contractual terms of the related debt. On July 24, 2020, we issued 1,000,000 shares of our common stock upon the conversion of 1,000,000 shares of Series B preferred shares. Additionally, the Company issued 155,914,308 shares of its common stock upon the cashless exercise of 157,297,448 warrants. Also, we issued 522,726,000 shares of common stock upon the conversion of 522,726 shares of series D preferred stock and issued other shares of common stock during fiscal 2020. Consequently, the total number of shares of common stock outstanding has increased from 11,832,603 on December 31, 2019, to 1,733,847,494 on December 31, 2020.

These anti-dilution protection features only provide for one-way adjustment, therefore, even if the Company cures any events of default, and the trading price increases, the conversion and exercise prices of the affected notes and warrants will remain a fraction of a penny. As a result, the Company has made commitments to shareholders, convertible note holders and warrant holders to issue, or keep available for issuance, large quantities of additional shares of common stock.

To enable the Company to meet these commitments, the Company’s Board of Directors unanimously adopted a resolution seeking stockholder approval to authorize the Board of Directors to amend the Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 500,000,000 shares to 4,000,000,000 shares (the “Authorized Share Increase Amendment”). Stockholder approval for the Authorized Share Increase Amendment was obtained on June 26, 2020 from stockholders that held at least 51% of the voting power of the stock of the Company entitled to vote thereon, as of the record date of June 26, 2020. These consents constituted a sufficient number of votes to approve the Authorized Share Increase Amendment under the Company’s Amended and Restated Articles of Incorporation, bylaws and Nevada law. Pursuant to applicable securities laws and Section 78.390 of the Nevada Revised Statutes, the Company prepared and mailed an Information Statement to its stockholders of record on the record date beginning on June 30, 2020. In compliance with Rule 14(c)-2(b) of the Securities Exchange Act of 1934, as amended, the Authorized Share Increase Amendment became effective on July 20, 2020 which was at least twenty calendar days after the Information Statement was first sent to stockholders.

Paycheck Protection Program Promissory Notes

On April 15, 2020, our subsidiary, Prime EFS, entered into a Paycheck Protection promissory note (the “Prime EFS PPP Loan”) with M&T Bank in the amount of $2,941,212 under the Small Business Administration (the “SBA”) Paycheck Protection Program (the “Paycheck Protection Program”) of the Coronavirus Aid, Relief and Economic Security Act of 2020 (the “CARES Act”). On April 15, 2020, the Prime EFS PPP Loan was approved and Prime EFS received the loan proceeds on April 22, 2020. Prime EFS has used and plans to continue to use the proceeds for covered payroll costs, rent and utilities in accordance with the relevant terms and conditions of the CARES Act. The Prime EFS PPP Loan has a two-year term, matures on April 16, 2022, and bears interest at a rate of 1.00% per annum. Monthly principal and interest payments, less the amount of any potential forgiveness (discussed below), should have commenced on November 16, 2020. To date, no payment has been made.

On April 2, 2020, our subsidiary, Shypdirect, entered into a Paycheck Protection promissory note (the “Shypdirect PPP Loan” and together with the Prime EFS PPP Loan, the “PPP Loans”) with M&T Bank in the amount of $504,940 under the SBA Paycheck Protection Program of the CARES Act. On April 28, 2020, the Shypdirect PPP Loan was approved and Shypdirect received the Shypdirect PPP Loan proceeds on May 1, 2020. Shypdirect has used and plans to continue to use the proceeds for covered payroll costs, rent and utilities in accordance with the relevant terms and conditions of the CARES Act. The Shypdirect PPP Loan has a two-year term, matures on April 28, 2022, and bears interest at a rate of 1.00% per annum. Monthly principal and interest payments, less the amount of any potential forgiveness (discussed below), was to commence on November 28, 2020. To date, no payment has been made.

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Neither Prime EFS nor Shypdirect provided any collateral or guarantees for these PPP Loans, nor did they pay any facility charge to obtain the PPP Loans. These promissory notes provide for customary events of default, including, among others, those relating to failure to make payment, bankruptcy, breaches of representations and material adverse effects. Prime EFS and Shypdirect may prepay the principal of the PPP Loans at any time without incurring any prepayment charges. These PPP Loans may be forgiven partially or fully if the respective loan proceeds are used for covered payroll costs, rent and utilities, provided that such amounts are incurred during the twenty-four-week period that commenced on the date the proceeds of each loan were received and at least 60% of any forgiven amount has been used for covered payroll costs. Any forgiveness of these PPP Loans will be subject to approval by the SBA and M&T Bank and will require Prime EFS and Shypdirect to apply for such treatment in the future.

Amazon Logistics Delivery Service Partner Agreement and Amazon Relay Carrier Terms of Service

On June 19, 2020, Amazon notified Prime EFS by the Prime EFS Termination Notice that Amazon did not intend to renew the In-Force Agreement when it expired. In the Prime EFS Termination Notice, Amazon stated that the In-Force Agreement would expire on September 30, 2020.

Additionally, on July 17, 2020, Amazon notified Shypdirect that Amazon had elected to terminate the Program Agreement between Amazon and Shypdirect effective as of November 14, 2020 (the “Shypdirect Termination Notice”). However, on August 3, 2020, pursuant to the Aug. 3 Proposal, Amazon offered to withdraw the Shypdirect Termination Notice and extend the term of the Program Agreement to and including May 14, 2021, conditioned on Prime EFS executing, for nominal consideration, a separation agreement with Amazon under which Prime EFS would agree to cooperate in an orderly transition of its Amazon last-mile delivery business to other service providers, release any and all claims it may have against Amazon, and covenant not to sue Amazon. On August 4, 2020, the Company, Prime EFS and Shypdirect accepted the Aug. 3 Proposal.

Cash Flows

Operating activities

Net cash flows used in operating activities for the year ended December 31, 2020 amounted to $3,278,258. During the year ended December 31, 2020, net cash used in operating activities was primarily attributable to a net loss of $42,781,958, adjusted for the add back (reduction) of non-cash items such as depreciation and amortization expense of $102,109, derivative expense of $34,692,503, amortization of debt discount of $4,928,010, non-cash contingency loss of $3,035,837, interest expense related to debt default of $1,531,335, stock-based compensation of $1,999,749, non-cash settlement expense of $545,616, and non-cash gain on debt extinguishment of $(7,899,618), and changes in operating assets and liabilities such as a decrease in accounts receivable of $583,818, an increase in prepaid expenses and other current assets of $64,822, an increase in security deposit of $17,500, an increase in accounts payable and accrued expenses of $258,554, a decrease in insurance payable of $258,966, and an increase in accrued compensation and related benefits of $35,732.

Net cash flows used in operating activities for the year ended December 31, 2019 amounted to $5,659,094. During the year ended December 31, 2019, net cash used in operating activities was primarily attributable to a net loss of $44,864,462, adjusted for the add back (reduction) of non-cash items such as depreciation and amortization expense of $969,893, derivative expense of $55,841,032, amortization of debt discount of $4,562,749, interest expense related to a put premium of $385,385, contingency loss of $586,784, stock-based compensation of $9,227,020, a gain on debt extinguishment of $(39,246,384), impairment expense of $3,842,259, non-cash loan fees of $601,121 and changes in operating assets and liabilities such as an increase in accounts receivable of $542,274, an increase in prepaid expenses and other current assets of $1,124,879, an increase in accounts payable and accrued expenses of $1,687,210 and an increase in insurance payable of $1,839,893.

Investing activities

Net cash used in investing activities for the year ended December 31, 2020 amounted to $460,510 and consisted of cash paid for the purchase of five box trucks of $460,510.

Net cash provided by investing activities for the year ended December 31, 2019 amounted to $20,649 and consisted of cash received from the disposal of trucks and van of $81,000 offset by cash paid for the purchase of property and equipment of $54,726 and a reduction of cash related to the disposal of Save On of $5,625.

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Financing activities

For the year ended December 31, 2020, net cash provided by financing activities totaled $4,268,025. For the year ended December 31, 2020, we received proceeds from convertible debt of $1,912,382, proceeds from notes payable of $4,479,662 and proceeds from the sale of Series E preferred shares of $1,163,000, offset by the repayment of convertible notes of $257,139, the repayment of related party advances of $27,753, and the repayment of notes payable of $3,002,127.

For the year ended December 31, 2019, net cash provided by financing activities totaled $5,392,275. For the year ended December 31, 2019, we received proceeds from the sale of common stock and warrants of $1,547,500, proceeds from related party convertible notes of $2,500,000, proceeds from convertible debt of $2,588,900, proceeds from notes payable of $9,280,655, net proceeds from related party advances of $87,645, and proceeds from related party notes of $805,000 offset by the repayment of convertible notes of $386,923, the repayment of related party notes of $545,000, and the repayment of notes payable of $10,485,502.

Going Concern Consideration

Our accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, for the years ended December 31, 2020 and 2019, we had a net loss of $42,781,958 and $44,864,462 and net cash used in operations was $3,278,258 and $5,659,094, respectively. Additionally, we had an accumulated deficit, shareholders’ deficit, and a working capital deficit of $122,621,060, $16,013,416, and $16,611,286, respectively, on December 31, 2020. Furthermore, during 2020, the Company failed to make required payments of principal and interest on certain of its convertible debt instruments and notes payable.

On June 19, 2020, Amazon notified Prime EFS by the Prime EFS Termination Notice that Amazon would not renew its Delivery Service Partner (DSP) Agreement with Prime EFS when the In-Force Agreement expired on September 30, 2020 and such In-Force Agreement, in fact, expired on September 30, 2020. Additionally, on July 17, 2020, pursuant to the Shypdirect Termination Notice, Amazon notified Shypdirect that Amazon had elected to terminate the Program Agreement between Amazon and Shypdirect effective as of November 14, 2020 (See Note 1). However, on August 3, 2020, Amazon offered pursuant to the Aug. 3 Proposal to withdraw the Shypdirect Termination Notice and extend the term of the Program Agreement to and including May 14, 2021, conditioned on Prime EFS executing, for nominal consideration, a separation agreement with Amazon under which Prime EFS would agree to cooperate in an orderly transition of its Amazon last-mile delivery business to other service providers, release any and all claims it may have against Amazon, and covenant not to sue Amazon. In a “Separation Agreement” dated August 23, 2020, by and among Amazon, Prime EFS and the Company, Prime EFS and the Company agreed, for nominal consideration, that the Delivery Service Partner Program Agreement between Amazon and Prime EFS would terminate effective September 30, 2020; that Prime EFS and the Company would cooperate in an orderly transition of the last-mile delivery business from Prime EFS to other service providers; that Prime EFS would return any and all vehicles leased from Element Fleet Corporation by October 7, 2020 in good repair; and that Prime EFS would dismiss the Amazon Arbitration with prejudice. Under the same Separation Agreement, Prime EFS and the Company released any and all claims they had against Amazon and covenanted not to sue Amazon. In a “Settlement and Release Agreement” dated August 21, 2020, by and among Amazon, Shypdirect, Prime EFS and the Company, Amazon withdrew the Shypdirect Termination Notice and extended the term of the Program Agreement to and including May 14, 2021. In the Settlement and Release Agreement, Shypdirect released any and all claims it had against Amazon, arising under the Program Agreement between Amazon and Shypdirect effective as of November 14, 2020, or otherwise. We do not expect Amazon to renew the Program Agreement upon expiration which will have a material effect on the Company’s operation in the seconds quarter of 2021 and beyond. During the first quarter of 2021, Shypdirect defaulted on certain leases for the leasing of trucks with Ryder. In connection with this default, Ryder has demanded that Shypdirect pay for the leased trucks in the amount of approximately $2,871,000.

It is management’s opinion that these factors raise substantial doubt about Shypdirect and/or the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this prospectus. In April 2020, the Company’s subsidiaries, Prime EFS and Shypdirect, entered into Paycheck Protection Program promissory notes with M&T Bank in the aggregate amount of $3,446,152. Management cannot provide assurance that the Company will ultimately achieve profitable operations, become cash flow positive, or raise additional debt and/or equity capital.

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We will continue to: (i) seek to replace the Company’s last-mile DSP Amazon business and supplement its mid-mile and long-haul Amazon business with other, non-Amazon, customers; (ii) explore other strategic relationships; and (iii) identify potential acquisition opportunities, while continuing to execute our restructuring plan, commenced in February 2020. We are seeking to raise capital through additional debt and/or equity financings to fund our operations in the future. Although we have historically raised capital from sales of common shares and from the issuance of convertible promissory notes and notes payable, there is no assurance that we will be able to continue to do so. If we are unable to replace our Amazon business, to raise additional capital or secure additional lending in the near future, management expects that we will need to curtail our operations. These consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Effects of Inflation

We do not believe that inflation has had a material impact on our business, revenues, or operating results during the periods presented.

Recently Enacted Accounting Standards

For a description of accounting changes and recent accounting standards, including the expected dates of adoption and estimated effects, if any, on our consolidated financial statements, see “Note 2: Recent Accounting Pronouncements” in the consolidated financial statements contained in this prospectus.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

We are not required to provide quantitative and qualitative disclosures about market risk because we are a smaller reporting company.

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LEGAL PROCEEDINGS

1.	Default by Prime EFS on June 4, 2020 Settlement with Creditors

On June 4, 2020, Prime EFS LLC (“Prime EFS”), a wholly-owned subsidiary of the Company, agreed with two creditors that are related to each other (the “Creditors”) to a payment plan (the “Payment Plan”) to settle, without interest, a total outstanding balance of $2,038,556.06 (the “Outstanding Balance”) owed by Prime EFS to the Creditors.

Pursuant to the Payment Plan, Prime EFS was obligated to pay $75,000.00 to the Creditors on or before June 5, 2020 and $75,000.00 to the Creditors on or before June 12, 2020.

Thereafter, under the Payment Plan, beginning on June 19, 2020, Prime EFS was obligated to make weekly payments of $15,000.00 to the Creditors each Friday for 125 weeks ending with a final payment of $13,556.06 on November 18, 2022.

Under the Payment Plan, Prime EFS also agreed that, if it fails to make a scheduled payment or otherwise defaults on its obligations, the remaining Outstanding Balance would be accelerated and due, in full, within five business days after receipt by Prime EFS of a notice of default from the Creditors.

Under the Payment Plan, Prime EFS also agreed that, if Prime EFS does not pay the remaining Outstanding Balance within five business days after receipt of a notice of default, then the Creditors will be entitled to 9% per annum simple interest on the remaining Outstanding Balance from the date of default and to recover attorneys’ fees and costs for enforcement.

Prime EFS made the $75,000 payments due on each of June 5, 2020 and June 12, 2020.

Prime EFS also made each of the weekly payments due through Friday, September 18, 2020. However, Prime EFS did not make the payment due Friday, September 25, 2020, did not make any further weekly payment due under the Payment Plan, and has no present plan or intention to make any further payments under the Payment Plan because it lacks the cash-on-hand to do so.

By letter dated October 16, 2020, attorneys for the Creditors gave Prime EFS notice of default (the “Notice of Default”) under the settlement agreement that documents the Payment Plan and related terms and conditions. The Notice of Default correctly states that Prime EFS did not make the payment due under the Payment Plan on September 25, 2020 and has not made any further weekly payments since September 25, 2020. The Notice of Default correctly demands, under the settlement agreement that documents the Payment Plan and related terms and conditions, that, as of the day of Prime EFS’s default, Prime EFS owed the Creditors $1,678,556.06, which is accrued on the accompanying consolidated balance at December 31, 2020. In the Notice of Default, the Creditors reserve the right to institute legal proceedings against Prime EFS for its defaults under the Payment Plan, to seek default interest at 9% per annum and to seek the Creditors’ costs of collection.

To date, Prime EFS has not responded to the Notice of Default and has no present plan or intention to respond.

2.	Dispute between Patrick Nicholson and Prime EFS

By letter dated October 9, 2020, attorneys representing Patrick Nicholson allege that Prime EFS is in default of its payment obligations under a “10% Senior Secured Demand Promissory Note” issued February 13, 2019, in the principal amount of $165,000, and under a second promissory note issued April 24, 2019 in the principal amount of $55,000.

In the demand, the attorneys for Mr. Nicholson allege the total balance owed, including interest, is $332,702.84 and that interest is continuing to accrue on each promissory note.

In the demand, the attorneys for Mr. Nicholson also contend that the Company is jointly and severally liable with Prime EFS for this balance.

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In the demand, the attorneys for Mr. Nicholson also contend that the great bulk ($276,169) of the alleged balance due arises under the “10% Senior Secured Demand Promissory Note” issued February 13, 2019. However, this promissory note is, by its express terms, governed by New York law, and, in the opinion of Prime EFS’s counsel, such note is usurious on the face of it and unenforceable.

Further, in the opinion of counsel, formed after reasonable inquiry, neither promissory note is enforceable against any person or entity other than Prime EFS. If, as threatened, Mr. Nicholson files suit for nonpayment under either or both promissory notes, it is anticipated that the defendant(s) will mount a vigorous defense to the action.

Inter alia because Mr. Nicholson has not filed an action on this claim, it is not possible to evaluate the likelihood that he will do so, nor is it possible to evaluate the likelihood of a favorable or unfavorable outcome, nor is it possible to estimate the amount or range of any potential loss in the matter. As of December 31, 2020, Prime EFS has recorded a notes payable due of $220,000 and accrued interest payable of $46,660.

3.	Disputes Between Prime EFS, ELRAC LLC, and Enterprise Leasing Company of Philadelphia, LLC

On or about January 10, 2020, Prime EFS was named as sole defendant in a civil action captioned ELRAC LLC v. Prime EFS, filed in the United States District Court for the Eastern District of New York, assigned Case No. 1 :20-cv-00211 (the “ELRAC Action”). The complaint in the ELRAC Action alleged that Prime EFS failed to pay in full for repairs allegedly required by reason of property damage to delivery vehicles leased by Prime EFS from ELRAC LLC (“ELRAC”) to conduct its business. The complaint sought damages of not less than $382,000 plus $58,000 in insurance claims that ELRAC believes were collected by the Company and not reimbursed to ELRAC.

ELRAC subsequently moved for a default judgment against Prime EFS. By letter to the court dated March 9, 2020, Prime EFS opposed entry of a default judgment and contended that all claims in the ELRAC Action were subject to mandatory arbitration clauses found in the individual lease agreements. On March 19, 2020, ELRAC filed a stipulation dismissing the ELRAC Action without prejudice and advised Prime EFS that it intends to file an arbitration at the American Arbitration Association alleging essentially identical claims.

During the period it was leasing vans and trucks from ELRAC and its affiliate, Enterprise Leasing Company of Philadelphia, LLC (“Enterprise PA” and, with ELRAC, “Enterprise”), Prime EFS transferred $387,392 in deposits required by Enterprise as security for the payment of deductibles and uninsured damage to Enterprise’s fleet. Despite due demand, Enterprise never accounted to Prime EFS’s satisfaction regarding the application of these deposits. On June 10, 2020, Prime EFS therefore initiated an arbitration (the “Arbitration”) against Enterprise at the American Arbitration Association seeking the return of not less than $327,000 of these deposits.

On October 9, 2020, Enterprise filed its Answer and Counterclaims in the Arbitration. In its Answer, Enterprise denies liability to Prime EFS for $327,000 or any other sum. In its Counterclaims, ELRAC seeks $382,000 in damages and Enterprise PA seeks $256,000 in damages. Enterprise also seeks $62,000 in insurance payments allegedly made by Utica to Prime EFS.

Prime EFS believes the Enterprise Answer and Counterclaims lack merit and intends to defend its position in the Arbitration vigorously. Nevertheless, given the amount of the Counterclaim and the documentation which Enterprise has submitted in the arbitration in support thereof, the Company continues to reflect a liability of $440,000, i.e., the amount originally claimed as damages by ELRAC in the ELRAC’s federal action, as a contingency liability on the Company’s consolidated balance sheet. Based on our knowledge of the matter, as developed to date, we continue to agree with this estimate of probable total Company liability.

4.	BMF Capital v. Prime EFS LLC et al.

In a settlement agreement entered into as of March 6, 2020, the Company’s wholly-owned subsidiary Prime EFS agreed to pay BMF Capital (“BMF”) $275,000 on or by March 11, 2020, inter alia to discharge a convertible note, to cancel certain warrants on 40,300 shares of TLSS common stock, and to settle certain claims made by BMF Capital under certain merchant cash advance agreements (MCAs). Prime EFS did not pay a portion of the agreed $275,000 settlement amount by March 11, 2020, but the Company has subsequently paid the $275,000 in full. As more than twelve (12) months have now passed, and BMF has not again contacted Prime EFS concerning this matter, Prime EFS believes this matter to now be closed.

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5.	Bellridge Capital, L.P. v. TLS, Inc. et al

By letter dated April 28, 2020, a prior investor in the Company, Bellridge Capital, L.P. (“Bellridge”), claimed that the Company was in breach of its obligations under an August 29, 2019 letter agreement to issue a confession of judgment and to pay Bellridge $150,000 per month against the amounts due under, inter alia, an April 2019 promissory note. In the April 28, 2020 letter, Bellridge contended that TLSS owed Bellridge $1,978,557.76 as of that date. In a purported standstill agreement subsequently proposed by Bellridge, Bellridge claimed that TLSS owed it $2,271,099.83, a figure which allegedly included default rate interest. Bellridge also claimed that a subordination agreement it signed with the Company on August 30, 2019 was void ab initio. Bellridge also demanded the conversion of approximately $20,000 in indebtedness into Common Stock, a conversion which the Company had not effectuated at the time because the parties had not come to agreement on a conversion price. Such agreement was required for Bellridge to exercise its conversion rights under an agreement dated April 9, 2019 between Bellridge and the Company.

In an agreement dated August 3, 2020, Bellridge and the Company resolved many of the disputes between them. Among other provisions, Bellridge and the Company agreed upon the balance of all indebtedness owed to Bellridge as of August 3, 2020 ($2,150,000), a new maturity date on the indebtedness (April 30, 2021), and a price of $0.02 for the conversion of all Bellridge indebtedness into shares of Company Common Stock. In the agreement, Bellridge also agrees to release its claims against the Company and its senior management in a definitive settlement agreement. However, the August 3 agreement did not contain a release of claims by either party.

On September 11, 2020, a civil action was filed against the Company, John Mercadante and Douglas Cerny in the U.S. District Court for the Southern District of New York, captioned Bellridge Capital, L.P. v. Transportation and Logistics Systems, Inc., John Mercadante and Douglas Cerny. The case was assigned Case No. 20-cv-7485. The complaint alleges two separate claims (the first and second claims for relief) for purported violations of section 10(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and SEC Rule 10b-5 promulgated thereunder, against the Company, Mr. Mercadante and/or Mr. Cerny; a claim (the third claim for relief) purportedly for control person liability under section 20(a) of the Exchange Act against Messrs. Mercadante and Cerny; a claim (the fourth claim for relief) purportedly for fraudulent inducement against the Company; a claim (the fifth claim for relief) against the Company purportedly for breach of an exchange agreement between Bellridge Capital, L.P. (“Bellridge”) and the Company allegedly dated April 13, 2019 (the “Purported Exchange Agreement”); a claim (the sixth claim for relief) against the Company purportedly for specific performance of the Purported Exchange Agreement; a claim against the Company (the seventh claim for relief) for purported nonpayment of a promissory note dated December 26, 2018 pursuant to which the Company borrowed $300,000 and committed to pay Bellridge $330,000 on or by March 15, 2019 plus 10% interest per annum (the “December 2018 Note”); a claim (the eighth claim for relief) purportedly for a declaratory judgment that the Company allegedly failed to comply with a condition precedent to the effectiveness of a subordination agreement (the “Subordination Agreement”) executed and delivered in connection with the Purported Exchange Agreement; and a claim (the ninth claim for relief) for breach of an assignment agreement, executed on or about July 20, 2018 (the “Partial Assignment Agreement”) in connection with a purchase of 50,000 shares of Company convertible preferred stock, by Bellridge, from a third party.

The damages sought under the first, second and third claims for relief are not specified in the complaint. The fourth claim for relief seeks $128,394 in damages exclusive of interest and costs. The fifth claim for relief seeks $582,847 in damages exclusive of interest and costs. The sixth claim for relief demands that the Company honor allegedly outstanding stock conversions served by Bellridge at a price of $0.00545 per share. The seventh claim for relief seeks $267,970 in damages exclusive of interest and costs. The eighth claim for relief seeks a declaration that the Subordination Agreement is null and void. The ninth claim for relief seeks the difference between the conversion price of the shares at the time of the originally requested conversion and the price on the actual date of conversion, plus liquidated damages of $57,960.

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Briefly, the complaint in this action alleges, among other things, that the Company failed to make payments required under two promissory notes, namely the December 2018 Note and a convertible promissory note issued June 18, 2018 as amended by the Exchange Agreement (the “June 2018 Note”). The complaint also alleges that the Company and its senior officer gave false assurances about a potential PIPE transaction in order to induce Bellridge to execute and deliver the Exchange Agreement and the Subordination Agreement. The complaint also alleges that the Company failed to honor certain conversion notices issued by Bellridge and/or failed to negotiate an exercise price in good faith, allegedly as required by the Partial Assignment Agreement and/or the Exchange Agreement. Bellridge also claims that the Company failed to deliver all the shares it was required to deliver under the Exchange Agreement. In a filing with the federal court made on February 23, 2021, Bellridge as asserted that the value of the undelivered shares under the Exchange Agreement was $8,610,750 as of the date of execution of the Exchange Agreement. Bellridge did not serve the action on Mr. Cerny.

On November 6, 2020, TLSS filed an answer in this matter, denying liability for all matters alleged in the complaint. On November 26, Mr. Mercadante filed an answer in this matter, denying liability for all matters alleged in the complaint.

The initial case conference in this matter was held on February 5, 2021. At the conference, the assigned judge expressed doubt as to whether the court has subject matter jurisdiction over the dispute. The Court ordered Bellbridge to file an amended complaint, properly alleging subject matter jurisdiction, if it can, by February 17, 2021 and, if Bellridge files such an amended complaint, directed the defendants, by February 24, 2021, to answer the amended complaint or move to dismiss it.

Rather than file an amended complaint in federal court, on February 19, 2021, Bellridge dismissed the federal case without prejudice. We anticipate that Bellridge will refile a substantially similar civil action in state supreme court in New York shortly.

The Company believes it has substantial defenses to some or all claims in the complaint, including without limitation the defense of usury. Both the Company and Mr. Mercadante intend to defend this case vigorously.

Based on the early stage of this matter, it is not possible to evaluate the likelihood of a favorable or unfavorable outcome, nor is it possible to estimate the amount or range of any potential loss in the matter.

6.	SCS, LLC v. Transport and Logistics Systems, Inc. et al

On May 26, 2020, a civil action was filed against the Company in the Supreme Court of the State of New York, New York County, captioned SCS, LLC v. Transportation and Logistics Systems, Inc. The case was assigned Index No. 154433/2020.

The plaintiff in this action, SCS, LLC (“SCS”) alleges it is a limited liability company that entered into a renewable six-month consulting agreement with the Company dated September 5, 2019 and that the Company failed to make certain monthly payments due thereunder for the months of October 2019 through March 2020, summing to $42,000. The complaint alleges claims for breach of contract, quantum meruit, unjust enrichment and account stated.

On July 22, 2020, the Company filed its answer, defenses and counterclaims in this action. Among other allegations, the Company avers in its answer that SCS’s claims are barred by its unclean hands and other inequitable conduct, including breach of its duties (i) to maintain the confidentiality of information provided to SCS on a confidential basis and (ii) to work only in furtherance of the Company’s interests, not in furtherance of SCS’s own, and conflicting, interests. The Company also avers that SCS’s alleged damages must be reduced by the compensation and other benefits received by Lawrence Sands, founder of SCS, as a W-2 employee of the Company. The Company also avers that the New York Supreme Court lacks subject matter jurisdiction of the action because SCS concedes it is a Florida LLC based in Florida and that the Company is a Nevada corporation based in Florida.

On July 31, 2020, SCS moved for summary judgment in this action. On August 18, 2020, the Company moved to dismiss this action for lack of subject matter jurisdiction. In its motion, among other arguments, the Company asserted that the New York court lacks subject matter jurisdiction because neither party was formed under New York law; neither party maintains an office in the State of New York; consulting agreement between the parties dated September 5, 2019 was not performed in the State of New York; and the parties anticipated, at the time of contracting, that the bulk of SCS’s consulting services thereunder would be rendered in Florida, not New York.

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On November 4, 2020, Supreme Court, New York County, heard argument on the Company’s motion to dismiss, granted the motion, and denied SCS’s motion summary judgment as moot (the “Decision”). SCS did not seek reconsideration and/or appeal from the Decision within the prescribed time periods. However, on or about January 14, 2021, SCS refiled this action the state court in Florida, seeking the same $42,000 in damages. On February 9, 2021, the Company filed an answer and defenses to complaint, and counterclaims against SCS seeking in excess of $2.5 million in damages. On March 15, 2021, SCS moved to dismiss each of the Company’s affirmative defenses and counterclaims. On April 5, 2021, the Company filed opposition papers on that motion, which it believes is meritless, shortly.

The Company believes it has substantial defenses to some or all claims in the complaint, including without limitation breaches of the consulting agreement by SCS. The Company therefore intends to defend this case vigorously.

7.	Shareholder Derivative Action

On June 25, 2020, the Company was served with a putative shareholder derivative action filed in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida (the “Court”) captioned SCS, LLC, derivatively on behalf of Transportation and Logistics Systems, Inc. v. John Mercadante, Jr., Douglas Cerny, Sebastian Giordano, Ascentaur LLC and Transportation and Logistics Systems, Inc. The action has been assigned Case No. 2020-CA-006581.

The plaintiff in this action, SCS, alleges it is a limited liability company formed by a former chief executive officer and director of the Company, Lawrence Sands. The complaint alleges that between April 2019 and June 2020, the current chairman and chief executive officer of the Company, the current chief development officer of the Company and, since February 2020, the Company’s restructuring consultant, breached fiduciary duties owed to the Company. The Company’s restructuring consultant, defendant Sebastian Giordano, renders his services through another defendant in the action, Ascentaur LLC.

Briefly, the complaint alleges that the Company’s chief executive officer breached duties to the Company by, among other actions, requesting, in mid-2019, that certain preferred equity holders, including SCS, convert their preferred shares into Company Common Stock in order to facilitate an equity offering by the Company and then not consummating an equity offering. The complaint also alleges that current management caused the Company to engage in purportedly wasteful and unnecessary transactions such as taking merchant cash advances (MCA) on disadvantageous terms. The complaint further alleges that current management “issued themselves over two million shares of common stock without consideration.” The complaint seeks unspecified compensatory and punitive damages on behalf of the Company for breach of fiduciary duty, negligent breach of fiduciary duty, constructive fraud, and civil conspiracy and the appointment of a receiver or custodian for the Company.

The Company’s current management has tendered the complaint to its directors’ and officers’ liability carrier for defense and indemnity purposes, which coverage is subject to a $250,000 self-insured retention or “deductible.” Company management, Mr. Giordano and Ascentaur LLC each advises that he or it deny each and every allegation of wrongdoing alleged in the complaint. Among other points, current management asserts that it made every effort to consummate an equity offering in late 2019 and early 2020 and could not do so solely because of the Company’s precarious financial condition. Current management also asserts it made clear to SCS and other preferred equity holders, before they converted their shares into Common Stock, that the Company could not guarantee that it would be able to consummate an equity offering in late 2019 or early 2020. In addition, current management asserts that it received equity in the Company on terms that were entirely fair to the Company and entered into MCA transactions solely because no other financing was available to the Company.

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On August 5, 2020, all defendants in this action moved to dismiss the complaint for failure to state a claim upon which relief can be granted. Among other allegations, all defendants allege in their motion that, through this lawsuit, SCS is improperly attempting to second-guess business decisions made by the Company’s Board of Directors, based solely on hindsight (as opposed to any well-pleaded facts demonstrating a lack of care or good faith). All defendants also assert that the majority of the claims are governed by Nevada law because they concern the internal affairs of the Company. Defendants further assert that, under Nevada law, each of the business decisions challenged by SCS is protected by the business judgment rule. Defendants further assert that, even if SCS could rebut the presumption that the business judgment rule applies to all such transactions, SCS has failed to allege facts demonstrating that intentional misconduct, fraud, or a knowing violation of the law occurred—a requirement under Nevada law in order for director or officer liability to arise. Defendants further assert that, because SCS’s constructive fraud claim simply repackages Plaintiff’s claims for breach of fiduciary duty, it too must fail. In the absence of an adequately-alleged independent cause of action—let alone an unlawful agreement between the defendants entered into for the purpose of harming the Company, SCS’s claim for civil conspiracy must also be dismissed. Finally, defendants contend that SCS’s extraordinary request that a receiver or custodian be appointed to manage and supervise the Company’s activities and affairs throughout the duration of this unfounded action is without merit because SCS does not allege the Company is subject to loss so serious and significant that the appointment of a receiver or custodian is “absolutely necessary to do complete justice.”

SCS has a right to file court papers opposing the above motion and thereafter the defendants have a right to file reply papers in further support of the motion (the “MTD”). To date, the court has not entered an order scheduling these filings or a hearing on the MTD.

In the interim, SCS has propounded certain discovery requests to Mr. Giordano concerning his personal jurisdiction and de facto officer defenses to which Mr. Giordano responded in timely fashion, to the extent required by Florida court rules.

On April 22, 2021, Mr. Giordano and Acsentaur withdrew their motion to dismiss the case for want of personal jurisdiction and, in the case of Mr. Giordano, that he is not a de facto officer or director of TLSI. However, Mr. Giordano strenuously denies that he is or ever was a de facto officer or director of TLSI.

While they hope to prevail on the motion, win or lose, current Company management, Mr. Giordano and Ascentaur LLC advise that they intend to mount a vigorous defense to this action, as they believe the action to be entirely bereft of merit.

It is not possible to evaluate the likelihood of a favorable or unfavorable outcome, nor is it possible to estimate the amount or range of any potential loss in the matter.

8.	Frank Mazzola v. TLSI and Prime EFS, et al.

On July 24, 2020, Prime EFS terminated the employment of Frank Mazzola effective that day. On July 27, 2020, Mr. Mazzola filed a Complaint and Jury Demand in the United States District Court for the Southern District of New York in which he named as defendants Prime EFS, the Company, John Mercadante and Douglas Cerny. The case was assigned # 1:20-CV-5788-VM. In this action, Mr. Mazzola alleges that he had an employment agreement with Prime EFS and that Prime EFS breached the alleged employment agreement through two alleged pay reductions and by terminating his employment. The Complaint contains eight counts: (1) breach of contract against Prime EFS; (2) breach of the covenant of good faith and fair dealing against Prime EFS; (3) intentional misrepresentation against Prime EFS, the Company and Mr. Mercadante; (4) negligent misrepresentation against Prime EFS, the Company and Mr. Mercadante; (5) tortious interference with contract against the Company, Mr. Mercadante and Mr. Cerny; (6) tortious interference with prospective economic advantage against the Company, Mr. Mercadante and Mr. Cerny; (7) conversion against all defendants; and (8) unjust enrichment against all defendants. Mr. Mazzola seeks specific performance of the alleged employment agreement and damages of not less than $3 million.

Without answering the Complaint, on August 14, 2020, the defendants objected to the Complaint on the grounds of lack of personal jurisdiction, improper venue and because the Complaint failed to state a claim upon which relief could be granted. On August 25, 2020, the Court ordered Mr. Mazzola to respond to the defendants’ objections within three days. On August 28, 2020, Mr. Mazzola voluntarily withdrew the action.

On September 1, 2020, Mr. Mazzola served the defendants with a Complaint and Jury Demand that Mr. Mazzola filed in the Superior Court of New Jersey, Law Division, Bergen County, docket number BER-L-004967-20. The Complaint alleged the same claims as those set forth in the Complaint that Mr. Mazzola had filed in the now withdrawn New York federal lawsuit. On September 28, 2020, the defendants removed the New Jersey state court lawsuit to the United States District Court for the District of New Jersey, which has been assigned civil action number 2:20-cv-13387-BRM-ESK. On October 5, 2020, all defendants filed a motion to dismiss each and every claim asserted against them in the New Jersey federal action.

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By letter dated November 18, 2020, Mr. Mazzola, by counsel, sought leave of court to file an amended complaint in this matter. On November 25, 2020, the Court granted plaintiff leave to file an amended complaint on or by December 7, 2020, and granted defendants an extension to January 11, 2021 to file an answer or to move against the amended complaint.

On December 7, 2020, Mr. Mazzola filed an amended complaint in this action (the “AC”) alleging three (3) claims for relief: one for Breach of Contract against Prime EFS; one for “Piercing the Corporate Veil” against the Company; and one for “Fraudulent Inducement” against Messrs. Mercadante and Cerny.

The damages sought by each claim are identical: “approximately $2,000,000, representing $1,040,000 in [alleged] severance”; $759,038.41 in alleged “accrued but unpaid salary”; and non-cash benefits under the alleged executive employment agreement.

On January 11, 2021, Prime EFS filed an answer to the AC, denying, under the faithless servant doctrine and otherwise, that it has any liability to Mr. Mazzola for any of the amounts sought. Prime EFS also filed counterclaims against Mr. Mazzola seeking recoupment of not less than $925,492 in W-2 compensation paid to Mr. Mazzola; damages in the amount of $168,750 which Mr. Mazzola paid to his mother for a no-show job; and damages of not less than $500,000 for usurpation of corporate opportunities belonging to Prime EFS. Also on January 11, 2021, the Company, Mr. Mercadante and Mr. Cerny filed motions to dismiss the AC insofar as pled against them for failure to state a claim and for lack of personal jurisdiction. In February 2021, the parties filed their opposition and reply papers on these motions, as required, and are now awaiting a decision on the motions from the court.

On January 27, 2021, Prime EFS filed an amended answer to the AC, increasing the amount sought on its counterclaim for recoupment of income paid to Mr. Mazzola from $925,492 to $1,111,833.73 and adding a claim for indemnification for amounts paid by Prime EFS to resolve certain litigation against it such as the Valesky case (see below).

Owing to the early stage of this matter, it is not possible to evaluate the likelihood of a favorable or unfavorable outcome, nor is it possible to estimate the amount or range of any potential loss in the matter.

9.	Rosemary Mazzola v. TLSS and Prime EFS

On September 19, 2020, attorneys for Frank Mazzola’s mother, Rosemary Mazzola, filed an action in the U.S. District Court for the Southern District of New York against the Company and Douglas Cerny. The case was assigned docket number 1:20-cv-7582 and assigned to USDJ Gregory H. Woods. In this action, Ms. Mazzola claims that the Company entered into and breached an unspecified contract by failing to pay her $94,000. In addition, the complaint claims that, although he was not a party to the unspecified contract, Mr. Cerny falsely represented that the Company intended to “repay” Ms. Mazzola $94,000 plus interest. The complaint seeks $94,000 from each defendant, plus late fees, costs, prejudgment interest and attorneys’ fees and, from Mr. Cerny, punitive damages in an unspecified amount. The complaint also alleges claims for account stated and breach of implied warranty of good faith and fair dealing, allegedly premised on the same indebtedness.

On October 26, 2020, in lieu of filing an answer, all defendants, by counsel, submitted timely a letter motion (the “Oct. 26 Letter Motion”) for leave to file a motion to dismiss the complaint, which filing pointed out numerous alleged deficiencies with the complaint. Among other things, in the Oct. 26 Letter Motion, defendants pointed out (a) that Mr. Cerny is not a proper defendant and that, in any event, the Court lacks personal jurisdiction over him; (b) that the only conceivable contract on which the complaint could be based is the Amended and Restated Stock Purchase Agreement, dated September 30, 2018, pursuant to which Mrs. Mazzola and others sold their membership interests in Prime EFS to the Company; (c) that pursuant to that contract, “[i]n lieu of the receipt of cash by Rosemary Mazzola at Closing, Rosemary Mazzola has agreed to loan such cash amount [$489,174] to the Company” — defined to be Prime EFS, not the Company; and (d) therefore, that the only entity with an obligation to pay any amounts allegedly due to Mrs. Mazzola under the 2018 agreement is Prime EFS, not the Company.

In addition, in the Oct. 26 Letter Motion, defendants assert that, at least at this juncture, a claim against Prime EFS under the 2018 agreement would be improper. As noted above, in the 2018 agreement, it is merely agreed that, “[i]n lieu of the receipt of cash by Rosemary Mazzola at Closing, Rosemary Mazzola has agreed to loan such cash amount to the Company [Prime EFS] to be used for working capital.” No terms and conditions of the loan were specified. Hence, defendants assert, a suit against Prime EFS on the loan today would be at least premature.

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By order entered November 5, 2020, the Court gave new counsel for Mrs. Mazzola, the 80-year-old mother of Frank Mazzola, until November 23, 2020, to file an amended complaint in this action.

On November 23, 2020, counsel for Ms. Mazzola filed an Amended Complaint in this action, dropping Mr. Cerny and adding Prime EFS, LLC as a party. The new pleading demands $209,000 rather than the $94,000 in damages previously alleged. The new complaint alleges three claims: breach of contract against Prime EFS, alter ego liability against the company, and unjust enrichment against both the Company and Prime EFS. Ms. Mazzola also demands legal fees and expenses under a prevailing-party provision in the Amended Stock Purchase Agreement.

On January 29, 2021, both TLSI and Prime EFS, LLC timely moved to the dismiss the Amended Complaint. Opposition and reply papers were due and filed on this motion are due in February 2021. Meanwhile, on March 11, 2021, the court entered an order in the case requiring all fact discovery to be concluded by September 9, 2021.

As of December 31, 2020, a $94,000 liability is included in due to related parties on the Company’s consolidated balance sheet as of such date.

Owing to the early stage of this matter, it is not possible for us to evaluate the likelihood of a favorable or unfavorable outcome, nor is it possible to estimate the amount or range of any potential loss in the matter.

10.	Prime EFS v. Amazon Logistics, Inc.

On June 19, 2020, Amazon Logistics, Inc. (“Amazon”) notified Prime EFS that Amazon did not intend to renew the Delivery Service Partner Program Agreement between Prime EFS and Amazon when it expired. In the Prime EFS Termination Notice, Amazon stated that the Delivery Service Partner Program Agreement between Prime EFS and Amazon expired on September 30, 2020. Prime EFS believed on advice of counsel that Amazon’s position misconstrued the expiration date under the Delivery Service Partner Program Agreement between Prime EFS and Amazon. Prime EFS therefore filed an arbitration at the American Arbitration Association (the “AAA”) seeking temporary, preliminary, and permanent injunctive relief prohibiting Amazon from terminating the Delivery Service Partner Program Agreement between Prime EFS and Amazon prior to March 31, 2021 (the “Amazon Arbitration”).

In a ruling issued July 30, 2020, the arbitrator appointed by the AAA on an emergency basis affirmed the validity of Amazon’s construction of the Delivery Service Partner Program Agreement between Prime EFS and Amazon and notice terminating that agreement effective September 30, 2020. The Company concluded, on advice of counsel, that no court would suspend, vacate or modify the July 30, 2020, ruling.

On July 17, 2020, Amazon notified Shypdirect by the Shypdirect Termination Notice that Amazon had elected to terminate the Program Agreement between Amazon and Shypdirect effective as of November 14, 2020.

Amazon did not state a reason for the Shypdirect Termination Notice. Under the Program Agreement, Amazon can terminate the agreement without a reason and solely for convenience on 120 days’ notice.

In a “Separation Agreement” dated August 23, 2020, by and among Amazon, Prime EFS and the Company, Prime EFS and the Company agreed, for nominal consideration, that the Delivery Service Partner Program Agreement between Amazon and Prime EFS would terminate effective September 30, 2020; that Prime EFS and the Company would cooperate in an orderly transition of the last-mile delivery business from Prime EFS to other service providers; that Prime EFS would return any and all vehicles leased from Element Fleet Corporation by October 7, 2020 in good repair; and that Prime EFS would dismiss the Amazon Arbitration with prejudice. Under the same Separation Agreement, Prime EFS and the Company released any and all claims they had against Amazon and promised not to sue Amazon. In a “Settlement and Release Agreement” dated August 21, 2020, by and among Amazon, Shypdirect, Prime EFS and the Company, Amazon withdrew the Shypdirect Termination Notice and extended the term of the Program Agreement to and including May 14, 2021. In the Settlement and Release Agreement, Shypdirect released any and all claims it had against Amazon, arising under the Program Agreement between Amazon and Shypdirect effective as of November 14, 2020, or otherwise.

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11.	Jose R. Mercedes-Mejia v. Shypdirect LLC, Prime EFS LLC et al.

On August 4, 2020, an action was filed against Shypdirect, Prime EFS and others in the Superior Court of New Jersey for Bergen County captioned Jose R. Mercedes-Mejia v. Shypdirect LLC, Prime EFS LLC et al. The case was assigned docket number BER-L-004534-20. In this action, the plaintiff seeks reimbursement of his medical expenses and damages for personal injuries following an accident with a box truck leased by Prime EFS and being driven by a Prime EFS employee, in which the plaintiff’s ankle was injured. Plaintiff has thus far transmitted medical bills exceeding $789,000. Prime EFS and Shypdirect have demanded their vehicle liability carrier assume the defense of this action. To date, the carrier has not done so, allegedly inter alia because the box truck was not on the list of insured vehicles at the time of the accident.

On November 9, 2020, Prime EFS and Shypdirect filed their answer to the complaint in this action and also filed a third-party action against the insurance company in an effort to obtain defense and indemnity for this action. We intend to vigorously defend against this claim and to pursue the coverage action. However, we cannot evaluate the likelihood of an adverse outcome or estimate our liability, if any, in connection with this claim.

12.	Valesky v. Prime EFS, ShypDirect and TLSI

Plaintiff, an ex-dispatcher for Prime EFS, brought this action in the U.S. District Court for the District of New Jersey under the Family and Medical Leave Act of 1993 and the New Jersey Law Against Discrimination seeking unspecified compensatory and punitive damages. Plaintiff alleges he was fired while still in a neck brace. On December 22, 2020, the plaintiff filed an amended complaint in this action adding the Company and ShypDirect as defendants on joint employer and/or alter ego theories. On January 11, 2021, the Company and ShypDirect filed an answer to the amended complaint, denying liability as to all theories of relief. On January 28, 2021, at a court conference, we settled this case, subject to standard documentation, for a payment of $35,000.

13.	Ynes Accilien v. Prime EFS

This action was brought on April 27, 2020 in the Superior Court of New Jersey for Bergen County by the plaintiff alleging injuries from a May 12, 2019 collision with a van leased by Prime EFS and operated by Prime EFS employees. The plaintiff has also filed a workers’ compensation claim. Prime EFS’s insurer has been defending this matter without charging Prime EFS, and the Company and Prime EFS expect that the insurer will ultimately indemnify Prime EFS for any damages assessed.

14.	Ryder Truck Rental, Inc. Demand Letter

On March 2, 2021, Shypdirect received a demand letter from Ryder Truck Rental, Inc. (“Ryder”) related to a breach of the Truck Lease and Service Agreement between Shypdirect and Ryder, dated October 9, 2018. Pursuant to the letter, Ryder terminated the Truck Lease and Service Agreement for failure to pay invoices due. Pursuant to the letter, Ryder also elected to require Shypdirect to purchase all of the terminated Vehicle(s) in accordance with the agreement for $2,871,272. In connection with this breach, as of December 31, 2020, the Company wrote off security deposits of $164,565 and has a recorded contingent liability, owed solely by Shypdirect, of $2,871,272 which is related to the default on truck leases for non-payment of monthly lease payments and the lessor’s demand for payment of the trucks for an aggregate contingency loss of $3,035,837. Shypdirect intends to dispute this demand. In addition, Shypdirect is returning all of the trucks to Ryder as Shypdirect is no longer using them.

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DESCRIPTION OF THE PRIVATE PLACEMENT

The Company has entered into Securities Purchase Agreements, on October 8, 2020, December 28, 2020, December 31, 2020, January 7, 2021, January 27, 2021, March 22, 2021, and April 9, 2021, with the Selling Stockholders pursuant to which the Selling Stockholders agreed to purchase, severally and not jointly, an aggregate of (i) 448,495 shares of Series E Stock and (ii) the Warrants to purchase 630,239,717 shares of Common Stock (the “Series E Offering”). The gross proceeds to the Company are $6,302,397.17.

In the October sale, investors paid $640,000 to purchase units at a price of $13.34 each, comprising one share of Series E Stock and a warrant to purchase 500 shares of Common Stock at $0.04 per share. In each of the December, January, March and April sales, investors paid an aggregate of $4,675,000 to purchase units at a price of $11.67 each, comprising one share of Series E Stock and a warrant to purchase 1,334 shares of Common Stock at $0.01 per share.

In connection with the Series E Offering, the Company entered into a Registration Rights Agreements pursuant to which the Company agreed to file, and to bear expenses of, a registration statement on Form S-1 to register the resale of the shares of Common Stock issuable to the Selling Stockholders upon conversion of the Series E Stock and exercise of the Warrants. Pursuant to the Registration Rights Agreement, if the Company’s registration fails to remain continuously effective, or the Selling Stockholders are unable to utilize this prospectus to resell registrable shares for a longer than 30-day period during any 12-month period, then the Company shall pay to the Selling Stockholder who is unable to resell an amount equal to 1% of such Selling Stockholder’s investment amount for each month in which such Selling Stockholder is unable to resell.

The exercise price of the Warrants is $0.01 per share, subject to adjustment as provided therein, including, but not limited to, an “anti-dilution” adjustment that would require the Company to reduce the exercise price of Warrants previously issued to the Selling Stockholders if the Company issues (or is deemed to have issued) any additional Warrants, Options or Convertible Securities that could convert to Common Stock at a per-share price less than the initial exercise price of the Warrants.

To consummate the Series E Offering, the Board of Directors (the “Board”) created the Series E Stock pursuant to the authority vested in the Board by the Company’s Amended and Restated Articles of Incorporation to issue up to 10,000,000 shares of preferred stock, $0.001 par value per share, of which 3,737,750 are unissued and undesignated. The Company’s Amended and Restated Articles of Incorporation explicitly authorize the Board to issue any or all of such shares of preferred stock in one (1) or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the Company’s stockholders.

On October 6, 2020, the Board filed the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Series E COD”) with the Secretary of State of the State of Nevada designating 562,250 shares of preferred stock as Series E Stock. On December 28, 2020, the Board filed an Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock for the Series E COD with the Secretary of State of the State of Nevada. Each holder of Series E Stock has the right to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series E Stock held by such holder are convertible as of the applicable record date.

The Series E Stock has a stated value of $13.34 per share (the “Series E Stated Value”).

Upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, the Series E Stock is entitled to receive an amount per share equal to the Stated Value and then receive a pro-rata portion of the remaining assets available for distribution to the holders of Common Stock on an as-converted to Common Stock basis. Until October 8, 2021, the holders of Series E Stock have the right, with certain specified exceptions, to participate, pro rata, in each subsequent financing in an amount up to 40% of the total proceeds of such financing on the same terms, conditions and price otherwise available in such subsequent financing.

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Subject to a Beneficial Ownership Limitation (as defined below), certain triggering events as described below, anti-dilution protection as described below and customary adjustments for stock dividends and stock splits, each share of Series E Stock is initially convertible into a number of shares of the Company’s Common Stock calculated by dividing $13.34 (the “Stated Value”) of each share being converted by the Conversion Price. The initial Conversion Price shall be $0.01. In addition, the Corporation shall issue to a holder converting all or any portion of Series E Stock an additional sum (the “Make Good Amount”) equal to $210 for each $1,000 of Stated Value of the Series E Stock converted pro rated for amounts more or less than $1,000 (the “Extra Amount”). Subject to the beneficial ownership limitation, the Make Good Amount shall be paid in shares of Common Stock, as follows: The number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Extra Amount by the product of 80% times the average prevailing market for the five trading days prior to the date a holder delivered a notice of conversion to the Company. A holder of Series E Stock may not convert any shares of Series E Stock into Common Stock if the holder (together with the holder’s affiliates and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion (“Beneficial Ownership Limitation”), as such percentage ownership is determined in accordance with the terms of the Series E COD. However, upon notice from the holder to the Company, the holder may decrease or increase the Beneficial Ownership Limitation, which may not exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series E COD, provided that any such increase or decrease in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

Triggering Events

Upon the occurrence of certain triggering events and until such triggering event is cured, each share of Series E Stock will be convertible into shares of Common Stock at the option of the holder, and subject to the Beneficial Ownership Limitation at a Conversion Price of $0.006 and at 125% of the Stated Value. In addition, the Make Good Amount shall equal $310 for each $1,000 of Stated Value of the Series E Stock converted pro rated for amounts more or less than $1,000 (the “Triggering Event Extra Amount”). Subject to the beneficial ownership limitation, the Make Good Amount shall be paid in shares of Common Stock, as follows: The number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Triggering Event Extra Amount by the product of 70% times the average prevailing market for the five trading days prior to the date a holder shall have delivered a notice of conversion to the Company. Triggering events include, but are not limited to, (1) failure to satisfy Rule 144 current public information requirements; (2) ceasing to be a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or failing to comply with the reporting requirements of a reporting company under the Exchange Act; (3) suspension from or termination of trading on a public market; (4) failure to reserve a number of shares of Common Stock equal to the lesser of (a) 200% of all shares issuable upon the conversion of all Series E Stock or (b) 200,000,000 shares (after cure periods and subject to certain extensions); (5) various insolvency proceedings (subject to certain carveouts); (6) material breach of the Series E Offering transaction documents; (7) the Company’s written notice (including publicly) of its intention not to comply with any conversion request with respect to the Series E Stock (other than pursuant to the Beneficial Ownership Limitation or as otherwise permitted by the Series E COD); (8) the Company’s failure to pay, on the dividend date, any declared dividend to any holder of the Series E Stock; (9) the rendering of a final judgment in excess of $50,000 against the Company, which judgment is not bonded, stayed, settled, or discharged within 10 days thereof; and (10) failure of the Company to redeem any Series E Stock as provided in the Series E COD. If the Company becomes aware that a Triggering Event has occurred, it will notify the Selling Stockholders in accordance with the notice provisions in the applicable Securities Purchase Agreement.

Anti-Dilution

If the Company issues or sells (or is deemed to have issued or sold) additional shares of Common Stock for a price-per-share that is less than the price equal to the conversion price of the Series E Stock held by the holders of the Series E Stock immediately prior to such issuance, then the conversion price of the Series E Stock will be reduced to the price per share of such dilutive issuance. In addition to the foregoing, for as long as any shares of Series E Stock remain outstanding, if the Company sells any Common Stock (or Common Stock equivalent) on terms that a Selling Stockholder reasonably believes to be more favorable than the terms of the Stock Purchase Agreement, then the Company shall amend the terms of the Stock Purchase Agreement with respect to such Selling Stockholder so as to match such more favorable terms; provided however, that the foregoing will not apply to the first $7,500,000 of sales.

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Approval of at least a majority of the outstanding Series E Stock is required to: (a) amend or repeal any provision of, or add any provision to, the Company’s Articles of Incorporation or bylaws, or file any Certificate of Designation (however such document is named) or articles of amendment to create any class or any series of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series E Stock, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or bylaws or by merger, consolidation or otherwise or filing any Certificate of Designation, it being understood that the creation of a new security having rights, preferences or privileges senior to or on parity with the Series E Stock in a future financing will not constitute an amendment, addition, alteration, filing, waiver or repeal for these purposes; (b) increase or decrease (other than by conversion) the authorized number of Series E Stock; (c) issue any Series D Convertible Preferred Stock; (d) issue any Series E Stock in excess of 562,250 or (e) without limiting any provision hereunder, whether or not prohibited by the terms of the Series E Stock, circumvent a right of the Series E Stock.

As of the date of this prospectus, as a result of the Series E Offering, there is outstanding:

1, 448,495 shares of Series E Convertible Preferred Stock; and

2. Warrants to purchase 630,239,717 shares of Common Stock at an exercise price of $0.01 per share, subject to adjustment as set forth in the Warrants.

The Offering

Common Stock being offered by the selling stockholders assuming no Triggering Event (as defined in the Series E COD)	1,354,173,448 shares including (i) 723,933,731 issuable upon exercise of conversion rights pursuant to the Series E Stock outstanding, and (ii) 630,239,717 shares issuable upon exercise of the Warrants that have an exercise price of $0.01 per share, subject to adjustment.

Common Stock being offered by the selling stockholders assuming the occurrence and continuance of a Triggering Event (as defined in the Series E COD)	2,062,152,717 shares including (i) 1,431,913,000 issuable upon exercise of conversion rights pursuant to the Series E Stock outstanding, and (ii) 630,239,717 shares issuable upon exercise of the Warrants that have an exercise price of $0.01 per share, subject to adjustment.

Common Stock outstanding prior to the Offering(1)	1,749,302,040 (1)

Common Stock outstanding after the Offering assuming full conversion of all outstanding Series E Stock, full exercise of all outstanding Warrants and no Triggering Event (as defined in the Series E COD) (1)	3,103,475,488 (1)

Terms of Offering	The Selling Stockholders will determine when and how they will sell the shares of our common stock offered hereby, as described in “Plan of Distribution” herein below.

Use of proceeds	The Selling Stockholders will receive all of the proceeds from the sale of the shares offered under this prospectus. We will not receive proceeds from the sale of the shares by the Selling Stockholders. However, to the extent the Warrants are exercised for cash, we will receive up to an aggregate of $6,302,397.17 in gross proceeds. We expect to use the proceeds from the exercise of such warrants, if any, for working capital and general corporate purposes.

OTC Pink Symbol	TLSS

Risk Factors	Investing in our common stock involves a high degree of risk. You should carefully review and consider the “Risk Factors” section of this prospectus for a discussion of factors to consider before deciding to invest in shares of our common stock.

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(1)	This amount, as of April 1, 2021, does not include:

●	an aggregate of 80,000 shares of common stock issuable upon the exercise of outstanding stock purchase options that are exercisable for a purchase price of $8.85 per share and expire in April 2024;

●	an aggregate of 114,000 shares of common stock issuable upon the exercise of outstanding stock purchase warrants that are exercisable for a purchase price of $1.00 per share and expire in June 2024;

●	an aggregate of 696,111 shares of Common Stock issuable upon the exercise of outstanding common stock warrants for a purchase price of $0.006 per share, subject to adjustment, and expire in August 30, 2024;

●	an aggregate of 827,200 shares of Common Stock issuable upon the exercise of outstanding common stock warrants for a purchase price of $0.40 per share, issued between January 1, 2020 and April 30, 2020, each for a term of five years;

●	an aggregate of 1,298,078 shares of Common Stock issuable pursuant warrants to purchase at an exercise price of $2.50 currently outstanding (Pursuant to the terms of these warrants, the exercise price of these warrants is subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock). These warrants were issued between July 1, 2019 and September 30, 2019 and have terms of five years;

●	an aggregate of 203,000 shares of Common Stock issuable pursuant to a warrant to purchase at an exercise price of $1.81 currently outstanding (Pursuant to the terms of this warrant, the exercise price of these warrants is subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock. This warrant wase issued on July 12, 2019 and have a term of five years.);

●	an aggregate of 28,100,000 shares of Common Stock issuable upon the exercise of outstanding common stock warrants for a purchase price of $0.006 per share, subject to adjustment, and which expire on June 16, 2025; and

●	an aggregate of 630,239,717shares of Common Stock issuable pursuant warrants to purchase at an exercise price of $0.01 currently outstanding (Pursuant to the terms of these warrants, the exercise price of these warrants is subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock.) These warrants were issued between October 8, 2020 and April 9, 2021 and have terms of five years.

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RISK FACTORS

You should carefully consider and evaluate all of the information in this prospectus. If any of these risks occurs, our business, results of operations and financial condition could be harmed, the price of our common stock could decline, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements contained in this prospectus. The risks described below are not the only ones we face, but are considered to be the most material. Other unknown or unpredictable economic, business, competitive, regulatory or other factors could have material adverse effects on our future results. If any such adverse effect occurs, the price of our Common Stock could decline materially, and you could lose all or part of your investment. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

RISKS ASSOCIATED WITH OUR BUSINESS AND INDUSTRY

We lack an established operating history on which to evaluate our business and determine if we will be able to execute our business plan, and can give no assurance that operations will result in profits.

We have been engaged in our current continuing and proposed business operations since June 2018. As a result, we have a limited operating history upon which you may evaluate our proposed business and prospects. Our proposed business operations are subject to numerous risks, uncertainties, expenses and difficulties associated with early-stage enterprises. You should consider an investment in our Company in light of these risks, uncertainties, expenses and difficulties. Such risks include:

●	the absence of an operating history at our current scale;
●	our ability to raise capital to develop our business and fund our operations;
●	expected continual losses for the foreseeable future;
●	our ability to anticipate and adapt to a developing market(s);
●	acceptance by customers;
●	limited marketing experience;
●	competition from internet-based logistics and freight companies;
●	competitors with substantially greater financial resources and assets;
●	the ability to identify, attract and retain qualified personnel;
●	our ability to provide superior customer service; and
●	reliance on key personnel.

Because we are subject to these risks, you may have a difficult time evaluating our business and your investment in our Company. We may be unable to successfully overcome these risks which could harm our business.

Our business strategy may be unsuccessful and we may be unable to address the risks we face in a cost-effective manner, if at all. If we are unable to successfully address these risks our business will be harmed.

We may not successfully manage our growth.

We have grown rapidly and substantially over prior years, including by expanding our internal resources, making acquisitions and entering into new markets, and we intend to continue to focus on rapid growth, including organic growth and additional acquisitions. We may experience difficulties and higher-than-expected expenses in executing this strategy as a result of unfamiliarity with new markets, changes in revenue and business models, entering into new geographic areas and increased pressure on our existing infrastructure and information technology systems.

Our growth will place a significant strain on our management, operational, financial and information technology resources. We will need to continually improve existing procedures and controls, as well as implement new transaction processing, operational and financial systems, and procedures and controls to expand, train and manage our employee base. Our working capital needs will continue to increase as our operations grow. Failure to manage our growth effectively, or obtain necessary working capital, could have a material adverse effect on our business, results of operations, cash flows, stock price and financial condition.

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Economic recessions and other factors that reduce freight volumes could have a material adverse impact on our business.

The transportation industry historically has experienced cyclical fluctuations in financial results due to economic recession, downturns in business cycles of our customers, increases in prices charged by third-party carriers, interest rate fluctuations and other U.S. and global economic factors beyond our control. During economic downturns, reduced overall demand for transportation services will likely reduce demand for our services and exert downward pressures on rates and margins. In periods of strong economic growth, demand for limited transportation resources can result in increased network congestion and resulting operating inefficiencies. In addition, deterioration in the economic environment subjects our business to various risks that may have a material impact on our operating results and cause us to not reach our long-term growth goals. These risks may include the following:

● A reduction in overall freight volumes in the marketplace reduces our opportunities for growth.

● A downturn in our customers’ business cycles causes a reduction in the volume of freight shipped by those customers.

● Some of our customers may face economic difficulties and may not be able to pay us, and some may go out of business.

● Some of our customers may not pay us as quickly as they have in the past, causing our working capital needs to increase.

● A significant number of our transportation providers may go out of business and we may be unable to secure sufficient equipment or other transportation services to meet our commitments to our customers.

● We may not be able to appropriately adjust our expenses to changing market demands.

We have ongoing capital requirements that necessitate sufficient cash flow from operations and/or obtaining financing on favorable terms.

We have depended primarily on short term borrowings and cash from operations to expand the size of our operations and upgrade and expand the size of our delivery fleet. In the future, we may be unable to generate sufficient cash from operations to support or grow our operations or to obtain sufficient financing on favorable terms for such purposes. If any of these events occur, then we may face liquidity constraints or be forced to enter into less than favorable financing arrangements. Additionally, such events could adversely impact our ability to provide services to our customers.

We may not be profitable.

There can be no assurance that we will be able to implement our business plan, generate sustainable revenue or ever achieve consistently profitable operations. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future.

Changes in our relationships with our significant customers, including the loss or reduction in business from one or more of them, could have an adverse impact on us.

For the years ended December 31, 2020 and 2019, one customer, Amazon, represented 96.7% and 98.7%, respectively, of our total net revenues from continuing operations. Until such time, if ever, that we can diversify our customer base and add additional significant customers, the loss of Amazon as a customer would materially impair our overall consolidated financial condition and our consolidated results of operations. Our contractual relationships with customers, including Amazon, generally are terminable at will by the customers on short notice and do not require the customer to provide any minimum commitment. Our customers could choose to divert all or a portion of their business with us to one of our competitors, demand rate reductions for our services, require us to assume greater liability that increases our costs, or develop their own logistics capabilities. Failure to retain our existing customers or enter into relationships with new customers could materially impact the growth in our business and the ability to meet our current and long-term financial forecasts.

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We depend on third-parties in the operation of our business.

We do not own or control substantially all of the transportation assets that deliver our customers’ freight. Accordingly, we are dependent on third-parties to provide truck and other transportation services and to report certain events to us, including delivery information and claims. This reliance could cause delays in reporting certain events, including recognizing revenue and claims. Our inability to maintain positive relationships with our vendors could significantly limit our ability to serve our customers on competitive terms. If we are unable to secure sufficient equipment or other transportation services to meet our commitments to our customers or provide our services on competitive terms, our operating results could be materially and adversely effected and our customers could switch to our competitors temporarily or permanently. Many of these risks are beyond our control, including the following:

● equipment shortages in the transportation industry, particularly among contracted truckload carriers and truck leasing companies;

● interruptions in service or stoppages in transportation as a result of labor disputes, network congestion, weather-related issues, “Acts of God,” or acts of terrorism;

● changes in regulations impacting transportation;

● increases in operating expenses for carriers, such as fuel costs, insurance premiums and licensing expenses, that result in a reduction in available carriers; and

● changes in transportation rates.

In our Shypdirect business, we primarily rent, lease, and lease-to-own delivery vans and trucks on a daily, weekly or monthly basis from approximately five vendors, as needed. Any shortage of supply of vehicles available to the Company could have a material adverse effect on our business, financial condition and results of operations.

Increases in independent contractor driver compensation or other difficulties attracting and retaining qualified independent contractor drivers could adversely affect our profitability and ability to maintain or grow our independent contractor driver fleet.

Our businesses operate with a combination of employed drivers and through fleets of vehicles that are owned and operated by independent contractors. In the case of independent contractors, they are responsible for maintaining and operating their own equipment and paying their own fuel, insurance, licenses and other operating costs. Turnover and bankruptcy among independent contractor drivers often limit the pool of qualified independent contractor drivers and increase competition for their services. In addition, regulations such as the FMCSA Compliance Safety Accountability program may further reduce the pool of qualified independent contractor drivers. Thus, our continued reliance on independent contractor drivers could limit our ability to grow our ground transportation fleet.

In the future, we may experience difficulty in attracting and retaining sufficient numbers of qualified independent contractor drivers. Additionally, our agreements with independent contractor drivers are terminable by either party upon short notice and without penalty. Consequently, we regularly need to recruit qualified independent contractor drivers to replace those who have left our fleet. If we are unable to retain our existing independent contractor drivers or recruit new independent contractor drivers, our business and results of operations could be adversely affected.

The compensation we offer our independent contractor drivers is subject to market conditions and we may find it necessary to continue to increase independent contractor drivers’ compensation in future periods. If we are unable to continue to attract and retain a sufficient number of independent contractor drivers, we could be required to increase our mileage rates and accessorial pay or operate with fewer trucks and face difficulty meeting shipper demands, all of which would adversely affect our profitability and ability to maintain our size or to pursue our growth strategy.

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The COVID-19 pandemic may negatively affect our financial condition and results of operations.

Our financial condition and results of operations for fiscal year 2021 and beyond may be materially adversely affected by COVID-19.

The full extent to which COVID-19 will impact our financial condition and operating results will depend on future developments that are highly uncertain and cannot be accurately predicted, including new medical and other information that may emerge concerning COVID-19 and the actions by governmental entities or others to address it, contain it or treat its impact.

COVID-19 poses the risk that we or our employees, suppliers, professional advisors, customers and others may be restricted or prevented from conducting business activities for indefinite or intermittent periods of time, including as a result of employee health and safety concerns, shutdowns, travel restrictions and other actions and restrictions that may be prudent or required by governmental authorities. Even after governmental entities have lifted current restrictions, there is a risk that such orders will be reinstated in jurisdictions in the short and long term, making it difficult to predict the longer-term financial impact of this virus on the Company.

We have modified our business practices for the continued health and safety of our employees - including, among other things, implementing a work-from-home policy to the fullest extent possible, a limited travel policy and a social distancing policy - and we may take further actions, or be required to take further actions, that are in the best interests of our employees. Our suppliers, professional advisors and customers have also implemented such measures, which has resulted in, and we expect will continue to result in, disruptions or delays and higher costs. The implementation of health and safety practices could impact customer demand, supplier deliveries, our productivity, and costs, which could have a material adverse impact on our business, financial condition, or results of operations.

Further, the impacts of COVID-19 have caused significant uncertainty and volatility in the credit markets. If our liquidity or access to capital becomes further constrained, or if costs of capital increase significantly due to the impact of COVID-19 as a result of volatility in the capital markets or other factors, then our financial condition, results of operations and cash flows could be materially adversely affected.

Our management of the impact of COVID-19 has and will continue to require significant investment of time from our management and employees, as well as resources across the Company. The focus on managing and mitigating the impacts of COVID-19 on our business may cause us to divert or delay the application of our resources toward existing or new initiatives or investments, which could have a material adverse impact on our results of operations.

Termination of Principal Subsidiary Prime EFS’s Business Effective September 30, 2020

Between June 18, 2018 and September 30, 2020, we operated through two New Jersey-based subsidiaries, Prime EFS and Shypdirect. Prime EFS conducted our last-mile business, focusing on deliveries to retail consumers in New York, New Jersey and Pennsylvania (the Tri-State Area). Shypdirect conducted and still conducts our long-haul and mid-mile delivery businesses in five specific markets, including the Tri-State Area.

Revenues under the Prime EFS DSP Program agreement were approximately 54.0% and 67.8% of total revenues in 2020 and 2019, respectively. Revenues for Shypdirect under the Amazon Relay Carrier Terms of Service Agreement were approximately 42.7% and 30.9% of total revenues in 2020 and 2019, respectively.

Revenues under the Prime EFS DSP Program for the year ended December 31, 2020 were $13,944,991, or 54.0% of total Company revenues. Revenues for Shypdirect under the Amazon Relay Carrier Terms of Service Agreement were $11,027,594, or 42.7% of total Company revenues for the year ended December 31, 2020.

The great bulk of Prime EFS’s business prior to September 30, 2020, was conducted pursuant to the Delivery Service Provider program (“the DSP Program”) of Amazon Logistics, Inc., a subsidiary of Amazon.com, Inc. (“Amazon”). In June 2020, Amazon gave notice to Prime EFS that Amazon would not be renewing Prime EFS’s DSP Program agreement when that agreement terminated effective September 30, 2020. As a result of the termination of Prime EFS’s participation in Amazon’s DSP Program, effective September 30, 2020, and Prime EFS’s inability to replace the lost revenues, on or about October 20, 2020, Prime EFS gave notice to its vendors and other creditors that Prime EFS will be going out of business.

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Prime EFS suffered a virtual 100% loss of revenues from the DSP Program in the fourth quarter of 2020 as compared to the fourth quarter of 2019. We can make no assurance that we will be able to replace any of the lost Prime EFS revenues in 2021 or thereafter. Prime EFS is also in default of certain material payments due under financing indebtedness with certain creditors (see “Litigation”). The Company is currently considering placing Prime EFS in voluntary bankruptcy and/or dissolving Prime EFS.

Unless and until the Company, whether by acquisition or otherwise, finds new “last-mile” business, and/or enters into new line(s) of business, the Company’s Shypdirect subsidiary will be the major source of the Company’s revenues through May 14, 2021, the date that the Amazon Relay Carrier Terms of Service is currently set to expire. Such revenues will be substantially less than the Company’s historical revenues, which will have a material adverse effect on the Company’s profitability and will increase its losses for this year. If the Company is not able to adapt to such adverse effects, it may be forced to close its business entirely.

Risk of Termination of Shypdirect Business Effective May 14, 2021

Shypdirect, as noted, has conducted and still conducts our long-haul and mid-mile delivery businesses. Like Prime EFS, a single customer – Amazon – accounts for virtually all of Shypdirect’s business. Shypdirect conducts its business as a carrier under a relay program service agreement with Amazon Logistics, Inc., last amended on August 24, 2020 (the “Amazon Relay Carrier Terms of Service”). Under that agreement, Shypdirect provides transportation services, including receiving, loading, storing, transporting, delivering, unloading and related services, for Amazon and its customers.

Although Amazon extended the term of the Amazon Relay Carrier Terms of Service in 2020, the contract, at present, expires May 14, 2021. While the Company will seek to extend the term of the Amazon Relay Carrier Terms of Service beyond May 14, 2021, there can be no assurance that Shypdirect will, in fact, decide to seek an extension or, if it decides to seek an extension, that it will be successful in doing so.

Shypdirect is attempting the grow its business in other markets but can give no assurance that it will be successful. If it is not and if the Amazon Relay Carrier Terms of Service is not extended, when it expires May 14, 2021, the Company will lose this line of business and may be forced to cease operations.

We have incurred indebtedness under the CARES Act which will be subject to review, may not be forgivable in whole or in part, and may eventually have to be repaid, potentially with interest, fines, and/or other penalties.

Our subsidiaries Shypdirect and Prime EFS applied to M&T Bank for funds under the SBA Paycheck Protection Program of the CARES Act on April 2, 2020 and April 15, 2020, respectively, in the amounts of $504,940 and $2,941,212, respectively. The application for these funds required Prime EFS and Shypdirect to, in good faith, certify that the current economic uncertainty made the loan requests necessary to support their ongoing operations. This certification further required Prime EFS and Shypdirect to take into account their current business activity and their ability to access other sources of liquidity sufficient to support ongoing operations in a manner that is not significantly detrimental to the business. The receipt of these funds, and the forgiveness of the loan attendant to these funds, is dependent on Prime EFS and Shypdirect having initially qualified for the loan and qualifying for the forgiveness of such loan based on our future adherence to the forgiveness criteria. The Shypdirect loan has been 100% forgiven.

Prime EFS received the loan proceeds on April 22, 2020 and Shypdirect received the loan proceeds on May 1, 2020. Under the terms of the CARES Act and the corresponding promissory note, the use of the proceeds of each loan is restricted to payroll costs (as defined in the CARES Act), covered rent, covered utility payments and certain other expenditures that, while permitted, would not result in forgiveness of a corresponding portion of the loan. Following recent amendments to the Paycheck Protection Program, after an eight- or twenty-four-week period starting with the disbursement of the respective loan proceeds, Prime EFS and Shypdirect may apply for forgiveness of some or all of their loans, with the amount which may be forgiven equal to the sum of eligible payroll costs, covered rent, and covered utility payments, in each case incurred during the eight- or twenty-four-week period following the date of first disbursement. Certain reductions in the Prime EFS’ or Shypdirect’s payroll costs or full-time equivalent employees (when compared against the applicable measurement period) may reduce the amount of their loan eligible for forgiveness.

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The U.S. Department of the Treasury (“Treasury”) and the SBA have announced that they will review all Paycheck Protection Program loans that equal or exceed $2.0 million. Guidance from Treasury and SBA has been slow to develop and occasionally unclear. At the same time, the Paycheck Protection Program has been amended twice with the latest series of amendments significantly altering the timeline associated with the Paycheck Protection Program spending and loan forgiveness. Moreover, the lack of clarity regarding loan eligibility under the Paycheck Protection Program has resulted in significant media coverage and controversy with respect to public companies applying for and receiving loans, including an article about the Company and its subsidiaries. While the Company and its subsidiaries believe that they acted in good faith and have complied with all requirements of the Paycheck Protection Program, if Treasury or SBA determined that Prime EFS’ and/or Shypdirect’s loan applications were not made in good faith or that the Company, Prime EFS and/or Shypdirect did not otherwise meet the eligibility requirements of the Paycheck Protection Program, Prime EFS and/or Shypdirect may not receive forgiveness of the loan (in whole or in part) and Prime EFS and/or Shypdirect could be subject to penalties, including significant civil, criminal and administrative penalties, and could be required to return the loans or a portion thereof. Further, there is no guarantee that Prime EFS and/or Shypdirect will receive forgiveness for any amount, and forgiveness will be subject to Prime EFS’ and Shypdirect’s submissions to their lender of information and documentation as required by SBA and the lender.

A failure to obtain forgiveness of the Paycheck Protection Program loans may adversely impact loan covenants under our senior debt securities. In the event that our Paycheck Protection Program loan was not forgiven in whole or in part, we may need to seek an amendment to our senior debt securities, a waiver from the holders of our senior debt securities, utilize cash to repay the Paycheck Protection Program debt and/or refinance or restructure our outstanding debt. There can be no assurance that we could obtain future amendments or waivers of our senior debt securities, or refinance or restructure our debt, in each case on commercially reasonably terms or at all. Our failure to maintain compliance with the covenants under our senior debt securities could result in an event of default, subject to applicable notice and cure provisions. Upon the occurrence of an event of default under our senior debt securities, holders of our senior debt securities could elect to declare all amounts outstanding thereunder to be immediately due and payable. If we were unable to repay all outstanding amounts in full, our lenders could exercise various remedies including instituting foreclosure proceedings against our assets pledged to them as collateral to secure that debt. In addition, our receipt of the PPP Loans may result in adverse publicity and damage to our reputation, and a review or audit by the SBA or other government entity or claims under the False Claims Act could consume significant financial and management resources.

GENERAL OPERATING RISK

We will incur significant costs as a result of operating as a public company, and our management may be required to devote substantial time to compliance initiatives.

As a public company, we incur significant legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, have imposed various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls as well as mandating certain corporate governance practices. Our management and other personnel will devote a substantial amount of time and financial resources to these compliance initiatives.

If we fail to staff our accounting and finance function adequately or maintain internal control systems adequate to meet the demands that are placed upon us as a public company, we may be unable to report our financial results accurately or in a timely manner and our business and stock price, assuming that a market for our stock develops, may suffer. The costs of being a public company, as well as diversion of management’s time and attention, may have a material adverse effect on our future business, financial condition and results of operations.

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We have insufficient funds to develop our business, which may adversely affect our future growth.

Until we can generate a sufficient amount of revenue, if ever, we expect to finance our anticipated future growth and possibly future strategic acquisitions through public or private equity offerings or debt financings. Additional funds may not be available when we need them on terms that are acceptable to us, or at all. If adequate funds are not available, we may be required to delay, reduce the scope of, our plans to grow our revenues or to consummate one or more strategic acquisitions or otherwise to scale back our business plans. In addition, we could be forced to reduce or forego attractive business opportunities. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. In addition, debt financing, if available, may involve restrictive covenants. We may seek to access the public or private capital markets whenever conditions are favorable, even if we do not have an immediate need for additional capital at that time. Our access to the financial markets and the pricing and terms we receive in the financial markets could be adversely impacted by various factors, including changes in financial markets and interest rates.

Our forecasts regarding the sufficiency of our financial resources to support our current and planned operations are forward-looking statements and involve significant risks and uncertainties, and actual results could vary as a result of a number of factors, including the factors discussed elsewhere in this “Risk Factors” section. We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we currently expect. Our future capital requirements may be substantial and will depend on many factors including:

●	marketing and developing expenses;
●	revenue received from sales and operations, if any, in the future;
●	the expenses needed to attract and retain skilled personnel; and
●	the costs associated with being a public company.

Raising capital in the future could cause dilution to our existing shareholders and may restrict our operations or require us to relinquish rights.

In the future, we may seek additional capital through a combination of private and public equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring debt, making capital expenditures or declaring dividends. If we raise additional funds through collaboration or strategic alliance arrangements with third parties, we may have to relinquish valuable rights to our future revenue streams or product candidates on terms that are not favorable to us.

Our operating results may fluctuate due to factors that are difficult to forecast and not within our control.

Our past operating results may not be accurate indicators of future performance, and you should not rely on such results to predict our future performance. Our operating results have fluctuated significantly in the past and could fluctuate in the future. Factors that may contribute to fluctuations include:

●	changes in aggregate capital spending, cyclicality and other economic conditions, or domestic and international demand for the products we deliver;
●	our ability to effectively manage our working capital;
●	our ability to satisfy consumer demands in a timely and cost-effective manner;
●	pricing and availability of labor and delivery equipment;
●	our inability to adjust certain fixed costs and expenses for changes in demand;
●	shifts in geographic concentration of customers, supplies and labor pools; and
●	seasonal fluctuations in demand and our revenue.

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If we are unable to attract and retain qualified executive officers and managers, we will be unable to operate efficiently, which could adversely affect our business, financial condition, results of operations and prospects.

We depend on the continued efforts and abilities of our executive officers, particularly John Mercadante, our Chief Executive Officer and Chief Financial Officer, and Doug Cerny, our Chief Development Officer, as well as the senior management of our subsidiaries to establish and maintain our customer relationships and identify strategic opportunities. The loss of any one of them could negatively affect our ability to execute our business strategy and adversely affect our business, financial condition, results of operations and prospects. Competition for managerial talent with significant industry experience is high and we may lose access to executive officers for a variety of reasons, including more attractive compensation packages offered by our competitors. Although we have entered into an employment agreement with a key employee, we cannot guarantee that any of our officers or other key management personnel will remain employed by us for any length of time. Our inability to adequately fill vacancies in our senior executive positions on a timely basis could negatively affect our ability to implement our business strategy, which could adversely impact our results of operations and prospects.

Risks Related to Our Financial Results and Financing Plans

We have a history of losses and may continue to incur losses in the future, raising substantial doubts about our ability to continue as a going concern.

We have a history of losses and may continue to incur losses in the future, which could negatively impact the trading value of our common stock. We incurred losses from continuing operations of approximately $42.8 million and $44.2 million for the years ended December 31, 2020 and 2019, respectively. We incurred a net loss of $42.8 million and $44.9 million for the years ended December 31, 2020 and 2019, respectively. We may continue to incur losses in future periods. These losses may increase and we may never achieve profitability for a variety of reasons, including increased competition, decreased growth in the e-commerce and the transportation and logistics industries and other factors described elsewhere in this “Risk Factors” section. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent registered public accountants included an explanatory paragraph regarding this uncertainty in their reports on our consolidated financial statements for the years ended December 31, 2020 and 2019. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses.

We may never achieve profitability, and if we do, we may not be able to sustain such profitability. Further, we may incur significant losses in the future due to the other risks described in this prospectus, and we may encounter unforeseen expenses, difficulties, complications and delays and other unknown events. If we cannot continue as a going concern, our stockholders may lose their entire investment.

We have identified material weaknesses in our internal control over financial reporting, and we cannot assure you that additional material weaknesses or significant deficiencies will not occur in the future. If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results or prevent fraud, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

We have historically had a small internal accounting and finance staff with limited experience in public reporting. This lack of adequate accounting resources has resulted in the identification of material weaknesses in our internal controls over financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our consolidated financial statements will not be prevented or detected on a timely basis. In connection with the preparation of our consolidated financial statements for the years ended December 31, 2020 and 2019, our management team identified material weaknesses relating to, among other matters:

●	Our lack of a functioning audit committee due to a lack of a majority of independent members and a lack of a majority of outside directors on our board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures;

●	Our overall lack of segregation of duties among our management team and our lack of segregation of duties and monitoring controls regarding our accounting staff because we have a limited staff of accountants maintaining our books and records;

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●	Our Chief Executive Officer does not have significant financial experience resulting in our use of outside consultants to assist in financial matters;

●	We do not have adequate controls over pre-closing legal and accounting review of loan and other transactions;

●	We did not have adequate controls over accounting systems that would prohibit unauthorized changes to historical accounting records. Recently, the Company implemented controls to address this situation;

●	We lacked supervision of outside consultants who may negotiate transactions on behalf of our company;

●	We have not yet implemented any internal controls over financial reporting at our operating subsidiaries; and

●	We lacked control over who was granted authorization to bind our company or its subsidiaries to legal contracts.

We have taken steps, including implementing a plan to improve the segregation of the duties of our accounting staff, and plan to continue to take additional steps, to seek to remediate these material weaknesses and to improve our financial reporting systems and implement new policies, procedures and controls. If we do not successfully remediate the material weaknesses described above, or if other material weaknesses or other deficiencies arise in the future, we may be unable to accurately report our financial results on a timely basis, which could cause our reported financial results to be materially misstated and require restatement which could result in the loss of investor confidence, delisting and/or cause the market price of our common stock to decline.

Our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations.

As of December 31, 2020, we had total indebtedness of approximately $7.0 million, consisting of $1.1 million of convertible notes payable, $4.4 million of notes payable, and $1.5 million of lease liabilities relating to our office leases. Our substantial indebtedness could have important consequences to our stockholders. For example, it could:

●	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund acquisitions, working capital, capital expenditures, research and development efforts and other general corporate purposes;
●	increase our vulnerability to and limit our flexibility in planning for, or reacting to, changes in our business;
●	place us at a competitive disadvantage compared to our competitors that have less debt;
●	limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments; and
●	make us more vulnerable to a general economic downturn than a company that is less leveraged.

Our ability to meet our debt obligations and to reduce our level of indebtedness will depend on our future performance. General economic conditions and financial, business and other factors affect our operations and our future performance. Many of these factors are beyond our control. We may not be able to generate sufficient cash flows to pay the interest on our debt and future working capital, borrowings or equity financing may not be available to pay or refinance such debt. Factors that will affect our ability to raise cash through an offering of our capital stock or a refinancing of our debt include financial market conditions, the value of our assets and our performance at the time we need capital.

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Our loan agreements impose restrictions on us that may prevent us from engaging in beneficial transactions.

We have entered into convertible notes, promissory notes and preferred stock securities purchase agreements that contain covenants that restrict our ability to, among other things:

●	make certain payments, including the payment of dividends;
●	redeem or repurchase our capital stock;
●	incur additional indebtedness and issue additional preferred stock;
●	make investments or create liens;
●	merge or consolidate with another entity;
●	sell certain assets; and
●	enter into transactions with affiliates.

Actual results could differ from the estimates and assumptions that we use to prepare our consolidated financial statements.

To prepare consolidated financial statements in conformity with GAAP, management is required to make estimates and assumptions as of the date of the consolidated financial statements that affect the reported values of assets and liabilities, revenues and expenses, and disclosures of contingent assets and liabilities. Areas requiring significant estimates by our management include:

●	the valuation of accounts receivable;
●	the useful life of property and equipment; the valuation of intangible assets;
●	the valuation of right of use asset and related liability;
●	assumptions used in assessing impairment of long-lived assets;
●	estimates of current and deferred income taxes and deferred tax valuation allowances;
●	the fair value of non-cash equity transactions;
●	the valuation of derivative liabilities; and
●	the value of claims against the Company.

At the time the estimates and assumptions are made, we believe they are accurate based on the information available. However, our actual results could differ from, and could require adjustments to, those estimates.

Risks Related to Our Industry

The transportation industry in which we compete is affected by general economic and business risks that are largely beyond our control.

The point-to-point transportation industry is highly cyclical, and our business is dependent on a number of factors, many of which are beyond our control. We believe that some of the most significant of these factors are economic changes that affect supply and demand in transportation markets in general, such as:

●	downturns in customers’ business cycles;
●	recessionary economic cycles;
●	changes in customers’ inventory levels and in the availability of funding for their working capital;
●	commercial driver shortages and increases in driver compensation;
●	industry compliance with a constantly changing regulatory environment;
●	excess delivery vehicle capacity in comparison with shipping demand; and
●	changes in government policies, tariffs and taxes.

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The risks associated with these factors are heightened when the United States and/or global economy is weakened. Some of the principal risks during such times are as follows:

●	we may experience low overall freight levels, which may impair our asset utilization, because our customers’ demand for our services generally correlates with the strength of the United States and, to a lesser extent, global economy;
●	certain of our customers may face credit issues and cash flow problems, particularly if they encounter increased financing costs or decreased access to the capital markets, and such issues and problems may affect their ability to pay for our services;
●	freight patterns may change as supply chains are redesigned, resulting in an imbalance between our capacity and our customers’ demands; and
●	customers may bid out freight or select competitors that offer lower rates from among existing choices in an attempt to lower their costs, and we might be forced to lower our rates or lose freight.

We also are subject to cost increases outside of our control that could materially reduce our profitability if we are unable to increase our rates sufficiently. Such cost increases include, but are not limited to, increases in fuel prices, driver wages, owner-operator contracted rates, interest rates, taxes, tolls, license and registration fees, insurance, trucks and other transportation equipment and healthcare for our employees.

Our suppliers’ business levels also may be negatively affected by adverse economic conditions or financial constraints, which could lead to disruptions in the supply and availability of equipment, parts and services critical to our operations. A significant interruption in our normal supply chain could disrupt our operations, increase our costs and negatively impact our ability to serve our customers.

In addition, events outside our control, such as strikes or other work stoppages at our facilities or at customer, port, border or other shipping locations, or actual or threatened armed conflicts or terrorist attacks, efforts to combat terrorism, military action against a foreign state or group located in a foreign state, heightened security requirements, outbreaks of contagious disease including COVID-19 or other adverse public health developments could lead to reduced economic demand, reduced availability of credit or temporary closing of the shipping locations or United States borders. Such events or enhanced security measures in connection with such events could impair our operating efficiency and productivity and result in higher operating costs.

Our industry is highly competitive and fragmented, and our business and results of operations may suffer if we are unable to adequately address downward pricing and other competitive pressures.

We compete with many carriers of varying sizes, including some that may have greater access to equipment, a wider range of services, greater capital resources, less indebtedness or other competitive advantages and including smaller, regional service providers that cover specific shipping lanes with specific customers or that offer niche services. We also compete, to a lesser extent, with some less-than-truckload carriers, railroads, and third-party logistics, brokerage, freight forwarding and other transportation companies. Numerous competitive factors could impair our ability to maintain or improve our profitability. These factors include the following:

●	many of our competitors periodically reduce their freight rates to gain business, especially during times of reduced growth or a downturn in the economy, which may limit our ability to maintain or increase freight rates, may require us to reduce our freight rates or may limit our ability to maintain or expand our business;
●	some shippers have reduced or may reduce the number of carriers they use by selecting core carriers as approved service providers and in some instances, we may not be selected;
●	many customers periodically solicit bids from multiple carriers for their shipping needs, which may depress freight rates or result in a loss of business to competitors;
●	the continuing trend toward consolidation in the trucking industry may result in more large carriers with greater financial resources and other competitive advantages, and we may have difficulty competing with them;
●	advances in technology may require us to increase investments in order to remain competitive, and our customers may not be willing to accept higher freight rates to cover the cost of these investments;
●	higher fuel prices and, in turn, higher fuel surcharges to our customers may cause some of our customers to consider freight transportation alternatives, including rail transportation;
●	competition from freight logistics and brokerage companies may negatively impact our customer relationships and freight rates;
●	we may have higher exposure to litigation risks as compared to other carriers; and
●	smaller carriers may build economies of scale with procurement aggregation providers, which may improve the smaller carriers’ abilities to compete with us.

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Driver shortages and increases in driver compensation or owner-operator contracted rates could adversely affect our profitability and ability to maintain or grow our business.

Driver shortages in our industry have required, and could continue to require, us to spend more money to locate and retain company and owner-operator drivers. Our challenge with attracting and retaining qualified drivers primarily stems from intense market competition, which may subject us to increased payments for driver compensation and owner-operator contracted rates. Also, because of the intense competition for drivers, we may face difficulty maintaining or increasing our number of company and owner-operator drivers. Compliance and enforcement with initiatives included in the CSA program implemented by the FMCSA and regulations adopted by the DOT relating to driver time and safety and fitness could also reduce the availability of qualified drivers. In addition, like most in our industry, we suffer from a high turnover rate of drivers, especially, with respect to company drivers, in the first 180 days of employment. The high turnover rate requires us to continually recruit a substantial number of drivers to operate existing delivery vehicles. Further, with respect to owner-operator drivers, shortages can result from contractual terms or company policies that make contracting with us less desirable to certain owner-operator drivers. Due to the absence of long-term personal services contracts, owner-operators can quickly terminate their business relationships with us. If we are unable to continue to attract and retain a sufficient number of company and owner-operator drivers, we could be required to operate with fewer trucks and face difficulty meeting shipper demands or be forced to forego business that would otherwise be available to us, which developments could adversely affect our profitability and ability to maintain or grow our business.

Seasonality and the impact of weather and other catastrophic events adversely affect our operations and profitability.

Our operations are affected by the winter season because inclement weather impedes operations and some shippers reduce their shipments during winter. At the same time, operating expenses increase due to, among other things, a decline in fuel efficiency because of engine idling and harsh weather that creates higher accident frequency, increased claims and higher equipment repair expenditures. We also may suffer from weather-related or other events, such as tornadoes, hurricanes, blizzards, ice storms, floods, fires, earthquakes and explosions, which may disrupt fuel supplies, increase fuel costs, disrupt freight shipments or routes, affect regional economies, destroy our assets or the assets of our customers or otherwise adversely affect the business or financial condition of our customers, any of which developments could adversely affect our results or make our results more volatile.

We may be adversely affected by fluctuations in the price or availability of diesel fuel.

Fuel is one of our largest operating expenses. Diesel fuel prices fluctuate greatly due to factors beyond our control, such as political events, price and supply decisions by oil producing countries and cartels, terrorist activities, environmental laws and regulations, armed conflicts, depreciation of the dollar against other currencies, world supply and demand imbalances or imposition of tariffs, and hurricanes and other natural or man-made disasters, each of which may lead to an increase in the cost of fuel. Such events may lead not only to increases in fuel prices, but also to fuel shortages and disruptions in the fuel supply chain. Because our operations are dependent upon diesel fuel, significant diesel fuel cost increases, shortages or supply disruptions could materially and adversely affect our results of operations and financial condition. We have not used derivatives as a hedge against higher fuel costs in the past but continue to evaluate this possibility.

Increases in fuel costs, to the extent not offset by rate per mile increases or fuel surcharges, have an adverse effect on our operations and profitability. We incur certain fuel costs that cannot be recovered even with respect to customers with which we maintain fuel surcharge programs, such as those associated with empty miles or the time when our engines are idling. Because our fuel surcharge recovery lags behind changes in fuel prices, our fuel surcharge recovery may not capture in any particular period the increased costs we pay for fuel, especially when prices are rising. Further, during periods of low freight volumes, shippers can use their negotiating leverage to impose less compensatory fuel surcharge policies. There can be no assurance that our fuel surcharge program will be maintained indefinitely or will be sufficiently effective.

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Increased prices for, or decreases in the availability of, new trucks and delivery vehicles and decreases in the value of used trucks and delivery vehicles could adversely affect our results of operations and cash flows.

Investment in new equipment is a significant part of our annual capital expenditures, and we require an available supply of trucks and other delivery vehicles from equipment manufacturers to operate and grow our business. In recent years, manufacturers have raised the prices of new trucks and other vehicles and equipment significantly due to increased costs of materials and, in part, to offset their costs of compliance with new tractor engine and emission system design requirements mandated by the EPA and various state agencies, which are intended to reduce emissions. For example, more restrictive EPA engine and emissions system design requirements became effective for engines built on or after January 1, 2010. In 2011, the EPA and the NHTSA established Phase 1 of a national program to reduce greenhouse gas emissions and establish new fuel efficiency standards for medium- and heavy-duty vehicles beginning for model year 2014 and extending through model year 2018. In October 2016, the EPA and NHTSA jointly published final Phase 2 standards for improving fuel efficiency and reducing greenhouse gas emissions from new on-road medium- and heavy-duty vehicles beginning for model year 2019 and extending to model year 2027. The Phase 2 standards build upon the Phase 1 standards, encouraging wider application of currently available technologies and the development of new and advanced cost-effective technologies through model year 2027. In addition, greenhouse gas emissions limits and fuel efficiency standards will be imposed on new trailers. Greenhouse gas emissions regulations are likely to affect equipment design and cost. More recently, in November 2018, the EPA announced the Cleaner Trucks Initiative (CTI), pursuant to which it plans to propose and finalize a rulemaking updating standards for nitrogen oxide emissions from highway heavy-duty trucks and engines. The EPA is expected to issue a proposed rulemaking to implement the CTI program in 2020. Notwithstanding the federal standards, a number of states have mandated, and states may continue to individually mandate, additional emission-control requirements for equipment that could increase equipment or other costs for entire fleets. Further equipment price increases may result from these federal and state requirements. If new equipment prices increase more than anticipated, we could incur higher depreciation and rental expenses than anticipated. If we are unable to fully offset any such increases in expenses with freight rate increases and/or improved fuel economy, our results of operations and cash flows could be adversely affected.

We may face difficulty in purchasing or leasing new equipment due to decreased supply. From time to time, some original equipment manufacturers (OEM) of tractors, trailers and other delivery vehicles may reduce their manufacturing output due to lower demand for their products in economic downturns or a shortage of component parts. Uncertainty as to future federal emission standards or possible future inconsistencies between federal and state emission standards may also serve to decrease such manufacturing output. Component suppliers may either reduce production or be unable to increase production to meet OEM demand, creating periodic difficulty for OEMs to react in a timely manner to increased demand for new equipment and/or increased demand for replacement components as economic conditions change. At times, market forces may create market situations in which demand outstrips supply. In those situations, we may face reduced supply levels and/or increased acquisition or lease costs. An inability to continue to obtain an adequate supply of new tractors or trailers for our operations could have a material adverse effect on our business, results of operations and financial condition.

During prolonged periods of decreased tonnage levels, we and other trucking companies may make strategic fleet reductions, which could result in an increase in the supply of used equipment. When the supply exceeds the demand for used trucks or other delivery vehicles, the general market value of such used equipment decreases. Used equipment prices are also subject to substantial fluctuations based on availability of financing and commodity prices for scrap metal. A depressed market for used equipment could require us to trade our truck or other delivery vehicles at depressed values or to record losses on disposal or an impairment of the carrying values of our equipment that is not protected by residual value arrangements. Trades at depressed values and decreases in proceeds under equipment disposals and impairment of the carrying values of our equipment could adversely affect our results of operations and financial condition.

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We operate in a highly regulated industry, and changes in existing laws or regulations, or liability under existing or future laws or regulations, could have a material adverse effect on our results of operations and profitability.

We operate in the United States pursuant to operating authority granted by the DOT. We, as well as our Company and owner-operator drivers, must also comply with governmental regulations regarding safety, equipment, environmental protection and operating methods. Examples include regulation of equipment weight, equipment dimensions, fuel emissions, driver hours-of-service, driver eligibility requirements, on-board reporting of operations and ergonomics. We may become subject to new, or amendment of existing, laws and regulations, reinterpretation of legal requirements or increased governmental enforcement that may impose more restrictive regulations relating to such matters that may require changes in our operating practices, influence the demand for transportation services or require us to incur significant additional costs. Possible changes to laws and regulations include:

●	increasingly stringent environmental laws and regulations, including changes intended to address NOx emissions as well as fuel efficiency and greenhouse gas emissions that are attributed to climate change;
●	restrictions, taxes or other controls on emissions;
●	regulation specific to the energy market and logistics providers to the industry;
●	changes in the hours-of-service regulations, which govern the amount of time a driver may drive in any specific period;
●	driver and vehicle ELD requirements;
●	requirements leading to accelerated purchases of new trailers;
●	mandatory limits on vehicle weight and size;
●	driver hiring or retention restrictions;
●	increased bonding or insurance requirements; and
●	security requirements imposed by the DHS.

From time to time, various legislative proposals are introduced, including proposals to increase federal, state or local taxes, including taxes on motor fuels and emissions, which may increase our or our independent affiliates’ operating costs, require capital expenditures or adversely impact the recruitment of drivers.

Restrictions on greenhouse gas emissions or climate change laws or regulations could also affect our customers that use significant amounts of energy or burn fossil fuels in producing or delivering the products we carry, which, in turn, could adversely impact the demand for our services as well as our operations. Additionally, recent activism directed at shifting funding away from companies with energy-related assets could result in limitations or restrictions on certain sources of funding for the energy sector, which also could adversely impact the demand for our services and our operations. We also could lose revenue if our customers divert business from us because we have not complied with customer sustainability requirements. See “Item 1. Business - Regulation” for information regarding several governmental regulations that could significantly impact our business and operations.

Safety-related evaluations and rankings under the CSA program could adversely impact our relationships with our customers and our ability to maintain or grow our fleet, each of which could have a material adverse effect on our results of operations and profitability.

The CSA includes compliance and enforcement initiatives designed to monitor and improve commercial motor vehicle safety by measuring the safety record of both the motor carrier and the driver. These measurements are scored and used by the FMCSA to identify potential safety risks and to direct enforcement action. Certain measurements and scores collected by the CSA from transportation companies are available to the general public on the FMCSA’s website.

Our CSA scores are dependent upon our safety and compliance experience, which could change at any time. In addition, the safety standards prescribed in the CSA program or the underlying methodology used by the FMCSA to determine a carrier’s safety rating could change and, as a result, our ability to maintain an acceptable score could be adversely impacted. For example, pursuant to a 2015 federal statutory mandate, the FMCSA commissioned the National Academy of Sciences (NAS) to conduct a study and report upon the CSA program and its underlying Safety Measurement System (SMS), which is the FMCSA’s process for identifying patterns of non-compliance and issuing safety-fitness determinations for motor carriers. In June 2017, the NAS published a report on the subject providing specific recommendations and concluding, among other things, that the FMCSA should explore a more formal statistical model to replace the current SMS process. In June 2018, the FMCSA posted its response to the NAS study in a report to Congress, concluding, among other things, that it would develop and test a new model, the Item Response Theory (IRT), which would replace the SMS process currently used. The FMCSA was expected to commence small scale testing of the IRT model as early as September 2018, with full-scale testing expected to occur in April 2019 and possible program roll-out expected to occur in late 2019 but the testing schedule has been delayed. The FMCSA’s June 2018 response is under audit by the DOT Inspector General to assess consistency with the NAS recommendations, and the audit findings will guide the agency’s actions and timing with respect to testing of the IRT model as a potential replacement for the SMS. In the event and to the extent that the FMCSA adopts the IRT model in replacement of the SMS or otherwise pursues rulemakings in the future that revise the methodology used to determine a carrier’s safety rating in a manner that incorporates more stringent standards, then it is possible that we and other motor carriers could be adversely affected, as compared to consideration of the current standards. If we receive an unacceptable CSA score, whether under the current SMS process, the IRT model, should it be finalized and adopted, or as a result of some other safety-fitness determination, our relationships with customers could be damaged, which could result in a loss of business.

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Additionally, the requirements of CSA could shrink the industry’s pool of drivers as those with unfavorable scores could leave the industry. As a result, the costs to attract, train and retain qualified drivers could increase. In addition, a shortage of qualified drivers could increase driver turnover, decrease asset utilization, limit growth and adversely impact our results of operations and profitability.

We are subject to environmental and worker health and safety laws and regulations that may expose us to significant costs and liabilities and have a material adverse effect on our results of operations, competitive position and financial condition.

We are subject to stringent and comprehensive federal, state and local environmental and worker health and safety laws and regulations governing, among other matters, the operation of fuel storage tanks, release of emissions from our vehicles (including engine idling) and facilities, the health and safety of our workers in conducting operations, and adverse impacts to the environment. Under certain environmental laws, we could be subject to strict joint and several liability, without regard to fault or legality of conduct, for costs relating to contamination at facilities we own or operate or previously owned or operated and at third-party sites where we disposed of waste, as well as costs associated with the clean-up of releases arising from accidents involving our vehicles. We often operate in industrial areas, where truck terminals and other industrial activities are located, and where soil, groundwater or other forms of environmental contamination have occurred from historical or recent releases and for which we have incurred and may, in the future, incur remedial or other environmental liabilities. We also maintain above ground and underground bulk fuel storage tanks and fueling islands at some of our facilities and vehicle maintenance operations at certain of our facilities. Our operations involve the risks of fuel spillage or seepage into the environment, environmental damage and unauthorized hazardous material spills, releases or disposal actions, among others.

Increasing efforts to control air emissions, including greenhouse gases, may have an adverse effect on us. Federal and state lawmakers have implemented, and are considering, a variety of new climate-change initiatives and greenhouse gas regulations that could increase the cost of new tractors, impair productivity and increase our operating expenses. For example, in 2011, the NHTSA and the EPA adopted final Phase 1 rules that established the first-ever fuel economy and greenhouse gas standards for medium- and heavy-duty vehicles, including certain combination tractors’ model years 2014 to 2018 and, in October 2016, the EPA and NHTSA jointly published final Phase 2 standards for improving fuel efficiency and reducing greenhouse gas emissions from new on-road medium- and heavy-duty vehicles beginning for model year 2019 through model year 2027. In addition, greenhouse gas emissions limits and fuel efficiency standards will be imposed on new trailers. More recently, in November 2018, the EPA announced the CTI, pursuant to which it plans to propose and finalize a rulemaking updating standards for nitrogen oxide emissions from highway heavy-duty trucks and engines. The EPA is expected to issue a proposed rulemaking to implement the CTI program in 2020.

Compliance with environmental laws and regulations may also increase the price of our delivery equipment and otherwise affect the economics of our industry by requiring changes in operating practices or by influencing the demand for, or the costs of providing, transportation services. For example, regulations issued by the EPA and various state agencies that require progressive reductions in exhaust emissions from diesel engines have resulted in higher prices for tractors and diesel engines and increased operating and maintenance costs. Also, in order to reduce exhaust emissions, some states and municipalities have begun to restrict the locations and amount of time where diesel-powered tractors, such as ours, may idle. These restrictions could force us to alter our drivers’ behavior, purchase on-board power units that do not require the engine to idle and/or face a decrease in productivity. We are also subject to potentially stringent rulemaking related to sustainability practices, including conservation of resources by decreasing fuel consumption. This increased focus on sustainability practices may result in new regulations and/or customer requirements that could adversely impact our business.

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If we have operational spills or accidents or if we are found to be in violation of, or otherwise liable under, environmental or worker health or safety laws or regulations, we could incur significant costs and liabilities. Those costs and liabilities may include the assessment of sanctions, including administrative, civil and criminal penalties, the imposition of investigatory, remedial or corrective action obligations, the occurrence of delays in permitting or performance of projects, and the issuance of orders enjoining performance of some or all of our operations in a particular area. The occurrence of any one or more of these developments could have a material adverse effect on our results of operations, competitive position and financial condition. Environmental and worker health and safety laws are becoming increasingly more stringent and there can be no assurances that compliance with, or liabilities under, existing or future environmental and worker health or safety laws or regulations will not have a material adverse effect on our business, financial condition, results of operations, cash flows or prospects. See “Item 1. Business - Regulation” for information regarding several governmental regulations that could significantly affect our business and operations.

Our contractual agreements with our owner-operators expose us to risks that we do not face with our company drivers.

From time to time we have relied upon independent contractor owner-operators to perform the services for which we contract with customers. While our use of independent contractors has to date been limited, we may increase our usage of independent contractor owner-operators if we are unable to meet demand for our transportation services with our own delivery vehicles and drivers. Our reliance on independent contractor owner-operators creates numerous risks for our business. For example, if our independent contractor owner-operators fail to meet our contractual obligations or otherwise fail to perform in a manner consistent with our requirements, we may be required to utilize alternative service providers at potentially higher prices or with some degree of disruption of the services that we provide to customers. If we fail to deliver on time, if our contractual obligations are not otherwise met, or if the costs of our services increase, then our profitability and customer relationships could be harmed.

The financial condition and operating costs of our independent contractor owner-operators are affected by conditions and events that are beyond our control and may also be beyond their control. Adverse changes in the financial condition of our independent contractor owner-operators or increases in their equipment or operating costs could cause them to seek higher revenues or to cease their business relationships with our company. The prices we charge our customers could be impacted by such issues, which may in turn limit pricing flexibility with customers, resulting in fewer customer contracts and decreasing our revenues.

Independent contractor owner-operators may use tractors, trailers and other equipment bearing our trade names and trademarks. If one of our independent contractor owner-operators is subject to negative publicity, it could reflect on us and have a material adverse effect on our business, brand and financial performance. Under certain laws, we could also be subject to allegations of liability for the activities of our independent contractor owner-operators.

Owner-operators are third-party service providers, as compared to company drivers who are employed by us. As independent business owners, our owner-operators may make business or personal decisions that conflict with our best interests. For example, if a load is unprofitable, route distance is too far from home or personal scheduling conflicts arise, an owner-operator may deny loads of freight from time to time. In these circumstances, we must be able to timely deliver the freight in order to maintain relationships with customers.

If our owner-operators are deemed by regulators or judicial process to be employees, our business and results of operations could be adversely affected.

Tax and other regulatory authorities have in the past sought to assert that owner-operators in the trucking industry are employees rather than independent contractors. Taxing and other regulatory authorities and courts apply a variety of standards in their determination of independent contractor status. If our owner-operators are determined to be its employees, we would incur additional exposure under federal and state tax, workers’ compensation, unemployment benefits, labor, employment, and tort laws, including for prior periods, as well as potential liability for employee benefits and tax withholdings.

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We are dependent on computer and communications systems, and a systems failure or data breach could cause a significant disruption to our business.

Our business depends on the efficient and uninterrupted operation of our computer and communications hardware systems and infrastructure, including operating and financial reporting systems. Our computer and communications system is critical in meeting customer expectations, effectively tracking, maintaining and operating our trucks and other delivery vehicles, directing and compensating our employees, and interfacing with our financial reporting system. Our financial reporting system receives, processes, controls and reports information for operating our business and for tabulation into our financial statements. We currently maintain our computer systems at multiple locations, including several of our offices and terminals and third-party data centers, along with computer equipment at each of our terminals. Our operations and those of our technology and communications service providers are vulnerable to interruption by fire, earthquake, power loss, telecommunications failure, terrorist attacks, Internet failures, computer viruses, data breaches (including cyber-attacks or cyber intrusions over the Internet, malware and the like) and other events generally beyond our control. Although we believe that we have robust information security procedures and other safeguards in place, as cyber threats continue to evolve, we may be required to expend additional resources to continue to enhance our information security measures and investigate and remediate any information security vulnerabilities. A significant natural disaster or cyber-attack incident, including system failure, security breach, disruption by malware or other damage, could interrupt or delay our operations, damage our reputation, cause a loss of customers, agents or third-party capacity providers, expose us to a risk of loss or litigation, or cause us to incur significant time and expense to remedy such an event, any of which could have a material adverse impact on our results of operations and financial position.

Our business may be harmed by terrorist attacks, future wars or anti-terrorism measures.

In the aftermath of the terrorist attacks of September 11, 2001, federal, state and municipal authorities have implemented and are implementing various security measures, including checkpoints and travel restrictions on large trucks and fingerprinting of drivers in connection with new hazardous materials endorsements on their licenses. Such existing measures and future measures may have significant costs associated with them which a motor carrier is forced to bear. Moreover, large trucks carrying large freight are potential terrorist targets, and we may be obligated to take measures, including possible capital expenditures, intended to protect our trucks. In addition, the insurance premiums charged for some or all of the coverage currently maintained by us could continue to increase dramatically or such coverage could be unavailable in the future.

If our employees were to unionize, our operating costs could increase and our ability to compete could be impaired.

None of our employees are currently represented under a collective bargaining agreement; however, we always face the risk that our employees will try to unionize, and if our owner-operators were ever re-classified as employees, the magnitude of this risk would increase. Further, Congress or one or more states could approve legislation and/or the National Labor Relations Board (the “NLRB”) could render decisions or implement rule changes that could significantly affect our business and our relationship with employees, including actions that could substantially liberalize the procedures for union organization. For example, in December 2014, the NLRB implemented a final rule amending the agency’s representation-case proceedings that govern the procedures for union representation. Pursuant to this amendment, union elections can now be held within 10 to 21 days after the union requests a vote, which makes it easier for unions to successfully organize all employers, in all industries. In addition, we can offer no assurance that the Department of Labor will not adopt new regulations or interpret existing regulations in a manner that would favor the agenda of unions.

Any attempt to organize by our employees could result in increased legal and other associated costs and divert management attention, and if we entered into a collective bargaining agreement, the terms could negatively affect our costs, efficiency and ability to generate acceptable returns on the affected operations. In particular, the unionization of our employees could have a material adverse effect on our business, financial condition, results of operations, cash flows and prospects because:

●	restrictive work rules could hamper our efforts to improve and sustain operating efficiency and could impair our service reputation and limit our ability to provide same-day or next-day services;

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●	a strike or work stoppage could negatively impact our profitability and could damage customer and employee relationships, and some shippers may limit their use of unionized trucking companies because of the threat of strikes and other work stoppages; and
●	an election and bargaining process could divert management’s time and attention from our overall objectives and impose significant expenses.

RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

Conversion and/or exercise of our convertible notes and/or warrants, has, and is likely to continue to dilute the ownership interest of our existing stockholders, including holders who had previously converted their notes or exercised their warrants, has and may continue to depress the price of our common stock, and may impede our ability to raise funds in the future.

In conjunction with capital raising efforts in the summer and fall of 2019 and during the first and second quarter of 2020, the Company has made commitments to shareholders, convertible note holders and warrant holders to issue, or keep available for issuance, additional shares of common stock of the Company. However, the Company’s trading price quoted on OTC Pink market fell from $3.50 per share on January 8, 2020 to a low of $0.01 on April 21, 2020. On December 31, 2020, the closing trading price as quoted on OTC Pink market was $0.0292. This drop, together with anti-dilution protection features contained in our August 30, 2019 convertible note agreements and warrants that were triggered upon the issuance of convertible debt beginning in January 2020, the conversion prices of the notes fell to a fraction of a penny, the number of warrants outstanding increased to approximately 604,000,000, and the warrants became exercisable at less than a penny. Beginning in February 2020, note holders started converting the outstanding principal of their notes and exercising warrants into substantial quantities of shares of the Company’s common stock. The conversions and exercises have already caused considerable dilution of existing stockholders and holders who earlier converted their notes. The total number of shares of common stock outstanding has increased from 11,832,603 on December 31, 2019 to 1,733,847,494 on December 31, 2020.

These anti-dilution protection features only provide for one-way adjustment, therefore, even if the Company cures any events of default, and the trading price increases, the conversion and exercise prices of the notes and warrants will remain a fraction of a penny. As a result, the existing stockholders, including holders who earlier converted their notes or exercised their warrants, will continue to be subject to substantial dilution.

On June 26, 2020, stockholders holding at least 51% of the voting power of the stock of the Company entitled to vote thereon consented, in writing, to amend the Company’s Amended and Restated Articles of Incorporation, by adoption of the Certificate of Amendment to the Amended and Restated Articles of Incorporation of the Company to authorize an increase of the number of shares of common stock that the Company may issue to 4,000,000,000 shares, par value $0.001 (the “First Authorized Share Increase Amendment”).

The Company filed a preliminary information statement on Schedule 14C regarding the stockholders’ consent to the First Authorized Share Increase Amendment with the SEC on June 8, 2020. The Company filed a definitive information statement on Schedule 14C on June 30, 2020 and first mailed that information statement to stockholders on June 30, 2020. The First Authorized Share Increase Amendment became effective on July 20, 2020.

On February 23, 2021, stockholders holding at least 51% of the voting power of the stock of the Company entitled to vote thereon consented, in writing, to amend the Company’s Amended and Restated Articles of Incorporation, by adoption of the Certificate of Amendment to the Amended and Restated Articles of Incorporation of the Company to authorize an increase of the number of shares of common stock that the Company may issue to 10,000,000,000 shares, par value $0.001 (the “Second Authorized Share Increase Amendment”).

The Company filed a preliminary information statement on Schedule 14C regarding the stockholders’ consent to the Second Authorized Share Increase Amendment with the SEC on March 5, 2021. The Company filed a definitive information statement on Schedule 14C on March 15, 2021 and to first mail that information statement to stockholders promptly after filing. The Second Authorized Share Increase Amendment is expected to become effective 20 days after the information statement is mailed.

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The past and potential future dilution, and the potential lack of sufficient authorized shares, could make it more difficult for us to raise funds through future offerings of common stock, warrants or convertible securities, and could adversely impact the terms under which we could obtain additional capital. In addition, the existence of our convertible notes may encourage short selling by market participants because the conversion our convertible notes could be used to satisfy short positions.

Our shares of common stock are quoted on the OTC Pink Open Market and there is no active trading market for our common stock.

Our shares of common stock are traded on the OTC Pink Open Market. There is currently no active trading market for our common stock and our common stock has traded in recent years only on a limited basis. There can be no assurance that an active trading market for our common stock will develop or if one develops, it will be sustained.

On September 1, 2020, we were notified by OTC Markets Group that our application to upgrade from the OTC Pink Open Market to the OTCQB Venture Market was not approved. We intend to re-apply for this upgrade in April 2021.

If a public market for our common stock develops, it may be volatile. This may affect the ability of our investors to sell their shares as well as the price at which they sell their shares.

The market price for shares of our common stock may be significantly affected by factors such as variations in quarterly and yearly operating results, general trends in the transportation and logistics industry, and changes in state or federal regulations affecting us and our industry. Furthermore, in recent years the stock market has experienced extreme price and volume fluctuations that are unrelated or disproportionate to the operating performance of the affected companies. Such broad market fluctuations may adversely affect the market price of our common stock, if a market for it develops.

Our common stock price has fluctuated in recent years, and the trading price of our common stock is likely to continue reflect changes, which could result in losses to investors and litigation.

In addition to changes to market prices based on our results of operations and the factors discussed elsewhere in this “Risk Factors” section, the market price of and trading volume for our common stock may change for a variety of other reasons, not necessarily related to our actual operating performance. The capital markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. In addition, the average daily trading volume of the securities of small companies can be very low, which may contribute to future volatility. Factors that could cause the market price of our common stock to fluctuate significantly include:

●	the results of operating and financial performance and prospects of other companies in our industry;
●	strategic actions by us or our competitors, such as acquisitions or restructurings;
●	announcements of innovations, increased service capabilities, new or terminated customers or new, amended or terminated contracts by our competitors;
●	the public’s reaction to our press releases, media coverage and other public announcements, and filings with the SEC;
●	lack of securities analyst coverage or speculation in the press or investment community about us or opportunities in the markets in which we compete;
●	changes in government policies in the United States and, as our international business increases, in other foreign countries;
●	changes in earnings estimates or recommendations by securities or research analysts who track our common stock or failure of our actual results of operations to meet those expectations;
●	dilution caused by the conversion into common stock of convertible debt securities;
●	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;
●	changes in accounting standards, policies, guidance, interpretations or principles;
●	any lawsuit involving us or our services;
●	arrival and departure of key personnel;
●	sales of common stock by us, our investors or members of our management team; and
●	changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural or man-made disasters.

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Any of these factors, as well as broader market and industry factors, may result in large and sudden changes in the trading volume of our common stock and could seriously harm the market price of our common stock, regardless of our operating performance. This may prevent stockholders from being able to sell their shares at or above the price they paid for shares of our common stock, if at all. In addition, following periods of volatility in the market price of a company’s securities, stockholders often institute securities class action litigation against that company. Our involvement in any class action suit or other legal proceeding, including the existing lawsuits filed against us and described elsewhere in this report, could divert our senior management’s attention and could adversely affect our business, financial condition, results of operations and prospects.

If we do not meet the listing standards of a national securities exchange, our investors’ ability to make transactions in our securities will be limited and we will be subject to additional trading restrictions.

Our common stock currently is traded over-the-counter on the OTC Pink market and is not qualified to be listed on a national securities exchange, such as NASDAQ. Accordingly, we face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;
●	reduced liquidity with respect to our securities;
●	our shares of common stock are currently classified as “penny stock” which requires brokers trading in our shares of common stock to adhere to more stringent rules, resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;
●	a limited amount of news and analyst coverage for our company; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

Our shares of common stock are subject to penny stock regulations. Because our common stock is a penny stock, holders of our common stock may find it difficult or may be unable to sell their shares.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, holders of our common stock may find it difficult or may be unable to sell their shares.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We do not intend to pay cash dividends in the foreseeable future.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into our company to further its business strategy. Because we do not anticipate paying dividends in the future, the only opportunity for our stockholders to realize value in our common stock will likely be through a sale of those shares.

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Future sales of our securities could adversely affect the market price of our common stock and our future capital-raising activities could involve the issuance of equity securities, which would dilute your investment and could result in a decline in the trading price of our common stock.

We may sell securities in the public or private equity markets if and when conditions are favorable, or at prices per share below the current market price of our common stock, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of shares of our common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of our shares and our ability to raise capital. We may issue additional shares of common stock in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding shares of common stock. Moreover, sales of substantial amounts of shares in the public market, or the perception that such sales could occur, may adversely affect the prevailing market price of our common stock and make it more difficult for us to raise additional capital. See “Description of Securities – Warrants.”

On October 8, 2020, we entered into a Securities Purchase Agreement with the investors party thereto (collectively the “Investors”) pursuant to which the Investors agreed to purchase units, severally and not jointly, which consisted of an aggregate of (i) 47,977 shares of Series E Convertible Preferred Stock (the “Series E”) and (ii) warrants (the “Warrants”) to purchase 23,988,500 shares of the Company’s common stock which are equal to 50% of the shares of common stock issuable upon conversion of the Series E if the Series E were converted on October 8, 2020 (the “October 2020 Series E Offering”). The gross proceeds to the Company were $640,000, or $13.34 per unit which is the stated value of each Series E share. The initial exercise price of the Warrants related to the October 2020 Series E Offering is $0.04 per share, subject to adjustment.

Between December 28, 2020 and January 5, 2021, we entered into Securities Purchase Agreements with investors pursuant to which the Investors agreed to purchase units, severally and not jointly, which consisted of an aggregate of (i) 70,251 shares of Series E and (ii) Warrants to purchase 93,714,286 shares of the Company’s common stock which are equal to 1,334 warrants for each for each share of Series E purchased (the “December 2020 Series E Offering”). The gross proceeds to the Company were $820,000, or $11.67 per unit. The initial exercise price of the Warrants related to the December 2020 Series E Offering is $0.01 per share, subject to adjustment.

Between January 21, 2021 and April 9, 2021, we entered into Securities Purchase Agreements with investors pursuant to which the Investors agreed to purchase units, severally and not jointly, which consisted of an aggregate of (i) 330,263 shares of Series E and (ii) Warrants to purchase 440,571,429 shares of the Company’s common stock which are equal to 1,334 warrants for each for each share of Series E purchased (the “January 2021 Series E Offering”). The gross proceeds to the Company were $3,855,000, or $11.67 per unit. The initial exercise price of the Warrants related to the January 2021 Series E Offering is $0.01 per share, subject to adjustment.

Subject to a beneficial ownership limitation and customary adjustments for stock dividends and stock splits, each share of Series E shall be convertible into that number of shares of Common Stock calculated by dividing the Stated Value of each share of Series E being converted by the Conversion Price. The initial Conversion Price shall be $0.01 which shall be subject to adjustment as provided below. In addition, we shall issue the Holder converting all or any portion of Series E an additional sum (the “Make Good Amount”) equal to $210 for each $1,000 of Stated Value of the Series E converted pro-rated for amounts more or less than $1,000, increasing to $310 for each $1,000 of Stated Value during the Triggering Event Period (the “Extra Amount”). Subject to the Beneficial Ownership Limitation, the Make Good Amount shall be paid in Shares of Common Stock, as follows: The number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Extra Amount by the product of 80% times the average VWAP for the five Trading Days prior to the date a Holder delivered a notice of conversion to the Company (the “Conversion Date”). During the Triggering Event Period, the number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Extra Amount by the product of 70% times the average VWAP for the five Trading Days prior to the Conversion Date.

Subject to the Beneficial Ownership Limitation, at any time during the period commencing on the date of the occurrence of a Triggering Event and ending on the date of the cure of such Triggering Event (the “Triggering Event Period”), a Holder may, at such Holder’s option, by delivery of a conversion notice to the Company to convert all, or any number of Series E (such conversion amount of the Series E to be converted pursuant to this Section 6(b) (the “Triggering Event Conversion Amount”), into shares of Common Stock at the Triggering Event Conversion Price. The “Triggering Event Conversion Amount” means 125% of the Stated Value and the “Triggering Event Conversion Price” means $0.006.

Triggering events include, but are not limited to, (1) failure to satisfy Rule 144 current public information requirements; (2) ceasing to be a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or failing to comply with the reporting requirements of a reporting company under the Exchange Act; (3) suspension from or termination of trading; (4) failure to reserve sufficient shares of Common Stock (after cure periods and subject to certain extensions); (5) various insolvency proceedings (subject to certain carveouts); (6) material breach of the Series E Offering transaction documents; and (7) failure to comply with conversion of any Series E shares when requested by the holder thereof.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus is based on published third-party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

In some cases, you can identify forward-looking statements by terminology, such as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should review carefully the section entitled “Risk Factors” beginning on page 57 of this prospectus for a discussion of these and other risks that relate to our business and investing in shares of our Common Stock.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of the Shares offered by them under this prospectus. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders covered by this prospectus, but we would receive any proceeds from the exercise of the Warrants. If all of such Warrants are exercised for cash, we would receive $6,302,397.17 in proceeds. We will use all proceeds, if any, from any such exercise for working capital purposes.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will sell the shares offered by this prospectus at prices from $0.015 to $0.03 per share (and, within such range, will determine at what price they may sell the shares) until the company’s shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time they will sell the shares offered by this prospectus at prevailing market prices or privately negotiated prices. The price range has been determined by reference to recent prices at which Common Stock has been sold. On December 11, 2020, the Common Stock traded at $0.01 per share, and on January 13, 2021, the Common Stock reached a recent high of $0.09 per share. During the most recent 10 days, it has traded in a range of $0.018 to $0.035 per Share. The offering price of the Shares does not and will not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock might not trade at market prices in excess of the offering price, as prices for Common Stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DIVIDEND POLICY

We have never declared or paid any cash dividends on shares of our capital stock. We currently intend to retain all available funds to support operations and to finance the growth and development of our business. Any future determination related to payments of dividends will be at the discretion of our Board after taking into account various factors that our Board deems relevant, including our financial condition, operating results, current and anticipated cash needs, plans for expansion and debt restrictions, if any.

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PRINCIPAL AND SELLING STOCKHOLDERS

We are registering the shares hereby pursuant to the terms of our agreements with certain stockholders, in order to permit the Selling Stockholders identified in the table below to offer the shares for resale from time to time.

This prospectus covers the resale, from time to time by the Selling Stockholders identified below, of up to 2,062,152,717 shares of our common stock, par value $0.001 per share, which consists of (i) 1,431,913,000 shares issuable upon conversion of the outstanding Series E Stock assuming a Triggering Event (as defined in the Series E COD) has occurred and is continuing, resulting in the Selling Stockholders having the right to convert each share of Series E Stock into shares of Common Stock having a value equal to 125% of the Stated Value of $13.34 per share of Series E Stock at a conversion price equal to $0.006 per share of Common Stock and (ii) 630,239,717 shares issuable upon the exercise of outstanding Warrants. Unless and until a Triggering Event (as defined in the Series E COD) has occurred and is continuing, only 723,933,731 shares of our Common Stock are issuable upon conversion of the outstanding Series E Stock. All of these Shares of our Common Stock are being offered for resale by the Selling Stockholders. If the Company becomes aware that a Triggering Event has occurred, it will notify the Selling Stockholders in accordance with the notice provisions in the applicable Securities Purchase Agreement.

The Series E Stock is subject to anti-dilution protection. If we sell or issue additional shares of Common Stock at a price less than the conversion price of the Series E Stock (with certain exceptions specified in the Series E COD), the conversion price of the Series E Stock will be accordingly reduced to such lower issuance price. Moreover, for as long as any shares of Series E Stock remain outstanding, if the Company sells any Common Stock (or Common Stock equivalent) on terms that a Selling Stockholder reasonably believes to be more favorable than the terms of the Stock Purchase Agreement, the Company shall amend the terms of the Stock Purchase Agreement with respect to such Selling Stockholder so as to match the more favorable terms; provided, however, that the foregoing will not apply to the first $7,500,000 of sales.

The table below sets forth certain information regarding the Selling Stockholders and the Shares of our Common Stock offered by them in this prospectus. The Selling Stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of acquisition of our shares or other securities. To the best of our knowledge, none of the Selling Stockholders is a broker dealer or an affiliate of a broker dealer other than as described in the footnotes to the table below. Unless otherwise indicated, the mailing address of all listed Selling Stockholders is c/o Transportation and Logistics Systems, Inc., 5500 Military Trail, Suite 22-357, Jupiter, Florida 33458.

Pursuant to the Series E COD and under the terms of the Warrants, a Selling Stockholder may not convert Series E Stock or exercise the Warrants to the extent such conversion or exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of our Common Stock which would exceed 4.99% of our then outstanding shares of Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon conversion of the outstanding Series E Stock which have not been converted. The foregoing notwithstanding, a Selling Stockholder may, at its option and upon 61 days’ notice to the Company, increase such ownership limitation, not to exceed 9.99% of our then outstanding shares of Common Stock.

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	Prior to this Offering						After Completion of Maximum Offering
	No Triggering Event			Triggering Event Continuing
Selling Stockholder	Number of Shares Beneficially Owned Prior to the Offering		Number of Shares Being Sold	Number of Shares Beneficially Owned Prior to the Offering		Number of Shares Being Sold	Number of Shares Beneficially Owned**
	Number	%		Number	%		Number %
BHP Capital NY, Inc. (1)	31,571,539	*	31,571,539	48,476,410	1.2%	48,476,410
Cavalry Fund I LP(2)	238,932,162	7.1%	238,932,162	360,986,936	8.9%	360,986,936
Chase Financing Inc. (3)	12,629,262	*	12,629,262	19,391,841	*	19,391,841
Eagle Equities, LLC(4)	50,514,286	1.5%	50,514,286	77,561,905	1.9%	77,561,905
Efrat Investments LLC(5)	193,102,221	5.8%	193,102,221	291,151,732	7.2%	291,151,732
Ferguson, Bruce J. (6)	25,256,909	*	25,256,909	38,780,490	*	38,780,490
GPL Ventures, LLC(7)	101,029,250	3.0%	101,029,250	155,125,151	3.8%	155,125,151
GW Holdings Group, LLC(8)	63,143,080	1.9%	63,143,080	96,952,820	2.4%	96,952,820
Herskowitz, Mark(9)	12,629,262	*	12,629,262	19,391,841	*	19,391,841
Mercer Street Global Opportunity Fund, LLC(10)	145,478,210	4.3%	145,478,210	217,492,421	5.4%	217,492,421
Morningview Financial LLC(11)	37,885,714	1.1%	37,885,714	58,171,429	1.4%	58,171,429
Proactive Capital Partners, L.P. (12)	59,556,967	1.8%	50,515,432	86,605,707	2.1%	77,564,172	9,085,535	*
Puritan Partners LLC(13)	214,686,146	6.4%	214,686,146	329,638,949	8.1%	329,638,949
Quick Capital, LLC(14)	12,629,262	*	12,629,262	19,391,841	*	19,391,841
SE Holdings LLC(15)	50,513,818	1.5%	50,513,818	77,560,979	1.9%	77,560,979
Silverback Capital Corporation(16)	63,143,080	1.9%	63,143,080	96,952,820	2.4%	96,952,820
Tri-Bridge Ventures, LLC(17)	50,513,818	1.5%	50,513,818	77,560,979	1.9%	77,560,979

Directors and NEOs
John Mercadante, Jr.(18)	1,400,000	*		1,400,000	*		1,400,000	*
Douglas M. Cerny(19)	1,000,000	*		1,000,000	*		1,000,000	*
All executive officers and directors as a group(18)(19)	2,400,000	*		2,400,000	*		2,400,000	*

* less than 1%

** Assumes that all the shares are sold

(1) Includes (i) 34,190,696 shares issuable upon conversion of 10,709 shares of Series E Stock (assuming a Triggering Event is continuing), and (ii) 14,285,714 shares of common stock issuable upon exercise of Warrants. The Series E Stock and the Warrants contain a 4.99% beneficial ownership blocker. Bryan Pantofel has voting and dispositive powers over the shares held by BHP Capital NY, Inc. Bryan Pantofel disclaims beneficial ownership over the shares held by BHP Capital NY, Inc. The address of BHP Capital NY, Inc. is 45 SW 9th St, Apt. 1603, Miami, FL 33130.

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(2) Includes (i) 246,860,079 shares issuable upon conversion of 77,320 shares of Series E Stock (assuming a Triggering Event is continuing), and (ii) 114,126,857 shares of common stock issuable upon exercise of Warrants. Cavalry Fund I LP has given notice to convert 16,492 shares of the Series E Stock. The Series E Stock and the Warrants contain a 4.99% beneficial ownership blocker. Thomas Walsh has voting and dispositive powers over the shares held by Cavalry Fund I LP. Thomas Walsh disclaims beneficial ownership over the shares held by Cavalry Fund I LP. The address of Cavalry Fund I LP is 61 Kinderkamack Road, Woodcliff Lake, NJ 07677.

(3) Includes (i) 13,677,555 shares issuable upon conversion of 4,284 shares of Series E Stock (assuming a Triggering Event is continuing), and (ii) 5,714,286 shares of common stock issuable upon exercise of Warrants. The Series E Stock and the Warrants contain a 4.99% beneficial ownership blocker. Robert Herskowitz has voting and dispositive powers over the shares held by Chase Financing Inc. Robert Herskowitz disclaims beneficial ownership over the shares held by Chase Financing Inc. The address of Chase Financing Inc. is 4775 Collins Ave – Suite 2504, Miami Beach, FL 33140.

(4) Includes (i) 54,704,762 shares issuable upon conversion of 17,134 shares of Series E Stock (assuming a Triggering Event is continuing), and (ii) 22,857,143 shares of common stock issuable upon exercise of Warrants. The Series E Stock and the Warrants contain a 4.99% beneficial ownership blocker. Yakov D. Borenstein has voting and dispositive powers over the shares held by Eagle Equities, LLC. Yakov D. Borenstein disclaims beneficial ownership over the shares held by Eagle Equities, LLC. The address of Eagle Equities, LLC. is 390 Whalley Ave., New Haven, CT 06511.

(5) Includes (i) 198,308,589 shares of common stock issuable upon conversion of 62,113 shares of Series E Stock (assuming a Triggering Event is continuing) and (ii) 92,843,143 shares of common stock issuable upon exercise of Warrants. Efrat Investments LLC has given notice to convert 14,993 shares of the Series E Stock and to exercise the Warrants for 29,986,000 shares of common stock on a cashless basis. The Series E Stock and the Warrants contain a 4.99% beneficial ownership blocker. Pinny Rotter has voting and dispositive powers over the shares held by Efrat Investments LLC. Pinny Rotter disclaims beneficial ownership over the shares held by Efrat Investments LLC. The address of Efrat Investments LLC is 59 Lenox Avenue, Clifton, NJ 07012.

(6) Includes (i) 27,351,918 shares of common stock issuable upon conversion of 8,567 shares of Series E Stock (assuming a Triggering Event is continuing) and (ii) 11,428,572 shares of common stock issuable upon exercise of Warrants. The Series E Stock and the Warrants contain a 4.99% beneficial ownership blocker. The address of Bruce J. Ferguson, 492 Smith Rd, Pittsford, NY 14534.

(7) Includes (i) 109,410,865 shares of common stock issuable upon conversion of 34,269 shares of Series E Stock (assuming a Triggering Event is continuing) and (ii) 45,714,286 shares of common stock issuable upon exercise of Warrants. The Series E Stock and the Warrants contain a 4.99% beneficial ownership blocker. Alexander Dillon has voting and dispositive powers over the shares held by GPL Ventures, LLC. Alexander Dillon disclaims beneficial ownership over the shares held by GPL Ventures, LLC. The address of GPL Ventures, LLC is One Penn Plaza, 6196, New York, NY 10119.

(8) Includes (i) 68,381,391 shares of common stock issuable upon conversion of 21,418 shares of Series E Stock (assuming a Triggering Event is continuing) and (ii) 28,571,429 shares of common stock issuable upon exercise of Warrants. The Series E Stock and the Warrants contain a 4.99% beneficial ownership blocker. Noah Weinstein has voting and dispositive powers over the shares held by GW Holdings Group, LLC. Noah Weinstein disclaims beneficial ownership over the shares held by GW Holdings Group, LLC. The address of GW Holdings Group, LLC is 137 Montague St., Suite 291, Brooklyn, NY 11201.

(9) Includes (i) 13,677,555 shares of common stock issuable upon conversion of 4,284 shares of Series E Stock (assuming a Triggering Event is continuing) and (ii) 5,714,286 shares of common stock issuable upon exercise of Warrants. The Series E Stock and the Warrants contain a 4.99% beneficial ownership blocker. The address of Mark Herskowitz, 4345 N. Jefferson Ave, Miami Beach, FL 33140.

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(10) Includes (i) 145,651,278 shares issuable upon conversion of 45,620 shares of Series E Stock (assuming a Triggering Event is continuing), and (ii) 71,841,143 shares of common stock issuable upon exercise of Warrants. The Series E Stock and the Warrants contain a 4.99% beneficial ownership blocker. Jonathan Juchno has voting and dispositive powers over the shares held by Mercer Street Global Opportunity Fund, LLC. Jonathan Juchno disclaims beneficial ownership over the shares held by Mercer Street Global Opportunity Fund, LLC. The address of Mercer Street Global Opportunity Fund, LLC is 107 Grand Street, 7th Floor, New York, NY 10013.

(11) Includes (i) 41,028,571 shares of common stock issuable upon conversion of 12,851 shares of Series E Stock (assuming a Triggering Event is continuing) and (ii) 17,142,857 shares of common stock issuable upon exercise of Warrants. The Series E Stock and the Warrants contain a 4.99% beneficial ownership blocker. Max Riccio has voting and dispositive powers over the shares held by Morningview Financial LLC. Max Riccio disclaims beneficial ownership over the shares held by Morningview Financial LLC. The address of Morningview Financial LLC. Is 303 N. Glenoaks Blvd., Suite 200, Burbank, CA 91502.

(12) Includes (i) 54,704,762 shares of common stock issuable upon conversion of 17,135 shares of Series E Stock (assuming a Triggering Event is continuing) and (ii) 22,857,143 shares of common stock issuable upon exercise of Warrants. Includes 44,000 shares of common stock issuable on exercise of a warrant. Includes 8,972,085 shares of common stock issuable on conversion of convertible promissory notes. The Series E Stock and the Warrants contain a 4.99% beneficial ownership blocker. Jeffrey Ramson has voting and dispositive powers over the shares held by Proactive Capital Partners, L.P. Jeffrey Ramson disclaims beneficial ownership over the shares held by Proactive Capital Partners, L.P. The address of Proactive Capital Partners, L.P. is 150 East 58th St., 20th Floor, New York, NY 10155.

(13) Includes (i) 232,496,092 shares of common stock issuable upon conversion of 72,821 shares of Series E Stock (assuming a Triggering Event is continuing) and (ii) 97,142,857 shares of common stock issuable upon exercise of Warrants. The Series E Stock and the Warrants contain a 4.99% beneficial ownership blocker. Richard Smithkline has voting and dispositive powers over the shares held by Puritan Partners LLC. Richard Smithkline disclaims beneficial ownership over the shares held by Puritan Partners LLC. The address of Puritan Partners LLC is 4 Puritan Road, Rye, NY 10580.

(14) Includes (i) 13,677,555 shares of common stock issuable upon conversion of 4,284 shares of Series E Stock (assuming a Triggering Event is continuing) and (ii) 5,714,286 shares of common stock issuable upon exercise of Warrants. The Series E Stock and the Warrants contain a 4.99% beneficial ownership blocker. Aryeh Goldstein has voting and dispositive powers over the shares held by Quick Capital, LLC. Aryeh Goldstein disclaims beneficial ownership over the shares held by Quick Capital, LLC. The address of Quick Capital, LLC is 66 West Flagler Street, Suite 900 - #2292, Miami, FL 33130.

(15) Includes (i) 54,703,836 shares of common stock issuable upon conversion of 17,134 shares of Series E Stock (assuming a Triggering Event is continuing) and (ii) 22,857,143 shares of common stock issuable upon exercise of Warrants. The Series E Stock and the Warrants contain a 4.99% beneficial ownership blocker. Eilon Natan has voting and dispositive powers over the shares held by SE Holdings LLC. Eilon Natan disclaims beneficial ownership over the shares held by SE Holdings LLC. The address of SE Holdings LLC is6130 W Flamingo Rd, STE 1878, Las Vegas, NV 89103.

(16) Includes (i) 68,381,391 shares of common stock issuable upon conversion of 21,418 shares of Series E Stock (assuming a Triggering Event is continuing) and (ii) 28,571,429 shares of common stock issuable upon exercise of Warrants. The Series E Stock and the Warrants contain a 4.99% beneficial ownership blocker. Gillian Gold has voting and dispositive powers over the shares held by Silverback Capital Corporation. Gillian Gold disclaims beneficial ownership over the shares held by Silverback Capital Corporation. The address of Silverback Capital Corporation is 614 N Dupont Hwy Suite 210, Dover, DE 19901.

(17) Includes (i) 54,703,836 shares of common stock issuable upon conversion of 17,134 shares of Series E Stock (assuming a Triggering Event is continuing) and (ii) 22,857,143 shares of common stock issuable upon exercise of Warrants. The Series E Stock and the Warrants contain a 4.99% beneficial ownership blocker. John Forsythe III has voting and dispositive powers over the shares held by Tri-Bridge Ventures, LLC. John Forsythe III disclaims beneficial ownership over the shares held by Tri-Bridge Ventures, LLC. The address of Tri-Bridge Ventures, LLC is 601 Monmouth Ave., Spring Lake, NJ 07762.

(18) Includes 100,000 shares owned by Mr. Mercadante’s girlfriend, Wendy Cabral. Mr. Mercadante disclaims beneficially ownership over the shares owned by Ms. Cabral.

(19) Includes 200,000 shares owned by Mr. Cerny’s girlfriend, Leslie Oppenheimer. Mr. Cerny disclaims beneficially ownership over the shares owned by Ms. Oppenheimer.

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PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares of Common Stock on the OTC Markets or any other stock exchange, market or trading facility on which the shares of Common Stock are traded or in private transactions. The Selling Stockholders will sell the shares offered by this prospectus at prices from $0.015 to $0.03 per share (and, within such range, will determine at what price they may sell the shares) until the company’s shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time they will sell the shares offered by this prospectus at prevailing market prices or privately negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell Shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121 or NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell Shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent.

The Company is required to pay all fees and expenses incurred by the Company incident to the registration of the Shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and any claims brought against any of the Selling Stockholders by any stockholder of the Company.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. No underwriter or coordinating broker is acting in connection with the proposed sale or the resale of Shares by the Selling Stockholders.

The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF SECURITIES

The following description of our capital stock summarizes the material terms and provisions of our Common Stock and preferred stock.

As of April 17, 2021, the Company has one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), its Common Stock.

The following is a summary of information concerning capital stock of the Company. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of the Company’s Amended and Restated Certificate of Incorporation, as amended, (the “Charter”) and Bylaws of the Company (the “By-Laws”), and are entirely qualified by these documents.

Common Stock

Authorized Shares. The Company is authorized to issue up to ten billion (10,000,000,000) shares of Common Stock.

Dividends. Subject to the rights of holders of outstanding shares of Preferred Stock, if any, the holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors in its discretion out of funds legally available for the payment of dividends.

Voting Rights. Each share of Common Stock is entitled to one vote per share on matters voted on by the stockholders.

Liquidation Rights. Subject to any preferential rights of outstanding shares of Preferred Stock, holders of Common Stock will share ratably in all assets legally available for distribution to our stockholders in the event of dissolution. As of April 9, 2021, 448,495 shares of Series E Stock have the right to receive a liquidation preference equal to $13.34 per share prior to any distribution or payment to the holders of the Common Stock and pari passu with the Series D Stock.

Other Rights. The shares of Common Stock are not subject to redemption by operation of a sinking fund or otherwise. Holders of shares of Common Stock are not currently entitled to pre-emptive rights.

Fully Paid. The issued and outstanding shares of Common Stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of Common Stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares.

Listing. The Common Stock is quoted on the OTC Pink market under the symbol “TLSS”.

Holders. As of April 1, 2021, the approximate number of record holders of the Company’s Common Stock was 77, and the approximate number of beneficial owners of the Company’s Common Stock was 34,550.

Preferred Stock

Our Board has been authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time up to 10,000,000 shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our Board, which may include, among other features, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Series B Preferred Stock

In August 2019, our Board designated Series B Preferred Stock consisting of 1,700,000 shares with a par value of $0.001 and a stated value of $0.001. The Series B Preferred Stock has no voting rights and is not redeemable. Each share of Series B Preferred Stock is convertible into one share of Common Stock at the option of the holder subject to beneficial ownership limitation.

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On August 16, 2019, the Company issued 1,000,000 shares of Series B Preferred Stock for services rendered to the former member of Prime EFS who is considered a related party. The shares were valued at $2.50 per share on an as if converted basis to Common Stock based on then recent sales of the Company’s Common Stock of $2.50 per share. In connection with the issuance of the Series B Preferred Stock, the Company recorded stock-based compensation of $2,500,000. On July 24, 2020, the Company issued 1,000,000 shares of Common Stock upon the conversion these shares of Series B Preferred Stock.

On August 16, 2019, the Company issued 700,000 shares of Series B Preferred Stock upon settlement of 700,000 shares of issuable Common Stock.

Series E Preferred Stock

In October 2020, our Board designated 562,250 shares of our authorized shares of preferred stock as Series E Stock. The Series E COD was amended and restated in December of 2020. The Series E Stock has the following preferences, voting powers, qualifications and special or relative rights or privileges, provided that such description is qualified by the more detailed description in this prospectus and in the Series E COD.

Conversion. Subject to a beneficial ownership limitation and customary adjustments for stock dividends and stock splits, each share of Series E Stock is initially convertible into a number of shares of the Company’s Common Stock calculated by dividing $13.34 (the “Stated Value”) of each share being converted by the Conversion Price. The initial Conversion Price shall be $0.01. In addition, the Corporation shall issue the holder converting all or any portion of Series E Stock an additional sum (the “Make Good Amount”) equal to $210 for each $1,000 of Stated Value of the Series E Stock converted pro rated for amounts more or less than $1,000 (the “Extra Amount”). Subject to the beneficial ownership limitation, the Make Good Amount shall be paid in shares of Common Stock, as follows: The number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Extra Amount by the product of 80% times the average prevailing market for the five trading days prior to the date a holder shall have delivered a notice of conversion to the Company. The initial conversion price is subject to adjustment for stock dividends and stock splits and dilutive issuances as defined in the Series E COD. A holder of Series E Stock may not convert any shares of Series E Stock into Common Stock if the holder (together with the holder’s affiliates and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Series E COD. However, upon notice from the holder to the Company, a holder may decrease or increase for such holder the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series E COD, provided that any such increase or decrease in the beneficial ownership limitation will not take effect until 61 days following notice to the Company. Upon the occurrence of certain triggering events and until such triggering event is cured, each share of Series E Stock will be convertible into shares of Common Stock (subject to the limitation described above in this paragraph) at a Conversion Price of $0.006 and at 125% of the Stated Value. In addition, the Make Good Amount shall equal$310 for each $1,000 of Stated Value of the Series E Stock converted pro rated for amounts more or less than $1,000 (the “Triggering Event Extra Amount”). Subject to the beneficial ownership limitation, the Make Good Amount shall be paid in shares of Common Stock, as follows: The number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Triggering Event Extra Amount by the product of 70% times the average prevailing market for the five trading days prior to the date a holder shall have delivered a notice of conversion to the Company. Triggering events include, but are not limited to, (1) failure to satisfy Rule 144 current public information requirements; (2) ceasing to be a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or failing to comply with the reporting requirements of a reporting company under the Exchange Act; (3) suspension from or termination of trading; (4) failure to reserve sufficient shares of Common Stock (after cure periods and subject to certain extensions); (5) various insolvency proceedings (subject to certain carveouts); (6) material breach of the Series E Offering transaction documents; and (7) failure to redeem the Series E Stock when demanded as permitted in the Series E COD.

Dividends. Cumulative dividends on each share of Series E Stock shall accrue at the rate of 6% per annum based on a 360-day year on the Stated Value plus all unpaid accrued and accumulated dividends thereon. All accrued dividends shall be paid in cash only when, as and if declared by the Board of Directors out of funds legally available therefor or upon a liquidation or redemption of the Series E.

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Voting Rights. Each holder of Series E Stock has the right to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series E Stock held by such holder are convertible as of the applicable record date. Approval of at least a majority of the outstanding Series E Stock is required to: (a) amend or repeal any provision of, or add any provision to, the Company’s Articles of Incorporation or bylaws, or file any Certificate of Designation (however such document is named) or articles of amendment to create any class or any series of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series E Stock, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or bylaws or by merger, consolidation or otherwise or filing any Certificate of Designation, it being understood that the creation of a new security having rights, preferences or privileges senior to or on parity with the Series E Stock in a future financing will not constitute an amendment, addition, alteration, filing, waiver or repeal for these purposes; (b) increase or decrease (other than by conversion) the authorized number of shares of Series E Stock; (c) issue any Series D Convertible Preferred Stock; (d) issue any Series E Stock in excess of 562,250 shares; or (e) without limiting any provision hereunder, whether or not prohibited by the terms of the Series E Stock, circumvent a right of the Series E Stock.

Liquidation Preference. The Series E Stock has a stated value of $13.34 per share. On a pari passu basis with the holders of Series D Stock that is currently issued and outstanding, upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, the holders of the Series E Stock are entitled to receive an amount per share equal to the Series E Stated Value and then receive a pro-rata portion of the remaining assets available for distribution to the holders of Common Stock on an as-converted to Common Stock basis.

Participation Rights. (a) For 24 months from the date that shares of the Series E Stock are first issued to a holder, the holders of Series E Stock have the right to participate, pro rata, in each subsequent financing in an amount up to 40% of the total proceeds of such financing on the same terms, conditions and price otherwise available in such subsequent financing.

Series E Offering Warrants

Warrants to purchase 630,239,717 shares of Common Stock are currently outstanding, issuable upon conversion of the Series E Stock if the Series E Stock were converted on April 9, 2021. The initial exercise price of the Warrants is $0.01 per share, subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock or if, other than upon conversion of Series D Stock and/or Series E Stock, we issue shares of common stock, or securities exercisable to purchase or convertible into, shares of Common Stock, for a purchase price that is less than the exercise price in effect at such time, in which event the exercise price shall be reduced to the price per share at which we issued, or may be required to issue, shares of Common Stock. Further, until the Series E Stock is no longer outstanding, a decrease in the exercise price of the Warrants triggers a corresponding increase in the number of shares of Common Stock issuable upon exercise of the Warrants such that the aggregate exercise value remains constant. The Warrants expire on the close of business on the fifth-year anniversary of the date on which they are issued.

Other Warrants and Options

●	An aggregate of 114,000 shares of Common Stock are issuable upon the exercise of outstanding common stock purchase warrants for a purchase price of $1.00 per share which expire in June 2024.

●	Warrants to purchase 696,111 shares of Common Stock at an exercise price of $0.006 per share are currently outstanding. The initial exercise price of these warrants was $2.50 per share. Pursuant to the terms of these warrants, the exercise price of these warrants is subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock or if we issue shares of Common Stock, or securities exercisable to purchase or convertible into shares of Common Stock, for a purchase price that is less than the exercise price in effect at such time, in which event the exercise price shall be reduced to the price per share at which we issued, or may be required to issue, shares of Common Stock. As of November 30, 2020, the exercise price of these warrants has been reduced to $0.006 per share. These warrants were issued on August 30, 2019 and expire on August 30, 2024.

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●	Warrants to purchase 827,200 shares of Common Stock at an exercise price of $0.40 are currently outstanding. Pursuant to the terms of these warrants, the exercise price of these warrants is subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock. These warrants were issued between January 1, 2020 and April 30, 2020 and have terms of five years.

●	Warrants to purchase 1,298,078 shares of Common Stock at an exercise price of $2.50 are currently outstanding. Pursuant to the terms of these warrants, the exercise price of these warrants is subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock. These warrants were issued between July 1, 2019 and September 30, 2019 and have terms of five years.

●	A Warrant to purchase 203,000 shares of Common Stock at an exercise price of $1.81 is currently outstanding. Pursuant to the terms of this warrant, the exercise price of this warrant is subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock. This warrant was issued on July 12, 2019 and have a term of five years.

●	On June 16, 2020, the Company issued a Common Stock purchase warrant to Ascentaur, LLC to purchase up to 25,000,000 shares of Common Stock at an initial exercise price of $0.06 per share, subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction. This warrant expires on June 16, 2025.

●	On June 16, 2020, the Company issued a Common Stock purchase warrant to Harry Datys to purchase up to 3,100,000 shares of Common Stock at an initial exercise price of $0.06 per share, subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction. This warrant expires on June 16, 2025.

●	An aggregate of 80,000 shares of Common Stock are issuable upon the exercise of outstanding stock purchase options that are exercisable for a purchase price of $8.85 per share and expire in April 2024.

●	Warrants to purchase 118,077,785 shares of Common Stock at an exercise price of $0.01 are currently outstanding. Pursuant to the terms of these warrants, the exercise price of these warrants are subject to adjustment in the event of stock splits, stock combinations or the like of our Common Stock. These warrants were issued to the placement agents who provided services in connection with the sale of the Company’s Series E Preferred during the period of December 28, 2020 to April 9, 2021, and have a term of five years.

Anti-Takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the Board of Directors prior to the date the interested stockholder obtained such status or the combination is approved by the Board of Directors and thereafter is approved at a meeting of the stockholders (and not by written consent) by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders. Further, this prohibition extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the Board of Directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the Board of Directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders (which may be by written consent); or

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●	the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher. In each case, the price-per-share calculation is increased for interest from the date of the calculation, and decreased for dividends paid on common shares.

A “combination” is generally defined to include

(a)	Any merger or consolidation with an “interested stockholder”;

(b)	or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having:

	(i)	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation,

	(ii)	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or

	(iii)	10% or more of the earning power or net income of the corporation;

(c)	certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder;

(d)	The issuance or transfer, in one transaction or a series of transactions, of any shares that have an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding voting shares of corporation to an “interested stockholder” (except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all stockholders);

(e)	The adoption of any plan or proposal for the liquidation or dissolution of corporation under any agreement, arrangement or understanding, whether or not in writing, with the “interested stockholder”;

(f)	Any receipt by the “interested stockholder” of the benefit, directly or indirectly (except proportionately as a stockholder of the corporation), of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by or through the corporation; and

(g)	certain other reclassifications, recapitalizations, mergers/consolidations with subsidiaries, or other transactions (whether or not by agreement with the “interested stockholder”) that has the immediate and proximate effect of increasing the proportionate voting shares (including through convertible securities) held by the “interested stockholder”, unless such transaction would otherwise be excluded by clause (d) above.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

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Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares only have such voting rights as are approved by a majority of disinterested stockholders. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Transfer Company. The transfer agent’s telephone number is (303) 282-4800.

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LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Flangas Law Group.

EXPERTS

Our consolidated financial statements for the fiscal years ended December 31, 2020 and 2019 included in this prospectus and elsewhere in the registration statement have been audited by Salberg & Company, P.A., an independent registered public accounting firm as set forth in their report thereto, and are included herein in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement, as amended, on Form S-1 under the Securities Act with respect to the securities that are being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities that are being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s web site is http://www.sec.gov.

Up to 952,784,035 Shares

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

Common Stock

PROSPECTUS DATED April [●], 2021

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the SEC registration fee, all of the amounts shown are estimates.

SEC registration fee	$6,749.42
Legal fees and expenses*	$50,000.00
Accounting fees and expenses*	$15,000.00
Printing and miscellaneous expenses*	$4,800.00

$76,549.42

* Estimated solely for the purpose of this Item. Actual expenses may vary.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Neither our articles of incorporation nor our bylaws prevents us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by such individual in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if such person: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act, and we will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On June 18, 2018, we issued 1,500,000 shares of Common Stock to our Chief Executive Officer for services rendered. The shares were valued at $3,090,000, or $2.06 per share.

On June 18, 2018, we issued 600,000 shares of Common Stock to two consultants for services rendered. The shares were valued at $1,236,000, or $2.06 per share.

In connection with the acquisition of Prime EFS on June 18, 2018, we issued 1,500,000 shares of our Common Stock valued at $3,090,000, or $2.06 per share, the fair value of the Company’s Common Stock based on the quoted closing price of the Company’s Common Stock on the closing date of such acquisition.

On June 19, 2018, we issued to an institutional investor a senior secured convertible note in the principal amount of $2,497,502.50 for a purchase price of $1,665,000. The principal due under such note accrues interest at a rate of 10% per annum.

In October 2018, we issued 50,000 shares of Common Stock to a related-party lender in connection with loans made between July and October 2018. The shares were valued at $100,000, or $2.00 per share.

On March 11, 2019 and April 11, 2019, we issued non-negotiable senior convertible promissory notes to two investors affiliated with John Mercadante, our Chairman of the Board and Chief Executive Officer, in the principal amounts of $500,000 and $2,000,000, respectively. The principal due under the notes accrues interest at the rate of 18% per annum; such interest is payable monthly over the term of the notes in cash or common stock, at the holder’s election.

On February 25, 2019, we issued an aggregate of 2,670,688 shares of Common Stock to an executive officer, employees and consultants of our company for services rendered. The shares were valued at $2,750,808, or $1.03 per share.

On April 9, 2019, we entered into an agreement with an investor that cancelled outstanding warrants held by such investor in exchange for an aggregate of 600,000 shares of Common Stock, valued at $7,686,000, or $12.81 per share.

On April 9, 2019, we entered into an agreement with an investor that modified our existing obligations to such investor by reducing the principal balance of the note outstanding held by such investor to $1,800,000, in exchange for the issuance of 800,000 shares of restricted Common Stock, valued at $10,248,000, or $12.81 per share. Such aggregate issuance will occur in increments of no fewer than the lesser of (i) 50,000 shares and (ii) the balance of the 800,000 shares owed. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable pursuant to such agreement. As of the date of this Registration Statement, 100,000 of these shares have been issued and 700,000 shares were issuable at June 30, 2019. These 800,000 shares issued and issuable were valued at $10,248,000, or $12.81 per share, based on the quoted trading price of the Company’s Common Stock on the date of grant. In connection with these shares, the Company recorded a loss on debt extinguishment of $10,248,000. On August 16, 2019, the 700,000 shares issuable were converted into 700,000 shares of Series B Preferred Stock.

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On April 9, 2019, we entered into agreements with all holders of our Series A Convertible Preferred Stock to exchange all 4,000,000 outstanding shares of Series A Convertible Preferred Stock for an aggregate of 2,600,000 shares of restricted Common Stock.

On May 1, 2019, we issued an aggregate of 30,000 shares of Common Stock, valued at $265,500, or $8.85 per share, to consultants.

On June 14, 2019, we issued 200,000 shares of Common Stock, valued at $2,200,000, or $11.00 per share, to an employee of our Company for services rendered.

On July 8, 2019, pursuant to a one-year consulting agreement, we agreed to issue 50,000 shares of our common stock to a consultant for investor relations services to be rendered. These shares were valued at $125,000, or $2.50 per common share, based on contemporaneous Common Stock sales. 25,000 of these shares vested on January 8, 2020, and 25,000 shares were to vest on July 8, 2020. In connection with these shares, we shall record stock-based consulting fees over the vesting period of one year. In April 2020, pursuant to a settlement agreement, 25,000 shares that were non-vested were cancelled.

In connection with a Note Conversion Agreement dated July 12, 2019, we issued 203,000 shares of our Common Stock at $2.50 per share for the conversion of a related party convertible note payable of $500,000 and accrued interest payable of $7,500. In connection with the conversion of this convertible note, the Company issued the note holder warrants to purchase 203,000 shares of the Company’s Common Stock at an exercise price of $1.81 per share for a period of five years.

In connection with a Note Conversion Agreement dated July 12, 2019, we issued 812,000 shares of our Common Stock at $2.50 per share for the conversion of a related-party convertible note payable of $2,000,000 and accrued interest payable of $30,000. In connection with the conversion of this convertible note, the Company issued the note holder warrants to purchase 812,000 shares of the Company’s Common Stock at an exercise price of $2.50 per share for a period of five years.

On August 30, 2019, the Company completed an equity offering, pursuant to which certain accredited investors agreed to purchase, severally and not jointly, 585,000 units of the Company, each unit comprised one (1) share of Common Stock, and a common stock purchase warrant to purchase one (1) share of Common Stock at an exercise price of $2.50 per share of Common Stock (the “August 2019 Equity Offering”).

On August 30, 2019, we issued and sold to accredited investors (collectively, the “Debt Investors”) convertible promissory notes in the aggregate principal amount of $2,469,840 (the “Notes”) and common stock purchase warrants to purchase up to 987,940 shares of our Common Stock (the “August 2019 Debt Offering”) pursuant to a Securities Purchase Agreement (the “August 2019 Debt Purchase Agreement”). We received net proceeds of $295,534, which is net of a 10% original issue discounts of $246,984 and origination fees of $61,101, and is net of $1,643,367 for the repayment of notes payable, and net of $222,854 related to the conversion of existing notes payable already outstanding to these lenders into these Notes. The Notes initially bore interest at 10% per annum and became due and payable on November 30, 2020. During the existence of an Event of Default (as defined in the Notes), interest accrued at the lesser of (i) the rate of 18% per annum, or (ii) the maximum amount permitted by law. The Notes were convertible, in whole or in part, at any time, and from time to time, into shares of Common Stock at the option of the Debt Investor. The initial conversion price of the Notes was the lower of: (i) $3.50 per share and (ii) the price per share paid by Debt Investors in the simultaneous equity offering of up to $1,000,000. If an Event of Default (as defined in the Notes) occurred, regardless of whether it has been cured or remains ongoing, the Notes were initially convertible at the lower of: (i) $3.50 and (ii) 70% of the second lowest closing price of the Common Stock as reported on the Trading Market (as defined in the Notes) during the 20 consecutive Trading Day (as defined in the Notes) period ending and including the Trading Day (as defined in the Notes) immediately preceding the delivery or deemed delivery of the applicable notice of conversion (the “Notes Default Conversion Price”).

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The Notes and the common stock purchase warrants included in the August 2019 Debt Offering included, and the common stock purchase warrants issued in the August 2019 Equity Offering include, down-round provisions under which the Note conversion price and warrant exercise price could be affected, on a full-ratchet basis, by future equity offerings and deemed equity offerings undertaken by the Company. Ultimately, the conversion price of the Notes and the exercise price of the warrants were each reduced to their current level of $0.006. The common stock purchase warrants issued in the August 2019 Debt Offering also provided that when the exercise price was reduced, the number of shares of Common Stock issuable would increase so as to maintain the aggregate exercise price payable in respect of such warrants.

During the three months ended September 30, 2019, we issued 423,711 shares of our Common Stock and 423,711 warrants to purchase our Common Stock at an exercise price of $2.50 per share in connection with the conversion of notes payable of $946,250 and accrued interest of $113,027. These shares were valued at $1,059,277, or $2.50 per common share, based on contemporaneous Common Stock sales.

In October 2019, we issued 34,000 shares of our Common Stock and 34,000 five-year warrants to purchase Common Stock shares for an exercise price of $2.50 per Common Stock share to investors for cash proceeds of $85,000, or $2.50 per share, pursuant to unit subscription agreements.

On October 1, 2019, we issued 28,367 shares of our Common Stock and 28,367 warrants at an exercise price of $2.50 per share in connection with the conversion of notes payable of $57,500 and accrued interest of $13,417.

On October 2, 2019, we granted 300,000 shares of our Common Stock to a former employee for accounting services rendered. The shares were valued at $750,000, or $2.50 per share, based on contemporaneous Common Stock sales. In connection with these shares, we recorded stock-based compensation of $750,000.

On October 3, 2019, we issued and sold to an investor a convertible promissory note in the principal amount of $166,667, and warrants (the “October 3 Warrant”) to purchase up to 66,401 shares of our Common Stock pursuant to a Securities Purchase Agreement with an accredited investor. We received net proceeds of $150,000, which is net of a 10% original issue discount of $16,667. The note bears interest at 10% per annum and becomes due and payable on January 3, 2021. During the existence of an Event of Default (as defined in the note), interest accrues at the lesser of (i) the rate of 18% per annum, or (ii) the maximum amount permitted by law. The note is convertible, in whole or in part, at any time, and from time to time, into shares of Common Stock at the option of the holder. The “Conversion Price” in effect on any Conversion Date (as defined in the note) means, as of any Conversion Date (as defined in the note) or other date of determination, the lower of: (i) $2.51 per share and (ii) the price per share paid by investors in the contemplated equity offering of up to $1,000,000. If an Event of Default (as defined in the note) has occurred, regardless of whether such Event of Default (as defined in the note) has been cured or remains ongoing, the note shall be convertible at the lower of: (i) $2.51 and (ii) 70% of the second lowest closing price of the Common Stock as reported on the Trading Market (as defined in the note) during the 20 consecutive Trading Day (as defined in the note) period ending and including the Trading Day (as defined in the note) immediately preceding the delivery or deemed delivery of the applicable notice of conversion. The related warrant is exercisable at any time on or after the date of the issuance and entitles the investor to purchase shares of the Company’s Common Stock for a period of five years from the initial date the warrant became exercisable. Under the terms of the October 3 Warrant, the holder is entitled to exercise the October 3 Warrant to purchase up to 66,401 shares of the Company’s Common Stock at an initial exercise price of $3.51, subject to adjustment as detailed in the October 3 Warrant.

On October 14, 2019 and November 7, 2019, we entered into convertible note agreements with an accredited investor. Pursuant to the terms of these convertible note agreements, we issued and sold to an investor convertible promissory notes in the aggregate principal amount of $500,000, and we received cash proceeds of $500,000. These notes bear interest at 10% per annum. The October 14, 2019 note of $300,000 became due and payable on October 14, 2020, and the November 7, 2019 became due and payable on November 7, 2020. The Company is engaged in discussions with the note holder to convert these notes into Common Stock. During the existence of an Event of Default (as defined in the applicable notes), interest shall accrue at the lesser of (i) the rate of 18% per annum, or (ii) the maximum amount permitted by law. Each note is convertible, in whole or in part, at any time, and from time to time, into shares of Common Stock at the option of the investor. The “Conversion Price” in effect on any Conversion Date means, as of any date of determination, the lower of: (i) $2.50 per share and (ii) the twenty day per share closing trading price of the Company’s Common Stock during the twenty trading days that close with the last previous trading day ended three days prior to the date of exercise. These notes do not contain anti-dilutive provisions. In May 2020, due to the default of a May 2020 Amortization Payment, the October 14, 2019 convertible note was deemed in default, but the note holder has, to the Company’s knowledge, not taken any steps to enforce these notes.

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Beginning in January 2020 and continuing through April 1, 2020, we closed on a series of Securities Purchase Agreements with several accredited investors. Pursuant to the terms of these purchase agreements, we issued and sold to investors convertible promissory notes in the aggregate principal amount of $2,068,000 and warrants to purchase up to 827,200 shares of the Company’s Common Stock. We received net proceeds of $1,880,000, which is net of a 10% original issue discounts of $188,000. These notes bear interest at 6% per annum and become due and payable on the date that is the 24-month anniversary of the original issue date of the respective note. During the existence of an Event of Default (as defined in the applicable note), interest shall accrue at the lesser of (i) the rate of 18% per annum, or (ii) the maximum amount permitted by law. After the original issue date of these notes until such note is no longer outstanding, such note is convertible, in whole or in part, at any time, and from time to time, into shares of Common Stock at the option of the holder. The “Conversion Price” in effect on any Conversion Date (as defined in the applicable note) means, as of any date of determination, $0.40 per share, subject to adjustment as provided therein. If an Event of Default (as defined in the 2020 Notes) has occurred, regardless of whether such Event of Default has been cured or remains ongoing, the notes are convertible at the lower of: (i) $0.40 and (ii) 70% of the second lowest closing price of the common stock as reported on the Trading Market (as defined in the applicable notes) during the 20 consecutive Trading Day (as defined in the applicable notes) period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable notice of conversion. All such Conversion Price determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction. These notes contain down-round protection under which the Conversion Price was reduced on a full-ratchet basis, to a fraction of a penny due to the adjusted conversion price of certain other convertible notes issued by the Company. The related warrants are exercisable at any time on or after the date of the issuance and entitle the investors to purchase shares of the Company’s Common Stock for a period of five years from the initial date such applicable warrant becomes exercisable. Under the terms of these warrants, the investors are entitled to exercise warrants to purchase up to 827,200 shares of the Company’s Common Stock at an initial exercise price of $0.40, subject to adjustment as detailed in the respective warrants. These notes were recently converted to Common Stock.

On June 16, 2020, the Company issued a common stock purchase warrant to Ascentaur, LLC to purchase up to 25,000,000 shares of Common Stock at an initial exercise price of $0.06 per share, subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction. This warrant expires on June 16, 2025.

On June 16, 2020, the Company issued a common stock purchase warrant to Harry Datys to purchase up to 3,100,000 shares of Common Stock at an initial exercise price of $0.06 per share, subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction. This warrant expires on June 16, 2025.

On December 17, 2020, 55,000,000 shares Common Stock were issued to Prashant Aji for conversion of debt to equity, at a value of $0.01 per share of Common Stock, pursuant to the effective debt instrument between the Company and Prashant Aji.

On January 11, 2021, 15,454,546 shares Common Stock were issued to Jeff Anderson for conversion of debt to equity, at a value of $0.01 per share of Common Stock, pursuant to the effective debt instrument between the Company and Jeff Anderson.

The securities described above were issued pursuant to Section 4(a)(2) of the Securities Act.

During the six months ended June 30, 2020, the Company issued 417,863,999 shares of its Common Stock upon the partial conversion of a convertible note which had bifurcated embedded conversion option derivatives including the conversion of principal and default interest balances due of $2,844,979, accrued interest payable due of $218,600, and fees of $8,180, at the contractual conversion price.

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On July 20, 2020, the Company entered the Cavalry Exchange Agreement with Cavalry to exchange outstanding Notes and Warrants for Series D Stock. Pursuant to the Cavalry Exchange Agreement, Cavalry exchanged promissory notes with an aggregate remaining principal amount outstanding of $559,846.31 and debt warrants to purchase 228,713,916 shares of Common Stock for 301,457 shares of Series D Stock. On July 22, 2020, the Company entered the Puritan Exchange Agreement with Puritan to exchange outstanding promissory notes with an aggregate remaining principal amount outstanding of $265,843.79 and debt warrants to purchase 194,445,417 shares of Common Stock for 221,269 shares of Series D Stock. The securities issued in these transactions were issued pursuant to Section 3(a)(9) of the Securities Act.

On July 24, 2020, we issued 1,000,000 shares of our Common Stock upon conversion of 1,000,000 shares of Series B Preferred Stock.

During the period from July 1, 2020 to December 31, 2020, the Company issued 522,726,000 shares of its Common Stock in connection with the conversion of 522,726 shares of Series D Stock. The conversion ratio was 1,000 shares of Common Stock for each share of Series D Stock in accordance with the Series D COD. At December 31, 2020, there are no Series D preferred Stock outstanding.

During the three months ended September 30, 2020, the Company issued 477,682,407 shares of its Common Stock in connection with the conversion of convertible notes payable and default interest of $4,215,651, accrued interest of $82,852, and fees of $900. The conversion price was based on contractual terms of the related debt.

During the period from June 1, 2020 to June 29, 2020, the Company issued 70,203,889 shares of its Common Stock in connection with the cashless exercise of warrants. The exercise price was based on contractual terms of the related debt.

During the period from July 1, 2020 to August 10, 2020, the Company issued 85,710,419 shares of its Common Stock in connection with the cashless exercise of 92,001,552 warrants. The exercise price was based on contractual terms of the related debt.

On July 20, 2020, in connection with the parties’ recent settlement, the Company issued 10,281,018 shares to Bellridge to settle certain claims of Bellridge. These shares were valued at $502,742, or $0.049 per share, based on the quoted trading price on the date of grant.

On October 8, 2020, December 28, 2020, December 30, 2020, January 5, 2021, January 27, 2021, March 22, 2021, and April 9, 2021, the Company entered into a Securities Purchase Agreement with the Selling Stockholders pursuant to which the Selling Stockholders agreed to purchase, severally and not jointly, an aggregate of (i) 448,495 shares of Series E Stock and (ii) the Warrants to purchase 630,239,717 shares of common stock, $0.001 par value per share. The securities issued in this transaction were issued pursuant to Section 4(a)(2) of the Securities Act.

During the period from December 28, 2020 to April 9, 2021, the Company issued common stock purchase warrants to the placement agents who provided services in connection with the sale of the Company’s Series E Preferred to purchase up to 118,077,785 shares of Common Stock at an initial exercise price of $0.01 per share, subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction. These warrants have five year terms.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following financial information is filed as part of this Registration Statement:

(1) FINANCIAL STATEMENTS

(2) EXHIBITS.

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Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of:

Transportation and Logistics Systems, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Transportation and Logistics Systems, Inc. and Subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020 and 2019, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a net loss and cash used in operations of $42,781,958 and $3,278,258, respectively, in 2020 and has a working capital deficit, stockholders’ deficit and accumulated deficit of $16,611,286, $16,013,416 and $122,621,060 respectively, at December 31, 2020. Furthermore, the Company failed to make required payments of principal and interest on certain of its convertible debt instruments and notes payable. Additionally, the Company lost a contract with its primarily customer effective September 30, 2020, and management anticipates the non-renewal of another contract with that same customer in May 2021. These two contracts accounted for approximately 96% of the Company’s revenues in 2020. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plan in regard to these matters is also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

F-1

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Gain on Debt Extinguishment

As summarized in Footnote 11 “Debt Extinguishment” to the consolidated financial statements, the Company’s consolidated net gain on debt extinguishment for the year ended December 31, 2020 was $7,847,073. The Company had several extinguishment transactions including conversions at contractual rates of convertible debt that had bifurcated derivatives, conversions of convertible debt at conversion rates different than the contractual rates, settlements of convertible debt and warrants in exchange for Series D preferred stock, other debt and related warrant settlements and settlements of accounts payable.

We identified the net gain on debt extinguishment as a critical audit matter. Auditing management’s valuations of derivatives and equity-based consideration in the various transactions noted above and recomputing the gains or losses on debt extinguishment was complex and involved a high degree of subjectivity.

The primary procedures we performed to address this critical audit matter included (a) Inspecting and reviewing all relevant legal and other documents supporting the transactions, (b) Sending audit confirmation letters to the relevant parties, (c) Recomputing the pre-transaction amounts owed or held by the instrument holder and comparing these amounts to the amounts noted in the transaction documents (d) Testing management’s process for developing the fair value of any consideration exchanged in the transactions including evaluating the significant assumptions used by management in such valuation, (e) Testing management’s process for developing the fair value of any derivatives to be settled in the transactions including evaluating the significant assumptions used by management in such valuation, and (f) Recomputing the gain or loss recognized on the debt extinguishment transaction. We agreed with management’s valuations and final computation of the total net gain on debt extinguishment.

Derivative Liabilities

As described in Footnote 2 “Derivative financial instruments” and Footnote 6, “Summary of derivative liabilities for the years ended December 31, 2020 and 2019” to the consolidated financial statements, the Company recorded several derivative transactions during 2020 that resulted primarily in a net derivative expense of $34,692,503, a gain from settlement of the derivative liabilities upon conversion of convertible notes or repayment of convertible notes of $45,731,614 which is included in net gain on debt extinguishment, a reclassification from equity to derivative liabilities in 2020 of $11,381,885 and derivative liabilities of $4,181,187 at December 31, 2020..

We identified the evaluation of instruments and contracts to determine whether there are derivatives to be recorded, the analysis of the accounting treatment and presentation for derivative transactions and the valuation of derivatives as critical audit matters. Auditing management’s analysis of the above critical audit matters was complex and involved a high degree of subjectivity.

The primary procedures we performed to address these critical audit matters included (a) Reviewing and testing management’s conclusions as to whether certain instruments or contracts qualified for derivative treatment by comparing management’s analysis and conclusions to authoritative and interpretive literature, (b) Comparing the accounting treatment and presentation to that described by the authoritative and interpretive literature, (c) Testing management’s process for valuing derivatives by comparing it to generally accepted methodologies for valuing derivatives, (d) Testing management’s valuation of the derivatives by testing assumptions and data used in the valuation model including the term, volatility and interest rate, and (e) Recomputing the derivative valuations. We agreed with management’s final conclusions with regard to derivative treatments, valuations and accounting treatment and presentation.

/s/ SALBERG & COMPANY, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2017.

Boca Raton, Florida

March 17, 2021

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TRANSPORTATION AND LOGISTICS SYSTEMS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2020	2019

ASSETS
CURRENT ASSETS:
Cash	$579,283	$50,026
Accounts receivable, net	372,922	963,771
Prepaid expenses and other current assets	443,410	1,246,555

Total Current Assets	1,395,615	2,260,352

OTHER ASSETS:
Security deposit	94,000	76,500
Property and equipment, net	598,807	240,406
Right of use assets, net	1,445,274	1,750,430

Total Other Assets	2,138,081	2,067,336

TOTAL ASSETS	$3,533,696	$4,327,688

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Convertible notes payable, net of put premium of $0 and $385,385 and debt discounts of $83,548 and $2,210,950, respectively	$979,216	$3,634,344
Notes payable, current portion, net of debt discount of $0 and $762,112, respectively	3,919,544	2,425,003
Note payable - related party	500,000	500,000
Accounts payable	1,104,263	1,517,082
Accrued expenses	424,595	627,990
Insurance payable	1,985,893	2,948,261
Contingency liabilities	3,311,272	440,000
Lease liabilities, current portion	380,843	333,126
Derivative liability	4,181,187	2,135,939
Due to related parties	297,692	325,445
Accrued compensation and related benefits	922,396	886,664

Total Current Liabilities	18,006,901	15,773,854

LONG-TERM LIABILITIES:
Notes payable, net of current portion	437,594	-
Lease liabilities, net of current portion	1,102,617	1,440,258

Total Long-term Liabilities	1,540,211	1,440,258

Total Liabilities	19,547,112	17,214,112

Commitments and Contingencies (See Note 9)

SHAREHOLDERS’ DEFICIT:
Preferred stock, par value $0.001; authorized 10,000,000 shares:
Series B convertible preferred stock, par value $0.001 per share; 1,700,000 shares designated; 700,000 and 1,700,000 shares issued and outstanding at December 31, 2020 and 2019, respectively (Liquidation value $700 and $1,700, respectively)	700	1,700
Series C preferred stock, par value $0.001 per share; 1 shares designated; No shares issued and outstanding at December 31, 2020 and 2019, respectively	-	-
Series D preferred stock, par value $0.001 per share; 1,250,000 shares designated; 0 and 0 shares issued and outstanding at December 31, 2020 and 2019, respectively ($6.00 per share liquidation value)	-	-
Series E preferred stock, par value $0.001 per share; 562,250 shares designated; 105,378 and 0 shares issued and outstanding at December 31, 2020 and 2019, respectively ($13.34 per share liquidation value)	105	-
Common stock, par value $0.001 per share; 4,000,000,000 shares authorized; 1,733,847,494 and 11,832,603 shares issued and outstanding at December 31, 2020 and 2019, respectively	1,733,848	11,833
Common stock issuable, par value $0.001 per share; 0 and 25,000 shares	-	25
Additional paid-in capital	104,872,991	47,715,878
Accumulated deficit	(122,621,060)	(60,615,860)

Total Shareholders’ Deficit	(16,013,416)	(12,886,424)

Total Liabilities and Shareholders’ Deficit	$3,533,696	$4,327,688

See accompanying notes to consolidated financial statements.

F-3

TRANSPORTATION AND LOGISTICS SYSTEMS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,
	2020	2019

REVENUES	$25,826,632	$31,356,251

COST OF REVENUES	23,284,240	28,752,889

GROSS PROFIT	2,542,392	2,603,362

OPERATING EXPENSES:
Compensation and related benefits	2,335,388	13,158,040
Legal and professional fees	3,920,606	2,096,359
Rent	651,806	419,249
General and administrative expenses	814,306	2,791,272
Contingency loss	3,035,837	586,784
Impairment loss	-	3,842,259

Total Operating Expenses	10,757,943	22,893,963

LOSS FROM OPERATIONS	(8,215,551)	(20,290,601)

OTHER (EXPENSES) INCOME:
Interest expense	(7,377,164)	(6,318,122)
Interest expense - related parties	(174,947)	(222,328)
Loan fees	-	(601,121)
Gain on debt extinguishment, net	7,847,073	39,090,168
Settlement expense	(545,616)	-
Other income	376,750	-
Derivative expense, net	(34,692,503)	(55,841,032)

Total Other (Expenses) Income	(34,566,407)	(23,892,435)

LOSS FROM CONTINUING OPERATIONS	(42,781,958)	(44,183,036)

LOSS FROM DISCONTINUED OPERATIONS:
Loss from discontinued operations	-	(681,426)

NET LOSS	(42,781,958)	(44,864,462)

Deemed dividend related to ratchet adjustment and beneficial conversion features	(19,223,242)	(981,548)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(62,005,200)	$(45,846,010)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED
Net loss from continuing operations	$(0.08)	$(4.73)
Loss from discontinued operations	(0.00)	(0.07)

Net loss per common share - basic and diluted	$(0.08)	$(4.80)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING:
Basic and diluted	751,822,976	9,561,186

See accompanying notes to consolidated financial statements.

F-4

TRANSPORTATION AND LOGISTICS SYSTEMS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	Preferred Stock Series A		Preferred Stock Series B		Preferred Stock Series D		Preferred Stock Series E		Common Stock		Common Stock Issuable		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2018	4,000,000	$4,000	-	$-	-	$-	-	$-	4,220,837	$4,220	-	$-	$7,477,422	$(15,222,936)	$(7,737,294)

Warrants issued in connection with debt	-	-	-	-	-	-	-	-	-	-	-	-	736,445	-	736,445

Cumulative effect adjustment for change in derivative accounting	-	-	-	-	-	-	-	-	-	-	-	-	-	453,086	453,086

Shares issued for services	-	-	1,000,000	1,000	-	-	-	-	3,225,688	3,226	25,000	25	8,521,953	-	8,526,204

Shares issued for debt and warrant modifications	-	-	700,000	700	-	-	-	-	700,000	700	-		17,932,600	-	17,934,000

Shares issued for conversion of preferred shares	(4,000,000)	(4,000)	-	-	-	-	-	-	2,600,000	2,600	-	-	1,400	-	-

Return and cancellation of shares for disposal of Save On	-	-	-	-	-	-	-	-	(1,000,000)	(1,000)	-	-	57,987	-	56,987

Stock options granted to employees of discontinued operations	-	-	-	-	-	-	-	-	-	-	-	-	700,816	-	700,816

Common stock issued for cash and warrants	-	-	-	-	-	-	-	-	619,000	619	-	-	1,546,881	-	1,547,500

Common stock issued for debt conversion	-	-	-	-	-	-	-	-	1,467,078	1,468	-	-	3,666,228	-	3,667,696

Warrants issued in connection with debt conversion	-	-	-	-	-	-	-	-	-	-	-	-	3,620,498	-	3,620,498

Relative fair value of warrants issued in connection with convertible debt	-	-	-	-	-	-	-	-	-	-	-	-	1,307,880	-	1,307,880

Adjustment of conversion for debt extinguishment	-	-	-	-	-	-	-	-	-	-	-	-	1,164,220	-	1,164,220

Deemed dividend related to price protection	-	-	-	-	-	-	-	-	-	-	-	-	981,548	(981,548)	-

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(44,864,462)	(44,864,462)

Balance, December 31, 2019	-	-	1,700,000	1,700	-	-	-	-	11,832,603	11,833	25,000	25	47,715,878	(60,615,860)	(12,886,424)

Reduction of put premium upon conversion	-	-	-	-	-	-	-	-	-	-	-	-	385,385	-	385,385

Common stock issued for debt conversion, accrued interest and fees	-	-	-	-	-	-	-	-	1,013,408,088	1,013,407	-	-	7,829,589	-	8,842,996

Beneficial conversion effect related to debt conversions	-	-	-	-	-	-	-	-	-	-	-	-	36,271,137	-	36,271,137

Common shares issued for cashless warrant exercise	-	-	-	-	-	-	-	-	155,914,308	155,915	-	-	81,750	-	237,665

Warrants issued for services	-	-	-	-	-	-	-	-	-	-	-	-	1,963,291	-	1,963,291

Relative fair value of warrants issued in connection with convertible debt	-	-	-	-	-	-	-	-	-	-	-	-	262,872	-	262,872

Accretion of stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	36,458	-	36,458

Common stock issued for series B preferred stock	-	-	(1,000,000)	(1,000)	-	-	-	-	1,000,000	1,000	-	-	-	-	-

Conversion of debt and accrued interest to series D preferred stock	-	-	-	-	522,726	522	-	-	-	-	-	-	825,167	-	825,689

Conversion of series D preferred stock to common stock	-	-	-	-	(522,726)	(522)	-	-	522,726,000	522,726	-	-	(522,204)	-	-

Common stock issued for settlement related to debt extinguishment	-	-	-	-	-	-	-	-	10,281,018	10,281	-	-	492,461	-	502,742

Common stock issued for settlement related to anti-dilutive issuance	-	-	-	-	-	-	-	-	18,685,477	18,686	-	-	526,930	-	545,616

Sales of Series E preferred share units	-	-	-	-	-	-	105,378	105	-	-	-	-	1,162,895	-	1,163,000

Cancellation of issuable shares	-	-	-	-	-	-	-	-	-	-	(25,000)	(25)	25	-	-

Reclassification of warrants from equity to derivative liabilities	-	-	-	-	-	-	-	-	-	-	-	-	(11,381,885)	-	(11,381,885)

Deemed dividend related to price protection and beneficial conversion features	-	-	-	-	-	-	-	-	-	-	-	-	19,223,242	(19,223,242)	-

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(42,781,958)	(42,781,958)

Balance, December 31, 2020	-	$-	700,000	$700	-	$-	105,378	$105	1,733,847,494	$1,733,848	-	$-	$104,872,991	$(122,621,060)	$(16,013,416)

See accompanying notes to consolidated financial statements.

F-5

TRANSPORTATION AND LOGISTICS SYSTEMS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(42,781,958)	$(44,864,462)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	102,109	969,893
Bad debt expense	7,031	20,000
Amortization of debt discount to interest expense	4,928,010	4,536,366
Amortization of debt discount to interest expense - related party	-	26,383
Stock-based compensation and consulting fees	1,999,749	8,526,204
Stock-based compensation and consulting fees - discontinued operations	-	700,816
Non-cash loan fees	-	601,121
Contingency loss	3,035,837	586,784
Other non-cash interest and fees	9,080	-
Interest expense related to put premium	-	385,385
Interest expense related to debt default added to principal	1,531,335	-
Derivative expense, net	34,692,503	55,841,032
Non-cash settlement expense	545,616	-
Non-cash portion of gain on extinguishment of debt, net	(7,899,618)	(39,246,384)
Rent expense	15,232	22,954
Loss on disposal of property and equipment	-	195,624
Impairment loss	-	3,842,259
Change in operating assets and liabilities:
Accounts receivable	583,818	(542,274)
Prepaid expenses and other current assets	(64,822)	(1,124,879)
Assets of discontinued operations	-	(53,193)
Security deposit	(17,500)	(71,500)
Accounts payable and accrued expenses	258,554	1,687,210
Insurance payable	(258,966)	1,839,893
Liabilities of discontinued operations	-	10,954
Accrued compensation and related benefits	35,732	450,720

NET CASH USED IN OPERATING ACTIVITIES	(3,278,258)	(5,659,094)

CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in cash from disposal of subsidiary	-	(5,625)
Purchase of property and equipment	(460,510)	(54,726)
Proceeds from sale of property and equipment	-	81,000

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(460,510)	20,649

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock and warrants	-	1,547,500
Proceeds from sale of series E preferred share units	1,163,000	-
Proceeds from convertible notes payable - related party	-	2,500,000
Proceeds from convertible notes payable	1,912,382	2,588,900
Repayment of convertible notes payable	(257,139)	(386,923)
Net proceeds from notes payable	4,479,662	9,280,655
Repayment of notes payable	(3,002,127)	(10,485,502)
Net proceeds from notes payable - related party	-	805,000
Repayment of notes payable - related party	-	(545,000)
Net (payments on) proceeds from related parties advances	(27,753)	87,645

NET CASH PROVIDED BY FINANCING ACTIVITIES	4,268,025	5,392,275

NET INCREASE (DECREASE) IN CASH	529,257	(246,170)

CASH, beginning of year	50,026	296,196

CASH, end of year	$579,283	$50,026

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$1,080,556	$4,967,956
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Debt discounts recorded	$262,872	$1,371,461
Increase in derivative liability and debt discount	$1,702,474	$1,332,512
Increase in right of use asset and lease liability	$-	$1,984,320
Conversion of debt and accrued interest for common stock	$8,321,548	$3,667,696
Reclassification of accrued interest to debt	$89,262	$163,501
Decrease in put premium and paid-in capital	$385,385	$-
Reclassification of warrant value from equity to derivative liabilities	$11,381,885	$-
Disposal of assets of discontinued operations	$-	$389,087
Disposal of liabilities of discontinued operations	$-	$451,699
Deemed dividend related to price protection and beneficial conversion features	$19,223,242	$981,548
Conversion of debt and accrued interest for Series D preferred stock	$586,012	$-
Increase in prepaid expenses and insurance payable	$703,402	$-
Reclassification of note payable to convertible note payable	$170,000	$-
Conversion of Series B preferred stock to common stock	$1,000	$-
Conversion of Series D preferred stock to common stock	$522	$-

See accompanying notes to consolidated financial statements.

F-6

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 1 – ORGANIZATION AND BUSINESS OPERATIONS

Transportation and Logistics Systems, Inc. (“TLSS” or the “Company”), was incorporated under the laws of the State of Nevada, on July 25, 2008. The Company operates through its subsidiaries as a logistics and transportation company specializing in ecommerce fulfillment, last mile deliveries, two-person home delivery, mid-mile, and long-haul services for predominantly online retailers.

On March 30, 2017 (the “Closing Date”), TLSS and Save On Transport Inc. (“Save On”) entered into a Share Exchange Agreement, dated as of the same date (the “Share Exchange Agreement”). Pursuant to the terms of the Share Exchange Agreement, on the Closing Date, Save On became a wholly owned subsidiary of TLSS (the “Reverse Merger”). Save On was incorporated in the state of Florida and started business on July 12, 2016. This transaction was treated as a reverse merger and recapitalization of Save On for financial reporting purposes because the Save On shareholders retained an approximate 80% controlling interest in the post-merger consolidated entity. Save On was considered the acquirer for accounting purposes, and the Company’s historical financial statements before the Reverse Merger were replaced with the historical financial statements of Save On before the Reverse Merger. The balance sheets at their historical cost basis of both entities were combined at the Closing Date and the results of operations from the Closing Date forward include the historical results of Save On and results of TLSS from the Closing Date forward. On May 1, 2019, the Company entered into a share exchange agreement with Save On and Steven Yariv, whereby the Company returned all of the stock of Save On to Steven Yariv in exchange for Mr. Yariv conveying 1,000,000 shares of common stock of the Company back to the Company. In addition, the Company granted an aggregate of 80,000 options to certain employees of Save On. On April 16, 2019, Mr. Yariv ceased to be an officer or director of the Company.

On June 18, 2018 (the “Acquisition Date”), the Company completed the acquisition of 100% of the issued and outstanding membership interests of Prime EFS, LLC, a New Jersey limited liability company (“Prime EFS”), from its members pursuant to the terms and conditions of a Stock Purchase Agreement entered into among the Company and the Prime EFS members on the Acquisition Date (the “SPA”). Prime EFS is a New Jersey based transportation company with a focus on deliveries for on-line retailers in New York, New Jersey and Pennsylvania.

On July 24, 2018, the Company formed Shypdirect LLC (“Shypdirect”), a company organized under the laws of New Jersey. Shypdirect is a transportation company with a focus on tractor trailer and box truck deliveries of product on the east coast of the United States from one distributor’s warehouse to another warehouse or from a distributor’s warehouse to the post office.

On June 19, 2020, Amazon Logistics, Inc. (“Amazon”) notified Prime EFS in writing (the “Prime EFS Termination Notice”), that Amazon would not renew its Delivery Service Partner (DSP) Agreement with Prime EFS when that agreement (the “In-Force Agreement”) expired on September 30, 2020 and such In-Force Agreement, in fact, expired on September 30, 2020.

Additionally, on July 17, 2020, Amazon notified Shypdirect that Amazon had elected to terminate the Amazon Relay Carrier Terms of Service (the “Program Agreement”) between Amazon and Shypdirect effective as of November 14, 2020 (the “Shypdirect Termination Notice”). On August 3, 2020, Amazon offered to withdraw the Shypdirect Termination Notice and extend the term of the Program Agreement to and including May 14, 2021, conditioned on Prime EFS executing, for nominal consideration, a separation agreement with Amazon under which Prime EFS agrees to cooperate in an orderly transition of its Amazon last-mile delivery business to other service providers, Prime EFS released any and all claims it may have against Amazon, and Prime EFS covenanted not to sue Amazon (the “Aug. 3 Proposal”). On August 4, 2020, the Company, Prime EFS and Shypdirect accepted the Aug. 3 Proposal.

Approximately 54.0% and 42.7% (for a total of 96.7%) of the Company’s revenue of $25,826,632 for the year ended December 31, 2020 was attributable to Prime EFS’s last-mile DSP business and Shypdirect’s mid-mile and long-haul business with Amazon, respectively. The termination of the Amazon last-mile business had a material adverse impact on the Company’s business in the 4th fiscal quarter of 2020 and will have a material adverse impact thereafter. If the Amazon mid-mile and long-haul business is discontinued after May 14, 2021 it would have a material adverse impact on the Company’s business in 2nd fiscal quarter of 2021 and thereafter.

While the Company will seek to replace its last-mile DSP Amazon business and supplement its mid-mile and long-haul Amazon business, such initiatives are consistent with its already existing business plan to: (i) seek new last-mile, mid-mile and long-haul business with other, non-Amazon, customers; (ii) explore other strategic relationships; and (iii) identify potential acquisition opportunities, while continuing to execute our restructuring plan, commenced in February 2020.

On November 13, 2020, the Company formed a wholly owned subsidiary, Shyp FX, Inc., a company incorporated under the laws of the State of New Jersey (“Shyp FX”).

On November 16, 2020, the Company formed a wholly owned subsidiary, TLSS Acquisition, Inc., a company incorporated under the laws of the State of Delaware (“TLSS Acquisition”).

On January 15, 2021, through Shyp FX, the Company simultaneously executed an asset purchase agreement (“APA”) and closed a transaction to acquire substantially all of the assets and certain liabilities of Double D Trucking, Inc., a northern New Jersey-based logistics provider specializing in servicing Federal Express over the past 25 years (“DDTI”). The purchase price is $100,000 of cash and a promissory note of $400,000. The principal assets involved in the acquisition are vehicles for cargo transport, system equipment for vehicle tracking and navigation of vehicles, and delivery route rights together with assumption of associated customer relationships (see Note 15).

F-7

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

On February 21, 2021, the Company formed a wholly owned subsidiary, Shyp CX, Inc., a company incorporated under the laws of the State of New York (“Shyp CX”).

TLSS and its wholly owned subsidiaries, Prime EFS, Shypdirect, TLSS Acquisition, Shyp FX, Shyp CX and Cougar Express, Inc. are hereafter referred to as the “Company”.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Basis of presentation and principles of consolidation

The consolidated financial statements of the Company include the accounts of TLSS and its wholly owned subsidiaries, Save On (through April 30, 2019), Prime EFS, Shypdirect, TLSS Acquisition, and Shyp FX. All intercompany accounts and transactions have been eliminated in consolidation.

On May 1, 2019, the Company entered into a Share Exchange Agreement with Save On and Steven Yariv, whereby the Company returned all of the stock of Save On to Steven Yariv in exchange for Mr. Yariv conveying 1,000,000 shares of common stock of the Company back to the Company. Pursuant to Accounting Standard Codification (“ASC”) 205-20-45, the financial statement in which net income or loss of a business entity is reported shall report the results of operations of the discontinued operation in the period in which a discontinued operation either has been disposed of or is classified as held for sale. Accordingly, beginning in the second quarter of 2019, the period that Save On was disposed of, the Company reflects Save On as a discontinued operation and such presentation is retroactively applied to all periods presented in the accompanying consolidated financial statements.

Going concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, for the years ended December 31, 2020 and 2019, the Company had a net loss of $42,781,958 and $44,864,462 and net cash used in operations was $3,278,258 and $5,659,094, respectively. Additionally, the Company had an accumulated deficit, shareholders’ deficit, and a working capital deficit of $122,621,060, $16,013,416 and $16,611,286, respectively, on December 31, 2020. Furthermore, during 2020, the Company failed to make required payments of principal and interest on certain of its convertible debt instruments and notes payable and lost a major contract with its primary customer as described below.

On June 19, 2020, Amazon notified Prime EFS by the Prime EFS Termination Notice that it does not intend to renew the In-Force Agreement when that agreement expired. In the Prime EFS Termination Notice, Amazon stated that the In-Force Agreement expires on September 30, 2020. Additionally, on July 17, 2020, pursuant to the Shypdirect Termination Notice, Amazon notified Shypdirect that Amazon had elected to terminate the Program Agreement between Amazon and Shypdirect effective as of November 14, 2020 (see Note 1). However, on August 3, 2020, Amazon offered pursuant to the Aug. 3 Proposal to withdraw the Shypdirect Termination Notice and extend the term of the Program Agreement to and including May 14, 2021, conditioned on Prime EFS executing, for nominal consideration, a separation agreement with Amazon under which Prime EFS agrees to cooperate in an orderly transition of its Amazon last-mile delivery business to other service providers, Prime EFS releases any and all claims it may have against Amazon, and Prime EFS covenants not to sue Amazon. In a “Separation Agreement” dated August 23, 2020, by and among Amazon, Prime EFS and the Company, Prime EFS and the Company agreed, for nominal consideration, that the Delivery Service Partner Program Agreement between Amazon and Prime EFS would terminate effective September 30, 2020; that Prime EFS and the Company would cooperate in an orderly transition of the last-mile delivery business from Prime EFS to other service providers; that Prime EFS would return any and all vehicles leased from Element Fleet Corporation by October 7, 2020 in good repair; and that Prime EFS would dismiss the Amazon Arbitration with prejudice. Under the same Separation Agreement, Prime EFS and the Company released any and all claims they had against Amazon and covenant not to sue Amazon. In a “Settlement and Release Agreement” dated August 21, 2020, by and among Amazon, Shypdirect, Prime EFS and the Company, Amazon withdrew the Shypdirect Termination Notice and extended the term of the Program Agreement to and including May 14, 2021. In the Settlement and Release Agreement, Shypdirect released any and all claims it had against Amazon, arising under the Program Agreement between Amazon and Shypdirect effective as of November 14, 2020, or otherwise. The Company does not expect Amazon to renew the Program Agreement upon expiration which will have a material effect on the Company’s operation in the seconds quarter of 2021 and beyond. During the first quarter of 2021, the Company defaulted on certain leases for the leasing of trucks. In connection with the default, the Lessor has demanded that the Company pay for the leased trucks in the amount of approximately $2,871,000 (see Note 9).

The COVID-19 pandemic and resulting global disruptions have affected the Company’s businesses, as well as those of the Company’s customers and their third-party suppliers and sellers. To serve the Company’s customers while also providing for the safety of the Company’s employees and service providers, the Company has adapted numerous aspects of its logistics and transportation processes. The Company continues to monitor the rapidly evolving situation and expect to continue to adapt its operations to address federal, state, and local standards as well as to implement standards or processes that the Company determines to be in the best interests of its employees, customers, and communities. The impact of the pandemic and actions taken in response to it had minimal effects on the Company’s results of operations. Effects include increased fulfilment costs and cost of sales, primarily due to investments in employee hiring, pay, and benefits, as well as costs to maintain safe workplaces, and higher shipping costs. The Company expects to continue to be affected by possible procurement and shipping delays, supply chain interruptions, higher product demand in certain categories, lower product demand in other categories, and increased fulfilment costs and cost of sales as a percentage of net sales through at least Q2 2021, although it is not possible to determine the duration and spread of the pandemic or such actions, the ultimate impact on the Company’s results of operations during 2021, or whether other currently unanticipated consequences of the pandemic are reasonably likely to materially affect the Company’s results of operations.

F-8

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

It is management’s opinion that these factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. In April 2020, the Company’s subsidiaries, Prime EFS and Shypdirect, entered into Paycheck Protection Program promissory notes with M&T Bank in the aggregate amount of $3,446,152 (see Note 7). Management cannot provide assurance that the Company will ultimately achieve profitable operations, become cash flow positive, or raise additional debt and/or equity capital.

The Company will continue to: (i) seek to replace its last-mile DSP Amazon business and supplement its mid-mile and long-haul Amazon business with other, non-Amazon, customers; (ii) explore other strategic relationships; and (iii) identify potential acquisition opportunities, while continuing to execute our restructuring plan, commenced in February 2020. The Company is seeking to raise capital through additional debt and/or equity financings to fund its operations in the future. Although the Company has historically raised capital from sales of common shares and from the issuance of convertible promissory notes and notes payable, there is no assurance that it will be able to continue to do so. If the Company is unable to replace its Amazon business, to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail its operations. These consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of estimates

The preparation of the consolidated financial statements, in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates included in the accompanying unaudited consolidated financial statements and footnotes include the valuation of accounts receivable, the useful life of property and equipment, the valuation of intangible assets, the valuation of right of use assets and related liabilities, assumptions used in assessing impairment of long-lived assets, estimates of current and deferred income taxes and deferred tax valuation allowances, the fair value of non-cash equity transactions, the valuation of derivative liabilities, and the value of claims against the Company.

Fair value of financial instruments

The Financial Accounting Standards Board (“FASB”) issued ASC 820 — Fair Value Measurements and Disclosures, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on December 31, 2020. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

The three levels of the fair value hierarchy are as follows:

●	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

●	Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

●	Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company measures certain financial instruments at fair value on a recurring basis. Assets and liabilities measured at fair value on a recurring basis are as follows on December 31, 2020 and December 31, 2019:

	On December 31, 2020			On December 31, 2019
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Derivative liabilities	—	—	$4,181,187	—	—	$2,135,939

F-9

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

A roll-forward of the level 3 valuation financial instruments is as follows:

	For the Year ended December 31, 2020	For the Year ended December 31, 2019
Balance at beginning of year	$2,135,939	$7,888,684
Initial valuation of derivative liabilities included in debt discount	1,702,474	1,332,512
Initial valuation of derivative liabilities included in derivative expense	14,892,068	1,073,889
Gain on extinguishment of debt related to April 9, 2019 modifications	-	(61,841,708)
Gain on extinguishment of debt related to repayment/conversion of debt	(45,731,614)	(246,110)
Reclassification of warrants from equity to derivative liabilities	11,381,885	-
Cumulative effect adjustment for change in derivative accounting	-	(838,471)
Change in fair value included in derivative expense	19,800,435	54,767,143
Balance at end of year	$4,181,187	$2,135,939

The Company accounts for its derivative financial instruments, consisting of certain conversion options embedded in our convertible instruments and warrants, at fair value using level 3 inputs. The Company determined the fair value of these derivative liabilities using the binomial lattice models, or other accepted valuation practices. When determining the fair value of its financial assets and liabilities using these methods, the Company is required to use various estimates and unobservable inputs, including, among other things, expected terms of the instruments, expected volatility of its stock price, expected dividends, and the risk-free interest rate. Changes in any of the assumptions related to the unobservable inputs identified above may change the fair value of the instrument. Increases in expected term, anticipated volatility and expected dividends generally result in increases in fair value, while decreases in the unobservable inputs generally result in decreases in fair value.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable, accounts payable, accrued expenses, insurance payable and contingency liabilities approximate their fair values based on the short-term maturity of these instruments. The carrying amount of the Company’s convertible notes payable and promissory note obligations approximate fair value, as the terms of these instruments are consistent with terms available in the market for instruments with similar risk.

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. On December 31, 2020 and 2019, the Company did not have any cash equivalents.

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. On December 31, 2020, cash in bank in excess of FDIC insured levels amounted to approximately $313,000. The Company has not experienced any losses in such accounts through December 31, 2020.

Accounts receivable

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, a customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection.

Property and equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives of five to six years. Leasehold improvements are depreciated over the shorter of the useful life or lease term including scheduled renewal terms. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Intangible assets

Intangible assets are carried at cost less accumulated amortization, computed using the straight-line method over the estimated useful life, less any impairment charges.

F-10

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

Leases

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The updated guidance requires lessees to recognize lease assets and lease liabilities for most operating leases. In addition, the updated guidance requires that lessors separate lease and non-lease components in a contract in accordance with the new revenue guidance in ASC 606. The updated guidance is effective for interim and annual periods beginning after December 15, 2018.

On January 1, 2019, the Company adopted ASU No. 2016-02, applying the package of practical expedients to leases that commenced before the effective date whereby the Company elected to not reassess the following: (i) whether any expired or existing contracts contain leases and; (ii) initial direct costs for any existing leases. For contracts entered into on or after the effective date, at the inception of a contract the Company assessed whether the contract is, or contains, a lease. The Company’s assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether it obtains the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether it has the right to direct the use of the asset. The Company will allocate the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a term of 12 months or less.

Operating lease ROU assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses in the consolidated statements of operations.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Segment reporting

The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision maker is the chief executive officer of the Company, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. On May 1, 2019, the Company disposed of its Save On business segment and the results of operations of Save On are included in discontinued operations. Accordingly, during the year ended December 31, 2020 and 2019, the Company believes that it operates in one operating segment related to deliveries for on-line retailers in New York, New Jersey, Pennsylvania and other areas, and tractor trailer and box truck deliveries of product on the east coast of the United States from one distributor’s warehouse to another warehouse or from a distributor’s warehouse to the post office.

Derivative financial instruments

The Company has certain financial instruments that are embedded derivatives associated with capital raises. The Company evaluates all of its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 815-10-05-4, Derivatives and Hedging and 815-40, Contracts in Entity’s Own Equity. This accounting treatment requires that the carrying amount of any embedded derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on extinguishment.

In July 2017, FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features. These amendments simplify the accounting for certain financial instruments with down-round features. The amendments require companies to disregard the down-round feature when assessing whether the instrument is indexed to its own stock, for purposes of determining liability or equity classification. The guidance was adopted as of January 1, 2019 and the Company elected to record the effect of this adoption retrospectively to outstanding financial instruments with a down round feature by means of a cumulative-effect adjustment to the consolidated balance sheet as of the beginning of 2019, the period which the amendment is effective. In accordance with the guidance presented in the ASU 2017-11, the fair value of derivative liabilities associated with certain convertible notes as of December 31, 2018 of $838,471 and the offsetting effect of reclassifying such debt to stock-settled debt for which the Company recorded a put premium liability of $385,385 was reclassified by means of a cumulative-effect adjustment to opening accumulated deficit as of January 1, 2019 in the amount of $453,086.

F-11

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

Revenue recognition and cost of revenue

The Company adopted ASC 606, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Accounting Standards Codification (ASC) Topic 605, Revenue Recognition. This ASC is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASC also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer service orders, including significant judgments.

For the Company’s Prime EFS and Shypdirect business activities, the Company recognizes revenues and the related direct costs of such revenue which generally include compensation and related benefits, gas costs, insurance, parking and tolls, truck rental fees, and maintenance fees as of the date the freight is delivered which is when the performance obligation is satisfied. In accordance with ASC Topic 606, the Company recognizes revenue on a gross basis. Our payment terms are generally net seven days from acceptance of delivery. The Company does not incur incremental costs obtaining service orders from its Prime EFS and Shypdirect customers, however, if the Company did, because all of Prime EFS and Shypdirect customer contracts are less than a year in duration, any contract costs incurred would be expensed rather than capitalized. The revenue that the Company recognizes arises from deliveries of packages on behalf of the Company’s customers. Primarily, the Company’s performance obligations under these service orders correspond to each delivery of packages that the Company makes under the service agreements. Control of the package transfers to the recipient upon delivery. Once this occurs, the Company has satisfied its performance obligation and the Company recognizes revenue.

Management has reviewed the revenue disaggregation disclosure requirements pursuant to ASC 606 and determined that no further disaggregation disclosure is required to be presented.

Basic and diluted income (loss) per share

Pursuant to ASC 260-10-45, basic income (loss) per common share is computed by dividing net income (loss) attributable to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted income (loss) per share is computed by dividing net income (loss) attributable to common shareholders by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares consist of common stock issuable for stock warrants (using the treasury stock method) and shares issuable for convertible debt (using the as-if converted method). These common stock equivalents may be dilutive in the future.

Potentially dilutive common shares were excluded from the computation of diluted shares outstanding for the year ended December 31, 2020 and 2019 as they would have an anti-dilutive impact on the Company’s net losses in that period and consisted of the following:

	December 31, 2020	December 31, 2019
Stock warrants	147,112,603	3,649,861
Stock options	80,000	80,000
Convertible debt	164,248,498	1,612,758
Series B convertible preferred stock	700,000	1,700,000
Series E convertible preferred stock	170,093,023	-

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation – Stock Compensation”, which requires recognition in the financial statements of the cost of employee, director, and non-employee services received in exchange for an award of equity instruments over the period the employee, director, or non-employee is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee, director, and non-employee services received in exchange for an award based on the grant-date fair value of the award. The Company has elected to recognize forfeitures as they occur as permitted under ASU 2016-09 Improvements to Employee Share-Based Payment.

Recent Accounting Pronouncements

In August 2018, the FASB issued ASU 2018-13 to modify the disclosure requirements on fair value measurements. The amendments are effective for years beginning after December 15, 2019. An entity is permitted to early adopt any removed or modified disclosures and delay adoption of the additional disclosures until the effective date. Most amendments should be applied retrospectively, but certain amendments will be applied prospectively. The adoption of this standard did not have an impact on the Company’s consolidated financial position, results of operations and cash flows.

F-12

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)—Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for the exception. The ASU also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, and early adoption is permitted. The Company is currently evaluating the impact of the adoption of the standard on the consolidated financial statements.

There are currently no other accounting standards that have been issued but not yet adopted that we believe will have a significant impact on our consolidated financial position, results of operations or cash flows upon adoption.

NOTE 3 – DISCONTINUED OPERATIONS

On May 1, 2019, the Company entered into a Share Exchange Agreement with Save On and Steven Yariv, whereby the Company returned all of the stock of Save On to Steven Yariv in exchange for Mr. Yariv conveying 1,000,000 shares of common stock of the Company back to the Company. In addition, the Company granted an aggregate of 80,000 options to certain employees of Save On. Mr. Yariv ceased to be an officer or director of the Company effective with the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 as filed with the Securities and Exchange Commission on April 16, 2019.

Pursuant to ASC 205-20-45, the financial statement in which net income or loss of a business entity is reported shall report the results of operations of the discontinued operation in the period in which a discontinued operation either has been disposed of or is classified as held for sale. Accordingly, the Company reflects Save On as discontinued operations beginning in the second quarter of 2019, the period that Save On was disposed of and retroactively for all periods presented in the accompanying consolidated financial statements. The business of Save On are considered discontinued operations because: (a) the operations and cash flows of Save On were eliminated from the Company’s operations; and (b) the Company has no interest in the divested operations. As of December 31, 2020 and 2019, the Company did not have any remaining assets and liabilities classified as discontinued operations in the Company’s consolidated financial statements as of December 31, 2020 and 2019.

For the Company’s Save On business activities, through the date of disposition on May 1, 2019, the Company recognized revenues and the related direct costs of such revenue which included carrier fees and dispatch costs as of the date the freight was delivered by the carrier which was when the performance obligation is satisfied. Customer payments received prior to delivery were recorded as a deferred revenue liability and related carrier fees if paid prior to delivery were recorded as a deferred expense asset. In accordance with ASC Topic 606, the Company recognized revenue on a gross basis. Our payment terms for corporate customers were net 30 days from acceptance of delivery and individual customers generally were required to pay in advance. The Company did not incur incremental costs obtaining service orders from its Save On customers, however, if the Company did, because all of the Save On customer’s contracts were less than a year in duration, any contract costs incurred were expensed rather than capitalized. The revenue that the Company recognized arose from service orders it received from its Save On customers. The Company’s performance obligations under these service orders corresponded to each delivery of a vehicle that the Company made for its customer under the service orders; as a result, each service order generally contained only one performance obligation based on the delivery to be completed.

The summarized operating result of discontinued operations included in the Company’s consolidated statements of operations is as follows:

	Year Ended
	December 31,
	2020	2019
Revenues	$-	$1,491,253
Cost of revenues	-	1,114,269
Gross profit	-	376,984
Operating expenses	-	1,058,410
Loss from discontinued operations	-	(681,426)
Loss on disposal of discontinued operations	-	-
Loss from discontinued operations, net of income taxes	$-	$(681,426)

NOTE 4 – ACCOUNTS RECEIVABLE

On December 31, 2020 and 2019, accounts receivable, net consisted of the following:

	December 31, 2020	December 31, 2019
Accounts receivable	$392,922	$983,771
Allowance for doubtful accounts	(20,000)	(20,000)
Accounts receivable, net	$372,922	$963,771

F-13

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 5 - PROPERTY AND EQUIPMENT

On December 31, 2020 and 2019, property and equipment consisted of the following:

	Useful Life	December 31, 2020	December 31, 2019
Delivery trucks and vehicles	5 - 6 years	$761,652	$301,142
Equipment	5 years	3,470	3,470
Subtotal		765,122	304,612
Less: accumulated depreciation		(166,315)	(64,206)
Property and equipment, net		$598,807	$240,406

For the year ended December 31, 2020 and 2019, depreciation expense is included in general and administrative expenses and amounted to $102,109 and $143,818, respectively. During the year ended December 31, 2019, the Company traded in, sold or disposed of delivery trucks and vehicles of $783,511 with related accumulated depreciation of $176,178, and received cash of $81,000 and reduced notes payable of $330,709, resulting in a loss of $195,624 which is included in general and administrative expenses on the accompanying consolidated statement of operations.

NOTE 6 – CONVERTIBLE PROMISSORY NOTES PAYABLE

Red Diamond Partners LLC and RDW Capital, LLC

On April 25, 2017, the Company entered into a securities purchase agreement with RedDiamond Partners LLC (“RedDiamond”) pursuant to which the Company would issue to RedDiamond convertible promissory notes (the “RedDiamond Notes”) in an aggregate principal amount of up to $355,000, which includes a purchase price of $350,000 and transaction costs of $5,000. Pursuant to this securities purchase agreement, during 2017, the Company entered into three RedDiamond Notes in the aggregate principal amount of $270,000 and the Company received $265,000 after giving effect to the original issue discount of $5,000. The RedDiamond Notes matured during 2018. RedDiamond is not required to fund any additional tranches under the securities purchase agreement. Through date of default, the RedDiamond Notes bore interest at a rate of 12% per annum and were convertible into shares of the Company’s common stock at RedDiamond’s option at 65% of the lowest VWAP (as defined in the RedDiamond Notes) for the ten trading days preceding the conversion. During 2018, the Company failed to make its required maturity date payments of principal and interest on the RedDiamond Notes of $270,000. In accordance with these notes, the Company entered into default in 2018, which increased the interest rate to 18.0% per annum. The RedDiamond Notes contain cross default provisions whereby a default in any one note greater than $25,000 causes a default in all the notes, however, this provision is only effective if there is a formal notice of default by the lender.

On June 30, 2017, the Company issued RDW Capital, LLC a senior convertible note in the aggregate principal amount of $240,000, for an aggregate purchase price of $30,000. Through date of default, the principal due under the note accrued interest at a rate of 12% per annum. All principal and accrued interest under the note was due six months following the issue date of the note and was convertible into shares of the Company’s common stock, at a conversion price equal to fifty (50%) of the lowest volume-weighted average price for the ten trading days immediately preceding the conversion. The note includes anti-dilution protection, including a down-round provision under which the conversion price could be affected by future equity offerings undertaken by the Company, as well as customary events of default, including non-payment of the principal or accrued interest due on the note. Upon an event of default, all obligations under the note become immediately due and payable and the Company is required to make certain payments to the lender. On December 31, 2017 the Company failed to make its required maturity date payment of principal and interest. In accordance with the note, the Company entered into default on January 3, 2018, which increased the interest rate to 24% per annum.

In connection with the issuance of these convertible promissory notes to RedDiamond and RDW Capital, LLC, the Company determined that the terms of these convertible promissory notes included a down-round provision under which the conversion price could be affected by future equity offerings undertaken by the Company.

The Company evaluated these convertible promissory note transactions in accordance with ASC Topic 815, Derivatives and Hedging. Through December 31, 2018, the Company determined that the conversion feature of the convertible promissory notes was not afforded the exemption for conventional convertible instruments due to their respective variable conversion rate and price protection provisions. Accordingly, through December 31, 2018, under the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging – Contracts in an Entity’s Own Stock”, the embedded conversion option contained in the convertible instruments were accounted for as derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. On January 1, 2019, the Company adopted ASU No. 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, and the Company elected to record the effect of this adoption retrospectively to outstanding financial instruments with a down-round feature by means of a cumulative-effect adjustment to the consolidated balance sheet as of the beginning of 2019, the period which the amendment is effective (See Note 2 - Derivative financial instruments and summary of derivative liabilities below).

On April 9, 2019, the Company entered into agreements (the “RedDiamond Amendments”) with RedDiamond and RDW Capital, LLC, the holders of these convertible notes representing an aggregate principal amount of $510,000, and agreed with such holders to:

●	extend the maturity date of the notes to December 31, 2020;
●	remove all convertibility features of the notes; and
●	repay not less than half of the obligations then outstanding pursuant to the notes if the Company completes an offering of equity or equity linked securities (including warrants, convertible preferred stock, convertible debentures or convertible promissory note) which results in gross proceeds to the Company of at least $4,000,000, using a portion of the proceeds thereof.

F-14

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

In connection with this debt modification, on April 9, 2019, the Company recorded a gain on debt extinguishment of $432,589, which consists of the removal of debt put premium of $385,385 since the debt is no longer convertible, and $47,204 related to the reversal of default interest payable.

Pursuant to the RedDiamond Amendments, the conversion provisions contained in the convertible promissory notes held by RedDiamond and RDW Capital, LLC were suspended and ceased to be exercisable beginning as of April 9, 2019. However, under the RedDiamond Amendments, the conversion provisions contained in the convertible promissory notes held by Red Diamond and RDW Capital, LLC were subject to reinstatement upon the occurrence of an event of default. The parties agreed that it would be considered an event of default under the convertible promissory notes if the Company consummated any new offering of equity or equity linked securities containing a conversion or exercise price which is variable based upon the market trading price of the Company’s securities. On August 30, 2019, the Company entered into a new offering of equity or equity linked securities containing a conversion or exercise price which is variable based upon the market trading price of the Company’s securities. Accordingly, the conversion terms were reinstated and the Company recorded a put premium of $385,385 and recorded interest expense of $385,385.

During the year ended December 31, 2020, the Company issued 96,661,102 shares of its common stock upon the conversion of debt of $510,000 and accrued interest of $158,141. Upon conversion, the Company reclassified put premium of $385,385 to paid-in capital.

The aggregate principal amounts due as of December 31, 2020 and December 31, 2019 amounted to $0 and $895,385, which included a put premium of $0 and $385,385, and principal balance of $0 and $510,000, and was included in convertible notes payable, a current liability, on the accompanying consolidated balance sheet, respectively.

Bellridge Capital, LLC

On June 18, 2018, the Company entered into a securities purchase agreement (the “Bellridge Purchase Agreement”), whereby it issued to Bellridge Capital, LLC (“Bellridge”) a senior secured convertible note in the aggregate principal amount of $2,497,503 (the “Bellridge Note”), for an aggregate purchase price of $1,665,000, net of an original issue discount of $832,503. In addition, the Company paid issue costs of $177,212. The original issue discount and issue costs were recorded as a debt discount to be amortized over the term of the Bellridge Note. The principal due under the Bellridge Note initially accrued interest at a rate of 10% per annum. Principal and interest payments of $232,940 were payable monthly beginning on December 18, 2018 and were due monthly over the term of the Bellridge Note in cash or common stock of the Company, at Bellridge’s discretion.

In connection with the Bellridge Purchase Agreement, Bellridge was issued a warrant, with a term of two years, to purchase up to 4.75% of the fully-diluted outstanding common stock of the Company, for an aggregate purchase price of $100 (the “First Bellridge Warrant”). Additionally, the placement agent for the Bellridge Note was issued a warrant, with a term of two years, to purchase up to 4.75% of the fully-diluted outstanding common stock of the Company, for an aggregate purchase price of $100 (the “Bellridge Note PA Warrant”).

In August 2018, the Company defaulted on the Bellridge Note due to (i) default on the payment of monthly interest payments due, (ii) default caused by the late filing of the Company’s reports on Form 10-Q for the periods ended June 30, 2018 and September 30, 2018 and (iii) default due to failure to file a registration statement. Upon an event of default, all principal, accrued interest, and liquidated damages and penalties were due upon request of Bellridge at 125% of such amounts.

On December 27, 2018, Bellridge waived any and all defaults in existence on the Bellridge Note and the Company agreed to issue a warrant that is convertible into 2% of the issued and outstanding shares existing at the time the Company files a registration statement or makes an application to up list to a national stock exchange (the “Second Bellridge Warrant” and together with the First Bellridge Warrant and the Bellridge Note PA Warrant, the “Bellridge Warrants”). Pursuant to the Second Bellridge Warrant, at any time on or before the date that the Company files a registration statement on Form S-l or applies for up-listing to a National Exchange (as defined in the Second Bellridge Warrant), and on or prior to the close of business on the early of the first year anniversary of the issuance of December 27, 2018, Bellridge could have chosen to subscribe for and purchase from the Company up to 2% in shares of common stock for an aggregate exercise price of $100. Additionally, the principal interest amount due under the Bellridge Note was modified with a monthly payment of principal and interest due beginning on January 18, 2019 of $156,219 with all remaining principal and interest amounts on the Bellridge Note due on December 18, 2019. This modification was not considered a debt extinguishment.

On April 9, 2019, the Company entered into a new agreement with Bellridge that modified the Bellridge Note and cancelled these warrants (see below). Through April 9, 2019, all principal and accrued interest under the Bellridge Note was convertible into shares of the Company’s common stock, at a conversion price equal to the lower of $1.50 and 65% of the lowest traded price during the fifteen trading days immediately prior to the conversion date. The Bellridge Note included anti-dilution protection, as well as customary events of default, including, but not limited to, non-payment of the principal or accrued interest due on the Bellridge Note and cross default provisions on other Company obligations or contracts. Upon an event of default, all obligations under the Bellridge Note become immediately due and payable and the Company is required to make certain payments to Bellridge.

F-15

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

Bellridge was granted a right of first refusal on future financing transactions of the Company while the Bellridge Note remains outstanding, plus an additional three months thereafter. In connection with the issuance of the Bellridge Note, the Company entered into a security agreement with Bellridge pursuant to which the Company agreed that obligations under the Bellridge Note and related documents will be secured by all of the assets of the Company. In addition, all of the Company’s subsidiaries are guarantors of the Company’s obligations to Bellridge pursuant to the Bellridge Note and have granted a similar security interest over substantially all of their assets. A portion of the proceeds of the Bellridge Note were used to acquire 100% of the membership interests of Prime EFS.

During the term of the Bellridge Note, in the event that the Company consummates any public or private offering or other financing or capital raising transaction of any kind (each a “Bellridge Note Subsequent Offering”), in which the Company receives, in one or more contemporaneous transactions, gross proceeds of at least $5,000,000, at any time upon ten (10) days written notice to the holder of the Bellridge Note, but subject to the Bellridge Note holder’s conversion rights set forth in the Bellridge Purchase Agreement, then the Company must use 20% of the gross proceeds of the Bellridge Note Subsequent Offering and must make payment to the Bellridge Note holder of an amount in cash equal to the product of (i) the sum of (x) the then outstanding principal amount of the Bellridge Note and (y) all accrued but unpaid interest, multiplied by (ii) (x) 110%, if the Prepayment Date (as defined in the Bellridge Note) is within 90 days of the date hereof the Closing Date (as defined in the Purchase Agreement), or (y) 125%, if the Prepayment Date is after the 90th day following the Closing Date, to which calculated amount the Company must add all other amounts owed pursuant to the Bellridge Note, including, but not limited to, all late fees and liquidated damages.

In connection with the Bellridge Purchase Agreement, the Company entered into a registration rights agreement which, among other things, required the Company to file a registration statement with the Securities and Exchange Commission no later than 120 days after June 18, 2018. The Company failed to file such registration statement. Accordingly, in addition to any other rights the holders may have under the Bellridge Purchase Agreement or under applicable law, on the default date and on each monthly anniversary of each such default date (if the applicable event is not cured by such date) until the ninetieth day from such default date, the Company will pay to each holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of one percent (1%) multiplied by the aggregate subscription amount paid by the holder pursuant to the Bellridge Purchase Agreement. Subsequent to the ninetieth day from such default date, the one percent (1%) penalty increases to two percent (2%), with an aggregate cap of twenty percent (20%) per annum. If the Company fails to pay any of these partial liquidated damages in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum to the holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. On December 27, 2018, Bellridge waived any and all defaults.

In connection with the Bellridge Purchase Agreement, the Company paid a placement agent $120,000 in cash which is included in issue costs previously discussed above and this placement agent was issued the Bellridge Note PA Warrant, with a term of two years, to purchase up to 4.75% of the fully-diluted outstanding common stock of the Company, for an aggregate purchase price of $100. On April 9, 2019, the Company entered into an agreement with this placement agent that cancelled the Bellridge Note PA Warrant.

In connection with the issuance of the Bellridge Note and the Bellridge Warrants, the Company determined that the Bellridge Note and the Bellridge Warrants contains terms that are not fixed monetary amounts at inception. Accordingly, under the provisions of ASC Topic No. 815-40, “Derivatives and Hedging – Contracts in an Entity’s Own Stock”, the embedded conversion option contained in the Bellridge Note and the Bellridge Warrants were accounted for as derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of this embedded conversion option derivative and the Bellridge Warrants were determined using the Binomial valuation model and Monte-Carlo simulation model, respectively.

Convertible debt modifications and warrant cancellations

On April 9, 2019 (the “Bellridge Modification Date”), the Company entered into an agreement with Bellridge (the “Bellridge Modification Agreement”) that modified its existing obligations to Bellridge as follows:

●	the overall principal amount of the Bellridge Note was reduced from the original principal amount of $2,497,502 (principal amount was $2,223,918 at April 9, 2019) to $1,800,000, in exchange for the issuance to Bellridge of 800,000 shares of restricted common stock, to be delivered to Bellridge, either in whole or in part, at such time or times as when the beneficial ownership of such shares by Bellridge would not result in Bellridge’s beneficial ownership of more than the Beneficial Ownership Limitation and such shares are to be issued within three business days of the date the Bellridge has represented to the Company that it is below the Beneficial Ownership Limitation. Such issuances will occur in increments of no fewer than the lesser of (i) 50,000 shares and (ii) the balance of the 800,000 shares owed. The “Beneficial Ownership Limitation” is 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable pursuant to the Bellridge Modification Agreement. In connection with these shares, the Company recorded a loss on debt extinguishment of $10,248,000 in April 2019. As of August 19, 2019, 100,000 of these shares have been issued and on August 16, 2019, the Company issued 700,000 shares of Series B Preferred shares upon settlement of 700,000 shares of issuable common stock;

●	the maturity date of the Bellridge Note was extended to August 31, 2020;

●	the interest rate was reduced from 10% to 5% per annum;

F-16

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

●	if the Company completes an offering of equity or equity linked securities (including warrants, convertible preferred stock, convertible debentures or convertible promissory notes) which results in gross proceeds to the Company of at least $4,000,000, then the Company will use a portion of the proceeds thereof to repay not less than half of the obligations then outstanding pursuant to the Bellridge Note;

●	if the Company completes an offering of debt which results in gross proceeds to the Company of at least $3,000,000, then the Company will use a portion of the proceeds thereof to repay any remaining obligations then outstanding pursuant to the Bellridge Note;

●	the convertibility of the Bellridge Note was amended such that the Bellridge Note is only convertible at a conversion price to be mutually agreed upon between the Company and the holder. On August 3, 2020, the parties agreed to a fixed conversion price of $0.02 per share (See below).

●	the registration rights previously granted to Bellridge were eliminated; and

●	The First Bellridge Warrant and the Second Bellridge Warrant were cancelled and of no further force or effect as of the Bellridge Modification Date. In exchange, the Company issued Bellridge 360,000 shares of restricted common stock.

In addition, on the Bellridge Modification Date, warrant holders holding warrants exercisable into an aggregate of 4.75% of the outstanding common stock of the Company all agreed to exercise such warrants for an aggregate of 240,000 shares of common stock of the Company.

On April 9, 2019, the Company entered into an agreement with Bellridge and the Placement Agent that cancelled certain warrants in exchange for an aggregate of 600,000 common shares of the Company (360,000 shares to Bellridge and 240,000 shares to Placement Agent). These shares were valued at $7,686,000, or $12.81 per share, based on the quoted trading price on the date of grant. In connection with these shares, the Company recorded a loss on debt extinguishment of $7,686,000.

In connection with the modification of the Bellridge Note and the cancellation of the related warrants, under the provisions of ASC Topic No. 815-40, “Derivatives and Hedging – Contracts in an Entity’s Own Stock”, the embedded conversion option contained in the convertible instrument and the Warrant and Placement Warrant were adjusted to fair value through earnings on the Modification Date. The fair value of this embedded conversion option derivative, and the Warrant and Placement Warrant were determined using the Binomial valuation model and Monte-Carlo simulation model, respectively. For the period from April 1, 2019 to April 9, 2019, the change of fair value of derivative liabilities associated with these instruments amounted to $41,653,345, which was recorded as derivative expense on the Modification date. The increase in derivative liabilities was caused by an increase in the Company’s stock price, as quoted on OTC Markets. Additionally, on the Modification Date, the Company analyzed the Bellridge Note modification and the cancellation of the warrants and pursuant to ASC 470-50, the modifications were treated as a debt extinguishment. In connection with this debt modification, the Company reversed all remaining derivative liabilities and recorded a gain on debt extinguishment of $61,841,708 (see Note 11 – Debt Extinguishment). Additionally, the Company wrote off the remaining debt discount and recorded a loss on debt extinguishment of $1,013,118 (see Note 11 – Debt Extinguishment).

In an agreement dated August 3, 2020, Bellridge and the Company resolved many of the disputes between them. Among other things, Bellridge and the Company agreed upon the balance of all indebtedness owed to Bellridge as of August 3, 2020 ($2,150,000), a new maturity date on the indebtedness (April 30, 2021), and a price of $0.02 for the conversion of all Bellridge indebtedness into shares of Company common stock. In the agreement, Bellridge also agrees to release its claims against the Company and its senior management in a definitive settlement agreement. However, the August 3 agreement did not contain a release of claims by either party.

During July and August 2020, the Company issued 107,500,001 shares of its common stock upon the conversion of debt of $1,813,402, accrued interest of $70,671 and other amounts due. In connection with the issuance of these shares, the Company recorded a loss on debt extinguishment of $512,366 which is associated with the fair market value of the excess shares issued upon conversion of the principal balances converted at the conversion price.

During the year ended December 31, 2019, accrued interest payable on this debt of $126,740 was reclassified to principal amount due.

On December 31, 2020 and 2019, convertible notes payable related to this convertible debt amounted to $0 and $1,813,402.

August 30, 2019 convertible debt and related warrants

On August 30, 2019, the Company closed Securities Purchase Agreements (the “August 2019 Purchase Agreement”) with accredited investors. Pursuant to the terms of the August 2019 Purchase Agreement, the Company issued and sold to investors convertible promissory notes in the aggregate principal amount of $2,469,840 (the “August 2019 Notes”) and warrants to purchase up to 987,940 shares of the Company’s common stock (the “August 2019 Warrants”). The Company received net proceeds of $295,534, which is net of a 10% original issue discount of $246,984 and origination fees of $61,101, is net of $1,643,367 for the repayment of notes payable, and net of $222,854 related to the conversion of existing notes payable already outstanding to these lenders into the August 2019 Notes.

F-17

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

The August 2019 Notes initially bore interest at 10% per annum and became due and payable on November 30, 2020. During the existence of an Event of Default (as defined in the August 2019 Notes), interest accrued at the lesser of (i) the rate of 18% per annum, or (ii) the maximum amount permitted by law. Commencing on the four-month anniversary of the August 2019 Notes, monthly payments of interest and monthly principal payments, based on a 12-month amortization schedule (each, an “August 2019 Amortization Payment”), were due and payable, until November 30, 2020 at which time all outstanding principal, accrued and unpaid interest and all other amounts due and payable under the August 2019 Notes were immediately due and payable. The Company’s August 2019 Note Amortization Payments due on December 30, 2019 were paid on January 6, 2020 and the Company did not receive any default notice for this late payment. The August 2019 Note Amortization Payments were made in cash unless the investor requested payment in the Company’s common stock in lieu of a cash payment (an “August 2019 Note Stock Payment”). If the investor requested an August 2019 Note Stock Payment, the number of shares of common stock issued was based on the amount of the applicable August 2019 Amortization Payment divided by 80% of the lowest VWAP (as defined in the August 2019 Notes) during the five Trading Day (as defined in the August 2019 Notes) period prior to the due date of the August 2019 Amortization Payment.

The August 2019 Notes may be prepaid, provided that certain Equity Conditions, as defined in the August 2019 Notes, have been met (or any such failure to meet the Equity Conditions has been waived): (i) from August 30, 2019 until and through November 30, 2019 at an amount equal to 105% of the aggregate of the outstanding principal balance of the August 2019 Notes and accrued and unpaid interest, and (ii) after August 30, 2019 at an amount equal to 115% of the aggregate of the outstanding principal balance of the August 2019 Notes and accrued and unpaid interest. In the event that the Company closes a registered public offering of securities for its own account (a “Public Offering”), the holders may elect to: (x) have their principal and accrued interest prepaid directly from the proceeds of the Public Offering at the prices set forth above, (y) exchange their August 2019 Notes at the closing of the Public Offering for the securities being issued in the Public Offering at the Public Offering prices based upon the outstanding principal, accrued interest and other charges, or (z) continue to hold their August 2019 Notes. Except for a Public Offering and August 2019 Amortization Payments, in order to prepay the August 2019 Notes, the Company must provide at least 20 days’ prior written notice to the holders, during which time the holders may convert their August 2019 Notes in whole or in part at the then-applicable conversion price. For avoidance of doubt, the August 2019 Amortization Payments are prepayments and are subject to prepayment penalties equal to 115% of the August 2019 Amortization Payment. In the event the Company consummates a Public Offering while the August 2019 Notes are outstanding, then 25% of the net proceeds of such offering will, within two business days of the closing of such Public Offering, be applied to reduce the outstanding obligations pursuant to the August 2019 Notes.

In connection with the August 2019 Purchase Agreement, the Company entered into a registration rights agreement, pursuant to which the Company agreed to file a registration statement on Form S-1 to register the resale of the shares issuable to the investors pursuant to the August 2019 Purchase Agreement.

From the original issue date until the August 2019 Notes are no longer outstanding, the August 2019 Notes were convertible, in whole or in part, at any time, and from time to time, into shares of common stock at the option of the investor. The initial conversion price of the August 2019 Notes was the lower of: (i) $3.50 per share and (ii) the price per share paid by investors in the contemplated equity offering of up to $1,000,000. If an Event of Default (as defined in the August 2019 Notes) has occurred, regardless of whether it has been cured or remains ongoing, the August 2019 Notes were initially convertible at the lower of: (i) $3.50 and (ii) 70% of the second lowest closing price of the common stock as reported on the Trading Market (as defined in the August 2019 Notes) during the 20 consecutive Trading Day (as defined in the August 2019 Notes) period ending and including the Trading Day (as defined in the August 2019 Notes) immediately preceding the delivery or deemed delivery of the applicable notice of conversion. All such Conversion Price determinations were to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the common stock.

The August 2019 Notes and related August 2019 Warrants included down-round provisions under which the August 2019 Note conversion price and August 2019 Warrant exercise price could be affected, on a full-ratchet basis, by future equity offerings undertaken by the Company. On September 6, 2019, the Company sold shares of its common stock at $2.50 per share and accordingly, the conversion price and warrant down-round provisions were triggered. As a result, the conversion price of the August 2019 Notes was reduced to $2.50 per share and the number of shares issuable upon exercise of the warrants was increased to 1,383,116 and the exercise price was lowered to $2.50. On January 7, 2020, the Company issued new convertible debt with an initial conversion price of $0.40 per share and warrants exercisable at $0.40 per share and accordingly, the conversion price and warrant down-round provisions were triggered. As a result, the conversion price of August 2019 Notes was reduced to $0.40 per share, and the number of shares issuable upon exercise of the warrants was increased to 8,644,474 and the exercise price was lowered to $0.40. As a result of the January 7, 2020 trigger of the down-round provisions, on January 7, 2020, the Company recorded a deemed dividend of $17,836,244 which represents the fair value transferred to the warrant holders from the down round feature being triggered. The Company calculated the difference between the warrants fair value on January 7, 2020, the date the down- round feature was triggered using the current exercise price and the new exercise price and the new number shares issuable upon exercise of the warrants. The deemed dividend was recorded as an increase in accumulated deficit and increase in paid-in capital and increased the net loss to common shareholders by the same amount. As discussed in summary of derivative liabilities below, as of January 30, 2020, the August 2019 Warrants were treated as derivative liabilities. Subsequent to January 7, 2020, additional down-round protection was triggered. As of December 31, 2020, the conversion price on the August 2019 Notes was lowered to $0.006 per share, the exercise price of the August 2019 Warrants was lowered to $0.006 per share, and the number shares issuable upon exercise of the August 2019 Warrants was increased.

In connection with the issuance of the August 2019 Notes, the Company determined that various terms of the August 2019 Notes, including the August 2019 Note Stock Payment terms discussed above, caused derivative treatment of the embedded conversion options. On August 30, 2019, the initial measurement date, the fair values of the embedded conversion option derivative of $1,953,968 was recorded as derivative liabilities and was allocated as a debt discount up to the net proceeds of the August 2019 Notes of $936,645, with the remainder of $1,017,323 charged to current period operations as initial derivative expense.

F-18

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

On January 30, 2020, due to the default of the January 2020 August 2019 Notes Amortization Payment, the August 2019 Notes were deemed in default. Accordingly, the outstanding principal balance on date of default increased by 30% which amounted to $723,985, default interest accrues at 18%, and the default conversion terms applied.

During the six months ended June 30, 2020, the Company repaid principal of $257,139, settled $128,674 of debt, and the Company issued 293,677,788 shares of its common stock upon the conversion of principal and default interest of $2,118,311, accrued interest of $48,685 and fees of $1,000. Additionally, accrued interest payable of $84,416 was reclassified to principal balance. During the three months ended September 30, 2020, the Company issued 39,885,602 shares of its common stock upon the conversion of principal and default interest of $284,249, accrued interest of $8,450 and fees of $900. During the three months ended December 31, 2020, the Company issued 9,606,099 shares of its common stock upon the conversion of accrued interest of $58,317.

Additionally, on July 20, 2020 and July 22, 2020, the Company entered Exchange Agreements (the “Exchange Agreements”) with two Investors to exchange outstanding August 2019 Notes and August 2019 Warrants for a newly created series of preferred stock designated the Series D Convertible Preferred Stock (the “Series D”) (See Note 8). Pursuant to the Exchange Agreements, the Investors exchanged August 2019 Notes with an aggregate remaining principal amount outstanding of $500,184, accrued interest payable of $85,828, and Warrants to purchase 423,159,293 shares of Common Stock for 522,726 shares of Series D (the “Exchange”). In connection with the issuance of these shares, the Company recorded a loss on debt extinguishment of $239,678 which is associated with the fair market value of the excess shares issued upon conversion of the principal balances and accrued interest converted at the conversion price.

In connection with Exchange, the Company and Investors entered into leak-out agreements, dated as of July 20, 2020 and July 22, 2020 (the “Leak-Out Agreements”), whereby the respective Investor agreed that, until the earliest to occur of (a) 120 days from date of Exchange Agreement, (b) the common stock trading at an average reported volume of at least 100,000,001 shares for three consecutive trading days, (c) the price per share of the common stock exceeding $0.10 in a transaction, (d) the time of release (whether by termination of an applicable leak-out agreement or otherwise), in whole or in part, of any leak-out agreement with any other holder of securities, or (e) any breach by the Company of any term of the Leak-Out Agreement that is not cured within five trading days following delivery of written notice of such breach by the respective Investor to the Company, neither Investor, nor any of its Affiliates (as defined in the respective Leak-Out Agreement), collectively, shall sell, on any trading day, more than 10% of the common stock sold on such trading day.

On December 31, 2020, convertible notes payable related to August 30, 2019 convertible debt amounted to $22,064, which consists of $22,064 of principal balance and default interest due. On December 31, 2019, convertible notes payable related to August 30, 2019 convertible debt amounted to $658,623, which consists of $2,469,840 of principal balance due and is net of unamortized debt discount of $1,811,217.

October 3, 2019 convertible debt and related warrants

On October 3, 2019, the Company issued and sold to an investor a convertible promissory note in the principal amount of $166,667 (the “October 3 Note”) and warrants to purchase up to 66,401 shares of the Company’s common stock (the “October 3 Warrant”). The Company received net proceeds of $150,000, which is net of a 10% original issue discount of $16,667. The October 3 Note initially bore interest at 10% per annum and became due and payable on January 3, 2021. During the existence of an Event of Default, interest accrued at the lesser of (i) the rate of 18% per annum, or (ii) the maximum amount permitted by law. Commencing on the four-month anniversary of the October 3 Note, monthly payments of interest and monthly principal payments, based on a 12-month amortization schedule (each, an “October 3 Note Amortization Payment”), were due and payable, until the Maturity Date, at which time all outstanding principal, accrued and unpaid interest and all other amounts due and payable under the October 3 Notes was immediately due and payable. The October 3 Note Amortization Payments are made in cash unless the investor payment in the Company’s common stock in lieu of a cash payment (each, an “October 3 Note Stock Payment”). If the investor requested an October 3 Note Stock Payment, the number of shares of common stock issued was based on the amount of the applicable October 3 Note Amortization Payment divided by 80% of the lowest VWAP (as defined in the October 3 Note) during the five Trading Day (as defined in the October 3 Note) period prior to the due date of the October 3 Note Amortization Payment.

The October 3 Note may be prepaid, provided that certain Equity Conditions, as defined in the October 3 Note, have been met (or any such failure to meet the Equity Conditions has been waived): (i) from October 3, 2019 until and through January 3, 2020, at an amount equal to 105% of the aggregate of the outstanding principal balance of the October 3 Note and accrued and unpaid interest, and (ii) after January 3, 2020, at an amount equal to 115% of the aggregate of the outstanding principal balance of the October 3 Note and accrued and unpaid interest. In the event that the Company closes a Public Offering, the holder may elect to: (x) have its principal and accrued interest prepaid directly from the proceeds of the Public Offering at the prices set forth above, or (y) exchange its October 3 Note at the closing of the Public Offering for the securities being issued in the Public Offering at the Public Offering prices based upon the outstanding principal, accrued interest and other charges, or (z) continue to hold the October 3 Note. Except for a Public Offering and October 3 Note Amortization Payments, in order to prepay the October 3 Note, the Company must provide at least 20 days’ prior written notice to the holder, during which time the holder may convert the October 3 Note in whole or in part at the conversion price. For avoidance of doubt, the October 3 Note Amortization Payments are prepayments and are subject to prepayment penalties equal to 115% of the October 3 Note Amortization Payment. In the event the Company consummates a Public Offering while the October 3 Note is outstanding, then 25% of the net proceeds of such offering will, within two business days of the closing of such Public Offering, be applied to reduce the outstanding obligations pursuant to the October 3 Note.

F-19

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

On the original issue date until the October 3 Note is no longer outstanding, the October 3 Note was convertible, in whole or in part, at any time, and from time to time, into shares of common stock at the option of the investor. The “Conversion Price” in effect on any Conversion Date means, as of any Conversion Date (as defined in the October 3 Note) or other date of determination, the lower of: (i) $2.51 per share and (ii) the price per share paid by investors in the contemplated equity offering of up to $1,000,000. If an Event of Default (as defined in the October 3 Note) has occurred, regardless of whether such Event of Default (as defined in the October 3 Note) has been cured or remains ongoing, the October 3 Note are convertible at the lower of: (i) $2.51 and (ii) 70% of the second lowest closing price of the common stock as reported on the Trading Market (as defined in the October 3 Note) during the 20 consecutive Trading Day (as defined in the October 3 Note) period ending and including the Trading Day (as defined in the October 3 Note) immediately preceding the delivery or deemed delivery of the applicable Notice of Conversion. All such Conversion Price determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the common stock.

The October 3 Warrant is exercisable at any time on or after the date of the issuance and entitles the investor to purchase shares of the Company’s common stock for a period of five years from the initial date the October 3 Warrant became exercisable. Under the terms of the October 3 Warrant, the investor is entitled to exercise the October 3 Warrant to purchase up to 66,401 shares of the Company’s common stock at an initial exercise price of $3.51, subject to adjustment as detailed in the October 3 Warrant. In October 2019 the Company calculated the relative fair value of the October 3 Warrant in the amount of $82,771 which was added to debt discount and is being amortized over the term of the notes.

The October 3 Note and related October 3 Warrant included a down-round provision under which the October 3 Note conversion price and warrant exercise price could be affected, on a full-ratchet basis, by future equity offerings undertaken by the Company. Subsequent to October 3, 2019, the Company issued convertible debt with a conversion price of $2.50 per share and accordingly, the convertible debt and warrant down-round provisions were triggered. As a result, the conversion price and the exercise price were lowered to $2.50 and the number of shares issuable upon exercise of the warrants was increased to 66,667. On January 7, 2020, the Company issued new convertible debt with an initial conversion price of $0.40 per share and warrants exercisable at $0.40 per share and accordingly, the conversion price and warrant down-round provisions were triggered. As a result, the conversion price of the October 3 Note was reduced to $0.40 per share, and the number of shares issuable upon exercise of the warrants was increased to 416,669 and the exercise price was lowered to $0.40. As a result of the January 7, 2020 trigger of the down-round provisions, on January 7, 2020, the Company recorded a deemed dividend of $859,768 which represents the fair value transferred to the October 3 Warrant holder from the down-round feature being triggered. The Company calculated the difference between the October 3 Warrant’s fair value on January 7, 2020, the date the down-round feature was triggered using the current exercise price and the new exercise price and the new number of shares issuable upon exercise of the warrants. The deemed dividend was recorded as an increase in accumulated deficit and increase in paid-in capital and increased the net loss to common shareholders by the same amount. As discussed in summary of derivative liabilities below, as of January 30, 2020, the October 3 Warrant were treated as derivative liabilities. Subsequent to January 7, 2020, additional down-round protection was triggered. Since these instruments contained embedded derivatives, the trigger only effected the quantity and valuation of derivative liabilities and there was no other accounting effect. As of December 31, 2020, the conversion price on the October 3 Note was lowered to $0.006 per share, the exercise price of the October 3 Warrant was lowered to $0.006 per share, and the number of shares issuable upon exercise of the October 3 Warrant was increased.

In connection with the issuance of the October 3 Note, the Company determined that various terms of the October 3 Note, including the October 3 Note Stock Payment terms discussed above, caused derivative treatment of the embedded conversion options. On October 3, 2019, the initial measurement date, the fair values of the embedded conversion option derivative of $123,795 was recorded as derivative liabilities and was allocated as a debt discount up to the net proceeds of the October 3 Note of $67,229, with the remainder of $56,566 charged to current period operations as initial derivative expense.

In February 2020, due to the default of the February 2020 October 3 Note Amortization Payment, the October 3 Note was deemed in default. Accordingly, the outstanding principal balance on date of default increased by 30% which amounted to $50,000, default interest accrues at 18%, and the default conversion terms apply.

During the year ended December 31, 2020, the Company issued 27,525,109 shares of its common stock upon the conversion of principal and default interest of $216,667, accrued interest of $11,774, fees of $5,000, and additional interest expense of $2,180.

On December 31, 2020, convertible notes payable related to the October 3, 2019 convertible debt amounted to $0. On December 31, 2019, convertible notes payable related to the October 3, 2019 convertible debt amounted to $33,334, which consists of $166,667 of principal balance due and is net of unamortized debt discount of $133,333.

Fall 2019 notes

On October 14, 2019 and November 7, 2019, the Company entered into convertible note agreements with an accredited investor. Pursuant to the terms of these convertible note agreements, the Company issued and sold to an investor convertible promissory notes in the aggregate principal amount of $500,000 (the “Fall 2019 Notes”) and the Company received cash proceeds of $500,000. The Fall 2019 Notes initially bore interest at 10% per annum. The October 14, 2019 convertible promissory note of $300,000 became due and payable on October 14, 2020 and the November 7, 2019 convertible promissory note of $200,000 became due and payable on November 7, 2020. Commencing on the respective seven-month anniversaries of issuance and continuing each month thereafter through the respective maturity dates, payments of principal and interest were to be made in accordance with the respective amortization schedule. During the existence of an Event of Default (as defined in the Fall 2019 Notes), interest accrued at the lesser of (i) the rate of 18% per annum, or (ii) the maximum amount permitted by law. Commencing on the seventh month anniversary of each respective note, monthly payments of interest and monthly principal payments were due and payable, until the respective maturity dates, at which time all outstanding principal, accrued and unpaid interest and all other amounts due and payable under such Fall 2019 Note was immediately due and payable.

F-20

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

The Company had the right to prepay in cash all or a portion of the outstanding principal due under the Fall 2019 Notes. The Company must provide the holders with written notice at least twenty business days prior to the date on which the Company will deliver payment of accrued interest and all or a portion of the principal, in $100,000 increments.

Each Fall 2019 Note was convertible, in whole or in part, at any time, and from time to time, into shares of common stock at the option of the investor. The “Conversion Price” in effect on any Conversion Date means, as of any date of determination, the lower of: (i) $2.50 per share and (ii) the twenty day per share closing trading price of the Company’s common stock during the twenty trading days that close with the last previous trading day ended three days prior to the date of exercise. The Fall 2019 Notes did not contain anti-dilutive provisions. In May 2020 and June 2020, due to the default of a May 2020 and June 2020 Fall 2019 Note Amortization Payments, the Fall 2019 Notes were deemed in default. Accordingly, default interest accrues at 18% and the Fall 2019 Notes became due on the respective dates of default.

In connection with the issuance of these convertible notes, the Company determined that various terms of the Fall 2019 Notes caused derivative treatment of the embedded conversion options. On the date of each respective Fall 2019 Note, the initial measurement date, the aggregate fair values of the embedded conversion option derivative of $328,638 was recorded as derivative liabilities and was allocated as a debt discount up to the net proceeds of the Fall 2019 Notes of $328,638.

On December 17, 2020, the Company issued 55,000,000 shares of its common stock upon the conversion of principal of $500,000 and accrued interest of $81,616.

On December 31, 2020, convertible notes payable related to the Fall 2019 Notes amounted to $0. On December 31, 2019, convertible notes payable related to the Fall 2019 Notes amounted to $233,600, which consists of $500,000 of principal balance due and is net of unamortized debt discount of $266,400.

Q1/Q2 2020 convertible debt and related warrants

During the year ended December 31, 2020, the Company issued and sold to investors convertible promissory notes in the aggregate principal amount of $2,068,000 (the “Q1/Q2 2020 Notes”) and warrants to purchase up to 827,200 shares of the Company’s common stock (the “Q1/Q2 2020 Warrants”). The Company received net proceeds of $1,880,000, which is net of a 10% original issue discounts of $188,000. The Q1/Q2 2020 Notes initially bore interest at 6% per annum and become due and payable on the date that is the 24-month anniversary of the original issue date of the respective Q1/Q2 2020 Note. During the existence of an Event of Default (as defined in the applicable Q1/Q2 2020 Note), which includes, amongst other events, any default in the payment of principal and interest payments (including Q1/Q2 2020 Note Amortization Payments) under any Q1/Q2 2020 Note or any other indebtedness, interest accrues at the lesser of (i) the rate of 18% per annum, or (ii) the maximum amount permitted by law. Commencing on the thirteenth month anniversary of each Q1/Q2 2020 Note, monthly payments of interest and monthly principal payments, based on a 12-month amortization schedule (each, a “Q1/Q2 2020 Note Amortization Payment”), will be due and payable, until the Maturity Date (as defined in the applicable Q1/Q2 2020 Note), at which time all outstanding principal, accrued and unpaid interest and all other amounts due and payable on such Q1/Q2 2020 Note will be immediately due and payable. The Q1/Q2 2020 Note Amortization Payments will be made in cash unless the investor requests payment in the Company’s common stock in lieu of a cash payment (each, a “Q1/Q2 2020 Note Stock Payment”). If a holder of a Q1/Q2 2020 Note requests a Q1/Q2 2020 Note Stock Payment, the number of shares of common stock issued will be based on the amount of the applicable Q1 2020 Note Amortization Payment divided by 80% of the lowest VWAP (as defined in the applicable Q1/Q2 2020 Note) during the five Trading Day (as defined in the applicable Q1/Q2 2020 Note) period prior to the due date of such Q1/Q2 2020 Note Amortization Payment.

The Q1/Q2 2020 Notes may be prepaid, provided that certain Equity Conditions, as defined in the Q1/Q2 2020 Notes, have been met (or any such failure to meet the Equity Conditions has been waived): (i) from each Q1/Q2 2020 Note’s respective original issuance date until and through the day that falls on the third month anniversary of such original issue date (each a “Q1/Q2 2020 Note 3 Month Anniversary”) at an amount equal to 105% of the aggregate of the outstanding principal balance of the Q1/Q2 2020 Note and accrued and unpaid interest, and (ii) after the applicable Q1/Q2 2020 Note 3 Month Anniversary at an amount equal to 115% of the aggregate of the outstanding principal balance of the Q1/Q2 2020 Note and accrued and unpaid interest. In the event that the Company closes a Public Offering, each holder may elect to: (x) have its principal and accrued interest prepaid directly from the proceeds of the Public Offering at the prices set forth above, (y) exchange its Q1/Q2 2020 Note at the closing of the Public Offering for the securities being issued in the Public Offering at the Public Offering prices based upon the outstanding principal, accrued interest and other charges, or (z) continue to hold its Q1/Q2 2020 Note(s). Except for a Public Offering and Q1/Q2 2020 Note Amortization Payments, in order to prepay a Q1/Q2 2020 Note, the Company must provide at least 30 days’ prior written notice to the holder thereof, during which time the holder may convert its Q1/Q2 2020 Note in whole or in part at the applicable conversion price. The Q1/Q2 2020 Note Amortization Payments are prepayments and are subject to prepayment penalties equal to 115% of the Q1/Q2 2020 Note Amortization Payment. In the event the Company consummates a Public Offering while the Q1/Q2 2020 Notes are outstanding, then 25% of the net proceeds of such offering will, within two business days of the closing of such Public Offering, be applied to reduce the outstanding obligations pursuant to the Q1/Q2 2020 Notes.

From the original issue date of a Q1/Q2 2020 Note until such Q1/Q2 2020 Note is no longer outstanding, such Q1/Q2 2020 Note is convertible, in whole or in part, at any time, and from time to time, into shares of common stock at the option of the holder. The “Conversion Price” in effect on any Conversion Date (as defined in the applicable Q1/Q2 2020 Note) means, as of any date of determination, $0.40 per share, subject to adjustment as provided therein and summarized below. If an Event of Default (as defined in the applicable Q1/Q2 2020 Note) has occurred, regardless of whether it has been cured or remains ongoing, the Q1/Q2 2020 Notes are convertible at the lower of: (i) $0.40 and (ii) 70% of the second lowest closing price of the common stock as reported on the Trading Market (as defined in the applicable Q1/Q2 2020 Note) during the 20 consecutive Trading Day (as defined in the applicable Q1/Q2 2020 Note) period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable notice of conversion. All such Conversion Price determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the common stock.

F-21

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

The Q1/Q2 2020 Warrants are exercisable at any time on or after the date of the issuance and entitle the investors to purchase shares of the Company’s common stock for a period of five years from the initial date the Q1/Q2 2020 Warrants become exercisable. Under the terms of the Q1/Q2 2020 Warrants, the investors are entitled to exercise the Q1/Q2 2020 Warrants to purchase up to 827,200 shares of the Company’s common stock at an initial exercise price of $0.40, subject to adjustment as detailed in the respective Q1/Q2 2020 Warrants.

In connection with the issuance of the January 2020 warrants, the Company calculated the relative fair value of these warrants in the amount of $262,872 which was added to debt discount and paid-in capital and shall be amortized over the term of the Q1/Q2 2020 Notes. In connection with the issuance of the notes in January, February, March and April 2020 and the issuance of the warrants in February, March and April 2020, the Company determined that various terms of these Q1/Q2 2020 Notes and Q1/Q2 2020 Warrants, including the default provisions in the Q1/Q2 2020 Notes discussed above, caused derivative treatment of the embedded conversion options and warrants. During the year ended December 31, 2020, on the initial measurement dates, the fair values of the embedded conversion option and warrant derivatives of $8,817,568 was recorded as derivative liabilities and was allocated as a debt discount up to the net proceeds of the Q1/Q2 2020 Notes of $1,287,474, with the remainder of $7,530,095 charged to current period operations as initial derivative expense.

The Q1/Q2 2020 Notes include a down-round provision under which the Q1/Q2 2020 Note conversion price could be affected, by future equity offerings undertaken by the Company. During the year ended December 31, 2020, down-provisions were triggered. Since these instruments contained embedded derivatives, the trigger only effected the quantity and valuation of derivative liabilities and there was no other accounting effect. As of December 31, 2020, the conversion price of the Q1/Q2 Notes was lowered to $0.006 per share.

Due to the default of amortization payments due on our August 2019 Notes and other notes as discussed above, the Q1/Q2 2020 Notes were deemed in default. Accordingly, the outstanding principal balance on date of default increased by 30% which amounted to approximately $620,400, default interest accrues at 18%, and the default conversion terms apply.

During the three months ended September 30, 2020, the Company issued 291,796,804 shares of its common stock upon the conversion of principal and default interest of $1,887,000 and accrued interest of $3,731.

On December 31, 2020, convertible notes payable and default interest due related to the Q1/Q2 2020 Notes amounted to $717,852, which consists of $801,400 of principal and default penalty balances due and is net of unamortized debt discount of $83,548.

April 20, 2020 convertible debt

On April 20, 2020, the Company issued and sold to an investor a convertible promissory note in the principal amount of $456,500 (the “April 20 Note”). The April 20 Note contained a 10% original issue discount amounting to $41,500 for a purchase price of $415,000. The Company did not receive any proceeds from the April 20 Note because the investor converted previous notes and accrued interest due to him in the amount of $195,000 into the April 20 Note. In connection with the conversion of notes payable to the April 20 Note, the Company recorded a loss from debt extinguishment of $220,000. The April 20 Note initially bore interest at 6% per annum and becomes due and payable on April 20, 2022 (the “April 20 Note Maturity Date”). During the existence of an Event of Default (as defined in the April 20 Note), which includes, amongst other events, any default in the payment of principal and interest payment (including any April 20 Note Amortization Payments) under any note or any other indebtedness, interest accrues at the lesser of (i) the rate of 18% per annum, or (ii) the maximum amount permitted by law. Commencing on the thirteenth month anniversary of the April 20 Note, monthly payments of interest and monthly principal payments, based on a 12-month amortization schedule, will be due and payable (each, an “April 20 Note Amortization Payment”), until the April 20 Note Maturity Date, at which time all outstanding principal, accrued and unpaid interest and all other amounts due and payable under the April 20 Note will be immediately due and payable. The April 20 Note Amortization Payments will be made in cash unless the investor payment in the Company’s common stock in lieu of a cash payment (each, an “April 20 Note Stock Payment”). If the investor requests an April 20 Note Stock Payment, the number of shares of common stock issued will be based on the amount of the applicable April 20 Note Amortization Payment divided by 80% of the lowest VWAP (as defined in the April 20 Note) during the five Trading Day (as defined in the April 20 Note) period prior to the due date of the April 20 Note Amortization Payment.

The April 20 Note may be prepaid, provided that certain Equity Conditions, as defined in the April 20 Note, have been met (or any such failure to meet the Equity Conditions has been waived): (i) from April 20, 2020 until and through July 20, 2020 at an amount equal to 105% of the aggregate of the outstanding principal balance of the April 20 Note and accrued and unpaid interest, and (ii) after July 20, 2020 at an amount equal to 115% of the aggregate of the outstanding principal balance of the April 20 Note and accrued and unpaid interest. In the event that the Company closes a Public Offering, the holder may elect to: (x) have its principal and accrued interest prepaid directly from the proceeds of the Public Offering at the prices set forth above, (y) exchange its April 20 Note at the closing of the Public Offering for the securities being issued in the Public Offering at the Public Offering prices based upon the outstanding principal, accrued interest and other charges, or (z) continue to hold the April 20 Note. Except for a Public Offering and April 20 Note Amortization Payments, in order to prepay the April 20 Note, the Company must provide at least 30 days’ prior written notice to the holder, during which time the holder may convert the April 20 Note in whole or in part at the then applicable conversion price. For avoidance of doubt, the April 20 Note Amortization Payments will be prepayments and are subject to prepayment penalties equal to 115% of the April 20 Note Amortization Payment. In the event the Company consummates a Public Offering while the April 20 Note is outstanding, then 25% of the net proceeds of such offering will, within two business days of the closing of such Public Offering, be applied to reduce the outstanding obligations pursuant to the April 20 Note.

F-22

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

Until the April 20 Note is no longer outstanding, it is convertible, in whole or in part, at any time, and from time to time, into shares of common stock at the option of the investor. The “Conversion Price” in effect on any Conversion Date (as defined in the April 20 Note) means, as of any Conversion Date or other date of determination, the lower of: (i) $0.40 and (ii) 70% of the second lowest closing price of the common stock as reported on the Trading Market (as defined in the April 20 Note) during the 20 consecutive Trading Day (as defined in the April 20 Note) period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable notice of conversion. All such Conversion Price determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the common stock.

In connection with the issuance of the April 20 Note, the Company determined that various terms of the April 20 Note caused derivative treatment of the embedded conversion option. On the initial measurement dates, the fair values of the embedded conversion option derivative of $1,436,725 was recorded as derivative liabilities and was allocated as a debt discount up to the net proceeds of the April 20 Note of $415,000, with the remainder of $1,021,725 charged to current period operations as initial derivative expense. Due to the default of August 2019 Note Amortization Payments due on our August 2019 Notes and other notes, the April 20 Note was deemed in default. Accordingly, the outstanding principal balance on date of default increased by 30% which amounted to approximately $136,950, default interest accrues at 18%, and the default conversion terms apply.

The April 20 Note includes a down-round provision under which the April 20 Note conversion price could be affected, by future equity offerings undertaken by the Company. During the year ended December 31, 2020, down-provisions were triggered. Since these instruments contained embedded derivatives, the trigger only effected the quantity and valuation of derivative liabilities and there was no other accounting effect. As of December 31, 2020, the conversion price of the April 20 Note was lowered to $0.006 per share.

During the three months ended September 30, 2020, the Company issued 38,500,000 shares of its common stock upon the conversion of principal and default interest of $231,000. On October 7, 2020, the Company issued 53,255,583 shares of its common stock upon the conversion of principal and default interest of $293,150 and accrued interest of $26,383.

On December 31, 2020, convertible notes payable related to the April 20 Note amounted to $69,300, which consists of $69,300 of default penalty balance due.

Other convertible debt

As discussed in Note 7 below, on August 28, 2020, a note payable with a principal balance due of $185,000 was cancelled and a new convertible note was entered into with a principal balance of $185,000. This new convertible note bears no interest and is payable in monthly payments of $7,500 commencing on September 1, 2020 until paid in full. The Holder shall have the right, at Holder’s option, at any time prior to the close of business five or more days prior to a payment of principal and interest, to convert any of such Holder’s Note, in whole or in part (in denominations of $20.000 or multiples of it), into that number of shares of common stock of the Company at the conversion price equal to the lowest closing price of the Company’s common stock on the OTC Market during the ten trading days ending the business day before the date of conversion. During the year ended December 31, 2020, the Company repaid $15,000 of this convertible note. On December 31, 2020, convertible notes payable related to the April 20 Note amounted to $170,000. In January 2021, the Company issued 15,454,546 shares of its common stock upon conversion of this convertible note.

Summary of derivative liabilities for the years ended December 31, 2020 and 2019

On January 1, 2019, the Company adopted ASU No. 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, and the Company elected to record the effect of this adoption retrospectively to outstanding financial instruments with a down round feature by means of a cumulative-effect adjustment to the consolidated balance sheet as of the beginning of 2019, the period which the amendment is effective. In accordance with the guidance presented in the ASU 2017-11, the fair value of derivative liabilities associated with certain convertible notes as of December 31, 2018 of $838,471 reduced derivative liabilities and the offsetting effect of reclassifying such debt to stock-settled debt for which the Company recorded a put premium liability of $385,385 was reclassified by means of a cumulative-effect adjustment to opening accumulated deficit as of January 1, 2019 in the amount of $453,086. (See Red Diamond Partners LLC and RDW Capital, LLC above).

Through April 9, 2019, the Company revalued the embedded conversion option and warrant derivative liabilities related to the RedDiamond and Bellridge debt. In connection with these revaluations, the Company recorded derivative expense of $55,037,605 for the year ended December 31, 2019. Additionally, in connections with the RedDiamond and Bellridge debt modifications and warrants cancellations discussed above, on the Modification Dates or repayment dates, for the year ended December 31, 2019, the Company reduced derivative liabilities by $61,841,708 (see Note 11 – Debt Extinguishment).

F-23

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

In connection with the issuance of the August 30, 2019 Notes, the Company determined that various terms of the Note, including the Stock Payment terms discussed above, caused derivative treatment of the embedded conversion options. Accordingly, under the provisions of ASC 815-40 - Derivatives and Hedging – Contracts in an Entity’s Own Stock, the embedded conversion option contained in the convertible instrument were accounted for as derivative liability at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives was determined using the Binomial valuation model. At the end of each period and on the date that debt is converted into common shares, the Company revalues the embedded conversion option derivative liabilities. In connection with the issuance of this Note, during the year ended December 31, 2019, on the initial measurement date, the fair values of the embedded conversion option derivative of $1,953,968 was recorded as derivative liabilities and was allocated as a debt discount up to the net proceeds of the Notes of $936,645, with the remainder of $1,017,323 charged to current period operations as initial derivative expense. At the end of the period, the Company revalued this embedded conversion option derivative liability and recorded a derivative gain of $240,783. In connection with the revaluation and the initial derivative expense, the Company recorded an aggregate derivative expense of $776,540 during the year ended December 31, 2019.

In connection with the issuance of the October 3, 2019 Notes, the Company determined that various terms of the Note, including the Stock Payment terms discussed above, caused derivative treatment of the embedded conversion options. Accordingly, under the provisions of ASC 815-40 - Derivatives and Hedging – Contracts in an Entity’s Own Stock, the embedded conversion option contained in the convertible instrument were accounted for as derivative liability at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives was determined using the Binomial valuation model. At the end of each period and on the date that debt is converted into common shares, the Company revalues the embedded conversion option derivative liabilities. In connection with the issuance of this Note, during the year ended December 31, 2019, on the initial measurement date, the fair values of the embedded conversion option derivative of $123,795 was recorded as derivative liabilities and was allocated as a debt discount up to the net proceeds of the Notes of $67,229, with the remainder of $56,566 charged to current period operations as initial derivative expense. At the end of the period, the Company revalued this embedded conversion option derivative liability and recorded a derivative gain of $8,648. In connection with the revaluation and the initial derivative expense, the Company recorded an aggregate derivative expense of $47,918 during the year ended December 31, 2019.

In connection with the issuance of the October 14, 2019 and November 7, 2019 Notes, the Company determined that various terms of the Notes, including the Stock Payment terms discussed above, caused derivative treatment of the embedded conversion options. Accordingly, under the provisions of ASC 815-40 - Derivatives and Hedging – Contracts in an Entity’s Own Stock, the embedded conversion option contained in the convertible instrument were accounted for as derivative liability at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives was determined using the Binomial valuation model. At the end of each period and on the date that debt is converted into common shares, the Company revalues the embedded conversion option derivative liabilities. On the date of each respective Note, the initial measurement date, the aggregate fair values of the embedded conversion option derivative of $328,638 was recorded as derivative liabilities and was allocated as a debt discount up to the net proceeds of the Notes of $328,638. At the end of the period, the Company revalued this embedded conversion option derivative liability and recorded a derivative gain of $21,031. In connection with the revaluation and the initial derivative expense, the Company recorded an aggregate derivative gain of $21,031 during the year ended December 31, 2019.

During the year ended December 31, 2020, due to the non-payment of amortization payments due, substantially all convertible notes were deemed in default. Accordingly, for substantially all of the loans in default, the aggregate outstanding principal balance on date of default increased by 30% which amounted to an aggregate amount of $1,531,335. This default amount due of $1,531,335 was recorded as interest expense on the accompanying consolidated statement of operations. Since the default principal due is convertible at the same default terms contained in the related convertible notes, the Company determined that various terms of the convertible notes discussed above caused derivative treatment of the embedded conversion options related to the default principal due. Accordingly, under the provisions of ASC 815-40 - Derivatives and Hedging – Contracts in an Entity’s Own Stock, the embedded conversion option related to the default principal due were accounted for as derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives related to the default principal due was determined using the Binomial valuation model. At the end of each period and on the date that debt is converted into common shares, the Company revalues the embedded conversion option derivative liabilities. In connection with the default principal due, during the year ended December 31, 2020, on the initial measurement date, the fair values of the embedded conversion option derivatives related to default principal due of $6,340,248 was recorded as derivative liabilities and charged to current period operations as initial derivative expense.

As discussed above, the Company issued debt that consists of the issuance of convertible notes with variable conversion provisions. The conversion terms of the convertible notes are variable based on certain factors, such as the future price of the Company’s common stock, default provisions and payment of amortization payments in stock. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of each promissory note is indeterminate. Due to the fact that the number of shares of common stock issuable may exceed the Company’s authorized share limit, effective January 30, 2020, the equity environment is tainted and all convertible debentures and warrants are included in the value of the derivative. Pursuant to ASC 815-15 Embedded Derivatives, the fair values of the variable conversion option and warrants and shares to be issued were recorded as derivative liabilities. On January 30, 2020, the Company evaluated all outstanding warrants to determine whether these instruments are tainted and, due to reasons discussed above, all warrants outstanding were considered tainted. Accordingly, the Company recorded a reclassification from paid-in capital to derivative liabilities of $11,381,885 for warrants becoming tainted. On January 30, 2020, the fair value of the warrants to be reclassified to derivative liabilities was determined using the Binomial valuation model.

F-24

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

In connection with the issuance of the Q1/Q2 2020 Notes and the warrants issued in February, March and April 2020, the Company determined that various terms of the Q1/Q2 2020 Notes and Q1/Q2 2020 Warrants, including the default provisions in the Q1/Q2 2020 Notes discussed above, caused derivative treatment of the embedded conversion options and warrants. Accordingly, under the provisions of ASC 815-40 - Derivatives and Hedging – Contracts in an Entity’s Own Stock, the embedded conversion option contained in the Q1/Q2 2020 Notes and certain warrants were accounted for as derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives and warrants was determined using the Binomial valuation model. At the end of each period and on the date that the Q1/Q2 2020 Notes are converted into common shares, the Company revalues the embedded conversion option derivative liabilities. During the year ended December 31, 2020, on the initial measurement dates, the fair values of the embedded conversion option and warrant derivatives of $8,817,568 was recorded as derivative liabilities and was allocated as a debt discount up to the net proceeds of the Q1/Q2 2020 Notes of $1,287,473, with the remainder of $7,530,095 charged to current period operations as initial derivative expense.

In connection with the issuance of the April 20 Note, the Company determined that various terms of the April 20 Note, including the default provisions in the April 20 Note discussed above, caused derivative treatment of the embedded conversion options and warrants. Accordingly, under the provisions of ASC 815-40 - Derivatives and Hedging – Contracts in an Entity’s Own Stock, the embedded conversion option contained in the April 20 Note were accounted for as derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivative was determined using the Binomial valuation model. At the end of each period and on the date that the April 20 Note are converted into common shares, the Company revalues the embedded conversion option derivative liabilities. During the year ended December 31, 2020, on the initial measurement dates, the fair values of the embedded conversion option of $1,436,725 was recorded as derivative liability and was allocated as a debt discount up to the net proceeds of the April 20 Note of $415,000, with the remainder of $1,021,725 charged to current period operations as initial derivative expense.

In connection with the period end revaluations and the initial derivative expense recorded, the Company recorded aggregate derivative expense of $34,692,503 and $55,841,032 for the year ended December 31, 2020 and 2019, respectively.

During the year ended December 31, 2020, in connection with the conversion or repayment of various debts as discussed above, the Company reversed the value of the respective derivative liability and recorded a gain on extinguishment of debt of $45,731,614 (note 11)

During the year ended December 31, 2020 and 2019, the fair value of the derivative liabilities, warrants and conversion option was estimated using the Binomial valuation model and the Monte-Carlo simulation model with the following assumptions:

	2020	2019
Expected dividend rate	-	-
Expected term (in years)	0.75 to 5.00	0.05 to 5.00
Volatility	154.2% to 372.3%	127.5% to 228.7%
Risk-free interest rate	0.09% to 1.62%	1.39% to 2.40%

On December 31, 2020 and 2019, convertible promissory notes are as follows:

	December 31, 2020	December 31, 2019
Principal and default penalty amount	$1,062,764	$5,459,909
Add: put premium	-	385,385
Less: unamortized debt discount	(83,548)	(2,210,950)
Convertible notes payable, net	979,216	3,634,344
Less: current portion of convertible notes payable	(979,216)	(3,634,344)
Convertible notes payable, net – long-term	$-	$-

On December 31, 2020, the principal and default penalty amount due of $1,062,764 consisted of promissory note principal balances due of $351,000 and default penalty amounts due of $711,764.

For the year ended December 31, 2020 and 2019, amortization of debt discounts related to convertible notes amounted to $4,322,247 and $1,184,463, respectively, which has been included in interest expense on the accompanying consolidated statements of operations. The weighted average interest rate during the year ended December 31, 2020 and 2019 was approximately 18.0% and 8.5%, respectively.

F-25

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 7 – NOTES PAYABLE

Secured merchant loans

On September 20, 2018, the Company entered into a secured Merchant Loan with a lender in the amount of $521,250 and received net proceeds of $375,000, net of original issue discount of $146,250. Pursuant to this Secured Merchant Loan, the Company repaid the noteholders by making daily payments of $3,724 on each business day which was deducted directly from the Company’s bank accounts. On January 14, 2019, the Company entered into a new secured Merchant Loan with this lender in the amount of $764,500. The Company simultaneously repaid the September 20, 2018 loan which had a remaining principal balance of $223,329, paid an origination fee of $10,034 and received net proceeds of $316,637, net of original issue discount of $214,500. Pursuant to this Secured Merchant Loan, the Company repaid the noteholders by making daily payments of $6,371 on each business day which was deducted directly from the Company’s bank account. On January 24, 2019, the Company entered into another secured Merchant Loan with this lender in the amount of $417,000. The Company simultaneously paid an origination fee of $7,998 and received net proceeds of $292,002, net of original issue discount of $117,000. Pursuant to this Secured Merchant Loan, the Company repaid the noteholders by making daily payments of $3,972 on each business day which was deducted directly from the Company’s bank account. On May 8, 2019, the Company entered into another secured Merchant Loan with this merchant in the principal amount of $1,242,000. The Company simultaneously repaid prior loans of $362,961 which were entered into during January 2019, paid origination fees totaling $9,000 and paid an original issue discount of $342,000 and received net proceeds of $528,039. Pursuant to this secured Merchant Loan, the Company repaid the noteholder by making daily payments of $10,265 on each business day which deducted from the Company’s bank account. During the year ended December 31, 2019, the Company repaid an aggregate of $2,511,456 of the secured merchant loans and on August 28, 2019, the remaining note balance of $184,750 was converted into a new promissory Note (see promissory notes below).

On October 1, 2018, the Company entered into a secured Merchant Loan in the amount of $209,850 and received net proceeds of $137,962, net of original issue discount of $59,850 and net of origination fees of $12,038. Pursuant to this Secured Merchant Loan, the Company is required to repay the noteholders by making daily payments of $1,749 on each business day until the loan amounts are paid in full. Additionally, on October 1, 2018, the Company entered into a second secured Merchant Loan in the amount of $139,900 and received net proceeds of $92,000, net of original issue discount of $39,900 and net of origination fees of $8,000. Pursuant to this Secured Merchant Loan, the Company is required to repay the noteholders by making daily payments of $1,166 on each business day until the loan amounts are paid in full. These Secured Merchant Loans were secured by the Company’s assets and were personally guaranteed by the former majority member of Prime. During the period from October 1, 2018 to December 31, 2018, the Company repaid $169,653 of these notes. During the year ended December 31, 2019, the Company repaid the remaining principal balance of these notes of $180,097. On December 31, 2019, notes payable related to these Secured Merchant Loans amounted to $0.

On October 12, 2018, the Company entered into a secured Merchant Loan with a lender in the amount of $420,000. The Company simultaneously repaid a prior loan of $31,634, paid an origination fee of $10,500 and received net proceeds of $254,552, net of original issue discount of $123,314. Pursuant to this Secured Merchant Loan, the Company repaid the noteholder by making daily payments of $3,000 on each business which was deducted directly from the Company’s bank accounts. On January 28, 2019, the Company entered into a new secured Merchant Loan with this lender in the amount of $759,000 and received net cash of $315,097 after paying origination fee of $25,750, an original issue discount of $209,000, and the repayment of October 12, 2018 remaining loan and interest due to this lender of $209,153. Pursuant to this Secured Merchant Loan, the Company repaid the noteholders by making daily payments of $4,897 on each business day which was deducted directly from the Company’s bank account. On September 2, 2019, the Company repaid the remaining note payable. These Secured Merchant Loans were secured by the Company’s assets and were personally guaranteed by the former majority member of Prime. On December 31, 2019, note payable related to these Secured Merchant Loans amounted to $0.

From February 25, 2019 to March 6, 2019, the Company entered into four secured Merchant Loans in the aggregate amount of $1,199,200. The Company simultaneously repaid prior loans of $69,327 which were entered into during October 2018, paid origination fees totaling $78,286 and received net proceeds of $652,387, net of original issue discounts of $399,200. Pursuant to these four secured Merchant Loans, the Company was required to pay the noteholders by making daily payments aggregating $11,993 on each business day until the loan amounts were paid in full. Each payment was deducted from the Company’s bank account. On April 10, 2019, the Company paid off these secured Merchant Loans in full by paying an aggregate amount of $703,899.

On April 17, 2019, the Company entered into a secured Merchant Loan in the principal amount of $650,000 and received net proceeds of $500,000, net of original issue discounts of $150,000. Pursuant to this secured Merchant Loan, the Company is required to pay the noteholders by making three monthly installments of $216,667 beginning in June 2019 to August 2019. During the year ended December 31, 2019, the Company repaid this Secured Merchant Loan. On December 31, 2019, notes payable related to this Secured Merchant Loan amounted to $0.

From May 21, 2019 to July 16, 2019, the Company entered into several secured Merchant Loans in the aggregate amount of $2,099,500. The Company received net proceeds of $1,285,000, net of original issue discounts and origination fees of $814,500. Pursuant to these several secured Merchant Loans, the Company was required to pay the noteholders by making daily payments aggregating $27,498 on each business day until the loan amounts were paid in full. Each payment was deducted from the Company’s bank account. During the year ended December 31, 2019, the Company repaid an aggregate of $1,854,642 of the secured merchant loans and on August 28, 2019, the remaining secured merchant loan balances of $261,630 were converted into new promissory notes payable (see promissory notes below).

F-26

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

From June 19, 2019 to July 30, 2019, the Company entered into two secured Merchant Loans in the aggregate amount of $1,011,825. The Company received net proceeds of $630,000, net of original issue discounts and origination fees of $381,825. Pursuant to these two secured Merchant Loans, the Company was required to pay the noteholders by making daily payments aggregating $8,000 on each business day and a weekly payment of $28,500 until the loan amounts were paid in full. Each payment was deducted from the Company’s bank account. During the year ended December 31, 2019, the Company repaid an aggregate of $764,209 of the loans and on August 28, 2019, the remaining note balances of $247,616 were converted into new convertible notes payable. In connection with these new convertible notes, the Company recorded a debt discount of $24,762. (see Note 6).

From November 22, 2019 to December 31, 2019, the Company entered into several secured merchant loans in the aggregate amount of $2,283,540. The Company received net proceeds of $1,355,986, net of original issue discounts and origination fees of $927,554. Pursuant to these several secured merchant loans, the Company was required to pay the noteholders by making daily and/or weekly payments on each business day or week until the loan amounts were paid in full. Each payment was deducted from the Company’s bank account. During the year ended December 31, 2019, the Company repaid an aggregate of $464,344 of the loans. During the three months ended March 31, 2020, the Company entered into a new secured merchant loan in the aggregate amount of $1,274,150, which consisted of $670,700 of principal transferred to this new loan by two of these secured merchants. The Company received net proceeds of $150,000, net of original issue discounts and origination fees of $453,450. During the year ended December 31, 2020, the Company repaid an aggregate of $1,954,930 of these loans, which includes payments pursuant to settlement agreements as discussed below.

●	In connection with a settlement agreement dated March 4, 2020, the Company paid off a merchant loan with a principal balance of $936,410 for a payment of $600,000 which was made by the Company in March 2020.

●	In connection with a settlement agreement dated March 9, 2020, the Company agreed to pay $233,434 in full settlement for a merchant loan of with a principal balance of $364,740. The payment was due on March 11, 2020. During the year ended December 31, 2020, the Company paid $233,434 of this settlement.

●	In connection with a settlement agreement dated March 9, 2020, the Company agreed to pay $275,000 in full settlement for a merchant loan with a principal balance of $272,700 and a senior secured convertible debt in the amount of $95,874 and cancellation of 40,300 warrants held by the same creditor. The settlement payment was due, in full, on March 12, 2020; however, due to cash constraints at the time, the Company paid the $275,000 in weekly installments, which the creditor accepted, with its final payment on May 12, 2020. The Company paid $275,000 during the year ended December 31, 2020. While the Company never received a default or demand letter, the creditor verbally told the Company on May 12, 2020, that the original full amount should be paid, although the creditor has not made any formal demand or commenced any action. The Company believes any such claim, if made, would be without merit.

In connection with these settlement agreements, the Company recorded a loss on debt extinguishment of $76,777 which consisted of the payment of cash of $67,548 and the write off of debt of remaining debt discount of $614,809, offset by the reduction of principal balance of $596,390 and accrued interest payable of $9,190.

On December 31, 2020, there were no secured merchant loans due and outstanding. On December 31, 2019, notes payable related to these secured merchant loans amounted to $1,057,074, which consists of $1,819,196 of principal balance due and is net of unamortized debt discount of $762,122.

Promissory notes

In connection with the acquisition of Prime EFS on June 18, 2018, the Company assumed several notes payable liabilities amounting to $944,281 pursuant to secured merchant agreements (the “Assumed Secured Merchant Loans”). During the period from acquisition date of Prime (June 18, 2018) to December 31, 2018, the Company repaid $786,330 of these notes. During January 2019, the Company entered into a separate promissory note with one of these individuals and borrowed an additional $26,900 at a simple annual interest rate of 15% bringing the total promissory note balance to $77,090 for this individual. During the year ended December 31, 2019, the Company repaid $86,259 of these notes. In May 2020, the Company settled one of these notes with a balance of $18,102 for a payment of $15,000 and, accordingly, the Company recorded a gain on debt extinguishment of $3,102. On December 31, 2020 and 2019, notes payable related to Assumed Secured Merchant Loans and promissory notes amounted to $80,490 and $98,592, respectively. In connection with the January 2019 promissory note, the Company issued 1,000 warrants to purchase 1,000 shares of the Company’s common stock at an exercise price of $1.00 per share. The warrant is exercisable over a five-year period.

On August 28, 2019, a remaining secured merchant loan balance of $184,750 was converted into a new note. Pursuant to this new note, the Company will pay the lender in twelve monthly installments of $17,705 beginning on November 25, 2019 to the maturity date of November 25, 2020. This new note bears interest at 15% per annum. This note is secured by the Company’s assets and is personally guaranteed by the former majority member of Prime EFS. During the year ended December 31, 2020, the Company repaid $176,339 of this note. On December 31, 2020 and 2019, notes payable related to the new note amounted to $0 and $176,339.

On August 28, 2019, secured merchant loan balances of $261,630 were converted into new promissory notes payable. Pursuant to these new notes, the Company will pay the lenders in twelve monthly installments of $25,073 beginning on November 25, 2019 to the maturity date of November 25, 2020. During the year ended December 31, 2020, the Company repaid $249,704 of these notes. During the year ended December 31, 2020, $4,846 of accrued interest payable was reclassified to the principal balance. On December 31, 2020 and December 31, 2019, notes payable related to these promissory notes amounted to $0 and $244,858, respectively.

F-27

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

In connection with the acquisition of Prime EFS, the Company assumed several notes payable liabilities due to entities or individuals. These notes have effective interest rates ranging from 7% to 10% and are unsecured. On December 31, 2020 and 2019, remaining notes payable to an entity amounted to $40,000 and $40,000, respectively.

From October 31, 2018 to December 31, 2018, the Company entered into Original Discount Senior Secured Demand Promissory Notes with an investor (the “Fall 2018 Promissory Notes”). Pursuant to the Fall 2018 Promissory Notes, the Company borrowed an aggregate of $770,000 and received net proceeds of $699,955, net of original issue discount of $70,000 and fees of $45. In December 2018, the Company repaid $220,000 of the Fall 2018 Promissory Notes. During the year ended December 31, 2019, the Company repaid $437,532 of the Fall 2018 Promissory Notes and interest due of $36,760 was reclassified to principal amount due. During the year ended December 31, 2020, the Company repaid $149,228 of the Fall 2018 Promissory Notes. On December 31, 2020 and 2019, notes payable to this entity amounted to $0 and $149,228, respectively.

During March 2019 and August 2019, the Company entered into three separate promissory notes with an entity totaling $220,000 and received net proceeds of $200,000, net of original issue discounts of $20,000. During the year ended December 31, 2019, the Company repaid $220,000 of these promissory notes and on December 31, 2019, notes payable to this entity amounted to $0.

During the year ended December 31, 2019, the Company entered into separate promissory notes with several individuals totaling $2,517,150, including $40,000 of a previous note rolled into these new notes, and received net proceeds of $2,238,900, net of original issue discounts of $238,250. These notes were due between 45 and 273 days from the respective note issuance date. In connection with these promissory notes, in 2019, the Company issued 58,000 warrants to purchase 58,000 shares of the Company’s common stock at an exercise price of $1.00 per share. The warrants are exercisable over a five-year period. During the year ended December 31, 2019, the Company repaid $1,118,400 of these notes. Additionally, during the year ended December 31, 2019, the Company issued 439,623 shares of its common stock and 439,623 five year warrants exercisable at $2.50 per share upon conversion of notes payable of $978,750 and accrued interest of $120,307 at a conversion price of $2.50 per share. Since the conversion price of $2.50 was equal to the fair value of the shares as determined by recent sales of the Company’s common shares, no beneficial feature conversion was recorded. During the year ended December 31, 2020, the Company borrowed additional fund from individuals of $443,000, and received net proceeds of $423,000, net of original issue discount of $20,000, the Company repaid $320,500 of these funds, and a note with a principal balance of $195,000 was transferred into the April 20, 2020 convertible note discussed above. Furthermore, on June 30, 2020, one of these notes with a principal balance due of $150,000 and accrued interest payable of $82,274 was settled and a new note was entered into with a principal balance of $200,000. This new note bores no interest and was payable in monthly payments of $7,500 commencing on July 1, 2020 until paid in full. The Company repaid $15,000 of such note. On August 28, 2020, this note payable with a principal balance due of $185,000 was cancelled and a new convertible note was entered into with a principal balance of $185,000 (See Note 6). On December 31, 2020 and 2019, notes payable related to these individuals amounted to $220,000 and $420,000, respectively.

Equipment and auto notes payable

In connection with the acquisition of Prime EFS, the Company assumed several equipment notes payable liabilities due to entities. On December 31, 2020 and 2019, equipment notes payable to these entities amounted to $43,363 and $57,001, respectively.

During the years ended December 31, 2019 and 2018, the Company entered into auto financing agreements in the amount of $44,905 and $162,868, respectively. On December 31, 2020 and 2019, auto notes payable to these entities amounted to $151,710 and $181,911, respectively.

In November 2019, the Company entered into a promissory note for the purchase of five trucks in the amount of $460,510. The note is due in sixty monthly installments of $9,304. The first payment was paid in December 2019 and the remaining fifty-nine payments are due monthly commencing on January 27, 2020. The note is secured by the trucks and is personally guaranteed by the Company’s chief executive officer. During the year ended December 31, 2020, the Company repaid $85,088 of this note. On December 31, 2020, equipment note payable to this entity amounted to $375,422.

Paycheck Protection Program Promissory Notes

On April 2, 2020, the Company’s subsidiary, Shypdirect, entered into a Paycheck Protection Program promissory note (the “Shypdirect PPP Loan”) with M&T Bank in the amount of $504,940 under the Small Business Administration (the “SBA”) Paycheck Protection Program (the “Paycheck Protection Program”) of the Coronavirus Aid, Relief and Economic Security Act of 2020 (the “CARES Act”). On April 28, 2020, the Shypdirect PPP Loan was approved and Shypdirect received the loan proceeds on May 1, 2020. Shypdirect plans to use the proceeds for covered payroll costs, rent and utilities in accordance with the relevant terms and conditions of the CARES Act. The Shypdirect PPP Loan has a two-year term, matures on April 28, 2022, and bears interest at a rate of 1.00% per annum. Monthly principal and interest payments, less the amount of any potential forgiveness (discussed below), was to commence on November 28, 2020.

On April 15, 2020, the Company’s subsidiary, Prime EFS, entered into a Paycheck Protection promissory note (the “Prime EFS PPP Loan” and together with the Shypdirect PPP Loan, the “PPP Loans”) with M&T Bank in the amount of $2,941,212 under the SBA Paycheck Protection Program of the CARES Act. On April 15, 2020, the Prime EFS PPP Loan was approved and Prime EFS received the loan proceeds on April 22, 2020. Prime EFS plans to use the proceeds for covered payroll costs, rent and utilities in accordance with the relevant terms and conditions of the CARES Act. The Prime EFS PPP Loan has a two-year term, matures on April 16, 2022, and bears interest at a rate of 1.00% per annum. Monthly principal and interest payments, less the amount of any potential forgiveness (discussed below), was to commence on November 16, 2020.

F-28

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

Neither Prime EFS nor Shypdirect provided any collateral or guarantees for these PPP Loans, nor did they pay any facility charge to obtain the PPP Loans. These promissory notes provide for customary events of default, including, among others, those relating to failure to make payment, bankruptcy, breaches of representations and material adverse effects. Prime EFS and Shypdirect may prepay the principal of the PPP Loans at any time without incurring any prepayment charges. These PPP Loans may be forgiven partially or fully if the loan proceeds are used for covered payroll costs, rent and utilities, provided that such amounts are incurred during the twenty- four-week period that commenced on May 1, 2020 and at least 60% of any forgiven amount has been used for covered payroll costs. Any forgiveness of these PPP Loans will be subject to approval by the SBA and M&T Bank and will require Prime EFS and Shypdirect to apply for such treatment in the future. The Company exhausted such funds in the third quarter and file for forgiveness in the fourth quarter, although there is no guarantee that such forgiveness will be granted.

On December 31, 2020 and 2019, notes payable consisted of the following:

	December 31, 2020	December 31, 2019
Principal amounts	$4,357,138	$3,187,125
Less: unamortized debt discount	-	(762,122)
Principal amounts, net	4,357,138	2,425,003
Less: current portion of notes payable	(3,919,544)	(2,425,003)
Notes payable – long-term	$437,594	$-

For the year ended December 31, 2020 and 2019, amortization of debt discounts related to notes payable amounted to $605,763 and $3,351,903, respectively, which has been included in interest expense on the accompanying consolidated statements of operations.

NOTE 8– STOCKHOLDERS’ DEFICIT

Preferred stock

The Company increased its authorized preferred shares to 10,000,000 shares in July 2018.

Series A preferred stock

On April 9, 2019, the Company entered into agreements with all holders of its Series A Convertible Preferred Stock to exchange all 4,000,000 outstanding shares of preferred stock for an aggregate of 2,600,000 shares of restricted common stock. Upon conversion, pursuant to Section 9(i) of the Certificate of Designation, the Series A Convertible Preferred Stock became undesignated upon their return to the Company. In July 2020, the Company filed a Certificate of Withdrawal of the Series A designation.

Series B preferred shares

In August 2019, the Company designated Series B Preferred Shares consisting of 1,700,000 shares with a par value of $0.001 and a stated value of $0.001. The Series B preferred shares have no voting rights and are not redeemable. Each share of Series B Preferred stock is convertible into one share of common stock at the option of the holder subject to beneficial ownership limitation.

On August 16, 2019, the Company issued 1,000,000 Series B preferred shares for services rendered to the former member of Prime EFS who is considered a related party. The shares were valued at $2.50 per shares on an as if converted basis to common shares based on recent sales of the Company’s common stock of $2.50 per share. In connection with the issuance of these Series B Preferred shares, the Company recorded stock-based compensation of $2,500,000.

On August 16, 2019, the Company issued 700,000 shares of Series B Preferred shares upon settlement of 700,000 shares of issuable common shares (see Note 6).

On July 24, 2020, the Company issued 1,000,000 shares of its common stock upon conversion of 1,000,000 shares of Series B Preferred shares.

Series C preferred shares

Pursuant to the August 2019 Purchase Agreement (see Note 6), by and among the Company and the investors named therein (the “August 2019 Investors”), the Company is required to keep reserved for issuance to the August 2019 Investors three times the number of shares of common stock issuable to the August 2019 Investors upon conversion or exercise, as applicable, of convertible notes and warrants held by the August 2019 Investors (the “August 2019 Reserve Requirement”). If the Company fails to meet the August 2019 Reserve Requirement within 45 days after written notice from an August 2019 Investor, the Company must, inter alia, sell to the Lead Investor (as defined in the August 2019 Purchase Agreement) for $100 a series of preferred stock which holds voting power equal to 51% of the number of votes eligible to vote at any special or annual meeting of the Company’s stockholders (with the power to take action by written consent in lieu of a stockholders meeting) for the sole purpose of amending the Company’s Amended and Restated Articles of Incorporation to increase the number of shares of common stock that the Company is authorized to issue, which such preferred stock will be automatically cancelled upon the effectiveness of the resulting increase in the Company’s authorized stock. By letter agreement dated, June 4, 2020, the Lead Investor assigned this contract right to John Mercadante, the chief executive officer of the Company.

F-29

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

On June 5, 2020, the Company sold to John Mercadante, for $100, one share of Series C Preferred Stock which has voting power equal to 51% of the number of votes eligible to vote at any special or annual meeting of the Company’s stockholders (with the power to take action by written consent in lieu of a stockholders meeting) for the sole purpose of amending the Company’s Amended and Restated Articles of Incorporation to increase the number of shares of common stock that the Company is authorized to issue. Upon the effectiveness of the amendment on July 20, 2020, the Series C Preferred Stock was automatically cancelled. The Series C Preferred Stock was not entitled to vote on any other matter, was not entitled to dividends, was not convertible into any other security of the Company and was not entitled to any distributions upon liquidation of the Company.

Series D preferred shares

In connection with Exchange Agreements (See Note 6), the Board of Directors (the “Board”) created the Series D pursuant to the authority vested in the Board by the Company’s Amended and Restated Articles of Incorporation to issue up to 10,000,0000 shares of preferred stock, $0.001 par value per share. The Company’s Amended and Restated Articles of Incorporation explicitly authorize the Board to issue any or all of such shares of preferred stock in one (1) or more classes or series and to fix the designations, powers, preferences and rights, the qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

On July 20, 2020, the Board filed the Certificate of Designation of Preferences (“COD”), Rights and Limitations of Series D Preferred Stock (the “Series D COD”) with the Secretary of State of the State of Nevada designating 1,250,000 shares of preferred stock as Series D. The Series D does not have the right to vote. The Series D has a stated value of $6.00 per share (the “Stated Value”). Subject only to the liquidation rights of the holders of Series B Preferred Stock that is currently issued and outstanding, upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, the Series D is entitled to receive an amount per share equal to the Stated Value and then receive a pro-rata portion of the remaining assets available for distribution to the holders of common stock on an as-converted to common stock basis. Until July 20, 2021, the holders of Series D have the right to participate, pro rata, in each subsequent financing in an amount up to 25% of the total proceeds of such financing on the same terms, conditions and price otherwise available in such subsequent financing.

Subject to a beneficial ownership limitation and customary adjustments for stock dividends and stock splits, each share of Series D is convertible into 1,000 shares of common stock. A holder of Series D may not convert any shares of Series D into common stock if the holder (together with the holder’s affiliates and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Series D COD. However, upon notice from the holder to the Company, the holder may decrease or increase the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series D COD, provided that any such increase or decrease in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

Approval of at least a majority of the outstanding Series D is required to: (a) amend or repeal any provision of, or add any provision to, the Company’s Articles of Incorporation or bylaws, or file any Certificate of Designation (however such document is named) or articles of amendment to create any class or any series of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series D, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or bylaws or by merger, consolidation or otherwise or filing any Certificate of Designation, it being understood that the creation of a new security having rights, preferences or privileges senior to or on parity with the Series D in a future financing will not constitute an amendment, addition, alteration, filing, waiver or repeal for these purposes; (b) increase or decrease (other than by conversion) the authorized number of Series D; (c) issue any Series D, other than to the Investors; or (d) without limiting any provision hereunder, whether or not prohibited by the terms of the Series D, circumvent a right of the Series D.

On July 20, 2020 and July 22, 2020, the Company entered Exchange Agreements (See Note 6) with two Investors to exchange outstanding August 2019 Notes and August 2019 Warrants for a newly created series of preferred stock designated the Series D Convertible Preferred Stock. Pursuant to the Exchange Agreements, the Investors exchanged August 2019 Notes with an aggregate remaining principal amount outstanding of $500,184, accrued interest payable of $85,827, and Warrants to purchase 423,159,293 shares of Common Stock for 522,726 shares of Series D (the “Exchange”). The Series D shares issued in the exchange had an equivalent fair value as if the investors had converted their debt to common stock at the contractual rate in the convertible notes and therefore, there was no gain or loss on the exchange, In connection with the issuance of the Series D shares, the Company recorded a loss on debt extinguishment of $239,678 which is associated with the fair market value of the excess shares issued upon conversion of other settlement amounts.

During the period from July 1, 2020 to December 31, 2020, the Company issued 522,726,000 shares of its common stock in connection with the conversion of 522,726 shares of Series D. The conversion ratio was 1,000 shares of common stock for each share of Series D based on the Series D COD. Accordingly, as of December 31, 2020, no shares of Series D were outstanding.

These Series D preferred share issuances which were not redeemable were evaluated to determine whether temporary or permanent equity classification on the consolidated balance sheet was appropriate. As per the terms of the Series D preferred stock agreements, Series D preferred stock was not redeemable. As such, since Series D preferred stock was not redeemable, the Series D preferred stock was classified as permanent equity. The Company also concluded that the conversion rights under the Series D Preferred Stock were clearly and closely related to the equity host instrument. Accordingly, the conversion rights feature on the Series D Preferred Stock were not considered an embedded derivative that required bifurcation.

F-30

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

Series E preferred shares

To consummate the Series E Offering, the Company’s Board of Directors (the “Board”) created the Series E Convertible Preferred Stock (the “Series E”) pursuant to the authority vested in the Board by the Company’s Amended and Restated Articles of Incorporation to issue up to 10,000,0000 shares of preferred stock, $0.001 par value per share, of which 7,049,999 are unissued and undesignated. The Company’s Amended and Restated Articles of Incorporation explicitly authorize the Board to issue any or all of such shares of preferred stock in one (1) or more classes or series and to fix the designations, powers, preferences and rights, the qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

On October 6, 2020, the Board filed the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Series E COD”) with the Secretary of State of the State of Nevada designating 562,250 shares of preferred stock as Series E. On December 28, 2020, the Board filed an Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Amended Series E COD”) with the Secretary of State of the State of Nevada. The Series E has a stated value of $13.34 per share (the “Stated Value”). Pursuant with the Amended Series E COD,

●	Each holder of Series E has the right to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series E held by such holder are convertible as of the applicable record date.
●	Unless prohibited by Nevada law governing distributions to stockholders, for a period of one-year beginning with the Original Issuance Date, as defined, the Corporation shall have the right but not the obligation to redeem all outstanding Series E (and not any part of the Series E) at a price equal to 115% of (i) the Stated Value per share plus (ii) all unpaid dividends thereon. If the Company fails to redeem all outstanding Series E on the redemption date, it shall be deemed to have waived its redemption right.

Subject to a beneficial ownership limitation and customary adjustments for stock dividends and stock splits, each share of Series E shall be convertible into that number of shares of Common Stock calculated by dividing the Stated Value of each share of Series E being converted by the Conversion Price. The initial Conversion Price shall be $0.01 which shall be subject to adjustment as provided below. In addition, the Company shall issue the Holder converting all or any portion of Series E an additional sum (the “Make Good Amount”) equal to $210 for each $1,000 of Stated Value of the Series E converted pro-rated for amounts more or less than $1,000, increasing to $310 for each $1,000 of Stated Value during the Triggering Event Period (the “Extra Amount”). Subject to the Beneficial Ownership Limitation, the Make Good Amount shall be paid in Shares of Common Stock, as follows: The number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Extra Amount by the product of 80% times the average VWAP for the five Trading Days prior to the date a Holder delivered a notice of conversion to the Company (the “Conversion Date”). During the Triggering Event Period, the number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Extra Amount by the product of 70% times the average VWAP for the five Trading Days prior to the Conversion Date.

Subject to the Beneficial Ownership Limitation, at any time during the period commencing on the date of the occurrence of a Triggering Event and ending on the date of the cure of such Triggering Event (the “Triggering Event Period”), a Holder may, at such Holder’s option, by delivery of a conversion notice to the Company to convert all, or any number of Series E (such conversion amount of the Series E to be converted pursuant to this Section 6(b) (the “Triggering Event Conversion Amount”), into shares of Common Stock at the Triggering Event Conversion Price. The “Triggering Event Conversion Amount” means 125% of the Stated Value and the “Triggering Event Conversion Price” means $0.006.

Triggering events include, but are not limited to, (1) failure to satisfy Rule 144 current public information requirements; (2) ceasing to be a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or failing to comply with the reporting requirements of a reporting company under the Exchange Act; (3) suspension from or termination of trading; (4) failure to reserve sufficient shares of Common Stock (after cure periods and subject to certain extensions); (5) various insolvency proceedings (subject to certain carveouts); (6) material breach of the Series E Offering transaction documents; and (7) failure to comply with conversion of any Series E shares when requested by the holder thereof.

If and whenever on or after the Initial Issuance Date but not after two years from the Original Issuance Date, the Company issues or sells, or is deemed to have issued or sold, additional shares of common stock, options, warrants of convertible instruments, other than an Exempt Issuance, for a consideration per share (the “Base Share Price”) less than a price equal to the Conversion Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Conversion Price then in effect is reflected to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the conversion price then in effect shall be reduced to an amount equal to the Base Share Price.

From and after the Original Issuance Date, cumulative dividends on each share of Series E shall accrue, whether or not declared by the Board of Directors and whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the rate of 6% per annum based on a 360-day year on the Stated Value plus all unpaid accrued and accumulated dividends thereon.

F-31

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

On a pari passu basis with the holders of Series D Convertible Preferred Stock that was issued and outstanding, upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, the Series E is entitled to receive an amount per share equal to the Stated Value and then receive a pro-rata portion of the remaining assets available for distribution to the holders of Common Stock on an as-converted to Common Stock basis. Until the date that such Series E shareholder no longer owns at least 50% of the Series E, the holders of Series E have the right to participate, pro rata, in each subsequent financing in an amount up to 25% of the total proceeds of such financing on the same terms, conditions and price otherwise available in such subsequent financing.

A holder of Series E may not convert any shares of Series E into Common Stock if the holder (together with the holder’s affiliates and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Series E COD. However, upon notice from the holder to the Company, the holder may decrease or increase the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Amended Series E COD, provided that any such increase or decrease in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

Approval of at least a majority of the outstanding Series E is required to: (a) amend or repeal any provision of, or add any provision to, the Company’s Articles of Incorporation or bylaws, or file any Certificate of Designation (however such document is named) or articles of amendment to create any class or any series of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series E, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or bylaws or by merger, consolidation or otherwise or filing any Certificate of Designation, but the creation of a new security having rights, preferences or privileges senior to or on parity with the Series E in a future financing will not constitute an amendment, addition, alteration, filing, waiver or repeal for these purposes; (b) increase or decrease (other than by conversion) the authorized number of Series E; (c) issue any Series D Convertible Preferred Stock, (d) issue any Series E in excess of 562,250 or (e) without limiting any provision under the Series E COD, whether or not prohibited by the terms of the Series E, circumvent a right of the Series E.

On October 8, 2020, the Company entered into a Securities Purchase Agreement with the investors party thereto (collectively the “Investors”) pursuant to which the Investors agreed to purchase units, severally and not jointly, which consisted of an aggregate of (i) 47,977 shares of Series E Convertible Preferred Stock (the “Series E”) and (ii) warrants (the “Warrants”) to purchase 23,988,500 shares of the Company’s common stock which are equal to 50% of the shares of common stock issuable upon conversion of the Series E if the Series E were converted on October 8, 2020 (the “October 2020 Series E Offering”). The gross proceeds to the Company were $640,000, or $13.34 per unit which is the stated value of each Series E share. The Company paid fees of $35,000 and received net proceeds of $605,000. The initial exercise price of the Warrants related to the October 2020 Series E Offering is $0.04 per share, subject to adjustment.

On December 28, 2020 and December 30, 2020, the Company entered into Securities Purchase Agreements with investors pursuant to which the Investors agreed to purchase units, severally and not jointly, which consisted of an aggregate of (i) 57,400 shares of Series E and (ii) Warrants to purchase 76,571,429 shares of the Company’s common stock which are equal to 1,334 warrants for each for each share of Series E purchased (the “December 2020 Series E Offering”). The gross proceeds to the Company were $670,000, or $11.67 per unit. The Company paid fees of $112,000 and received net proceeds of $558,000. The initial exercise price of the Warrants related to the December 2020 Series E Offering is $0.01 per share, subject to adjustment. In connection with the issuance of the Series E and related warrants, the Company recorded a deemed dividend of $527,230 related to the beneficial conversion features of the Series E.

In connection with the Series E Offering, the Company entered into a Registration Rights Agreement pursuant to which the Company agreed to file a registration statement on Form S-1 to register the resale of the shares of Common Stock issuable to the Investors upon conversion of the Series E and exercise of the Warrants. If a registration statement registering for resale all of the shares of common stock issuable under Series E Convertible Preferred Stock and Warrants (i) is not filed with the Commission by the Company within 30 days of the closing date of October 8, 2020 or any other registration statement, (ii) is not declared effective by the Commission by the Effectiveness Date of the initial registration statement (90 days following the closing date) or any other registration statement, or (iii) after the effective date of a registration statement, such registration statement ceases for any reason to remain continuously effective as to all registrable securities included in such registration statement for more than 30 calendar days during any 12-month period (any such failure or breach being referred to as an “Event”, and the date on which such Event occurs, being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the purchase price paid by such Holder pursuant to the Purchase Agreement, during which such Event continues uncured. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event. The Company did not file its initial registration statement within 30 days of the closing date.

These Series E preferred share issuances with redemption provisions that permit the issuer to settle in either cash or common stock, at the option of the issuer, were evaluated to determine whether temporary or permanent equity classification on the consolidated balance sheet was appropriate. As per the terms of the Series E preferred stock agreements, the Company shall have the right but not the obligation to redeem all outstanding Series E (and not any part of the Series E) at a price equal to 115% of (i) the Stated Value per share plus (ii) all unpaid dividends thereon. As such, since Series E preferred stock is redeemable upon the occurrence of an event that is within the Company’s control, the Series E preferred stock is classified as permanent equity.

F-32

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

The Company concluded that the Series E Preferred Stock represented an equity host and, therefore, the redemption feature of the Series E Preferred Stock was considered to be clearly and closely related to the associated equity host instrument. The redemption features did not meet the net settlement criteria of a derivative and, therefore, were not considered embedded derivatives that required bifurcation. The Company also concluded that the conversion rights under the Series E Preferred Stock were clearly and closely related to the equity host instrument. Accordingly, the conversion rights feature on the Series E Preferred Stock were not considered an embedded derivative that required bifurcation.

On December 8, 2020 the Company entered into an Engagement Agreement (the “Engagement Agreement”) with a placement agent to act as an exclusive selling/placement agent for the Company to assist in a financing for the Company. In connection with the engagement letter, the Company agreed to pay to the placement agent at each full or incremental closing of any equity financing, convertible debt financing, debt conversion or any instrument convertible or exercisable into the Company’s common stock (the “Securities Financing”) during the Exclusive Period which is for a period of 90 days from the date of execution of this Letter Agreement; (i) a cash transaction fee in the amount of 10% of the amount of the Securities Financing; and (ii) warrants (the “Warrants”) with a 5 year term and cashless exercise, equal to 10% of the amount of securities sold (on an as converted basis) in the Securities Financing, at an exercise price equal to the investor’s warrant exercise price of the Securities Financing. In connection with this Engagement Agreement, as of December 31, 2020, the Company paid the placement agent cash of $67,000 and issued 15,314,285 warrants to the placement agent at an initial exercise price of $0.01 per share. The cash fee of $67,000 was charged against the proceeds of the offering in additional paid-in capital and there is no effect on equity for the placement agent warrants.

Common stock

On June 26, 2020, stockholders holding at least 51% of the voting power of the stock of the Company entitled to vote thereon consented, in writing, to amend the Company’s Amended and Restated Articles of Incorporation, by adoption of the Certificate of Amendment to the Amended and Restated Articles of Incorporation of the Company to authorize an increase of the number of shares of common stock that the Company may issue to 4,000,000,000 shares, par value $0.001 (the “Authorized Share Increase Amendment”).

The Company filed a preliminary information statement on Schedule 14C regarding the stockholders’ consent to the Authorized Share Increase Amendment with the SEC on June 8, 2020. The Company filed a definitive information statement on Schedule 14C on June 30, 2020 and first mailed that information statement to stockholders on June 30, 2020. The Authorized Share Increase Amendment became effective on July 20, 2020.

Common stock issued for services

On February 25, 2019, the Company granted an aggregate of 2,670,688 shares of its common stock to an executive officer, employees and consultants of the Company for services rendered. The shares were valued at $2,750,808, or $1.03 per share, based on the quoted trading price on the date of grant. In connection with these shares, the Company recorded stock-based compensation of $2,750,808.

On May 1, 2019, the Company granted an aggregate of 30,000 shares of its common stock to consultants for business development and investor relations services rendered. The shares were valued at $265,500, or $8.85 per share, based on the quoted trading price on the date of grant. In connection with these shares, the Company recorded stock-based professional fees of $265,500.

On June 14, 2019, the Company granted 200,000 shares of its common stock to an employee of the Company for services rendered. The shares were valued at $2,200,000, or $11.00 per share, based on the quoted trading price on the date of grant. In connection with these shares, the Company recorded stock-based compensation of $2,200,000.

On July 8, 2019, pursuant to a one-year consulting agreement, the Company agreed to issue 50,000 shares of its common stock to a consultant for investor relations services to be rendered. These shares were valued at $125,000, or $2.50 per common share, based on contemporaneous common share sales. 25,000 of these shares vested on January 8, 2020 and 25,000 shares was to vest on July 8, 2020. In connection with these shares, the Company shall record stock-based consulting fees over the vest period of one year. Total unrecognized professional fees related to these unvested common shares on December 31, 2019 amounted to $65,104. On December 31, 2019, the 50,000 shares were reflected as common stock issuable on the accompanying consolidated balance sheet. In April 2020, pursuant to a settlement agreement, 25,000 shares that were non-vested were cancelled. During the year ended December 31, 2020 and 2019, aggregate accretion of stock-based professional fees on granted non-vested shares amounted to $36,458 and $59,896, respectively.

On October 2, 2019, the Company granted 300,000 shares of its common stock to a former employee for accounting services rendered. The shares were valued at $750,000, or $2.50 per share, based on contemporaneous common share sales. In connection with these shares, the Company recorded stock-based compensation of $750,000.

Shares issued in connection with debt modification

On April 9, 2019, the Company entered into an agreement with Bellridge that modified its existing obligations to Bellridge. In connection with this modification, principal balance of the Bellridge Note was reduced to $1,800,000, in exchange for the issuance to Bellridge of 800,000 shares of restricted common stock, which shall be delivered to Bellridge, either in whole or in part, at such time or times as when the beneficial ownership of such shares by Bellridge will not result in Bellridge’s beneficial ownership of more than the Beneficial Ownership Limitation and such shares will be issued within three business days of the date the Bellridge has represented to the Company that it is below the Beneficial Ownership Limitation. Such issuances will occur in increments of no fewer than the lesser of (i) 50,000 shares and (ii) the balance of the 800,000 shares owed. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable pursuant to this Agreement. These 800,000 shares issued and issuable were valued at $10,248,000, or $12.81 per share, based on the quoted trading price on the date of grant. In connection with these shares, the Company recorded a loss on debt extinguishment of $10,248,000. In August 2019, 100,000 of these shares were issued and 700,000 shares issuable were converted into 700,000 shares of Series B preferred shares.

F-33

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

On April 9, 2019, the Company entered into an agreement with Bellridge and the Placement Agent that cancelled certain warrants in exchange for an aggregate of 600,000 common shares of the Company (360,000 shares to Bellridge and 240,000 shares to Placement Agent). These shares were valued at $7,686,000, or $12.81 per share, based on the quoted trading price on the date of grant. In connection with these shares, the Company recorded a loss on debt extinguishment of $7,686,000.

Cancellation of common shares

On May 1, 2019, the Company entered into a Share Exchange Agreement with Save On and Steven Yariv, whereby the Company returned all of the stock of Save On to Steven Yariv in exchange for Mr. Yariv conveying 1,000,000 shares of common stock of the Company back to the Company and the shares were cancelled. In connection with the disposal of Save On, the Company recorded an increase in equity of $56,987 related to the amount of net liabilities disposed of in a transaction with the former chief executive officer of the Company since the former CEO was still a related party after this transaction as he remained a principal shareholder (see Note 3).

Shares issued in connection with conversion of convertible debt and interest

During the three months ended September 30, 2019, the Company issued 423,711 shares of its common stock and 423,711 warrants at an exercise price of $2.50 per share in connection with the conversion of notes payable of $946,250 and accrued interest of $113,028. These shares were valued at $1,059,277, or $2.50 per common share, based on contemporaneous common share sales. Since the conversion price of $2.50 was equal to the fair value of the shares as determined by recent sales of the Company’s common shares, no beneficial feature conversion was recorded.

In connection with a Note Conversion Agreement dated July 12, 2019, the Company issued 203,000 shares of its common stock at $2.50 per share for the conversion of a related party convertible note payable of $500,000 and accrued interest payable of $7,500. In connection with the conversion of this convertible note, the Company issued the entity warrants to purchase 203,000 shares of the Company’s common stock at an exercise price of $1.81 per share for a period of five years.

In connection with a Note Conversion Agreement dated July 12, 2019, the Company issued 812,000 shares of its common stock at $2.50 per share for the conversion of related party convertible note payable of $2,000,000 and accrued interest payable of $30,000. In connection with the conversion of this convertible notes, the Company issued the entity warrants to purchase 812,000 shares of the Company’s common stock at an exercise price of $2.50 per share for a period of five years.

In connection with the modification of the related convertible notes, the Company changed the conversion price of the notes to $2.50 per share and issued an aggregate if 1,015,000 warrants as discussed above. The Company accounted for the full conversion of these related party convertible notes pursuant to the guidance of ASC 470-20, Debt with Conversion and Other Options. Under ASC 470-20, the Company recognized an aggregate loss on debt extinguishment upon conversion in the amount of $3,669,367 of which $1,164,220 is associated with the change between the debt’s original conversion terms and the induced conversion terms and is equal to the fair value of the additional shares of common stock transferred in the transaction, and $2,505,147 association with the valuation of the 1,015,000 warrants (see Note 11 – Debt Extinguishment).

On October 1, 2019, the Company issued 28,367 shares of its common stock and 28,367 warrants at an exercise price of $2.50 per share in connection with the conversion of notes payable of $57,500 and accrued interest of $13,417. These shares were valued at $70,917, or $2.50 per common share, based on contemporaneous common share sales. Since the conversion price of $2.50 was equal to the fair value of the shares as determined by recent sales of the Company’s common shares, no beneficial feature conversion was recorded.

During the six months ended June 30, 2020, the Company issued 417,863,999 shares of its common stock upon the partial conversion of a convertible note which had bifurcated embedded conversion option derivatives including the conversion of principal and default interest balances due of $2,844,979, accrued interest payable due of $218,600, and fees of $8,180, at the contractual conversion price. The Company accounted for the partial conversion of these convertible notes pursuant to the guidance of ASC 470-20, Debt with Conversion and Other Options. Under ASC 470-20, the Company recognized an aggregate loss on debt extinguishment upon conversion in the amount of $15,704,425 which is associated with the difference between the fair market value of the shares issued upon conversion and the amount of principal balances converted at the conversion price.

During the three months ended September 30, 2020, the Company issued 477,682,407 shares of its common stock in connection with the conversion of convertible notes payable and default interest of $4,215,651, accrued interest of $82,852, and fees of $900. The conversion price was based on contractual terms of the related debt. In connection with the issuance of these shares, the Company recorded a loss on debt extinguishment of $512,366 which is associated with the fair market value of the excess shares issued upon conversion of the principal balances converted at the conversion price. Additionally, under ASC 470-20, the Company recognized an aggregate loss on debt extinguishment upon conversion in the amount of $19,700,260 which is associated with the difference between the fair market value of the shares issued upon conversion and the amount of principal balances converted at the conversion price.

F-34

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

In October 2020, the Company issued 53,255,583 shares of its common stock in connection with the conversion of a convertible note payable and default interest of $293,150 and accrued interest of $26,383. The conversion price was based on contractual terms of the related debt.

In October and December 2020, the Company issued 9,606,099 shares of its common stock in connection with the conversion of accrued interest of $58,317. The conversion price was based on contractual terms of the related debt.

On December 17, 2020, the Company issued 55,000,000 shares of its common stock in connection with the conversion of convertible notes payable of $500,000 and accrued interest of $81,616. The conversion price was based on contractual terms of the related debt.

During the three months ended December 31, 2020, under ASC 470-20, the Company recognized an aggregate loss on debt extinguishment upon conversion in the amount of $866,452 which is associated with the difference between the fair market value of the shares issued upon conversion and the amounts of principal balances converted at the conversion price.

The aggregate loss on debt extinguishment upon conversions associated with the difference between the fair market value of the shares issued upon conversion and the amounts of principal balances converted at the conversion price amounted to $36,271,137 consisting of $15,704,425, $19,700,260 and $866,452 as discussed above (See Note 11).

Shares issued upon cashless exercise of warrants

During the period from June 1, 2020 to June 29, 2020, the Company issued 70,203,889 shares of its common stock in connection with the cashless exercise of 73,635,000 warrants. The exercise price was based on contractual terms of the related warrant.

During the period from July 1, 2020 to August 10, 2020, the Company issued 85,710,419 shares of its common stock in connection with the cashless exercise of 83,662,448 warrants. The exercise price was based on contractual terms of the related warrant. In connection with the cashless exercise of warrants, the Company recorded a loss on debt extinguishment of $237,665 which is associated with the fair market value of the excess common shares issued upon the cashless exercise of warrants over the number of shares issuable using the warrant exercise price.

Common shares issued for settlement

On July 20, 2020, in connection with the parties’ recent settlement, the Company issued 10,281,018 shares to Bellridge to settle certain claims of Bellridge (see Note 9 under legal matters). These shares were valued at $502,742, or $0.049 per share, based on the quoted trading price on the date of grant. In connection with these shares, the Company recorded a loss on debt extinguishment of $502,742.

On December 17, 2020, the Company issued 18,685,477 common shares to certain August 2019 equity and debt purchasers as settlement related to the difference between $2.50, the purchase price, and $0.40. These shares were valued at $545,616, or $0.029 per share, based on the quoted trading price on the date of grant. In connection with these shares, the Company recorded settlement expense of $545,616.

Common shares issued conversion of Series B preferred shares

On July 24, 2020, the Company issued 1,000,000 shares to its common stock upon the conversion of 1,000,000 shares of Series B preferred shares.

Common shares issued conversion of Series D preferred shares

During the three months ended September 30, 2020, the Company issued 398,350,000 shares of its common stock in connection with the conversion of 398,350 shares of Series D. The conversion ratio was 1,000 shares of common stock for each share of Series D based on the Series D COD.

During the three months ended December 31, 2020, the Company issued 124,376,000 shares of its common stock in connection with the conversion of 124,376 shares of Series D. The conversion ratio was 1,000 shares of common stock for each share of Series D based on the Series D COD.

Sale of common shares

From August 2019 to October 2019, the Company issued 619,000 shares of its common stock and 619,000 five-year warrants to purchase common shares for an exercise price of $2.50 per common share to investors for cash proceeds of $1,547,500, or $2.50 per share, pursuant to unit subscription agreements.

Stock options

In connection the disposal of Save On, on May 1, 2019, the Company granted an aggregate of 80,000 options to certain employees of Save On. The options are exercisable at $8.85 per share for a period of five years. 25% of the options vest on January 1, 2020 and 25% shall vest annually thereafter. On May 1, 2019, the Company calculated the fair value of these options of $700,816 which was calculated using the Black-Sholes option pricing model with the following assumptions: expected dividend rate, 0%; expected term of 5 years; volatility of 228.1% and risk-free interest rate of 2.31%. During the year ended December 31, 2019, the Company recorded stock-based compensation of $700,816 related to these options which has been included in loss from discontinued operations on the accompany statement of operations.

F-35

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

Stock option activities for the years ended December 31, 2020 and 2019 are summarized as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding December 31, 2018	-	$-	-	$-
Granted	80,000
Balance Outstanding December 31, 2019	80,000	8.84	4.33	-
Granted	-	-
Cancelled	-	-
Balance Outstanding December 31, 2020	80,000	$8.84	3.58	$-
Exercisable, December 31, 2020	20,000	$8.84	3.58	$-

Warrants

Relative fair value of warrants issued in connection with convertible debt

On August 30, 2019, the Company closed Securities Purchase Agreements with accredited investors. Pursuant to the terms of the Purchase Agreements, the Company issued warrants to purchase up to 987,940 shares of the Company’s common stock (See Note 6). The Warrants are exercisable at any time on or after the date of the issuance and entitles the investors to purchase shares of the Company’s common stock for a period of five years from the initial date the warrants become exercisable. Under the terms of the Warrant, the investors are entitled to exercise the Warrants to purchase up to 987,940 shares of the Company’s common stock at an initial exercise price of $3.50, subject to adjustment as detailed in the respective Warrant. These Warrants include a down-round provision under which the warrant exercise price could be affected, on a full-ratchet basis, by future equity offerings undertaken by the Company. The Company calculated the relative fair value of these warrants in the amount of $1,225,109 which was added to debt discount and was amortized over the term of the notes (see Note 6). The fair value of these warrants was estimated using the Binomial valuation model with the assumptions as outlined in Note 6. On September 6, 2019, the Company sold its common shares at $2.50 per share and accordingly, the warrant down-round provisions were triggered. As a result, the number of warrants was increased by 395,176 to 1,383,116 warrants and the exercise price was lowered to $2.50. As a result, the Company recorded a deemed dividend of $981,548 which represents the fair value transferred to the Warrant holders from the Down Round feature being triggered. The Company calculated the difference between the warrants fair value on the date the down round feature was triggered using the original exercise price and the new exercise price and the new number of warrants. The deemed dividend was recorded as a reduction of accumulated deficit and increase in paid-in capital and increased the net loss to common shareholders by the same amount.

On October 3, 2019, the Company closed Securities Purchase Agreements with an accredited investor. Pursuant to the terms of the Purchase Agreement, the Company issued warrants to purchase up to 66,667 shares of the Company’s common stock (See Note 6). The Warrants are exercisable at any time on or after the date of the issuance and entitles the investor to purchase shares of the Company’s common stock for a period of five years from the initial date the warrants become exercisable. Under the terms of the Warrant, the investor is entitled to exercise the Warrants to purchase up to 66,667 shares of the Company’s common stock at a current exercise price of $2.50, subject to adjustment as detailed in the Warrant. This Warrant includes a down-round provision under which the warrant exercise price could be affected, on a full-ratchet basis, by future equity offerings undertaken by the Company. The Company calculated the relative fair value of these warrants in the amount of $82,771 which was added to debt discount and was amortized over the term of the note (see Note 6). The fair value of these warrants was estimated using the Binomial valuation model with the assumptions as outlined in Note 6.

Warrants issued in connection with convertible debt

In connection with several promissory notes payable (see Note 7), during the year ended December 31, 2019, the Company issued 59,000 warrants to purchase 59,000 shares of common at an exercise price of $1.00 per share. During the year ended December 31, 2019, the Company calculated the relative fair value of these warrants of $135,324 which was included in debt discount and amortized into interest expense over the loan terms and was estimated using the Binomial valuation model with the following assumptions: expected dividend rate, 0%; expected term (in years), 5 years; volatility of 228.1% and risk-free interest rate ranging from 2.28% to 2.40%.

In connection with previous promissory notes payable (see Note 7), on June 11, 2019, the Company issued 55,000 warrants to purchase 55,000 shares of common at an exercise price of $1.00 per share. On June 11, 2019, the Company calculated the fair value of these warrants of $601,121 which was expensed and included in loan fees on the accompanying consolidated statement of operations. The fair value of these warrants was estimated using the Binomial valuation model with the following assumptions: expected dividend rate, 0%; expected term (in years), 5 years; volatility of 228.1% and risk-free interest rate of 1.92%.

F-36

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

During the year ended December 31, 2020, the Company issued Q1/Q2 2020 Warrants to purchase up to 827,200 shares of the Company’s common stock (See Note 6). The Q1/Q2 2020 Warrants are exercisable at any time on or after the date of the issuance and entitle the investors to purchase shares of the Company’s common stock for a period of five years from the initial date the Q1/Q2 2020 Warrants become exercisable. Under the terms of the Q1/Q2 2020 Warrants, the investors are entitled to exercise the Q1/Q2 2020 Warrants to purchase up to 827,200 shares of the Company’s common stock at an initial exercise price of $0.40, subject to adjustment as detailed in the respective Q1/Q2 2020 Warrant. In connection with the 374,000 warrants issued in January 2020, the Company calculated the relative fair value of these warrants in the amount of $262,872 which was added to debt discount and will be amortized over the term of the notes (see Note 6). In connection with the 453,200 warrants issued in February, March 2020 and April 2020, the Company determined that various terms of these Q1/Q2 2020 Notes and Q1/Q2 2020 Warrants, including the default provisions in the Q1/Q2 2020 Notes discussed in Note 6, caused derivative treatment of the warrants. During the year ended December 31, 2020, on the initial measurement dates, the fair value of the warrant derivatives of $456,858 was recorded as derivative liabilities and was allocated as a debt discount up to the net proceeds of the Q1/Q2 2020 Notes of $456,858. The fair value of these warrants was estimated using the Binomial valuation model with the assumptions as outlined in Note 6.

Warrants issued in connection with sale of common stock

From August 2019 and October 2019, in connection with the sale of 619,000 shares of its common stock, the Company issued 619,000 five-year warrants to purchase common shares for an exercise price of $2.50 per common share to investors.

Warrants issued in connection with debt conversion

During the three months ended September 30, 2019, in connection with the conversion of notes payable and accrued interest, the Company issued 423,711 five-year warrants to purchase 423,711 shares of common stock at an exercise price of $2.50 per share. The Company calculated the fair value of these warrants of $1,045,384 which was expensed and included in gain (loss) on debt extinguishment on the accompanying consolidated statement of operations (see Note 11 – Debt Extinguishment). The fair value of these warrants was estimated using the Binomial valuation model with the assumptions as outlined in Note 6.

During the three months ended September 30, 2019, in connection with the conversion of related party convertible notes payable (see Note 10), the Company issued 1,015,000 five-year warrants to purchase 1,015,000 shares of common stock at an exercise price of $2.50 per share. The Company calculated the fair value of these warrants of $2,505,147 which was expensed and included in gain (loss) on debt extinguishment on the accompanying consolidated statement of operations. The fair value of these warrants was estimated using the Binomial valuation model with the assumptions as outlined in Note 6.

On October 1, 2019, in connection with the conversion of a note payable and accrued interest (see Note 7), the Company issued 28,367 five-year warrants to purchase 28,367 shares of common stock at an exercise price of $2.50 per share. The Company calculated the fair value of these warrants of $69,967 which was expensed and included in gain (loss) on debt extinguishment on the accompanying consolidated statement of operations. The fair value of these warrants was estimated using the Binomial valuation model with the assumptions as outlined in Note 6.

Warrants issued in connection with Series E preferred shares

In connection with the sale of Series E preferred shares, the Company issued warrants to purchase 100,559,929 shares of the Company’s common stock. Additionally, the Company issued 15,314,285 warrants to the placement agent at an initial exercise price of $0.01 per share. (See Series E preferred shares above).

Warrant price protection

On August 30, 2019, pursuant to the terms of the August 2019 Purchase Agreements with accredited investors, the Company issued August 2019 Warrants to purchase up to 987,940 shares of the Company’s common stock (See Note 6). The August 2019 Warrants are exercisable at any time on or after the date of the issuance and entitle the investors to purchase shares of the Company’s common stock for a period of five years from the initial date the August 2019 Warrants become exercisable. Under the terms of the August 2019 Warrants, the investors were entitled to exercise the August 2019 Warrants to purchase up to 987,940 shares of the Company’s common stock at an initial exercise price of $3.50, subject to adjustment as detailed in the August 2019 Warrants. On September 6, 2019, the Company sold its common shares at $2.50 per share and accordingly, the August 2019 Warrant down-round provisions were triggered. As a result, the number of shares issuable upon exercise of the warrants was increased by 395,176 to 1,383,116 and the exercise price was lowered to $2.50. On January 7, 2020, the Company issued new convertible debt with an initial conversion price of $0.40 per share and warrants exercisable at $0.40 per share and accordingly, the conversion price and warrant down-round provisions were triggered. As a result, the number of shares issuable upon exercise of the warrants was increased to 8,644,474 and the exercise price was lowered to $0.40. As a result of the January 7, 2020 trigger of the down-round provisions, on January 7, 2020, the Company recorded a deemed dividend of $17,836,244 which represents the fair value transferred to the warrant holders from the down-round feature being triggered. The Company calculated the difference between the August 2019 Warrants’ fair value on January 7, 2020, the date the down-round feature was triggered using the current exercise price and the new exercise price and the new number of shares issuable upon exercise of the warrants. The deemed dividend was recorded as an increase in accumulated deficit and increase in paid-in capital and increased the net loss to common shareholders by the same amount. Subsequent to January 7, 2020, additional down-round protection was triggered and the exercise price of the August 2019 Warrants was lowered to $0.006 per share, and the number of shares issuable upon exercise of the warrants was increased.

In August 2019, in connection with the sale of common stock, the Company issued 585,000 five-year warrants to purchase common shares for an exercise price of $2.50 per common share to investors. These warrants include down-round provisions under which the warrant exercise price could be affected by future equity offerings undertaken by the Company. During the year ended December 31, 2020, down-round provisions were triggered. As of December 31, 2020, the exercise price of these warrants was lowered to $0.006 per share.

F-37

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

In October 2019, pursuant to the terms of the October 3 Purchase Agreement with an accredited investor, the Company issued the October 3 Warrant to purchase up to 66,401 shares of the Company’s common stock (See Note 6). The October 3 Warrant is exercisable at any time on or after the date of the issuance and entitles the investor to purchase shares of the Company’s common stock for a period of five years from the initial date the October 3 Warrant becomes exercisable. Under the terms of the October 3 Warrant, the investor is entitled to exercise the October 3 Warrant to purchase up to 66,401 shares of the Company’s common stock at an initial exercise price of $3.51, subject to adjustment as detailed in the October 3 Warrant. The October 3 Warrant includes a down-round provision under which the October 3 Warrant exercise price could be affected, on a full-ratchet basis, by future equity offerings undertaken by the Company. Subsequent to October 3, 2019, the Company issued convertible debt with a conversion price of $2.50 per share and accordingly, the October 3 Warrant down-round provisions were triggered. As a result, the October 3 Warrant exercise price was lowered to $2.50 and the number of shares issuable upon exercise of warrants was increased to 66,667. On January 7, 2020, the Company issued new convertible debt with an initial conversion price of $0.40 per share and warrants exercisable at $0.40 per share and accordingly, the conversion price and warrant down-round provisions were triggered. As a result, the number of shares issuable upon exercise of the warrants was increased to 416,669 and the exercise price was lowered to $0.40. As a result of the January 7, 2020 trigger of the down-round provisions, on January 7, 2020, the Company recorded a deemed dividend of $859,768 which represents the fair value transferred to the warrant holders from the down-round feature being triggered. The Company calculated the difference between October 3 Warrant’s fair value on January 7, 2020, the date the down-round feature was triggered using the current exercise price and the new exercise price and the new number of shares issuable upon exercise of the warrants. The deemed dividend was recorded as an increase in accumulated deficit and increase in paid-in capital and increased the net loss to common shareholders by the same amount. Subsequent to January 7, 2020, additional down-round protection was triggered. As of December 31, 2020, the exercise price of the October 3 Warrant was lowered to $0.006 per share, and the number of shares issuable upon exercise of the October 3 Warrant was increased.

Other

As discussed in Note 6 above, the Company issued debt that consists of the issuance of convertible notes with variable conversion provisions. The conversion terms of the convertible notes are variable based on certain factors, such as the future price of the Company’s common stock, default provisions and payment of amortization Payments in stock. The number of shares of common stock to be issued is based on the future price of the Company’s common stock. The number of shares of common stock issuable upon conversion of the promissory note is indeterminate. Due to the fact that the number of shares of common stock issuable exceed the Company’s authorized share limit, effective January 30, 2020, the equity environment is tainted and all convertible debentures and warrants shall be included in the value of the derivative. Pursuant to ASC 815-15 Embedded Derivatives, the fair values of the warrants were recorded as derivative liabilities on the issuance date. On January 30, 2020, the Company evaluated all outstanding warrants to determine whether these instruments are tainted and, due to reasons discussed above, all warrants outstanding were considered tainted. Accordingly, the Company recorded a reclassification from paid-in capital to derivative liabilities of $11,381,885 for warrants becoming tainted. Upon the increase of the Company’s authorized shares, the warrants were no longer considered tainted and accordingly, the derivative liability was reduced by $81,384. On January 30, 2020, the fair value of the warrants reclassified to derivative liabilities was determined using the Binomial valuation model.

Subsequent to January 30, 2020, the Company issued shares of its common stock upon conversion of debt at price lower than $0.40. Accordingly, the exercise prices of the August 2019 Warrants and October 3 Warrant discussed above were lowered to $0.006 and the aggregate number of shares issuable upon exercise of the warrants was increased from 9,061,143 shares to 604,076,186 shares. Since these warrants were treated as derivative liabilities, no additional deemed dividend was recorded.

During the period from June 1, 2020 to June 29, 2020, the Company issued 70,203,889 shares of its common stock in connection with the cashless exercise of 73,635,000 warrants. The exercise price was based on contractual terms of the related debt. Additionally, during the three months ended September 30, 2020, the Company issued 85,710,419 shares of its common stock in connection with the cashless exercise of 83,662,448 warrants. The exercise price was based on contractual terms of the related debt.

On June 16, 2020, the Company issued an aggregate of 28,100,000 five-year warrants to purchase 28,100,000 shares of the Company’s common stock at an exercise price of $0.06 per share, subject to adjustment as defined in the respective warrant to two consultants for services rendered. On June 16, 2020, the Company calculated the fair value of these warrants of $1,963,291 which was calculated using the Binomial valuation model with the following assumptions: expected dividend rate, 0%; expected term of 5 years; volatility of 298.8% and risk-free interest rate of 0.33%. During the year ended December 31, 2020, the Company recorded stock-based professional fees of $1,963,291 related to these warrants which has been included in professional fees on the accompanying consolidated statement of operations.

On July 20, 2020 and July 22, 2020, the Company entered Exchange Agreements (see Note 6) with two Investors to exchange outstanding August 2019 Notes and August 2019 Warrants for a newly created series of preferred stock designated the Series D (See above). Pursuant to the Exchange Agreements, the Investors exchanged August 2019 Notes with an aggregate remaining principal amount outstanding of $500,184, accrued interest payable of $85,828, and Warrants to purchase 423,159,293 shares of Common Stock for 522,726 shares of Series D. In connection with the issuance of these shares, the Company recorded a loss on debt extinguishment of $239,678 which is associated with the fair market value of the excess shares issued upon conversion of the principal balances and accrued interest converted at the conversion price.

F-38

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

Warrant activities for the years ended December 31, 2020 and 2019 are summarized as follows:

	Number of Shares Issuable Upon Exercise of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding December 31, 2018	1,648,570	$0.000	1.47
Granted	3,254,685	2.400
Cancellations	(1,421,059)	0.000
Increase in warrants related to price protection	395,176	2.500
Change in warrants related to dilutive rights	(227,511)	0.000
Balance Outstanding December 31, 2019	3,649,861	2.410	4.66	$311,070
Granted	144,801,414	0.027
Cancellations	(23,508,334)	0.006
Increase in warrants related to price protection	602,626,403	0.006
Cashless exercise of warrants for Series D preferred	(423,159,293)	0.006
Cashless exercise of warrants for common stock	(157,297,448)	0.006
Balance Outstanding December 31, 2020	147,112,603	$0.052	4.83	$1,780,356
Exercisable, December 31, 2020	147,112,603	$0.052	4.83	$1,780,356

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Legal matters

From time to time, we may be involved in litigation relating to claims arising out of our operation in the normal course of business.

Disputes Between Prime EFS, ELRAC LLC, and Enterprise Leasing Company of Philadelphia, LLC

On or about January 10, 2020, Prime EFS was named as sole defendant in a civil action captioned ELRAC LLC v. Prime EFS, filed in the United States District Court for the Eastern District of New York, assigned Case No. 1 :20-cv-00211 (the “ELRAC Action”). The complaint in the ELRAC Action alleged that Prime EFS failed to pay in full for repairs allegedly required by reason of property damage to delivery vehicles leased by Prime EFS from ELRAC LLC (“ELRAC”) to conduct its business. The complaint sought damages of not less than $382,000 plus $58,000 in insurance claims that ELRAC believes were collected by the Company and not reimbursed to ELRAC.

ELRAC subsequently moved for a default judgment against Prime EFS. By letter to the court dated March 9, 2020, Prime EFS opposed entry of a default judgment and contended that all claims in the ELRAC Action were subject to mandatory arbitration clauses found in the individual lease agreements. On March 19, 2020, ELRAC filed a stipulation dismissing the ELRAC Action without prejudice and advised Prime EFS that it intends to file an arbitration at the American Arbitration Association alleging essentially identical claims.

During the period it was leasing vans and trucks from ELRAC and its affiliate, Enterprise Leasing Company of Philadelphia, LLC (“Enterprise PA” and, with ELRAC, “Enterprise”), Prime EFS paid $387,392 in deposits required by Enterprise as security for the payment of deductibles and uninsured damage to Enterprise’s fleet. Despite due demand, Enterprise never accounted to Prime EFS’s satisfaction regarding the application of these deposits. On June 10, 2020, Prime EFS therefore initiated an arbitration (the “Arbitration”) against Enterprise at the American Arbitration Association seeking the return of not less than $327,000 of these deposits.

On October 9, 2020, Enterprise filed its Answer and Counterclaims in the Arbitration. In its Answer, Enterprise denies liability to Prime for $327,000 or any other sum. In its Counterclaims, ELRAC seeks $382,000 in damages and Enterprise PA seeks $256,000 in damages. Enterprise also seeks $62,000 in insurance payments allegedly made by Utica to Prime EFS.

Prime EFS believes the Enterprise Answer and Counterclaims lack merit and intends to defend its position in the Arbitration vigorously. Nevertheless, given the amount of the Counterclaim and the documentation which Enterprise has submitted in the arbitration in support thereof, the Company continues to reflect a liability of $440,000, i.e., the amount originally claimed as damages by ELRAC in the ELRAC Federal Action, as a contingency liability on the Company’s consolidated balance sheet. Based on our knowledge of the matter, as developed to date, we continue to agree with this estimate of probable total Company liability.

As of December 31, 2020 and 2019, the Company has accrued a contingency liability of $440,000 and $440,000, respectively.

F-39

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

BMF Capital v. Prime EFS LLC et al.

As previously reported, in a settlement agreement entered into as of March 6, 2020, the Company’s wholly-owned subsidiary Prime EFS agreed to pay BMF Capital (“BMF”) $275,000 on or by March 11, 2020, inter alia to discharge a convertible note, to cancel certain warrants on 40,300 shares of TLSS common stock, and to settle certain claims made by BMF Capital under certain merchant cash advance agreements (MCAs). Prime EFS did not pay a portion of the agreed $275,000 settlement amount by March 11, 2020 but the Company has subsequently paid the $275,000 in full. As more than twelve months have now passed since this settlement, and BMF has not again contacted Prime EFS concerning this matter, Prime EFS believes this matter to now be closed.

Bellridge Capital, L.P. v. TLSS and John Mercadante

By letter dated April 28, 2020, a prior investor in the Company, Bellridge Capital, L.P. (“Bellridge”), claimed that the Company was in breach of its obligations under an August 29, 2019 letter agreement to issue a confession of judgment and to pay Bellridge $150,000 per month against the amounts due under, inter alia, an April 2019 promissory note. In the April 28, 2020 letter, Bellridge contended that TLSS owed Bellridge $1,978,557.76 as of that date. In a purported standstill agreement subsequently proposed by Bellridge, Bellridge claimed that TLSS owed it $2,271,099.83, a figure which allegedly includes default rate interest. Bellridge also claimed that a subordination agreement it signed with the Company on August 30, 2019, was void ab initio. Bellridge also demanded the conversion of approximately $20,000 in indebtedness into the common stock of the Company, a conversion which the Company had not effectuated at the time because the parties had not come to agreement on a conversion price. Such agreement was required for Bellridge to exercise its conversion rights under an agreement dated April 9, 2019 between Bellridge and the Company.

In an agreement dated August 3, 2020, Bellridge and the Company resolved many of the disputes between them. Among other things, Bellridge and the Company agreed upon the balance of all indebtedness owed to Bellridge as of August 3, 2020 ($2,150,000), a new maturity date on the indebtedness (April 30, 2021), and a price of $0.02 for the conversion of all Bellridge indebtedness that was subject to conversion into shares of Company common stock. In the agreement, the Company also sought a release of all Bellridge claims against the Company and its senior management in a definitive settlement agreement. However, the August 3 agreement did not contain a release of claims by either party.

On September 11, 2020, Bellridge filed a civil action against the Company, John Mercadante and Douglas Cerny in the United States District Court for the Southern District of New York, captioned Bellridge Capital, L.P. v. Transportation and Logistics Systems, Inc., John Mercadante and Douglas Cerny. The case was assigned Case No. 20-cv-7485. The complaint alleges two separate claims (the first and second claims for relief) for purported violations of section 10(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and SEC Rule 10b-5 promulgated thereunder, against the Company, Mr. Mercadante and/or Mr. Cerny; a claim (the third claim for relief) purportedly for control person liability under section 20(a) of the Exchange Act against Messrs. Mercadante and Cerny; a claim (the fourth claim for relief) purportedly for fraudulent inducement against the Company; a claim (the fifth claim for relief) against the Company purportedly for breach of an exchange agreement between Bellridge Capital, L.P. (“Bellridge”) and the Company dated April 13, 2019 (the “Exchange Agreement”); a claim (the sixth claim for relief) against the Company purportedly for specific performance of the Exchange Agreement; a claim against the Company (the seventh claim for relief) for purported non-payment of a promissory note dated December 26, 2018 pursuant to which the Company borrowed $300,000 and committed to pay Bellridge $330,000 on or by March 15, 2019 plus 10% interest per annum (the “December 2018 Note”); a claim (the eighth claim for relief) purportedly for a declaratory judgment that the Company allegedly failed to comply with a condition precedent to the effectiveness of a subordination agreement (the “Subordination Agreement”) executed and delivered in connection with the Purported Exchange Agreement; and a claim (the ninth claim for relief) for breach of an assignment agreement, executed on or about July 20, 2018 (the “Partial Assignment Agreement”) in connection with a purchase of 50,000 shares of Company convertible preferred stock, by Bellridge, from a third party.

The damages sought under the first, second and third claims for relief are not specified in the complaint. The fourth claim for relief seeks $128,394 in damages exclusive of interest and costs. The fifth claim for relief seeks $582,847 in damages exclusive of interest and costs. The sixth claim for relief demands that the Company honor allegedly outstanding stock conversions served by Bellridge at a price of $0.00545 per share. The seventh claim for relief seeks $267,970 in damages exclusive of interest and costs. The eighth claim for relief seeks a declaration that the Subordination Agreement is null and void. The ninth claim for relief seeks the difference between the conversion price of the shares at time of the originally requested conversion and the price on the actual date of conversion, plus liquidated damages of $57,960.

Briefly, the complaint in this action alleged, among other things, that the Company failed to make payments required under two promissory notes, namely the December 2018 Note and a convertible promissory note issued June 18, 2018 as amended by the Exchange Agreement (the “June 2018 Note”). The complaint also alleges that the Company and its senior officer gave false assurances about a potential PIPE transaction in order to induce Bellridge to execute and deliver the Purported Exchange Agreement and the Subordination Agreement. The complaint also alleges that the Company failed to honor certain conversion notices issued by Bellridge and/or failed to negotiate an exercise price in good faith, allegedly as required by the Partial Assignment Agreement and/or the Exchange Agreement. Bellridge also claims that the Company failed to deliver all the shares it was required to deliver under the Exchange Agreement. In a filing with the federal court made on February 23, 2021, Bellridge as asserted that the value of the undelivered shares under the Exchange Agreement was $8,610,750 as of the date of execution of the Exchange Agreement. Bellridge did not serve the action on Mr. Cerny.

On November 6, 2020, the Company filed an answer in this matter, denying liability for all matters alleged in the complaint. On November 26, 2020, Mr. Mercadante filed an answer in this matter, denying liability for all matters alleged in the complaint.

F-40

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

The initial case conference in this matter was held on February 5, 2021. At the conference, the assigned judge expressed doubt as to whether the court has subject matter jurisdiction over the dispute. The Court ordered Bellbridge to file an amended complaint, properly alleging subject matter jurisdiction, if it can, by February 17, 2021 and, if Bellridge files such an amended complaint, directed the defendants, by February 24, 2021, to answer the amended complaint or move to dismiss it.

Rather than file an amended complaint in federal court, on February 19, 2021, Bellridge dismissed the federal case without prejudice. We anticipate that Bellridge will refile a substantially similar civil action in state supreme court in New York shortly.

The Company believes it has substantial defenses to some or all claims in the complaint, including without limitation the defense of usury. Both the Company and Mr. Mercadante intend to defend this case vigorously.

Based on the early stage of this matter, it is not possible to evaluate the likelihood of a favorable or unfavorable outcome, nor is it possible to estimate the amount or range of any potential loss in the matter.

SCS, LLC v. Transport and Logistics Systems, Inc.

On May 26, 2020, a civil action was filed against the Company in the Supreme Court of the State of New York, New York County, captioned SCS, LLC v. Transportation and Logistics Systems, Inc. The case was assigned Index No. 154433/2020.

The plaintiff in this action, SCS, LLC (“SCS”) alleges it is a limited liability company that entered into a renewable six-month consulting agreement with the Company dated September 5, 2019 and that the Company failed to make certain monthly payments due thereunder for the months of October 2019 through March 2020, summing to $42,000. The complaint alleges claims for breach of contract, quantum meruit, unjust enrichment and account stated.

On July 22, 2020, the Company filed its answer, defenses and counterclaims in this action. Among other things, the Company avers in its answer that SCS’s claims are barred by its unclean hands and other inequitable conduct, including breach of its duties (i) to maintain the confidentiality of information provided to SCS on a confidential basis and (ii) to work only in furtherance of the Company’s interests, not in furtherance of SCS’s own, and conflicting, interests. The Company also avers that SCS’s alleged damages must be reduced by the compensation and other benefits received by Lawrence Sands, founder of SCS, as a W-2 employee of the Company. The Company also avers that the New York Supreme Court lacks subject matter jurisdiction of the action because SCS concedes it is a Florida LLC based in Florida and that the Company is a Nevada corporation based in Florida.

On July 31, 2020, SCS moved for summary judgment in this action. On August 18, 2020, the Company moved to dismiss this action for lack of subject matter jurisdiction. In its motion, among other things, the Company asserted that the New York court lacks subject matter jurisdiction because neither party was formed under New York law; neither party maintains an office in the State of New York; the consulting agreement between the parties dated September 5, 2019 was not performed in the State of New York; and, it was anticipated, at the time of contracting, that the bulk of SCS’s consulting services thereunder would be rendered in Florida, not New York.

On November 4, 2020, Supreme Court, New York County, heard argument on the Company’s motion to dismiss, granted the motion, and denied SCS’s motion summary judgment as moot (the “Decision”). SCS did not seek reconsideration and/or appeal from the Decision within the prescribed time periods. However, on or about January 14, 2021, SCS refiled this action the state court in Florida, seeking the same $42,000 in damages. On February 9, 2021, the Company filed an answer and defenses to complaint, and counterclaims against SCS seeking in excess of $2.5 million in damages.

The Company believes it has substantial defenses to some or all claims in the complaint, including without limitation breaches of the consulting agreement by SCS. The Company therefore intends to defend this case vigorously.

Shareholder Derivative Action

As previously disclosed, on June 25, 2020, the Company was served with a putative shareholder derivative action filed in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida (the “Court”) captioned SCS, LLC, derivatively on behalf of Transportation and Logistics Systems, Inc. v. John Mercadante, Jr., Douglas Cerny, Sebastian Giordano, Ascentaur LLC and Transportation and Logistics Systems, Inc. The action has been assigned Case No. 2020-CA-006581.

The plaintiff in this action, SCS, alleges it is a limited liability company formed by a former chief executive officer and director of the Company, Lawrence Sands. The complaint alleges that between April 2019 and June 2020, the current chairman and chief executive officer of the Company, the current chief development officer of the Company and, since February 2020, the Company’s restructuring consultant, breached fiduciary duties owed to the Company. The Company’s restructuring consultant, defendant Sebastian Giordano, renders his services through another defendant in the action, Ascentaur LLC.

Briefly, the complaint alleges that the Company’s chief executive officer breached duties to the Company by, among other things, requesting, in mid-2019, that certain preferred equity holders, including SCS, convert their preferred shares into Company common stock in order to facilitate an equity offering by the Company and then not consummating an equity offering. The complaint also alleges that current management caused the Company to engage in purportedly wasteful and unnecessary transactions such as taking merchant cash advances (MCA) on disadvantageous terms. The complaint further alleges that current management “issued themselves over two million shares of common stock without consideration.” The complaint seeks unspecified compensatory and punitive damages on behalf of the Company for breach of fiduciary duty, negligent breach of fiduciary duty, constructive fraud, and civil conspiracy and the appointment of a receiver or custodian for the Company.

F-41

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

The Company’s current management has tendered the complaint to its directors’ and officers’ liability carrier for defense and indemnity purposes, which coverage is subject to a $250,000 self-insured retention or “deductible.” Company management, Mr. Giordano and Ascentaur LLC each advise that they deny each and every allegation of wrongdoing alleged in the complaint. Among other things, current management asserts that it made every effort to consummate an equity offering in late 2019 and early 2020 and could not do so solely because of the Company’s precarious financial condition. Current management also asserts it made clear to SCS and other preferred equity holders, before they converted their shares into common stock, that there was no guarantee the Company would be able to consummate an equity offering in late 2019 or early 2020. In addition, current management asserts that it received equity in the Company on terms that were entirely fair to the Company and entered into MCA transactions solely because there was no other financing available to the Company.

On August 5, 2020, all defendants in this action moved to dismiss the complaint for failure to state a claim upon which relief can be granted. Among other things, all defendants allege in their motion that, through this lawsuit, SCS is improperly attempting to second-guess business decisions made by the Company’s Board of Directors, based solely on hindsight (as opposed to any well-pleaded facts demonstrating a lack of care or good faith). All defendants also assert that the majority of the claims are governed by Nevada law because they concern the internal affairs of the Company. Defendants further assert that, under Nevada law, each of the business decisions challenged by SCS is protected by the business judgment rule. Defendants further assert that, even if SCS could rebut the presumption that the business judgment rule applies to all such transactions, SCS has failed to allege facts demonstrating that intentional misconduct, fraud, or a knowing violation of the law occurred—a requirement under Nevada law in order for director or officer liability to arise. Defendants further assert that, because SCS’s constructive fraud claim simply repackages Plaintiff’s claims for breach of fiduciary duty, it too must fail. Defendants also contend that in the absence of an adequately-alleged independent cause of action—let alone an unlawful agreement between the defendants entered into for the purpose of harming the Company, SCS’s claim for civil conspiracy must also be dismissed. Finally, defendants contend that SCS’s extraordinary request that a receiver or custodian be appointed to manage and supervise the Company’s activities and affairs throughout the duration of this unfounded action is without merit because SCS does not allege the Company is subject to loss so serious and significant that the appointment of a receiver or custodian is “absolutely necessary to do complete justice.”

SCS has a right to file court papers opposing the above motion and thereafter the defendants have a right to file reply papers in further support of the motion (the “MTD”). To date, the court has not entered an order scheduling these filings or a hearing on the MTD.

At present, the parties are litigating the scope of Mr. Giordano’s obligation to produce documents pertaining to personal jurisdiction over Mr. Giordano in Florida.

While they hope to prevail on the motion, win or lose, current Company management, Mr. Giordano and Ascentaur LLC advise that they intend to mount a vigorous defense to this action, as they believe the action to be entirely bereft of merit.

It is not possible to evaluate the likelihood of a favorable or unfavorable outcome, nor is it possible to estimate the amount or range of any potential loss in the matter.

Frank Mazzola v. Prime EFS, et al.

On July 24, 2020, Prime EFS terminated the employment of Frank Mazzola effective that day. On July 27, 2020, Mr. Mazzola filed a Complaint and Jury Demand in the United States District Court for the Southern District of New York in which he named as defendants Prime EFS, the Company, John Mercadante and Douglas Cerny. The case was assigned # 1:20-CV-5788-VM. In this action, Mr. Mazzola alleges that he had an employment agreement with Prime EFS and that Prime EFS breached the alleged employment agreement through two alleged pay reductions and by terminating his employment. The Complaint contains eight counts: (1) breach of contract against Prime EFS; (2) breach of the covenant of good faith and fair dealing against Prime EFS; (3) intentional misrepresentation against Prime EFS, the Company and Mr. Mercadante; (4) negligent misrepresentation against Prime EFS, the Company and Mr. Mercadante; (5) tortious interference with contract against the Company, Mr. Mercadante and Mr. Cerny; (6) tortious interference with prospective economic advantage against the Company, Mr. Mercadante and Mr. Cerny; (7) conversion against all defendants; and (8) unjust enrichment against all defendants. Mr. Mazzola seeks specific performance of the alleged employment agreement and damages of not less than $3 million.

Without Answering the Complaint, on August 14, 2020, the defendants objected to the Complaint on the grounds of lack of personal jurisdiction, improper venue and because the Complaint failed to state a claim upon which relief could be granted. On August 25, 2020, the Court ordered Mr. Mazzola to respond to the defendant’s objections within three days. On August 28, 2020, Mr. Mazzola voluntarily withdrew the action.

On September 1, 2020, Mr. Mazzola served the defendants with a Complaint and Jury Demand that Mr. Mazzola filed in the Superior Court of New Jersey, Law Division, Bergen County, docket number BER-L-004967-20. The Complaint alleged the same claims as those set forth in the Complaint that Mr. Mazzola had filed in the now withdrawn New York federal lawsuit. On September 28, 2020, the defendants removed the New Jersey state court lawsuit to the United States District Court for the District of New Jersey, which has been assigned civil action number 2:20-cv-13387-BRM-ESK. On October 5, 2020, all defendants filed a motion to dismiss each and every claim asserted against them in the New Jersey federal action.

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TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

By letter dated November 18, 2020, Mr. Mazzola, by counsel, sought leave of court to file an amended complaint in this matter. On November 25, 2020, the Court granted plaintiff leave to file an amended complaint on or by December 7, 2020, and granted defendants an extension to January 11, 2021 to file an answer or to move against the amended complaint.

On December 7, 2020, Mr. Mazzola filed an amended complaint in this action (the “AC”) alleging three (3) claims for relief: one for Breach of Contract against Prime EFS; one for “Piercing the Corporate Veil” against the Company; and one for “Fraudulent Inducement” against Messrs. Mercadante and Cerny.

The damages sought by each claim are identical: “approximately $2,000,000, representing $1,040,000 in [alleged] severance”; $759,038.41 in alleged “accrued but unpaid salary”; and non-cash benefits under the alleged executive employment agreement.

On January 11, 2021, Prime EFS filed an answer to the AC, denying, under the faithless servant doctrine and otherwise, that it has any liability to Mr. Mazzola for any of the amounts sought. Prime EFS also filed counterclaims against Mr. Mazzola seeking recoupment of not less than $925,492 in W-2 compensation paid to Mr. Mazzola; damages in the amount of $168,750 which Mr. Mazzola paid to his mother for a no-show job; and damages of not less than $500,000 for usurpation of corporate opportunities belonging to Prime EFS. Also, on January 11, 2021, the Company, Mr. Mercadante and Mr. Cerny filed motions to dismiss the AC insofar as pled against them for failure to state a claim and for lack of personal jurisdiction.

On January 27, 2021, Prime EFS filed an amended answer to the AC, increasing the amount sought on its counterclaim for recoupment of income paid to Mr. Mazzola from $925,492 to $1,111,833.73 and adding a claim for indemnification for amounts paid by Prime EFS to resolve certain litigation against it such as the Valesky case (see below).

Owing to the early stage of this matter, it is not possible to evaluate the likelihood of a favorable or unfavorable outcome, nor is it possible to estimate the amount or range of any potential loss in the matter.

Rosemary Mazzola v. TLSS and Douglas Cerny

On September 19, 2020, attorneys for Frank Mazzola’s mother, Rosemary Mazzola, filed an action in the United States District Court for the Southern District of New York against the Company and Douglas Cerny. The case was assigned docket number 1:20-cv-7582 and assigned to USDJ Gregory H. Woods. In this action, Ms. Mazzola claims that the Company entered into and breached an unspecified contract by failing to pay her $94,000. In addition, the complaint claims that, although he was not a party to the unspecified contract, Mr. Cerny falsely represented that the Company intended to “repay” Ms. Mazzola $94,000 plus interest. The complaint seeks $94,000 from each defendant, plus late fees, costs, prejudgment interest and attorneys’ fees and, from Mr. Cerny punitive damages in an unspecified amount. The complaint also alleges claims for account stated and breach of implied warranty of good faith and fair dealing, allegedly premised on the same indebtedness.

On October 26, 2020, in lieu of filing an answer, all defendants, by counsel, submitted timely a letter motion (the “Oct. 26 Letter Motion”) for leave to file a motion to dismiss the complaint, which filing pointed out numerous alleged deficiencies with the complaint. Among other things, in the Oct. 26 Letter Motion, defendants pointed out (a) that Mr. Cerny is not a proper defendant and that, in any event, the Court lacks personal jurisdiction over him; (b) that the only conceivable contract on which the complaint could be based is the Amended and Restated Stock Purchase Agreement, dated September 30, 2018, pursuant to which Mrs. Mazzola and others sold their membership interests in Prime EFS to the Company; (c) that pursuant to that contract, “[i]n lieu of the receipt of cash by Rosemary Mazzola at Closing, Rosemary Mazzola has agreed to loan such cash amount [$489,174] to the Company” — defined to be Prime EFS, not the Company; and (d) therefore, that the only entity with an obligation to pay any amounts allegedly due to Mrs. Mazzola under the 2018 agreement is Prime EFS, not the Company.

In addition, in the Oct. 26 Letter Motion, defendants assert that, at least at this juncture, a claim against Prime EFS under the 2018 agreement would be improper. As noted above, in the 2018 agreement, it is merely agreed that, “[i]n lieu of the receipt of cash by Rosemary Mazzola at Closing, Rosemary Mazzola has agreed to loan such cash amount to the Company [Prime EFS] to be used for working capital.” No terms and conditions of the loan were specified. Hence, defendants assert, a suit against Prime EFS on the loan today would be at least premature.

By order entered November 5, 2020, the Court gave new counsel for Mrs. Mazzola, the 80-year-old mother of Frank Mazzola, until November 23, 2020, to file an amended complaint in this action.

On November 23, 2020, counsel for Ms. Mazzola filed an Amended Complaint in this action, dropping Mr. Cerny and adding Prime EFS, LLC as a party. The new pleading demands $209,000 rather than the $94,000 in damages previously alleged. The new complaint alleges three claims: breach of contract against Prime EFS, alter ego liability against the company, and unjust enrichment against both the Company and Prime EFS. Ms. Mazzola also demands legal fees and expenses under a prevailing-party provision in the Amended Stock Purchase Agreement.

On January 29, 2021, both TLSI and Prime EFS, LLC timely moved to the dismiss the Amended Complaint. Opposition and reply papers on this motion are due in February 2021. Meanwhile, on March 11, 2021, the court entered an order in the case requiring all fact discovery to be concluded by September 9, 2021.

As of December 31, 2020, a $94,000 liability is included in due to related parties on the Company’s consolidated balance sheet as of such date. However, if the motion to dismiss is denied, TLSS and/or Prime will file counterclaims seeking at least $168,750 from Ms. Mazzola.

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TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

Owing to the early stage of this matter, it is not possible for us to evaluate the likelihood of a favorable or unfavorable outcome, nor is it possible to estimate the amount or range of any potential loss in the matter.

Prime EFS v. Amazon Logistics, Inc.

As previously reported, on June 19, 2020, Amazon notified Prime EFS that Amazon does not intend to renew the In-Force Agreement when it expires. In the Prime EFS Termination Notice, Amazon stated that the In-Force Agreement expires on September 30, 2020. Prime EFS believed on advice of counsel that Amazon’s position misconstrued the expiration date under the In-Force Agreement. Prime EFS therefore filed an arbitration at the American Arbitration Association (the “AAA”) seeking temporary, preliminary, and permanent injunctive relief prohibiting Amazon from terminating the In-Force Agreement prior to March 31, 2021 (the “Amazon Arbitration”).

In a ruling issued July 30, 2020, the arbitrator appointed by the AAA on an emergency basis affirmed the validity of Amazon’s construction of the In-Force Agreement and notice terminating that agreement effective September 30, 2020. The Company concluded, on advice of counsel, that no court would suspend, vacate or modify the July 30, 2020, ruling.

Also as previously disclosed, on July 17, 2020, Amazon notified Shypdirect by the Shypdirect Termination Notice that Amazon had elected to terminate the Program Agreement between Amazon and Shypdirect effective as of November 14, 2020.

Amazon did not state a reason for the Shypdirect Termination Notice. Under the Program Agreement, Amazon can terminate the agreement without a reason and solely for convenience on 120 days’ notice.

In a “Separation Agreement” dated August 23, 2020, by and among Amazon, Prime EFS and the Company, Prime EFS and the Company agreed, for nominal consideration, that the Delivery Service Partner Program Agreement between Amazon and Prime EFS would terminate effective September 30, 2020; that Prime EFS and the Company would cooperate in an orderly transition of the last-mile delivery business from Prime EFS to other service providers; that Prime EFS would return any and all vehicles leased from Element Fleet Corporation by October 7, 2020 in good repair; and that Prime EFS would dismiss the Amazon Arbitration with prejudice. Under the same Separation Agreement, Prime EFS and the Company released any and all claims they had against Amazon and covenant not to sue Amazon. In a “Settlement and Release Agreement” dated August 21, 2020, by and among Amazon, Shypdirect, Prime EFS and the Company, Amazon withdrew the Shypdirect Termination Notice and extended the term of the Program Agreement to and including May 14, 2021. In the Settlement and Release Agreement, Shypdirect released any and all claims it had against Amazon, arising under the Program Agreement between Amazon and Shypdirect effective as of November 14, 2020, or otherwise.

Jose R. Mercedes-Mejia v. Shypdirect LLC, Prime EFS LLC et al.

On August 4, 2020, an action was filed against Shypdirect, Prime EFS and others in the Superior Court of New Jersey for Bergen County captioned Jose R. Mercedes-Mejia v. Shypdirect LLC, Prime EFS LLC et al. The case was assigned docket number BER-L-004534-20. In this action, the plaintiff seeks reimbursement of his medical expenses and damages for personal injuries following an accident with a box truck leased by Prime EFS and being driven by a Prime EFS employee, in which the plaintiff’s ankle was injured. Plaintiff has thus far transmitted medical bills exceeding $789,000. Prime EFS and Shypdirect have demanded their vehicle liability carrier assume the defense of this action. To date, the carrier has not done so, allegedly inter alia because the box truck was not on the list of insured vehicles at the time of the accident.

On November 9, 2020, Prime EFS and Shypdirect filed their answer to the complaint in this action and also filed a third-party action against the insurance company in an effort to obtain defense and indemnity for this action. We intend to vigorously defend against this claim and to pursue the coverage action. However, we cannot evaluate the likelihood of an adverse outcome or estimate our liability, if any, in connection with this claim.

Valesky v. Prime EFS, Shypdirect and TLSI

Plaintiff, an ex-dispatcher for Prime EFS, brought this action in the U.S. District Court for the District of New Jersey under the Family and Medical Leave Act of 1993 and the New Jersey Law Against Discrimination seeking unspecified compensatory and punitive damages. Plaintiff alleges he was fired while still in a neck brace. On December 22, 2020, the plaintiff filed an amended complaint in this action adding the Company and Shypdirect as defendants on joint employer and/or alter ego theories. On January 11, 2021, the Company and Shypdirect filed an answer to the amended complaint, denying liability as to all theories of relief. On January 28, 2021, at a court conference, we settled this case, subject to standard documentation, for a payment of $35,000. The settlement documentation has been fully executed and payment is due in May 2021.

Ynes Accilien v. Prime EFS

This action was brought on April 27, 2020 in the Superior Court of New Jersey for Bergen County by the plaintiff alleging injuries from a May 12, 2019 collision with a van leased by Prime EFS and operated by Prime EFS employees. The plaintiff has also filed a workers’ compensation claim. Prime EFS’s insurer has been defending this matter without charging Prime EFS, and the Company and Prime EFS expect that the insurer will ultimately indemnify Prime EFS for any damages assessed.

F-44

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

Default by Prime EFS on June 4, 2020 Settlement with Creditors

On June 4, 2020, Prime EFS LLC (“Prime EFS”), a wholly-owned subsidiary of the Company, agreed with two related creditors (the “Creditors”) to a payment plan (the “Payment Plan”) to settle, without interest, a total outstanding balance of $2,038,556 (the “Outstanding Balance”) owed by Prime EFS to the Creditors.

Pursuant to the Payment Plan, Prime EFS was obligated to pay $75,000 to the Creditors on or before June 5, 2020 and $75,000 to the Creditors on or before June 12, 2020.

Thereafter, under the Payment Plan, beginning on June 19, 2020, Prime EFS was obligated to make weekly payments of $15,000 to the Creditors each Friday for 125 weeks ending with a final payment of $13,556 on November 18, 2022.

Under the Payment Plan, Prime EFS also agreed that, if it fails to make a scheduled payment or otherwise defaults on its obligations, the remaining Outstanding Balance would be accelerated and due, in full, within five business days after receipt by Prime EFS of a notice of default from the Creditors.

Under the Payment Plan, Prime EFS also agreed that, if Prime EFS does not pay the remaining Outstanding Balance within five business days after receipt of a notice of default, then the Creditors will be entitled to 9% per annum simple interest on the remaining Outstanding Balance from the date of default and to recover attorneys’ fees and costs for enforcement.

Prime EFS made the $75,000 payments due on each of June 5, 2020 and June 12, 2020.

Prime EFS also made each of the weekly payments due through Friday, September 18, 2020. However, Prime EFS did not make the payment due Friday, September 25, 2020, did not make any further weekly payment due under the Payment Plan, and has no present plan or intention to make any further payments under the Payment Plan because it lacks the cash-on-hand to do so.

By letter dated October 16, 2020, attorneys for the Creditors gave Prime EFS notice of default (the “Notice of Default”) under the settlement agreement that documents the Payment Plan and related terms and conditions. The Notice of Default correctly states that Prime EFS did not make the payment due under the Payment Plan on September 25, 2020 and has not made any further weekly payments since September 25, 2020. The Notice of Default correctly demands, under the settlement agreement that documents the Payment Plan and related terms and conditions, that, as of the day of Prime EFS’s default, Prime EFS owed the Creditors $1,678,556.06, which is accrued and included in insurance payable on the accompanying consolidated balance on December 31, 2020. In the Notice of Default, the Creditors reserve the right to institute legal proceedings against Prime EFS for its defaults under the Payment Plan, to seek default interest at 9% per annum and to seek the Creditors’ costs of collection.

To date, Prime EFS has not responded to the Notice of Default and has no present plan or intention to respond.

Dispute between Patrick Nicholson and Prime EFS

By letter dated October 9, 2020, attorneys representing Patrick Nicholson allege that Prime EFS is in default of its payment obligations under a “10% Senior Secured Demand Promissory Note” issued February 13, 2019, in the principal amount of $165,000, and under a second promissory note issued April 24, 2019 in the principal amount of $55,000.

In the demand, the attorneys for Mr. Nicholson allege the total balance owed, including interest, is $332,702.84 and that interest is continuing to accrue on each promissory note.

In the demand, the attorneys for Mr. Nicholson also contend that the Company is jointly and severally liable with Prime EFS for this balance.

In the demand, the attorneys for Mr. Nicholson also contend that the great bulk ($276,169) of the alleged balance due arises under the “10% Senior Secured Demand Promissory Note” issued February 13, 2019. However, this promissory note is, by its express terms, governed by New York law, and, in the opinion of Prime EFS’s counsel, such note is usurious on the face of it and unenforceable.

Further, in the opinion of counsel, formed after reasonable inquiry, neither promissory note is enforceable against any person or entity other than Prime EFS. If, as threatened, Mr. Nicholson files suit for non-payment under either or both promissory notes, it is anticipated that the defendant(s) will mount a vigorous defense to the action. As of December 31, 2020, Prime EFS has recorded notes payable due of $220,000 and accrued interest payable of $46,660.

Other than discussed above, as of December 31, 2020, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on results of our operations.

F-45

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

Consulting Agreement

The Company retained the services of a consultant, Ascentaur, LLC (“Ascentaur”), pursuant to a Consulting Agreement between the Company and Ascentaur dated February 21, 2020, as amended (the “Consulting Agreement”). Under the Consulting Agreement, Sebastian Giordano, the CEO and principal of Ascentaur, provides management services to the Company in the role of chief executive under direction of the Board. Mr. Giordano devotes the majority of his business attention to the Company, but he may spend time on other business ventures. The Consulting Agreement runs until January 31, 2023 (“Termination Date”), unless earlier terminated by an employment agreement between Mr. Giordano and the Company. As consideration for Mr. Giordano’s services, Ascentaur receives a base consulting fee of $300,000 annually, payable in installments of $12,500 twice a month and is eligible for bonuses based on certain Company revenue, EBITDA, market capitalization or capital raise milestones. In addition, upon approval by the Board, Ascentaur received stock warrants to purchase up to 25,000,000 shares of common stock of the Company at an exercise price of $0.06 per share. Mr. Giordano is also eligible for the Company’s standard medical and dental plans. Upon any termination of the Consulting Agreement by the Company without “Cause,” by Mr. Giordano for “Good Reason,” or by expiration and non-renewal of the Consulting Agreement as of the Termination, Mr. Giordano will receive (i) a separation payment equal to one year’s worth of the base consulting fee, (ii) all accrued and unpaid bonuses and (iii) accelerated vesting of all unvested options he may have received. The Company and Mr. Giordano have also, as required by Nevada Revised Statutes Section 78.751, entered into an Indemnity Agreement (the “Indemnity Agreement”) whereby the Company indemnifies Mr. Giordano and Ascentaur, to the fullest extent as provided by Nevada corporate law, for all fees, costs and charges (including attorneys’ fees) for any actual or threatened claims against him, except to the extent that Mr. Giordano’s actions constituted gross negligence; criminal, fraudulent or reckless misconduct; or with respect to any criminal actions of Mr. Giordano that the Company had reasonable cause to believe were unlawful.

Leases

See Note 12.

On March 2, 2021, Shypdirect received a demand letter from Ryder Truck Rental, Inc. (“Ryder”) related to a breach of the Truck Lease and Service Agreement between Shypdirect and Ryder, dated October 9, 2018. Pursuant to the letter, Ryder terminated the Truck Lease and Service Agreement for failure to pay invoices due. Pursuant to the letter, Ryder elected to require Shypdirect to purchase all of the terminated Vehicle(s) in accordance with the agreement for $2,871,272. In connection with this breach, as of December 31, 2020, the Company wrote off security deposits of $164,565 and has a recorded contingent liability of $2,871,272 which is related to the default on truck leases for non-payment of monthly lease payments and the lessor’s demand for payment of the trucks for an aggregate contingency loss of $3,035,837. The Company intends to dispute this demand and has been attempting to return all of the trucks to Ryder as Shypdirect is no longer using the trucks and accordingly, the trucks are not included as assets in the accompanying consolidated balance sheet.

On December 31, 2020, contingency liability related to the Ryder termination amounted to $2,871,272.

Asset Purchase Agreement

On November 6, 2020, the Company’s wholly owned subsidiary, TLSS Acquisition (the “Acquisition Sub”), entered into an asset purchase agreement dated as of November 6, 2020 (“APA”), to acquire substantially all of the assets and certain liabilities of Cougar Express, Inc., a New York-based full service logistics provider specializing in pickup, warehousing and delivery services in the tri-state area (“Cougar Express”).

Cougar Express is a family-owned full-service transportation business that has been in operation for more than 30 years providing one-to-four person deliveries and offering white glove services. It utilizes its own fleet of trucks, warehouse/driver/office personnel and on-call subcontractors from its convenient and secure New York JFK airport area location, allowing it to pick-up and deliver throughout the New York tri-state area. Cougar Express serves a diverse base of 50 commercial accounts, which are freight forwarders that work with some of the most notable retail businesses in the country. Some of Cougar Express’s accounts have been customers of Cougar Express for more than 20 years.

The APA provides for a purchase price equal to $2,350,000 plus 50% of the difference between the accounts receivable acquired by the Acquisition Sub and the accounts payable assumed by the Acquisition Sub. The Acquisition Sub will also assume indebtedness on certain truck leases and other equipment and service plans for equipment and services that are used by Cougar Express and which will continue to be used by the Acquisition Sub post-closing. After closing, the Acquisition Sub plans to change its name to Cougar Express, Inc., and the seller (the current Cougar Express, Inc. corporation) and its owner would be barred from competing with the Cougar Express business for five years.

The transaction was scheduled to close no later than January 15, 2021, subject to the completion of satisfactory due diligence by us to confirm the accuracy of all of Cougar Express’s representations and warranties in the APA and that Cougar Express has not suffered a material adverse change in its business, and also subject to Cougar Express’s procuring an acceptable landlord’s consent to Cougar Express’s assignment of the lease for its operating facility to the Acquisition Sub, and also subject to our securing financing for the acquisition.

On January 15, 2021, the Company and Cougar Express entered into Amendment No. 1 to the APA (“Amendment No. 1”) which extended the scheduled closing date to February 16, 2021. In connection with the signing of Amendment No. 1, the Company paid a refundable deposit of $25,000. On February 17, 2021, the Company and Cougar Express entered into Amendment No. 2 to the APA (“Amendment No. 2”) which extended the scheduled closing date to March 1, 2021. In connection with the signing of Amendment No. 2, the Company paid an additional refundable deposit of $25,000. As of March 17, 2021, the Company is negotiating a further extension of the scheduled closing date as well as other terms of the APA.

NOTE 10– RELATED PARTY TRANSACTIONS AND BALANCES

Due to related parties

In connection with the acquisition of Prime EFS, the Company acquired a balance of $14,019 that was due from the former majority owner of Prime EFS, Rosemary Mazzola. Pursuant to the terms of the SPA, the Company agreed to pay $489,174 in cash to the former majority owner of Prime EFS who then advanced back the $489,174 to Prime EFS. During the period from Acquisition Date of Prime EFS (June 18, 2018) to December 31, 2018, the Company repaid $216,155 of this advance. During the year ended December 31, 2019, the Company repaid $130,000 of this advance. During the year ended December 31, 2020, the Company repaid $35,000 of this advance. This advance is non-interest bearing and is due on demand. On December 31, 2020 and 2019, amount due to this former majority owner of Prime amounted to $94,000 and $129,000, respectively, and have been included in due to related parties on the accompanying consolidated balance sheets.

F-46

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

During the year ended December 31, 2019, a former employee of Prime EFS who exerted significant influence over the business of Prime EFS and Shypdirect, Frank Mazzola, advanced the Company $88,000. Additionally, during the year ended December 31, 2020, this employee advanced the Company $75,000 and was repaid $163,000. During the year ended December 31, 2020, the Company paid this employee interest of $57,200 related to these working capital advances. On December 31, 2020 and 2019, amounts due to this former related party employee amounted to $0 and $88,000, respectively, and have been included in due to related parties on the accompanying consolidated balance sheets.

During the year ended December 31, 2019, an entity which is controlled by a former employee of Prime EFS who exerted significant influence over the business of Prime EFS and Shypdirect, Frank Mazzola, advanced the Company $25,000. In January 2020, this advance was repaid. During the year ended December 31, 2020, the Company paid this entity interest expense of $27,500 related to 2019 working capital advances made. On December 31, 2020 and December 31, 2019, amounts due to this former related party entity amounted to $0 and $25,000, and has been included in due to related parties on the accompanying consolidated balance sheets, respectively.

In August 2019, the Company’s chief executive officer advanced to the Company and was repaid $50,000, The advance was non-interest bearing and payable on demand.

On December 22, 2020, the Company’s chief executive officer advanced the Company $30,000. The advance is non-interest bearing and payable on demand. On December 31, 2020, amount due to the chief executive officer amounted to $30,000 and has been included in due to related parties on the accompanying consolidated balance sheet. On January 29, 2021, the Company repaid this advance.

Notes payable – related parties

From July 25, 2018 through December 31, 2018, the Company entered into a Promissory Notes with the Company’s former chief executive office or the spouse of the Company’s chief executive officer. Pursuant to these promissory notes, the Company borrowed an aggregate of $1,150,000 and received net proceeds of $1,050,000, net of original issue discounts of $100,000. From July 25, 2018 through December 31, 2018, $930,000 of these loans were repaid. During January 2019, the Company repaid the remaining existing promissory note totaling $220,000 with the spouse of the Company’s former chief executive officer. In addition, during February 2019, the Company entered into another promissory note with the spouse of the former chief executive officer totaling $220,000, net of an original issue discount of $20,000. In April 2019, the Company repaid this promissory note. During the year ended December 31, 2020 and 2019, amortization of debt discount related to these notes amounted to $0 and $26,383 and is included in interest expense – related parties on the accompanying consolidated statement of operations.

On July 3, 2019, the Company entered into a note agreement with an entity that is controlled by the Company’s chief executive officer’s significant other, in the amount of $500,000. Commencing on September 3, 2019 and continuing on the third day of each month thereafter, payments of interest only on the outstanding principal balance of this note is due and payable. Commencing on January 3, 2020 and continuing on the third day of each month thereafter through January 3, 2021, equal payments of principal and interest will be made. The principal amount of this note and all accrued, but unpaid interest under this note was due and payable on the earlier to occur of (i) January 3, 2021 (the “CEO Note Maturity Date”), or (ii) an Event of Default (as defined in the note agreement). The payment of all or any portion of the principal and accrued interest may be paid prior to the CEO Note Maturity Date. Interest accrues with respect to the unpaid principal sum identified above until such principal is paid at a rate equal to 18% per annum. All past due principal and interest on this Note will bear interest from maturity of such principal or interest until paid at the lesser of (i) 20% per annum, or (ii) the highest rate allowed by applicable law. To date, no repayments have been made on this related party note. On December 31, 2020 and 2019, interest payable to related parties amounted to $173,692 and $83,445 and is included in due to related parties on the accompanying consolidated balance sheets, respectively. On December 31, 2020 and 2019, notes payable – related party amounted to $500,000 and $500,000, respectively. On March 17, 2021, the Company and the noteholder entered into a forbearance agreement whereby the Holder agreed to forbear from prosecuting any enforcement efforts in respect of the Note and extended the payment of the note until December 31, 2021.

Convertible notes payable – related parties

On March 13, 2019, the Company entered into a convertible note agreement with an individual, who is the Company’s chief executive officer’s significant other, in the amount of $500,000. Commencing on April 11, 2019 and continuing on the eleventh day of each month thereafter, payments of interest only on the outstanding principal balance of this Note of $7,500 was due and payable. Commencing on October 11, 2019 and continuing on the eleventh day of each month thereafter through April 11, 2021, payments of principal and interest of $31,902 shall be made, if not sooner converted as provided in the note agreement. The payment of all or any portion of the principal and accrued interest may be paid prior to the April 11, 2021. Interest shall accrue with respect to the unpaid principal sum identified above until such principal is paid or converted as provided below at a rate equal to 18% per annum compounded annually. All past due principal and interest on this Note shall bear interest from maturity of such principal or interest (in whatever manner same may be brought about) until paid at the lesser of (i) 20% per annum, or (ii) the highest non-usurious rate allowed by applicable law. This Note was convertible by Holder at any time in principal amounts of $100,000 in accordance with the terms by delivery of written notice to the Company, into that number of shares of common stock equal to the amount obtained by dividing the portion of the aggregate principal amount of this Note that is being converted by $1.37. In connection with the issuance of this Note, the Company determined that this Note contains terms that are fixed monetary amounts at inception. Since the conversion price of $1.37 was equal to the quoted closing of the Company’s common shares on the note date, no beneficial feature conversion was recorded. On July 12, 2019, the Company entered into a Note Conversion Agreement with this individual. In connection with this Note Conversion Agreement, the Company issued 203,000 shares of its common stock at $2.50 per share for the conversion of convertible note payable of $500,000 and accrued interest payable of $7,500. In connection with the conversion of this convertible notes, the Company issued the entity warrants to purchase 203,000 shares of the Company’s common stock at an exercise price of $1.81 per share for a period of five years (see Note 8).

F-47

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

On April 11, 2019, the Company entered into a convertible note agreement with an entity affiliated with the Company’s chief executive officer’s significant other in the amount of $2,000,000. Commencing on May 11, 2019 and continuing on the eleventh day of each month thereafter, payments of interest only on the outstanding principal balance of this Note of $30,000 was due and payable. Commencing on November 11, 2019 and continuing on the eleventh day of each month thereafter through April 11, 2021, payments of principal and interest of $117,611 are due, if the note is not sooner converted as provided in the note agreement. The payment of all or any portion of the principal and accrued interest may be prepaid prior to April 11, 2021. Interest shall accrue with respect to the unpaid principal sum identified above until such principal is paid or converted as provided below at a rate equal to 18% per annum compounded annually. All past due principal and interest on this Note shall bear interest from maturity of such principal or interest until paid at the lesser of (i) 20% per annum, or (ii) the highest non-usurious rate allowed by applicable law. This Note was convertible by Holder at any time in principal amounts of $100,000 in accordance with the terms by delivery of written notice to the Company, into that number of shares of common stock equal to the amount obtained by dividing the portion of the aggregate principal amount of this Note that is being converted by $11.81. Since the conversion price of $11.81 was equal to the quoted closing of the Company’s common shares on the note date, no beneficial feature conversion was recorded. On July 12, 2019, the Company entered into a Note Conversion Agreement with this entity. In connection with this Note Conversion Agreement, the Company issued 812,000 shares of its common stock at $2.50 per share for the conversion of convertible note payable of $2,000,000 and accrued interest payable of $30,000. In connection with the conversion of this convertible notes, the Company issued the entity warrants to purchase 812,000 shares of the Company’s common stock at an exercise price of $2.50 per share for a period of five years (see Note 8).

In connection with the modification of the related convertible notes, the Company changed the conversion price of the notes to $2.50 per share and issued an aggregate of 1,015,000 warrants as discussed above. The Company accounted for the full conversion of these related party convertible notes pursuant to the guidance of ASC 470-20, Debt with Conversion and Other Options. Under ASC 470-20, the Company recognized a loss on debt extinguishment upon conversion in the amount of $3,669,367 of which $1,164,220 is associated with the change between the debt’s original terms and the induced conversion terms and is equal to the fair value of the additional shares of common stock transferred in the transaction, and $2,505,147 association with the valuation of the 1,015,000 warrants. The fair value of the warrants was determined using the Binomial valuation model using assumptions discussed above.

During the year ended December 31, 2020 and 2019, interest expense associated with advances from related parties, related party notes payable and convertible notes payable to related parties amounted to $174,947 and $222,328 and is included in interest expense – related parties on the accompanying consolidated statement of operations.

NOTE 11 – DEBT EXTINGUISHMENT

Gain on debt extinguishment

In connections with the conversion of debt and other debt settlements discussed elsewhere, on the Modification Dates, conversion date or repayment dates, for the year ended December 31, 2020, the Company recorded an aggregate gain on debt extinguishment of $7,847,073 which consists of the following.

Total gain (loss) on debt extinguishment
Gain from reversal of derivative liabilities on conversion date or repayment date (note 6)	$45,731,614
Loss upon conversion of debt related to difference between conversion price and market price on shares issued (note 8)	(36,271,137)
Fair value of shares related to settlement of debt and warrants (note 8)	(1,252,772)
Loss from conversion of debt and warrants to Series D preferred stock (note 6 and 8)	(239,678)
Loss from settlement of debt (note 8)	(259,587)
Gain from settlement of accounts payable	138,633
Gain on debt extinguishment, net	$7,847,073

In connections with the RedDiamond and Bellridge debt modifications and warrants cancellations and other debt modifications discussed elsewhere, on the Modification Dates or repayment dates, for the year ended December 31, 2019, the Company recorded an aggregate gain on debt extinguishment of $39,090,168 which consists of the following.

Total gain (loss) on debt extinguishment
Gain from reversal of derivative liabilities on Modification Date or repayment date (note 6)	$62,087,818
Fair value of common shares issued on Modification Date (note 8)	(17,934,000)
Fair value of warrants issued on modification dates (note 8)	(3,620,498)
Conversion inducement expense (note 8)	(1,164,220)
Write-off of remaining debt discount	(1,165,358)
Reversal of put premium on stock-settled debt related to cancellation of conversion terms (note 6)	385,385
Reduction of principal and interest balances due	501,041
Gain on debt extinguishment, net	$39,090,168

F-48

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

NOTE 12 – OPERATING LEASE RIGHT-OF-USE (“ROU”) ASSETS AND OPERATING LEASE LIABILITIES

On November 30, 2018, the Company entered into a commercial lease agreement for the lease of sixty parking spaces under an operating lease through November 2023 for a monthly rental fee of $6,000. Either party can cancel this lease on the annual anniversary date of the lease provided that the party who wishes to terminate provides the other party with at least 30-day prior written notice of such termination.

In December 2018, the Company entered into a lease agreement for the lease of office and warehouse space and parking spaces under a non-cancelable operating lease through December 2023. From the lease commencement date until the last day of the second lease year, monthly rent will be $14,000. At the beginning of the 30th month following the commencement date and through the end of the term, minimum rent will be $14,420 per month. The Company will have one option to renew the term of this lease for an additional five years. In January 2019, the Company paid a security deposit of $28,000.

In July 2019, the Company entered into a 4.5-year lease agreement for the lease of office and warehouse space and parking spaces under a non-cancelable operating lease through February 2024. From the lease commencement date until the last day of the second lease year, monthly rent will be $10,000. At the beginning of the 25th month following the commencement date and through the end of the term, minimum rent will be $10,500 per month. The Company will have one option to renew the term of this lease for an additional five years. In July 2019, the Company paid a security deposit of $20,000.

In July 2019, the Company entered into a five-year lease agreement for the lease of office and warehouse space and parking spaces under a non-cancelable operating lease through August 2024. During the first year on the lease term, the base monthly rent will be $18,000 and will increase by 3% each lease year. Additionally, the Company will pay its portion of operating expenses. The Company will have one option to renew the term of this lease for an additional five years. As of December 31, 2019, the Company paid a security deposit of $18,000.

In adopting ASC Topic 842, Leases (Topic 842), the Company has elected the ‘package of practical expedients’, which permit it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs (see Note 2). In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 month or less.

On January 1, 2019, upon adoption of ASC Topic 842, the Company recorded right-of-use assets and lease liabilities of $631,723. Additionally, during the year ended December 31, 2019, the Company entered into new operating lease agreements as discussed above, that require the Company to record a lease liability and a right of use asset on its consolidated balance sheet, at fair value. Accordingly, the Company recorded right-of-use assets and lease liabilities of $1,352,597.

During the year ended December 31, 2020 and 2019, in connection with these operating leases, other miscellaneous rental payments and common area maintenance costs, the Company recorded rent expense of $651,806 and $419,249, respectively, which is expensed during the period and included in operating expenses on the accompanying consolidated statements of operations.

During the year ended December 31, 22020, the Company recognized sublease income of $376,750 which is included in other income on the accompanying consolidated statement of operations.

The significant assumption used to determine the present value of the lease liability was a discount rate of 10% to 12% which was based on the Company’s estimated incremental borrowing rate.

On December 31, 2020 and 2019, right-of-use asset (“ROU”) is summarized as follows:

	December 31, 2020	December 31, 2019
Office leases right of use assets	$1,984,320	$1,984,320
Less: accumulated amortization into rent expense	(539,046)	(233,890)
Balance of ROU assets as of end of period	$1,445,274	$1,750,430

On December 31, 2020 and 2019, operating lease liabilities related to the ROU assets are summarized as follows:

	December 31, 2020	December 31, 2019
Lease liabilities related to office leases right of use assets	$1,483,460	$1,773,384
Less: current portion of lease liabilities	(380,843)	(333,126)
Lease liabilities – long-term	$1,102,617	$1,440,258

F-49

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

On December 31, 2020, future minimum base lease payments due under non-cancelable operating leases are as follows:

Year ended December 31,	Amount
2021	$519,745
2022	530,486
2023	537,429
2024	183,073
Total minimum non-cancelable operating lease payments	1,770,733
Less: discount to fair value	(287.273)
Total lease liability on December 31, 2020	$1,483,460

NOTE 13 – INCOME TAXES

The Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The deferred tax assets on December 31, 2020 and 2019 consist only of net operating loss carryforwards. The net deferred tax asset has been fully offset by a valuation allowance because of the uncertainty of the attainment of future taxable income.

The items accounting for the difference between income taxes at the effective statutory rate and the Company’s effective tax rate for the years ended December 31, 2020 and 2019 were as follows:

	Year Ended December 31, 2020	Year Ended December 31, 2019

Income tax benefit at U.S. statutory rate	21.00%	21.00%
Income tax benefit – State	3.97%	4.57%
Permanent items	(19.33)%	(15.23)%
Effect of change in valuation allowance	(5.64)%	(10.34)%
Effective income tax rate	0.00%	0.00%

The Company’s approximate net deferred tax asset as of December 31, 2020 and 2019 was as follows:

	December 31, 2020	December 31, 2019
Deferred Tax Asset:
Net operating loss carryover	$8,095,756	$5,682,118
Less: valuation allowance	(8,095,756)	(5,682,118)
Net deferred tax asset	$-	$-

The net operating loss carryforward was approximately $31,945,598 on December 31, 2020. The Company provided a valuation allowance equal to the net deferred income tax asset as of December 31, 2020 and 2019 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward. During the year ended December 31, 2020, the valuation allowance increased by $2,413,638. Additionally, the future utilization of the net operating loss carryforward to offset future taxable income is subject to an annual limitation as a result of ownership changes that may occur in the future. The 2017 estimated loss carry forward of $120,600 expires on December 31, 2037. Subsequent to 2017, all estimated loss carry forwards may be carried forward indefinitely subject to annual usage limitations.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2016 to 2020 Corporate Income Tax Returns are subject to Internal Revenue Service examination.

NOTE 14 – CONCENTRATIONS

For the year ended December 31, 2020 and 2019, one customer, Amazon, represented 96.7% and 98.7% of the Company’s total net revenues. On December 31, 2020, one customer, Amazon, represented 85.6% of the Company’s accounts receivable balance. On December 31, 2019, this one customer represented 93.9% of the Company’s accounts receivable balance. On June 19, 2020, Amazon notified Prime EFS in writing that Amazon does not intend to renew the In-Force Agreement when that agreement expires. In the Prime EFS Termination Notice, Amazon stated that the In-Force Agreement expires on September 30, 2020. Additionally, on July 17, 2020, Amazon notified Shypdirect that Amazon had elected to terminate the Program Agreement between Amazon and Shypdirect effective as of November 14, 2020. However, on August 3, 2020, Amazon offered pursuant to the Aug. 3 Proposal to withdraw the Shypdirect Termination Notice and extend the term of the Program Agreement to and including May 14, 2021, conditioned on Prime EFS executing, for nominal consideration, a separation agreement with Amazon under which Prime EFS agrees to cooperate in an orderly transition of its Amazon last-mile delivery business to other service providers, Prime EFS releases any and all claims it may have against Amazon, and Prime EFS covenants not to sue Amazon. On August 4, 2020, the Company, Prime EFS and Shypdirect accepted the Aug. 3 Proposal. Approximately 54.0% and 42.7% of the Company’s revenue of $25,826,632 for the year ended December 31, 2020 was attributable to Prime EFS’s last-mile DSP business and Shypdirect’s mid-mile and long-haul business with Amazon. respectively. The termination of the Amazon last-mile business had a material adverse impact on the Company’s business in the 4th fiscal quarter of 2020 and will have a material impact thereafter. If the Amazon mid-mile and long-haul business is discontinued after May 14, 2021, as anticipated, it would have a material adverse impact on the Company’s business in 2nd fiscal quarter of 2021 and thereafter.

F-50

TRANSPORTATION AND LOGISTICS SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020 and 2019

During the year ended December 31, 2020 and 2019, the Company rented delivery vans and trucks from a limited number of vendors, some of which the Company has legal issues with (see Note 9). Any shortage of supply of vans and trucks available to rent to the Company could have a material adverse effect on the Company’s business, financial condition and results of operations.

All revenues are derived from customers in the United States.

NOTE 15 – SUBSEQUENT EVENTS

Common shares issued conversion of debt and accrued interest

On January 11, 2021, the Company issued 15,454,545 shares of its common stock in connection with the conversion of a convertible note payable of $170,000. The conversion price was based on contractual terms of the related debt.

Sale of Series E preferred shares and warrants

During January 2021, the Company entered into Securities Purchase Agreements with investors pursuant to which the Investors agreed to purchase units, severally and not jointly, which consisted of an aggregate of (i) 113,943 shares of Series E and (ii) Warrants to purchase 152,000,000 shares of the Company’s common stock which are equal to 1,334 warrants for each for each share of Series E purchased (the “January 2021 Series E Offering”). The gross proceeds to the Company were $1,330,000, or $11.67 per unit. The Company paid fees of $137,000 and received net proceeds of $1,193,000. The initial exercise price of the Warrants related to the January 2021 Series E Offering is $0.01 per share, subject to adjustment. Additionally, the Company issued 30,400,000 warrants to the placement agent at an initial exercise price of $0.01 per share.

New subsidiary

On February 24, 2021, the Company formed a wholly owned subsidiary, Shyp CX, Inc., a company incorporated under the laws of the State of New York.

Asset acquisition

On January 15, 2021, the Company, through its newly formed, wholly-owned, subsidiary, Shyp FX, simultaneously executed an asset purchase agreement (“APA”) and closed a transaction to acquire substantially all of the assets and certain liabilities of Double D Trucking, Inc., a northern New Jersey-based logistics provider specializing in servicing Federal Express (“FedEx”) over the past 25 years (“DDTI”). The purchase price is $100,000 of cash and a promissory note of $400,000. The principal assets involved in the acquisition are vehicles for cargo transport, system equipment for vehicle tracking and navigation of vehicles, and delivery route rights together with assumption of associated customer relationships. The Company anticipates treated this transaction as an asset acquisition under ASC 805. A preliminary estimate of the relative fair values allocated to the assets acquired and liabilities assumed are as follows:

Assets acquired:
Transportation vehicles	$328,000
Equipment	20,000
Customer relationship	344,000
Total assets acquired at fair value	692,000
Liabilities assumed:
Notes payable	(192,000)
Net asset acquired	$500,000

Purchase consideration paid:
Cash paid	$100,000
Promissory note	400,000
Total purchase consideration paid	$500,000

Legal matters

For legal matters subsequent to December 31, 2020, see Note 9.

On March 2, 2021, Shypdirect received a demand letter from Ryder Truck Rental, Inc. (“Ryder”) related to a breach of the Truck Lease and Service Agreement between Shypdirect and Ryder, dated October 9, 2018. Pursuant to the letter, Ryder terminated the Truck Lease and Service Agreement for failure to pay invoices due. Pursuant to the letter, Ryder elected to require Shypdirect to purchase all of the terminated Vehicle(s) in accordance with the agreement for $2,871,272. In connection with this breach, as of December 31, 2020, the Company wrote off security deposits of $164,565 and recorded a contingent liability of $2,871,272 which is related to the default on truck leases for non-payment of monthly lease payments and the lessor’s demand for payment of the trucks for an aggregate contingency loss of $3,035,837.

Authorized shares

On February 23, 2021, the Company’s Board of Directors has unanimously adopted a resolution seeking stockholder approval to authorize the Board of Directors to increase the number of authorized shares of common stock from 4,000,000,000 shares to 10,000,000,000 shares.

F-51

EXHIBITS

The following exhibits are filed as part of this Amendment. Exhibit numbers correspond to the exhibit requirements of Regulation S-K.

Exhibit Number	Description

2.1	Share Exchange Agreement, dated as of March 30, 2017, by and among the Registrant and Save on Transport Inc. (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2017).

3.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K for the year ended March 31, 2015 filed with the Securities and Exchange Commission on June 30, 2015).

3.2	Certificate of Change filed with the Nevada Secretary of State, dated December 18, 2013 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 24, 2013).

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2011).

3.4	Certificate of Amendment to the Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of PetroTerra Corp., dated August 7, 2017 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2017).

3.5	Certificate of Amendment to Amended and Restated Articles of Incorporation dated July 16, 2018 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2018).

3.6	Certificate of Amendment to the Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock, dated August 16, 2019 (incorporated by reference to Exhibit 4.9 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on May 29, 2020).

3.7

Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock of the Company, filed on June 4, 2020 (incorporated by reference to Exhibit 3.1 to our Form 8-K dated June 9, 2020).

3.8	Certificate of Withdrawal of Certificate of Designation of Series A Convertible Preferred Stock, filed on July 17, 2020 (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2020).

3.9	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Transportation and Logistics Systems, Inc., effective as of July 20, 2020 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2020).

3.10	Certificate of Designation of Preferences, Rights and Limitations of Series D Preferred Stock of the Company, filed on July 20, 2020 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2020).

3.11	Certificate of Correction of Certificate of Designation of Preferences, Rights and Limitations of Series D Preferred Stock of the Company, filed on October 2, 2020 (previously filed with this Registration Statement).

98

3.12	Certificate of Designation of Preferences, Rights and Limitations of Series E Preferred Stock of the Company, filed on October 6, 2020 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 9, 2020).

3.13	Certificate of Designation of Preferences, Rights and Limitations of Series F Preferred Stock of the Company, filed on February 22, 2021(incorporated by reference to Exhibit 4.23 to our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission on March 17, 2021).

4.1	Form of Common Stock Purchase Warrant exercisable at $0.04 per share of Common Stock in Series E Offering (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 9, 2020).

4.2	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (previously filed with this Registration Statement).

4.3	Form of Common Stock Purchase Warrant exercisable at $0.01 per share of Common Stock in Series E Offering (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the Securities and Exchange Commission on December 28, 2020).

5.1*	Opinion of Flangas Law Group, dated April 20, 2021.

10.1	Securities Purchase Agreement, dated as of April 25, 2017, by and among the Company and the Lender (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the Securities and Exchange Commission on April 27, 2017).

10.2	Form of Senior Convertible Promissory Note from 2017 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 27, 2017).

10.3	Form of Senior Secured Convertible Promissory Note dated June 16, 2018 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2018).

10.4	Common Stock Purchase Warrant, issued by the Company on June 19, 2018 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2018).

10.5	Securities Purchase Agreement, dated June 18, 2018, between the Company and an institutional investor (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the Securities and Exchange Commission on June 27, 2018).

10.6	Security Agreement, dated June 18, 2018, between the Company and an institutional investor (incorporated by reference to Exhibit 10.2 to our Form 8-K filed with the Securities and Exchange Commission on June 27, 2018).

10.7	Stock Purchase Agreement, dated June 18, 2018, between the Company, Prime EFS LLC and the seller’s signatory thereto. (incorporated by reference to Exhibit 10.3 to our Form 8-K filed with the Securities and Exchange Commission on June 27, 2018).

10.8	Form of Non-Negotiable Convertible Promissory Note dated March 11, 2019 and April 11, 2019 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated April 30, 2019).

99

10.9	Agreement, dated April 9, 2019, by and between the Company and Bellridge Capital, L.P. (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the Securities and Exchange Commission on April 10, 2019).

10.10	Form of Agreements, by and between the Company and RedDiamond Partners LLC incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the Securities and Exchange Commission on April 10, 2019).

10.11	Form of Series A Convertible Preferred Stock Exchange Agreement incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the Securities and Exchange Commission on April 10, 2019).

10.12	Share Exchange Agreement, dated May 1, 2019, by and among the Company, Save On Transport and Steven Yariv (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2019).

10.13	Form of Securities Purchase Agreement (Equity Offering) (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the Securities and Exchange Commission on September 9, 2019).

10.14	Form of Warrant (Equity Offering) (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2019).

10.15	Form of Securities Purchase Agreement (Debt Offering) (incorporated by reference to Exhibit 10.3 to our Form 8-K filed with the Securities and Exchange Commission on September 9, 2019).

10.16	Form of Registration Rights Agreement (Equity Offering) (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2019).

10.17	Form of Registration Rights Agreement (Debt Offering) (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2019).

10.18	Form of Note (incorporated by reference to Exhibit 10.4 to our Form 8-K dated September 9, 2019).

10.19	Form of Warrant (Debt Offering) (incorporated by reference to Exhibit 10.5 to our Form 8-K dated September 9, 2019).
10.20	Form of Convertible Note dated between January 2020 and March 2020 (incorporated by reference to Exhibit 4.14 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on May 29, 2020).

10.21	Form of Warrants dated between January 2020 and March 2020 (incorporated by reference to Exhibit 4.15 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on May 29, 2020).

10.22	Promissory Note for $2,941,212.50 executed by Company in favor of M&T Bank, dated April 16, 2020 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the Securities and Exchange Commission April 27, 2020).

10.23	Promissory Note for $504,940 executed by Company in favor of M&T Bank, dated April 28, 2020 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the Securities and Exchange Commission on May 8, 2020).

10.24	Common Stock Purchase Warrant dated June 16, 2020 by Transportation and Logistics Service, Inc. in favor of Ascentaur, LLC (previously filed with this Registration Statement).

100

10.25	Common Stock Purchase Warrant dated June 16, 2020 by Transportation and Logistics Service, Inc. in favor of Harry Datys (previously filed with this Registration Statement).
10.26(1)+#	Form of Securities Purchase Agreement for Series E Convertible Preferred Stock issued in October 2020 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the Securities and Exchange Commission on October 9, 2020).

10.27

Form of Registration Rights Agreement for Series E Convertible Preferred Stock (incorporated by reference to Exhibit 10.2 to our Form 8-K filed with the Securities and Exchange Commission on October 9, 2020).

10.28	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series E Preferred Stock of the Company, filed on December 28, 2020 (previously filed with Amendment No. 1 to this Registration Statement).

10.29#	Stock Purchase Agreement for Series E Preferred, dated December 28, 2020, between TLSS and each purchaser identified on the signature pages hereto (incorporated by reference to Exhibit 10.1 to our Form 8-K dated December 29, 2020).

10.30#	Stock Purchase Agreement for Series E Preferred, dated December 30, 2020, between TLSS and each purchaser identified on the signature pages hereto (incorporated by reference to Exhibit 10.1 to our Form 8-K dated December 31, 2020).

10.31#	Stock Purchase Agreement for Series E Preferred, dated January 5, 2021, between TLSS and each purchaser identified on the signature pages hereto (incorporated by reference to Exhibit 10.1 to our Form 8-K dated January 8, 2021).

10.32#

Stock Purchase Agreement for Series E Preferred, dated January 21, 2021, between TLSS and each purchaser identified on the signature pages hereto (incorporated by reference to Exhibit 10.1 to our Form 8-K dated January 28, 2021).

10.33#

Form of Amendment to Series E Transaction Documents, effective January 21, 2021, between TLSS and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 10.2 to our Form 8-K dated January 28, 2021).

10.33#

Stock Purchase Agreement for Series E Preferred, dated March 22, 2021, between TLSS and each purchaser identified on the signature pages hereto (incorporated by reference to Exhibit 10.1 to our Form 8-K dated March 22, 2021).

10.34#

Stock Purchase Agreement for Series E Preferred, dated April 9, 2021, between TLSS and each purchaser identified on the signature pages hereto (incorporated by reference to Exhibit 10.1 to our Form 8-K dated April 9, 2021).

10.35	From of Warrant to purchase shares of Common Stock (incorporated by reference to Exhibit 10.1 to our Form 8-K dated April 9, 2021)

10.36	Consulting Agreement between the Company and Ascentaur, LLC dated February 21, 2020 (previously filed with this Registration Statement).
10.37	Indemnity Agreement between the Company and Ascentaur, LLC dated May 10, 2020 (previously filed with this Registration Statement).

10.38	Asset Purchase Agreement dated as of November 6, 2020 between TLSS Acquisition, Inc. (a wholly owned subsidiary of the Company) and Cougar Express, Inc., incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2020

101

10.39

Stock Purchase Agreement, dated March 24, 2021, between TLSS Acquisition, Inc. (a wholly owned subsidiary of the Company) and Cougar Express, Inc., incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2021.

21*	Subsidiaries of Registrant

23.1*	Consent of Flangas Law Group (contained in Exhibit 5.1).

23.2*	Consent of Salberg & Company, P.A.

101.INS	XBRL Instance Document

101.CAL	XBRL Taxonomy Extension Calculation Link base Document

101.DEF	XBRL Taxonomy Extension Definition Link base Document

101.LAB	XBRL Taxonomy Label Link base Document

101.PRE	XBRL Extension Presentation Link base Document

101.SCH	XBRL Taxonomy Extension Scheme Document

*	Filed herewith.
**	To be filed by amendment.
+	Pursuant to Item 601(b)(5) of Regulation S-K, Exhibit G to this document has been omitted and are not filed herewith. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibits to the SEC upon request.
#	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules have been omitted from this exhibit and are not filed herewith. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibits to the SEC upon request.
(1)	Exhibit A to this document has been separately filed as Exhibit 3.12 to this registration statement, Exhibit B to this document has been separately filed as Exhibit 10.27 to this registration statement and Exhibit C to this document has been separately filed as Exhibit 4.1 to this registration statement.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Jupiter, Florida on the 20th day of April, 2021.

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

By:	/s/John Mercadante
Name:	John Mercadante
Title:	Chief Executive Officer (Principal Executive Officer) (Principal Financial Officer) (Principal Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned directors and officers of Transportation and Logistics Systems, Inc. (the “TLSS”), hereby severally constitute and appoint John Mercadante and Douglas Cerny, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-1 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of TLSS, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date

/s/John Mercadante	President, Chief Executive Officer and Chairman of the Board of Directors	April 22, 2021
John Mercadante	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Douglas Cerny	Director	April 22, 2021
Douglas Cerny

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